       As filed with the Securities and Exchange Commission June 21, 1995

                                                      Registration No.33-91960
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             ___________________


                               Amendment No. 3

                                      to

                                   FORM S-4

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ULTRAK, INC.
            (Exact name of registrant as specified in its charter)

        COLORADO                     5065                      84-0819156
(State of Incorporation)  (Primary Standard Industrial       (I.R.S. Employer
                           Classification Code Number)      Identification No.)

                         _____________________________

                        1220 Champion Circle, Suite 100
                            Carrollton, Texas  75006
                                 (214) 280-9675
       (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                         _____________________________

                                GEORGE K. BROADY
          Chairman of the Board, Chief Executive Officer and President
                        1220 Champion Circle, Suite 100
                            Carrollton, Texas  75006
                                 (214) 280-9675
    (Name, address, including Zip Code, and telephone number, including area code, of registrant's agent for service)

                                   Copies to:

       RICHARD L. WAGGONER, Esq.                    MARK B. BARNES, Esq.
       LANCE M. HARDENBURG, Esq.                      Leagre & Barnes
        Gardere & Wynne, L.L.P.               9100 Keystone Crossing, Suite 800
       3000 Thanksgiving Tower                   Indianapolis, Indiana 46240
         Dallas, Texas  75201

  Approximate date of commencement of proposed sale to the public: Upon consummation of the merger referred to herein.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is general compliance with General Instruction G, check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                  Proposed              Proposed
      Title of Each Class of             Amount to be         Maximum Offering      Maximum Aggregate        Amount of
    Securities to be Registered           Registered          Price Per Unit(1)     Offering Price(1)    Registration Fee
- --------------------------------------------------------------------------------------------------------------------------
 Common Stock, No Par Value            700,000 shares(2)            $4.78               $3,347,900           (3)
==========================================================================================================================

  (1) Estimated solely for purposes of calculating the amount of the registration fee based upon the book value per share of the Common Stock, no par value, of Diamond Electronics, Inc. as of March 31, 1995, pursuant to the provisions of Rule 457(f)(2) under the Securities Act of 1933.
  (2)    Subject to adjustment in accordance with the Agreement and Plan of Reorganization providing for consummation of the merger referred to herein.
  (3)    Previously paid.
                         _____________________________


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  ULTRAK, INC.
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K

                                                                                             Heading in
Item Number of Form S-4                                                              Prospectus/Proxy Statement
- -----------------------                                                              ---------------------------
A.     INFORMATION ABOUT THE TRANSACTION

1.     Forepart of Registration Statement and Outside Front Cover
       Page of Prospectus . . . . . . . . . . . . . . . . . . . . . . .          Facing Page of Registration Statement;
                                                                                 Cross-Reference Sheet; Outside Front
                                                                                 Cover Page of Prospectus

2.     Inside Front and Outside Back Cover Pages of Prospectus  . . . .          Inside Front and Outside Back Cover
                                                                                 Pages of Prospectus

3.     Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information  . . . . . . . . . . . . . . . . . . . . .          Prospectus/Proxy Statement Summary;
                                                                                 Risk Factors; Business of Ultrak;
                                                                                 Selected Financial Data of Ultrak;
                                                                                 Ultrak Management's Discussion and
                                                                                 Analysis of Financial Condition and
                                                                                 Results of Operations; Business of
                                                                                 Diamond; Selected Financial Data of
                                                                                 Diamond; Diamond Management's
                                                                                 Discussion and Analysis of Financial
                                                                                 Condition and Results of Operations

4.     Terms of the Transaction . . . . . . . . . . . . . . . . . . . .          Facing Page of Registration Statement;
                                                                                 Outside Front Cover Page of Prospectus;
                                                                                 Prospectus/Proxy Statement Summary
                                                                                 Merger

5.     Pro Forma Financial Information  . . . . . . . . . . . . . . . .          Prospectus/Proxy Statement Summary; Pro
                                                                                 Forma Financial Information

6.     Material Contracts with the Company Being Acquired . . . . . . .          Not Applicable

7.     Additional Information Required for Reoffering by
       Persons and Parties Deemed to Be Underwriters  . . . . . . . . .          Not Applicable

8.     Interests of Named Experts and Counsel . . . . . . . . . . . . .          Not Applicable

9.     Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities . . . . . . . . .          Not Applicable


B.     INFORMATION ABOUT THE REGISTRANT

10.    Information with Respect to S-3 Registrants  . . . . . . . . . .          Not Applicable

11.    Incorporation of Certain Information by Reference  . . . . . . .          Not Applicable

12.    Information with Respect to S-2 or S-3 Registrants . . . . . . .          Not Applicable

13.    Incorporation of Certain Information by Reference  . . . . . . .          Not Applicable

14.    Information with Respect to Registrants Other Than
       S-3 or S-2 Registrants . . . . . . . . . . . . . . . . . . . . .          Prospectus/Proxy Statement Summary;
                                                                                 Risk Factors; Business of Ultrak;
                                                                                 Market for Ultrak Common Stock and
                                                                                 Related Shareholder Matters;
                                                                                 Description of Ultrak's Capital Stock;
                                                                                 Selected Consolidated Financial Data of
                                                                                 Ultrak; Ultrak Management's Discussion
                                                                                 and Analysis of Financial Condition and
                                                                                 Results of Operations; Index to
                                                                                 Financial Statements


C.     INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.    Information with Respect to S-3 Companies  . . . . . . . . . . .          Not Applicable

16.    Information with Respect to S-2 or S-3 Companies . . . . . . . .          Not Applicable

17.    Information with Respect to Companies Other
       Than S-3 or S-2 Companies  . . . . . . . . . . . . . . . . . . .          Prospectus/Proxy Statement Summary;
                                                                                 Business of Diamond; Market for Diamond
                                                                                 Common Stock and Related Shareholder
                                                                                 Matters; Selected Consolidated
                                                                                 Financial Data of Diamond; Diamond
                                                                                 Management's Discussion and Analysis of
                                                                                 Financial Condition and Results of
                                                                                 Operations; Index to Financial
                                                                                 Statements




D.     VOTING AND MANAGEMENT INFORMATION

18.    Information if Proxies, Consents or Authorizations
       are to be Solicited  . . . . . . . . . . . . . . . . . . . . . .          Special Meeting of Diamond
                                                                                 Shareholders; Merger-Appraisal Rights;
                                                                                 Principal Shareholders of Diamond;
                                                                                 Merger-Interests of Certain Persons in
                                                                                 the Merger

19.    Information if Proxies, Consents or Authorizations are not to
       be Solicited or in an Exchange Offer . . . . . . . . . . . . . .          Not Applicable



Dear Shareholder:

         I am pleased to enclose for your review the Notice of Special Meeting and the Prospectus/Proxy Statement for the Special Meeting of Shareholders of Diamond Electronics, Inc. that will be held at Diamond's corporate offices in Indianapolis on June 30, 1995, at 8:00 a.m., Indianapolis time (Eastern Standard Time, not Eastern Daylight Time).

         At the Special Meeting the shareholders will be asked to approve a merger transaction by which Diamond will become a subsidiary of Ultrak, Inc. Detailed information regarding Ultrak, Diamond, the Special Meeting, and the merger is provided by the enclosed Prospectus/Proxy Statement. For the reasons set forth in the Prospectus/Proxy Statement, the Board of Directors of Diamond unanimously recommends to the shareholders of Diamond that they vote in favor of this proposal.

         Assuming that the shareholders of Diamond approve the merger, and all the other conditions to the merger are either satisfied or waived, Ultrak and Diamond intend to close the merger transaction on the same day as the Special Meeting of Shareholders. Following closing, you will receive instructions regarding how to exchange your Diamond stock certificates for the consideration specified by the Merger Agreement.

                                        Sincerely yours,

                                        /s/ John W. Biddinger
                                        John W. Biddinger
                                        Chairman

JWB:
Enclosure

                           DIAMOND ELECTRONICS, INC.
                             _____________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JUNE 30, 1995


                             _____________________

To the Shareholders of
DIAMOND ELECTRONICS, INC.


       Notice is hereby given that a Special Meeting of Shareholders of Diamond Electronics, Inc., an Ohio corporation ("Diamond"), has been called to be held on June 30, 1995 beginning at 8:00 a.m., local time, at Diamond's corporate offices, 9102 North Meridian Street, Suite 500, Indianapolis, Indiana 46260, for the following purposes:


       1. To consider and vote upon a proposal to approve and adopt that certain Agreement and Plan of Reorganization, dated April 28, 1995, by and among Diamond, Ultrak, Inc., a Colorado corporation ("Ultrak"), Diamond Purchasing Corp., a Texas corporation and wholly-owned subsidiary of Ultrak ("Ultrak Subsidiary"), and the following shareholders of Diamond:
                Richard M. Tompkins, John W. Biddinger, Robert N. Davies, H. Charles Koehler, and William Muirhead, III, pursuant to which
                (i) Ultrak Subsidiary would merge (the "Merger") with and into Diamond, (ii) Diamond would become a wholly-owned subsidiary of Ultrak, and (iii) each outstanding share of common stock, no par value, of Diamond would be converted into the right to receive shares of common stock, no par value, of Ultrak (or cash for small amounts of stock) pursuant to the formula described therein; and

       2. To transact any other business as may properly come before the Special Meeting or any adjournment thereof.


       Shareholders of record as of the close of business on June 12, 1995 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The list of shareholders entitled to vote at the Special Meeting will be available for inspection by any shareholder for any purpose relating to the Special Meeting during regular business hours at Diamond's corporate offices at 9102 North Meridian Street, Suite 500, Indianapolis, Indiana 46260 prior to the Special Meeting.


       If the Merger is consummated, the holders of record of Diamond's common stock who comply with the requirements of Section 1701.85 of the Ohio Revised Code, which is attached as Annex B to the Prospectus/Proxy Statement, may dissent from the Merger and exercise their dissenters' rights in accordance with Ohio law. See "MERGER - Rights of Dissenting Shareholders" in the attached Prospectus/Proxy Statement for a description of the procedures which must be followed to perfect such dissenters' rights under the Ohio Revised Code.

       WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                  By Order of the Board of Directors



                                  Robert N. Davies
                                  Secretary
Carroll, Ohio

June 22, 1995

PROSPECTUS/PROXY STATEMENT

                                   PROSPECTUS
                                  ULTRAK, INC.
                                 700,000 SHARES
                           COMMON STOCK, NO PAR VALUE

                            _______________________

                                PROXY STATEMENT
                           DIAMOND ELECTRONICS, INC.
                    for the Special Meeting of Shareholders

                           to be held June 30, 1995



       This Prospectus/Proxy Statement is being furnished to shareholders of Diamond Electronics, Inc., an Ohio corporation ("Diamond"), in connection with the solicitation of proxies by the Board of Directors of Diamond for use at the Special Meeting of Shareholders of Diamond (the "Special Meeting") to be held at 8:00 a.m. local time, on June 30, 1995, at Diamond's corporate offices at 9102 North Meridian Street, Suite 500, Indianapolis, Indiana 46260.


       This Prospectus/Proxy Statement also relates to the Agreement and Plan of Reorganization, dated April 28, 1995, attached hereto along with Exhibits 1.01(a) and (b) thereto as Annex A (the "Merger Agreement"), among Diamond, Ultrak, Inc., a Colorado corporation ("Ultrak"), Diamond Purchasing Corp., a Texas corporation and wholly-owned subsidiary of Ultrak ("Ultrak Subsidiary"), and the following shareholders of Diamond: Richard M. Tompkins, John W. Biddinger, Robert N. Davies, H. Charles Koehler, and William Muirhead, III (the "Signing Shareholders"), which provides for the merger (the "Merger") of Ultrak Subsidiary with and into Diamond. After the Merger, the separate corporate existence of Ultrak Subsidiary will cease, and Diamond will continue its existence as a direct subsidiary of Ultrak. See "MERGER-Terms of the Merger Agreement." If the Merger is consummated, all of the outstanding shares of common stock, no par value, of Diamond ("Diamond Common Stock"), will be converted into the right to receive, as of the Effective Date (as defined herein), up to an aggregate 600,000 shares of common stock, no par value, of Ultrak ("Ultrak Common Stock") at the rate of 0.125 shares of Ultrak Common Stock for every share of Diamond Common Stock (the "Conversion Factor"), except that cash will be distributed in lieu of Ultrak Common Stock pursuant to the Cash Out (as defined herein) and the exercise of dissenters' rights by the Diamond Shareholders (as defined herein). See "MERGER - Terms of the Merger Agreement - Conversion Factor" and "- Rights of Dissenting Shareholders." Pursuant to the Merger Agreement, Ultrak is required to issue up to 100,000 additional shares of Ultrak Common Stock to the Effective Date Shareholders
(as defined herein) unless the average closing price of Ultrak Common Stock during both of the ten-day trading periods ending on the first trading days that are six and twelve months, respectively, after the effective date of the Merger (the "Effective Date") exceeds certain predetermined values. See "MERGER - Adjustments."


        SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS/PROXY STATEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE HOLDERS OF THE ULTRAK COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE MERGER.


                            _______________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                            _______________________


          The date of this Prospectus/Proxy Statement is June 22, 1995

                             AVAILABLE INFORMATION

        Ultrak is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60601; and New York Regional Office, 75 Park Place, Fourteenth Floor, New York, New York 10007. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Ultrak Common Stock is traded on the Nasdaq National Market ("Nasdaq"), and reports, proxy and information statements, and other information concerning Ultrak can be inspected at the Nasdaq offices located at 1735 K Street, N.W., Washington, D.C. 20006.

        This Prospectus/Proxy Statement, which constitutes a part of a registration statement (the "Registration Statement") filed by Ultrak with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to Ultrak and the Ultrak Common Stock. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

        NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ULTRAK. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR ANY OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ULTRAK OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            _______________________

                               TABLE OF CONTENTS
                            _______________________

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
PROSPECTUS/PROXY STATEMENT SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SPECIAL MEETING OF DIAMOND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
ULTRAK'S REINCORPORATION IN DELAWARE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
BUSINESS OF ULTRAK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
MANAGEMENT OF ULTRAK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
PRINCIPAL SHAREHOLDERS OF ULTRAK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
DESCRIPTION OF ULTRAK'S CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
MARKET FOR ULTRAK COMMON STOCK AND RELATED
SHAREHOLDER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SELECTED FINANCIAL DATA OF ULTRAK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
ULTRAK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
BUSINESS OF DIAMOND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
MARKET FOR DIAMOND COMMON STOCK AND RELATED SHAREHOLDER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
PRINCIPAL SHAREHOLDERS OF DIAMOND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SELECTED FINANCIAL DATA OF DIAMOND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
DIAMOND MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

ANNEXES
ANNEX A - Merger Agreement and Exhibits 1.01(a) and (b) thereto ANNEX B - Section 1701.85 of the Ohio Revised Code
ANNEX C - Articles of Incorporation of Diamond
ANNEX D - Code of Regulations of Diamond
ANNEX E - Articles of Incorporation of Ultrak, as amended
ANNEX F - Bylaws of Ultrak
ANNEX G - Reincorporation Agreement
ANNEX H - Certificate of Incorporation of Ultrak - Delaware ANNEX I - Bylaws of Ultrak - Delaware
ANNEX J - Article 113 of Colorado Business Corporation Act

                       PROSPECTUS/PROXY STATEMENT SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus/Proxy Statement. The summary is necessarily incomplete and selective and is qualified in its entirety by the more detailed information contained in this Prospectus/Proxy Statement, including the appendices hereto. Unless the context indicates otherwise, references in this Prospectus/Proxy Statement to "Ultrak" and "Diamond" refer respectively to Ultrak, Inc. and its subsidiaries and predecessors and Diamond Electronics, Inc. and its subsidiaries and predecessors.

                            MATTERS TO BE VOTED UPON

         At the Special Meeting, the holders of record of Diamond Common Stock as of the Record Date (as defined herein) (the "Diamond Shareholders") will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and approve the Merger and to conduct any other business that properly comes before the Special Meeting.


                                     ULTRAK

         Ultrak designs, manufactures, markets, and services video closed circuit television ("CCTV") products for use in security applications, general observation, medical and dental equipment, and automated manufacturing systems. These products include a broad line of cameras, lenses, monitors, switchers, time lapse recorders, multiplexers, and wireless video transmission systems.

         Prior to July 1993, Ultrak's Exxis Technologies, Inc. subsidiary marketed, sold, and serviced personal computer products, including desktop and tower computers, disk drives, CD-ROM drives, printers, and monitors sold under its private brand name, [X] Smart Choice. Ultrak discontinued this business in July 1993. See "ULTRAK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and Note I of the Notes to Ultrak's Consolidated Financial Statements included herein.

         Ultrak is a Colorado corporation which was incorporated in 1980. Ultrak conducts its principal business operations at five locations:
Carrollton (Dallas), Texas; Broomfield (Denver), Colorado; southern California; Chicago, Illinois; and Annapolis, Maryland; and Ultrak has additional sales offices in New York, southern Florida, Boston, Atlanta, and Los Angeles. Ultrak's main executive offices are located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, and its telephone number is (214) 280-9675.


                                    DIAMOND

         Diamond manufactures and sells high-speed commercial security and surveillance systems used by large retailers, metropolitan surveillance systems for traffic control, and hazardous viewing systems used by industry. Diamond's commercial security and surveillance systems are utilized in monitoring indoor and outdoor areas of large retailers. Diamond's industrial viewing systems are utilized in observing furnace operation, gauge monitoring, smoke stack monitoring, and tower plant inspection. Diamond's headquarters are housed in a 72,000 square foot building located 20 miles southeast of Columbus, Ohio. Diamond's main executive offices are located at 4465 Coonpath Road, Carroll, Ohio 43112, and its telephone number is (614) 756-9222.

                                     MERGER

Terms of the Merger and Conversion Factor. Upon consummation of the Merger in accordance with the Merger Agreement, Ultrak Subsidiary will be merged with and into Diamond and the separate corporate existence of Ultrak Subsidiary will cease, and Diamond will continue its existence as a wholly-owned subsidiary of Ultrak. See "MERGER - Terms of the Merger Agreement -- General." The Merger Agreement provides that upon the

Merger becoming effective, each outstanding share of Diamond Common Stock will be converted into the right to receive 0.125 shares of Ultrak Common Stock, subject to subsequent adjustments in certain circumstances, and except that cash will be distributed in lieu of Ultrak Common Stock to the Diamond Shareholders who are subject to the Cash Out or who exercise dissenters' rights. See "MERGER - Terms of the Merger Agreement -- Conversion Factor" and "-- Adjustments." Diamond Shareholders will be governed by the corporate laws of the State of Colorado (Ultrak's state of incorporation) after consummation of the Merger and upon their receipt of shares of Ultrak Common Stock. Therefore, Diamond Shareholders receiving Ultrak Common Stock in the Merger will have different rights than they had as Diamond Shareholders under Ohio corporate law. See "MERGER -- Comparison of Rights of Holders of Diamond Common Stock and Ultrak Common Stock." Ultrak's Board of Directors and shareholders have approved and adopted a plan to reincorporate Ultrak in Delaware, effective as of December 29, 1995. After that date, all persons holding Ultrak Common Stock, including Diamond Shareholders who receive Ultrak Common Stock in the Merger, will be governed by Delaware corporate law, unless Ultrak's Board of Directors decides before that time to abandon the Reincorporation. See "ULTRAK'S REINCORPORATION IN DELAWARE - General" and "- Significant Differences in Corporate Law of Colorado and Delaware."

Management After the Merger. After the Merger, Diamond will become a wholly-owned subsidiary of Ultrak and it is expected that Diamond will operate in the same manner as prior to the Merger.

Federal Income Tax Consequences of the Merger. The consummation of the Merger is conditioned on the receipt by Diamond and Ultrak of a tax opinion of Leagre & Barnes to the effect that the Merger will constitute a tax-free reorganization for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The federal income tax consequences of the Merger to the Diamond Shareholders are summarized under "MERGER - Certain Federal Income Tax Consequences."

Vote Required. Not less than two-thirds of the outstanding shares of Diamond Common Stock entitled to vote at the Special Meeting must vote in favor of the Merger for it to be approved. As of December 31, 1994, the directors and officers of Diamond, and those persons who may be deemed to be their respective affiliates and associates, as a group, were entitled to vote approximately 62% of the outstanding shares of Diamond Common Stock, and each such holder has indicated his or her intent to vote such shares for approval of the Merger. It is not necessary for the shareholders of Ultrak to approve the Merger; however, Ultrak, as the sole shareholder of Ultrak Subsidiary, has approved the Merger and the Merger Agreement. See "SPECIAL MEETING OF DIAMOND SHAREHOLDERS - Vote Required; Security Ownership of Diamond's Management" and "MERGER - Background of the Merger and Related Matters."

Rights of Dissenting Shareholders. Subject to certain other conditions, a Diamond Shareholder who does not vote his or her shares of Diamond Common Stock in person or by proxy in favor of the Merger will be eligible to make a written demand on Diamond for payment to him or her of the fair cash value of his or her Diamond Common Stock within ten days after the Special Meeting. A Diamond Shareholder who seeks to assert dissenters' rights must take certain other steps in the manner required by Ohio law. A vote in favor of the Merger, in person or by proxy, or the submission of an executed but unmarked proxy that is voted at the Special Meeting, will constitute a waiver of such dissenters' rights. See "MERGER - Rights of Dissenting Shareholders."

Conditions to the Merger; Termination. Consummation of the Merger is subject to satisfaction or waiver of various conditions, including compliance with the respective covenants and confirmation of the respective representations and warranties of the parties in the Merger Agreement. The Merger Agreement also provides that either party may abandon the Merger if it is not consummated on or before June 30, 1995. See "MERGER - Terms of the Merger Agreement -- Conditions to the Merger" and "-- Termination."

Accounting Treatment. Ultrak intends to account for the Merger as a purchase. See "MERGER - Accounting Treatment."

                                  RISK FACTORS

         An investment in the Ultrak Common Stock involves the consideration of a number of special factors and investment risks. See "RISK FACTORS" for a summary of certain of the investment risks to be considered by the Diamond Shareholders prior to casting their votes, in person or by proxy, for or against approval of the Merger and the Merger Agreement.

            SUMMARY CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

         The following tables set forth the selected financial information for Ultrak for each of the five fiscal years in the period ended December 31, 1994 and for the three months ended March 31, 1995 and 1994, respectively, and for Diamond for each of the five fiscal years in the period ended January 1, 1995 and for the three months ended March 31, 1995 and 1994, respectively. Such information should be read in conjunction with the selected financial statement information of Ultrak and Diamond and the notes thereto which are included elsewhere herein. See "Selected Financial Data of Ultrak" and "Selected Financial Data of Diamond."


                                                                                 ULTRAK - HISTORICAL
                                --------------------------------------------------------------------------------------------------
                                       THREE MONTHS
                                      ENDED MARCH 31,                      FISCAL YEAR ENDED DECEMBER 31,
                                --------------------------    --------------------------------------------------------------------

 STATEMENT OF OPERATIONS DATA:      1995           1994          1994           1993          1992           1991         1990
                                   ------         ------       --------       --------      --------       --------     --------
 Net sales                      $21,829,162    $17,764,973    $78,793,711    $52,411,971   $28,864,478   $18,003,952   $9,765,978
 Gross profit                     5,322,078      4,172,044     19,444,003     12,858,457     7,367,629     4,613,904    2,494,659

 Operating income (loss)          1,608,666      1,122,619      5,109,687      3,655,020     1,278,618       694,728    (318,905)
 Net income (loss) from
 continuing operations              781,933        628,057      2,789,512      2,638,860       543,500       470,942    (775,196)
 Net Income (loss) per common          $.11           $.09          $0.39          $0.37         $0.07         $0.06      $(0.15)
 share
 Weighted average shares          6,821,027      6,816,955      6,818,999      6,789,872     6,845,550     5,864,399    5,286,561
 outstanding


                                                                           AS OF DECEMBER 31,
                              AS OF MARCH 31,     ---------------------------------------------------------------------
                                  1995              1994           1993           1992           1991            1990
                                 ------           --------       --------       --------       --------        --------
 BALANCE SHEET DATA:
 Total assets                   $36,112,432       $36,352,690    $25,384,794    $16,198,851     $8,054,270     $4,567,900

 Short-term debt                 17,882,187        18,244,183     12,875,039      7,134,701      2,218,599      1,140,000
 Long-term debt                           0                 0              0        285,000        285,000              0
 Shareholders' Equity            10,823,019        10,070,388      7,541,339      6,817,683      4,177,044      2,881,847
 Cash dividends declared
   per common share                       0                 0              0              0              0              0


                                                                                        DIAMOND - HISTORICAL
                                       THREE MONTHS          ----------------------------------------------------------------------
                                      ENDED MARCH 31,                                    FISCAL YEAR ENDED
                                --------------------------   ----------------------------------------------------------------------
                                    1995           1994          1994          1993         1992           1991            1990
                                   ------         ------       --------      --------     --------      ----------     ----------
                                                                                                        (UNAUDITED)    (UNAUDITED)
 STATEMENT OF OPERATIONS DATA:
 Net sales                      $2,959,586    $2,321,700    $11,774,691    $9,367,799     $8,747,964     $8,554,592    $12,861,108
 Gross profit                      941,651       730,009      3,765,223     2,940,844      2,539,546      2,389,684      3,871,562
 Operating income (loss)           190,489        44,542        761,371       523,319        285,679       (971,207)       350,312
 Net income (loss)                  85,323         2,761        325,641       839,969      1,170,805     (1,219,647)      (266,357)
 Net income (loss) per common                                      0.07          0.19           0.41          (0.90)         (0.20)
 share
 Weighted average shares         4,734,326     4,476,267      4,652,014     4,420,889      4,384,692      1,349,650      1,349,650
 outstanding


                                                                              AS OF FISCAL YEAR END,
                               AS OF MARCH 31,      --------------------------------------------------------------------------
                                   1995               1994            1993             1992            1991             1990
                                  ------            --------        --------         --------        --------         --------
 BALANCE SHEET DATA:
 Total assets                  $ 6,557,552        $ 6,766,688      $ 5,648,036      $ 5,131,878     $ 5,627,012      $ 7,492,489
 Short-term debt                   888,369          1,273,122        1,238,216        1,432,567       2,064,051        2,556,566

 Long-term debt                    859,596            884,548          592,033          774,660       1,699,948        1,842,430
 Stockholders' Equity            3,344,572          3,218,047        3,013,410        2,150,965       (578,662)          640,985
 Cash dividends declared
   per common share                      0                  0                0                0               0                0

                ULTRAK AND DIAMOND-UNAUDITED PRO FORMA COMBINED

         The summary unaudited pro forma combined information presented below provides financial information giving effect to the Merger as a purchase for the periods presented. The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results. The pro forma information is derived from the Pro Forma Financial Information appearing elsewhere herein and should be read in conjunction with those statements. See "PRO FORMA FINANCIAL INFORMATION."

                                                     THREE MONTHS ENDED                 FISCAL YEAR ENDED
                                                       MARCH 31, 1995                   DECEMBER 31, 1994
                                                     ------------------                 -----------------
INCOME STATEMENT DATA:
Net sales                                                $24,788,748                       $90,568,402
Gross profit                                               6,263,729                        23,209,226
Operating income                                           1,790,508                         5,638,015
Net income from continuing operations                        861,981                         3,090,966
Fully diluted net income per common share                        .11                              0.39
Fully diluted weighted average shares outstanding          7,845,063                         7,836,985

BALANCE SHEET DATA:
Total assets                                              43,731,412                        44,307,331
Long-term debt, less current portion                         876,194                           884,548
Total stockholders' equity                                15,073,019                        14,320,388

                           COMPARATIVE PER SHARE DATA

         Based upon the Conversion Factor of 0.125 shares of Ultrak Common Stock for each outstanding share of Diamond Common Stock, the following table sets forth per common share income from continuing operations, dividends, book value, and market value of (i) Ultrak Common Stock; (ii) Diamond Common Stock; and (iii) pro forma equivalent of one share of Diamond Common Stock based on the Conversion Factor, (iv) pro forma combined information for Diamond and Ultrak; (v) pro forma equivalent of one share of Diamond Common Stock based on the Conversion Factor as adjusted to reflect the issuance of 50,000 additional shares of Ultrak Common Stock pursuant to adjustments under the Merger Agreement; and (vi) pro forma equivalent of one share of Diamond Common Stock based on the Conversion Factor as adjusted to reflect the issuance of 100,000 additional shares of Ultrak Common Stock pursuant to adjustments under the Merger Agreement.

                                                                                                  EQUIVALENT   EQUIVALENT
                                                                                                  PRO FORMA    PRO FORMA
                                                                                                  DIAMOND       DIAMOND
                                                                                                 (ADJUSTED     (ADJUSTED
                                                                                                    FOR           FOR
                                                                                                 ISSUANCE OF  ISSUANCE OF
                                                                                                   50,000      100,000
                                                                                                  SHARES OF   SHARES OF
                                                                              PRO    EQUIVALENT     ULTRAK      ULTRAK
                                                                             FORMA   PRO FORMA      COMMON      COMMON
                                                  ULTRAK     DIAMOND       COMBINED   DIAMOND       STOCK)      STOCK)
 Income from continuing operations per common
 share:
          December 31, 1994  . . . . . . . . . .    $  0.39     $  0.07     $ 0.40      $  0.05    $   0.05     $  0.06
          March 31, 1995 . . . . . . . . . . . .    $   .11     $   .02     $  .11      $   .01         .01         .02

 Dividends declared per common share:
          December 31, 1994  . . . . . . . . . .       0           0            0           0           0           0
          March 31, 1995 . . . . . . . . . . . .       0           0            0           0           0           0

 Book value per common share as of:
          December 31, 1994  . . . . . . . . . .    $  1.47     $  0.68     $  1.92     $  0.24    $   0.26     $  0.28
          March 31, 1995 . . . . . . . . . . . .    $  1.58     $   .70     $  2.02     $   .25    $    .27     $   .29

 Market value per common share as of:
          December 31, 1994 (1)  . . . . . . . .    $ 7.125       (2)          (2)         (2)         (2)         (2)
          February 9, 1995 (3) . . . . . . . . .    $  6.25       (2)          (2)         (2)         (2)         (2)
          March 31, 1995 (4) . . . . . . . . . .    $  7.00       (2)          (2)         (2)         (2)         (2)

- -------------------------------

(1) Based on the closing price of $7.125 per share of Ultrak Common Stock as reported on Nasdaq as of December 31, 1994.

(2)      No active trading exists for Diamond Common Stock.

(3) Based on the closing price of $6.25 per share of Ultrak Common Stock as reported on Nasdaq on the business day immediately preceding public announcement of the proposed Merger.
(4) Based on the closing price of $7.00 per share of Ultrak Common Stock as reported on Nasdaq as of March 31, 1995.

                              PLAN OF DISTRIBUTION

        This Prospectus/Proxy Statement may be used by Ultrak for distribution of up to 700,000 shares of Ultrak Common Stock pursuant to the Merger Agreement, including up to 100,000 shares issuable upon the occurrence of certain conditions requiring an adjustment of the Conversion Factor under the Merger Agreement. See "MERGER - Adjustments." Ultrak Common Stock issued under this Prospectus/Proxy Statement will be freely transferable under the Securities Act, except for shares issued to persons who may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act and Rule 145(c) thereunder. Persons who are deemed to be "affiliates," as that term is defined in the Securities Act, of Diamond shall be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act if such persons publicly offer or sell the shares of Ultrak Common Stock received by such persons pursuant to the Merger Agreement, subject to the exceptions of Rule 145(d) of the Securities Act. Generally, these are persons who are deemed to control, to be controlled by, or to be under common control with Diamond. Thus, Ultrak Common Stock issued in connection with the Merger to persons who constitute "underwriters" within the meaning of Section 2(11) and Rule 145(c) may not be publicly reoffered or resold by such persons except pursuant to an effective registration statement under the Securities Act covering such shares or, in certain circumstances, pursuant to Rule 145(d) or any other applicable exemption under the Securities Act. Ultrak does not intend for such persons to be able to resell the shares of Ultrak Common Stock they receive in the Merger pursuant to this Prospectus/Proxy Statement, and any representation to the contrary should be disregarded.


                                  RISK FACTORS

DEPENDENCE ON PRODUCT SUPPLIERS

         Ultrak purchases the products it markets and sells from a limited number of non-affiliated foreign manufacturers and will continue to depend substantially upon such manufacturers in the future. Ultrak does not itself manufacture the products which it markets and sells. Ultrak has in the past and may in the future experience difficulties obtaining, in a timely manner, those components which are necessary for its finished products. The loss of any one supplier of components or an inability of suppliers to provide Ultrak with the required quantity or quality of components could have a material adverse effect on Ultrak's business until such time as an alternate source of supply for such components is found. See "BUSINESS OF ULTRAK - Suppliers and Distribution."

CONTROL BY PRINCIPAL SHAREHOLDER

        George K. Broady, the Chairman of the Board, President, Chief Executive Officer, and principal shareholder of Ultrak, is the beneficial owner of approximately 33% of the Ultrak Common Stock and 100% of the Series A 12% Cumulative Convertible Preferred Stock, $5.00 par value (the "Series A Preferred Stock"), of Ultrak. Each share of the Series A Preferred Stock has voting rights equal to 16.667 shares of Ultrak Common Stock. Mr. Broady therefore controls over 50% of the votes on all matters which are or may be submitted to a vote of shareholders of Ultrak, and will continue to control at least 50% of such votes immediately after the Effective Date. The holders of shares controlling a majority of the votes of the shareholders of Ultrak can elect all of the directors of Ultrak and approve or disapprove certain fundamental corporate transactions, including mergers, liquidation, a "going private" transaction, the sale of substantially all of Ultrak's assets, and the authorization, issuance, and sale of new securities of Ultrak, and may delay or prevent a change in control of Ultrak. See "PRINCIPAL SHAREHOLDERS OF ULTRAK" and "DESCRIPTION OF ULTRAK'S CAPITAL STOCK."

PREFERRED STOCK

         Ultrak's Articles of Incorporation authorize 2,000,000 shares of Preferred Stock, $5.00 par value, of which 195,351 shares of Series A Preferred Stock are currently issued and outstanding. Ultrak's Preferred Stock may be issued in series from time to time with such designation, rights, preferences, and limitations as the Board of Directors of Ultrak may determine by resolution. The potential exists, therefore, that additional series of Ultrak's Preferred Stock might be issued that would grant dividend preferences and liquidation preferences to preferred shareholders over holders of Ultrak Common Stock. Unless the nature of a particular transaction and applicable statutes require otherwise, the Board of Directors has the authority to issue Preferred Stock without shareholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of Ultrak without any further action by shareholders. See "DESCRIPTION OF ULTRAK'S CAPITAL STOCK."

DEPENDENCE UPON MANAGEMENT AND KEY PERSONNEL

         The ability of Ultrak to continue profitable operations will depend significantly upon its Chairman of the Board, Chief Executive Officer, and President, George K. Broady; its Executive Vice President and Chief Operating Officer, James D. Pritchett; and Tim D. Torno, Ultrak's Secretary-Treasurer and Chief Financial Officer, and upon certain other key employees of Ultrak. The loss of the services of Mr. Broady, Mr. Pritchett, Mr. Torno, or any of Ultrak's other key employees could be expected to have a material adverse effect upon Ultrak's business and operations. In addition, Ultrak's success will be dependent upon its ability to recruit and retain qualified personnel. See "MANAGEMENT OF ULTRAK."

COMPETITION WITH LARGER COMPANIES

         CCTV systems are being manufactured by numerous concerns, many of which have substantially greater resources than Ultrak. Moreover, the CCTV product industry is characterized by rapid technological change, and technology may be developed which will be more cost effective and advanced than products which are sold by Ultrak. Ultrak competes with a number of other sellers, ranging from small local firms to large national and international firms, many of which have substantially greater financial, management, and marketing resources than Ultrak. See "BUSINESS OF ULTRAK."

DEPENDENCE UPON MAJOR CUSTOMERS

        Ultrak is dependent upon certain major customers. During 1994, sales to one customer, Walmart Stores, Inc. and Sam's Wholesale Club, a division of Walmart Stores, Inc., accounted for 21% of Ultrak's sales. During 1993, sales to the same customer accounted for 18% of Ultrak's sales. An unexpected decline of sales to this customer could have a material adverse effect on Ultrak. See "BUSINESS OF ULTRAK."

NO DIVIDENDS

        Ultrak has not paid any dividends on the Ultrak Common Stock since its inception. At the present time, Ultrak does not anticipate paying dividends on Ultrak Common Stock in the foreseeable future. Any future dividends will depend upon the earnings of Ultrak, its financial requirements, and other factors. Diamond Shareholders who anticipate the need for immediate dividend income should not rely on their shares of Ultrak Common Stock obtained pursuant to the Merger for such income. See "MARKET FOR ULTRAK COMMON STOCK AND RELATED SHAREHOLDER MATTERS."

IMPORTATION OF PRODUCTS

         The importation of products into the United States and into other jurisdictions in which Ultrak's products are sold is subject to numerous risks including labor strikes or shipping delays, fluctuation in currency exchange rates, and import duties. There is no assurance that the United States, Korea, Japan, Hong Kong, or other governments will not in the future impose trade restrictions which could adversely affect Ultrak's operations. Currently, there is a 3% to 6% United States duty on imported products, and there are no United States quotas on the types of products distributed by Ultrak. However, there can be no assurance that quotas, taxes, or further or greater duties or taxes will not be imposed in the future. Ultrak imports approximately 60% of its products. See "BUSINESS OF ULTRAK-Suppliers and Distribution."

TECHNOLOGICAL OBSOLESCENCE

         The CCTV product industry is characterized by rapid technological change, frequent product introductions, and worldwide research. The ability of Ultrak to compete will depend in large part on its ability to successfully adapt to technological changes in the industry. Although Ultrak's products are currently based on what it considers solid processes and technology, there is no assurance that patents, products, processes, or computer software produced by competing companies could not supersede or make obsolete the products sold by Ultrak. The industry is characterized by rapid technological obsolescence of products and drastic price reductions.

MARKET CONDITIONS; POSSIBLE VOLATILITY OF STOCK PRICE

        There are approximately 4.5 million shares of Ultrak Common Stock held by public shareholders who are not "affiliates," as that term is defined under the Securities Act, of Ultrak. The historically low trading volume of Ultrak Common Stock makes it susceptible to substantial market price swings should volume of any size and frequency occur in the offering, buying, or selling of shares of Ultrak Common Stock. Ultrak is not able to predict the effect on market prices of the distribution of the shares of Ultrak Common Stock covered by this Prospectus/Proxy Statement. Further, factors such as new product announcements by Ultrak or its competitors, quarterly fluctuations in Ultrak's operating results, and general conditions in the securities markets may have a significant impact on the market price of the Ultrak Common Stock. See "MARKET FOR ULTRAK COMMON STOCK AND RELATED SHAREHOLDER MATTERS."

MATERIAL BENEFITS OF MERGER TO AFFILIATES OF DIAMOND

        As a condition to the obligations of Ultrak and Ultrak Subsidiary under the Merger Agreement, Richard Tompkins, the President and Chief Executive Officer of Diamond, will enter into an employment agreement with Ultrak, which provides for Tompkins to continue to be employed with Diamond after the Merger in the same capacities, and under similar terms and conditions, as he had prior to the Merger. Other than such employment agreement, the officers, directors, and other affiliates of Diamond will not receive any material benefits from the Merger that are not received by shareholders of Diamond in general.

FINANCING

        Although Ultrak's indebtedness owed to NationsBank and Petrus Fund, L.P., its two primary lenders, is payable on demand, Ultrak believes it has an excellent relationship with both of its lenders. Ultrak's indebtedness to Petrus Fund, L.P. and NationsBank has been in existence since 1992 and 1993, respectively, and management believes that Ultrak's lenders will not demand payment without Ultrak being in violation of material loan covenants. At December 31, 1994 Ultrak was in violation of certain loan covenants and both lenders granted waivers of the violations. As of March 31, 1995, Ultrak was in compliance with all loan covenants.

                    SPECIAL MEETING OF DIAMOND SHAREHOLDERS

TIME, DATE, PLACE, AND PURPOSE


The Special Meeting will be held on June 30, 1995, at 8:00 a.m. local time, at Diamond's corporate offices at 9102 North Meridian Street, Suite 500, Indianapolis, Indiana 46260. At the Special Meeting, Diamond Shareholders will be asked to consider and vote upon a proposal (the "Merger Proposal") to adopt and approve the Merger Agreement and the Merger and to conduct any other business that properly comes before the Special Meeting.


RECORD DATE AND SHARES ENTITLED TO VOTE

         Only Diamond Shareholders at the close of business on June 12, 1995 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 4,809,219 shares of Diamond Common Stock issued and outstanding and held by approximately 380 holders of record. The Diamond Shareholders are entitled to one vote per share on any matter that may properly come before the Special Meeting.

VOTE REQUIRED; SECURITY OWNERSHIP OF DIAMOND'S MANAGEMENT

         The presence in person or by proxy of the holders of a majority of the shares of Diamond Common Stock outstanding as of the Record Date is necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of the holders of not less than two-thirds of the shares of Diamond Common Stock outstanding as of the Record Date voting in person or by proxy is necessary to approve and adopt the Merger Agreement and the Merger. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Special Meeting. In addition, abstentions with respect to the Merger Proposal, because such shares are otherwise counted as present and entitled to vote at the Special Meeting, will be counted as a vote against such proposal.

         As of the Record Date, the executive officers and directors of Diamond beneficially owned an aggregate of 2,978,523 shares of Diamond Common Stock, which represents 61.9% of the Diamond Common Stock outstanding as of the Record Date. Each of these executive officers and directors of Diamond has advised Diamond that he intends to vote his shares of Diamond Common Stock to approve and adopt the Merger Agreement and the Merger.

SOLICITATION AND REVOCATION OF PROXIES

         A form of proxy is enclosed with this Prospectus/Proxy Statement. All shares of Diamond Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the approval and adoption of the Merger Agreement and FOR the approval and adoption of the Merger and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting.

         Any Diamond Shareholder that has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) filing with the Secretary of Diamond prior to the Special Meeting, at Diamond's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Special Meeting and voting in person. Presence at the Special Meeting will not revoke a Diamond Shareholder's proxy unless such Diamond Shareholder votes in person.

                                     MERGER

BACKGROUND OF THE MERGER AND RELATED MATTERS

         Upon emerging from its bankruptcy proceedings in 1993, as the result of which Diamond acquired many new shareholder accounts, the Board of Directors of Diamond began examining its strategic alternatives for developing liquidity for its shareholders. In view of Diamond's small size and its recent emergence from bankruptcy proceedings, the Board of Directors determined that it might be some time before Diamond could create a public market for the Diamond Common Stock. Therefore, the Board of Directors was receptive to Ultrak's indication of interest in acquiring Diamond in order to provide Diamond shareholders with liquidity.

         During the months of December 1994 and January 1995, Ultrak and Diamond negotiated the preliminary terms and conditions of the Merger. In general, these terms and conditions contemplated, among other things, that Ultrak or a subsidiary of Ultrak would acquire Diamond in a merger transaction in which the holders of Diamond Common Stock and holders of options, warrants, and other rights to acquire Diamond Common Stock would receive shares of newly issued and registered Ultrak Common Stock. These terms and conditions were set forth in a letter of intent which was executed by the parties on or about February 2, 1995.

         Following the execution of the letter of intent, Ultrak and Diamond each conducted a due diligence review of the other. Among other things, each considered the other's financial condition and results of operations, contracts, leases, litigation, and employee relations. On the basis of those reviews, Ultrak and Diamond mutually concluded that there were synergistic advantages to the Merger.

         At a special meeting held on April 26, 1995, the Board of Directors of Ultrak unanimously determined that the Merger Agreement was in the best interests of Ultrak and its shareholders and approved and adopted the Merger Agreement. Approval of the Merger Agreement and the Merger by the shareholders of Ultrak is not required; however, Ultrak, as the sole shareholder of Ultrak Subsidiary, has approved the Merger and the terms of the Merger Agreement.

        Diamond's Board of Directors met on February 21, 1995, to review the results of Diamond's special review of Ultrak's business and operations that had been conducted by representatives of the Board and senior management of Diamond at Ultrak's headquarters in Dallas on February 8, 9 and 10. At that meeting, Diamond's Board also discussed Ultrak's business and the market for the Ultrak Common Stock with George Broady, the President of Ultrak. Diamond's Board of Directors authorized execution of the Merger Agreement on April 10, 1995, after considering the operating results of Ultrak and of Diamond for the first quarter ended March 31, 1995, and the terms of the Merger Agreement. In reaching its decision to approve and adopt the Merger Agreement and to recommend to the Diamond Shareholders that they approve and adopt the Merger Agreement, the Board of Directors of Diamond, without assigning any relative or specific weights, considered a number of factors, including, among others, the following four factors:

        (i) THE HISTORICAL AND CURRENT FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND BUSINESS OF DIAMOND AND ULTRAK. The Board believed that the businesses of Diamond and Ultrak were well matched because of (a)
    Diamond's manufacturing capacity and proprietary CCTV product lines and Ultrak's strengths in marketing and selling CCTV products purchased from non-related manufacturers for resale; and (b) Diamond's comparatively-larger base of plant and equipment and other tangible assets associated with its manufacturing operations and its ability to borrow against those fixed assets on a long-term basis, as contrasted with Ultrak's comparatively-smaller base of tangible assets and its reliance upon short-term debt to finance its sales. After reviewing the historical and current financial condition and results of operations of Diamond and Ultrak, the Board of Directors believed that, although the historical per share stockholders equity and per share net income of the Diamond Common Stock would be diluted by the exchange of the Ultrak Common Stock under the Merger Agreement on a pro forma equivalent basis (see "SUMMARY - Comparative Per Share Data"), the rapid growth of Ultrak in sales and earnings (and the potential for increased sales and profitability of Ultrak as the result of the perceived synergies of the acquisition of Diamond) justified the exchange ratio included in the Merger Agreement.

        (ii) THE TERMS OF THE MERGER AGREEMENT, INCLUDING, AMONG OTHER THINGS, THE CONSIDERATION TO BE RECEIVED BY THE DIAMOND SHAREHOLDERS IN THE
    MERGER, THE ASSUMPTION BY ULTRAK OF THE OUTSTANDING OBLIGATIONS AND LIABILITIES OF DIAMOND IN CONNECTION WITH THE MERGER, AND THE CONDITIONS
    TO THE MERGER AND DIAMOND'S ABILITY TO SATISFY SUCH CONDITIONS. In particular, the Board considered favorably the price protection afforded to the holders of the Diamond Common Stock through Ultrak's agreement to issue additional shares of Ultrak Common Stock to the Diamond stockholders if the stock received in the merger did not achieve certain price levels on Nasdaq during designated time periods immediately prior to the dates that are six months and twelve months following the Effective Date (see "MERGER
    - Terms of the Merger Agreement -- Adjustments"), the commitment of Ultrak to cause the offer and sale of the Ultrak Common Stock to be registered under the Securities Act, thereby making the Ultrak Common Stock freely transferable for most non-controlling stockholders of Diamond following the Merger (see "PLAN OF DISTRIBUTION"), and the Board's view that all of the conditions to the obligations of Ultrak to close the Merger would likely be satisfied, thereby minimizing the risk that Diamond might incur significant expense or cost in connection with a terminated transaction.

        (iii) THE QUALITY OF AND RISKS ASSOCIATED WITH THE ULTRAK COMMON STOCK TO BE RECEIVED BY THE DIAMOND SHAREHOLDERS IN THE MERGER. In addition to the Board's favorable opinion of Ultrak's historical financial condition, results of operations, liquidity and capital resources, the Board believed that the quality of the Ultrak Common Stock to be received by the Diamond Common Stockholders in the Merger was supported by (a) the Board's favorable impression of the quality of the executive officers of Ultrak based on the numerous personal discussions conducted by representatives of Diamond with them, and (b) the existence of an established public trading market for the Ultrak Common Stock pursuant to which the non-controlling stockholders of Diamond would have an opportunity to dispose of their Ultrak Common Stock received in the Merger promptly following the Effective Date should they so desire (subject to possible price volatility that could result from such sales or other factors due to the historically low trading volume in the shares of Ultrak), unlike the Diamond Common Stock for which there is no established trading market and for which the Board believed there would be no prospect of establishment of public trading market for the foreseeable future.

        (iv) THE LIKELIHOOD THAT THE MERGER WILL BE TREATED AS A TAX-FREE REORGANIZATION FOR FEDERAL INCOME TAX PURPOSES SO THAT GENERALLY NO GAIN OR LOSS WILL BE RECOGNIZED BY THE DIAMOND SHAREHOLDERS IN CONNECTION WITH THE EXCHANGE OF DIAMOND COMMON STOCK FOR ULTRAK COMMON STOCK IN THE MERGER.

TERMS OF THE MERGER AGREEMENT

         GENERAL. The Merger Agreement provides that, following approval of the Merger Agreement by the Diamond Shareholders and the satisfaction or waiver of the other conditions to the Merger, Ultrak Subsidiary will be merged with and into Diamond at the Effective Time in accordance with the Ohio Revised Code (the "ORC") and the Texas Business Corporation Act (the "TBCA"). Diamond will be the surviving corporation in the Merger. As a result of the Merger, the separate corporate existence of Ultrak Subsidiary will cease, and Diamond will become a wholly-owned subsidiary of Ultrak.

         CONVERSION FACTOR. Except as set forth below, each share of Diamond Common Stock issued and outstanding at the time of the Merger (other than treasury shares and shares held by persons who perfect their appraisal rights under the ORC) will be converted into the right to receive 0.125 shares of Ultrak Common Stock. Cash will be paid in lieu of issuing fractional shares of Ultrak Common Stock in an amount equal to the Determination Price (as defined herein) of Ultrak Common Stock multiplied by the fraction of a share. Cash will also be paid in lieu of Ultrak Common Stock to any Diamond Shareholder who would receive ten (10) or fewer shares of Ultrak Common Stock in the Merger (the "Cash Out") in an amount equal to the product of (i) the average closing price of Ultrak Common Stock as reported for Nasdaq in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the trading day which is five (5) days prior to the Effective Date, multiplied by (ii) the number of shares of Ultrak Common Stock that such Diamond Shareholder is entitled to receive pursuant to the Merger Agreement. It is a condition to consummation of the Merger that shares of Ultrak Common Stock be exchanged for at least 95% of the Diamond Common Stock (subject to certain adjustments).

         The "Determination Price" shall mean the following: (i) the Determination Price on the Effective Date shall be the closing price, as reported for Nasdaq in the Wall Street Journal, Southwest Edition, on the last trading day immediately prior to the Effective Date; (ii) the Determination Price on the First Adjustment Date (as defined herein) shall be the average closing price, as reported for Nasdaq in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the First Adjustment Date; and (iii) the Determination Price on the Second Adjustment Date (as defined herein) shall be the average closing price, as reported for Nasdaq in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the Second Adjustment Date.

         The "Conversion Factor" shall mean 0.125, which is determined by dividing 600,000 (the aggregate number of shares of Ultrak Common Stock to be exchanged in the Merger as of the Effective Date) by 4,809,219 (the aggregate number of shares of Diamond Common Stock to be exchanged in the Merger).

         ADJUSTMENTS. If the average closing price of Ultrak Common Stock as reported for the Nasdaq in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the first trading day (the "First Adjustment Date") that is six (6) months from the Effective Date is less than $7.00, then Ultrak shall issue an additional 50,000 shares of Ultrak Common Stock to the shareholders of Diamond as of the Effective Date (the "Effective Date Shareholders"), and each Effective Date Shareholder will receive one share of Ultrak Common Stock for every twelve (12) shares of Ultrak Common Stock received pursuant to the Merger on the Effective Date.

         If the average closing price of Ultrak Common Stock as reported for Nasdaq in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the first trading day (the "Second Adjustment Date") (the First Adjustment Date and the Second Adjustment Date are sometimes collectively referred to herein as the "Adjustment Dates") that is twelve (12) months from the Effective Date is less than $8.00, then Ultrak shall issue an additional 50,000 shares of Ultrak Common Stock to the Effective Date Shareholders, and each Effective Date Shareholder will receive one share of Ultrak Common Stock for every twelve (12) shares of Ultrak Common Stock received pursuant to the Merger on the Effective Date.

         In the event of any change in the outstanding Ultrak Common Stock by reason of stock dividends, stock splits, share combinations, mergers, recapitalization, exchanges of shares, or the like, between the signing date of the Merger Agreement and an Adjustment Date, then the type of shares subject to issuance on such Adjustment Date and the price of the Ultrak Common Stock that determines whether any additional shares are issued on such Adjustment Date, shall be adjusted appropriately. The right to receive any additional shares of Ultrak Common Stock pursuant to such adjustments is a personal right of the Effective Date Shareholders and they may not transfer or assign all or any portion of their right to receive additional shares of Ultrak Common Stock. No person or entity, other than the Effective Date Shareholders, shall have the right to receive any additional shares of Ultrak Common Stock pursuant to such adjustments.

         CONDITIONS TO THE MERGER. The obligations of Ultrak and Diamond to consummate the Merger are subject to the satisfaction of certain conditions, including, among others: (i) the approval and adoption of the Merger Agreement by the Diamond Shareholders; (ii) the absence of any injunction, writ, or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as provided in the Merger Agreement and the absence of any lawsuit or proceeding (actual or as to which written notice has been received) by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ, or preliminary restraining order; and (iii) the effectiveness of the Registration Statement under the Securities Act and the absence of (a) any stop order suspending the effectiveness of the Registration Statement or any proceedings by the Commission (actual or threatened) for such purpose and
(b) the absence of any stop order suspending the effectiveness of any exemption, qualification, or registration of the Ultrak Common Stock under the state securities laws or any proceeding by authorities of any such state (actual or threatened) for such purpose.

         The obligation of Ultrak to consummate the Merger is subject to certain additional conditions, including, among others, that: (i) Diamond's representations and warranties contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Date; (ii) Diamond shall have performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement; (iii) there shall have been no material adverse change in Diamond's business, properties, assets, liabilities, results of operations, or condition, financial or otherwise; (iv) Ultrak shall have received legal opinions with respect to various matters; (v) Ultrak shall have received written evidence that an application for a permit on behalf of Diamond for wastewater and for the paint booth shall have been properly filed with the Ohio Environmental Protection Agency; (vi) shares of Ultrak Common Stock shall be exchanged for at least ninety-five percent (95%) of the Diamond Common Stock (subject to certain adjustments); (vii) Richard Tompkins shall have executed and delivered an employment agreement in the form attached to the Merger Agreement; (viii) each of the officers and directors of Diamond shall have tendered to Ultrak a resignation letter in form and substance reasonably satisfactory to Ultrak; and
(ix) Diamond shall deliver to Ultrak evidence that any and all options, warrants, or other rights to acquire the capital stock of Diamond have been cancelled or terminated.

         The obligation of Diamond to consummate the Merger also is subject to certain additional conditions, including, among others, that: (i) Ultrak's representations and warranties contained in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Date; (ii) Ultrak shall have performed in all material respects all covenants and agreements required to be performed by it under the Merger Agreement; (iii) there shall have been no material adverse change in Ultrak's business, properties, assets, liabilities, results of operations or condition, financial or otherwise; (iv) Diamond shall have received legal opinions with respect to various matters; and (v) Diamond shall have received a tax opinion of Leagre & Barnes with respect to various matters.

         AMENDMENT.   The Merger Agreement may be amended by the written
agreement of all the parties to the Merger Agreement.

         TERMINATION. The Merger Agreement may be terminated (i) by mutual written consent of the Boards of Directors of Diamond and Ultrak, (ii) by either Diamond or Ultrak if the Effective Date has not occurred on or before June 30, 1995, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions of the Merger Agreement to be performed or observed by it on or before the Effective Date, or (iii) by either Ultrak or Diamond if the conditions precedent to the terminating party's obligations to consummate its obligations under the Merger Agreement have not been satisfied or waived by the terminating party on or before the Effective Date.

         FEES AND EXPENSES.   Each of Ultrak and Diamond will pay its own fees
and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby; provided, however, that to the extent Diamond's legal fees and expenses in connection with the Merger Agreement and the transactions contemplated thereby exceed $35,000, such excess shall be paid by the Signing Shareholders.

         EXCHANGE OF DIAMOND STOCK CERTIFICATES.   As soon as practicable after
the Effective Date, instructions and a letter of transmittal will be furnished to the Effective Date Shareholders for use in exchanging their stock certificates for certificates evidencing the shares of Ultrak Common Stock they will be entitled to receive as a result of the Merger. THE DIAMOND SHAREHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL INSTRUCTIONS AND A LETTER OF TRANSMITTAL ARE RECEIVED.

         NO SOLICITATION. The Merger Agreement provides that until the Effective Date or until the Merger Agreement is terminated in accordance with its terms, neither Diamond nor its officers, directors, agents, or affiliates, will, except as required by law or by the Merger Agreement, or by the fiduciary duties of the Board of Directors of Diamond: (a) directly or indirectly, encourage, solicit, or initiate discussions or negotiations with any corporation, partnership, person, or other entity or group concerning any merger, sale of all or substantially all of the assets, business combination, sale of shares of capital stock, or similar transactions involving Diamond, whether by providing nonpublic information or otherwise; or
(b) disclose, directly or indirectly, any information not customarily disclosed to any person concerning its business and properties, afford to any other person access to its properties, books, or records or otherwise assist or encourage any person in connection with any of the foregoing. If Diamond receives any offer or inquiry for a transaction of the type referred to in (a) above, then the Merger Agreement provides that Diamond will promptly inform Ultrak and Ultrak Subsidiary as to the relevant terms and conditions of such offer.

EFFECTIVE TIME OF THE MERGER

         The Merger will become effective upon the filing of a certificate of merger relating thereto with the Secretary of State of Ohio and articles of merger relating thereto with the Secretary of State of Texas. The Merger Agreement provides that the parties thereto will cause such certificate of merger and articles of merger to be filed as soon as practicable after each of the conditions to consummation of the Merger has been satisfied or waived. The Merger cannot become effective until the Diamond Shareholders have approved the Merger Agreement and all required regulatory approvals and actions have been obtained and taken. See "MERGER-Terms of the Merger Agreement--Conditions to the Merger." Thus, there can be no assurance as to whether or when the Merger will become effective.

RECOMMENDATION OF THE DIAMOND BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF DIAMOND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF DIAMOND AND THE DIAMOND SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND RECOMMENDS THAT THE DIAMOND SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

RIGHTS OF DISSENTING SHAREHOLDERS

         DISSENTERS RIGHTS. A Diamond Shareholder who does not vote in favor of the Merger Proposal at the Diamond Special Meeting has the right under
Section 1701.85 of the ORC to demand the fair cash value for his shares of Diamond Common Stock. To perfect these dissenters' rights, the dissenting Diamond Shareholder must deliver to Diamond a written demand for payment to him of the fair cash value of his shares of Diamond Common Stock, stating in such notice the amount claimed by him as the fair cash value for such shares. Such written demand must be delivered to Diamond not later than ten days after the Special Meeting.

         If Diamond and the Dissenting Shareholder do not come to an agreement on the fair cash value of the shares of Diamond Common Stock, then within three months of the demand by the dissenting Diamond Shareholder, either party may file a complaint in the Court of Common Pleas of Fairfield County, Ohio. Diamond presently intends not to institute such a complaint against any Dissenting Shareholder and Diamond is not required to do so under Section 1701.85 of the ORC; therefore, each Dissenting Shareholder will be responsible for initiating any such action in a timely manner and bear the related attorneys' fees and other costs of litigation if the Dissenting Shareholder wishes to receive the fair cash value for his or her shares of Diamond Common Stock under Section 1701.85 of the ORC. If the court finds that the dissenting Diamond Shareholder is entitled to receive fair value for his shares of Diamond Common Stock, the court may appoint one or more appraisers to recommend a determination of the amount of the fair cash value. The court will then render a judgment against Diamond for payment of the fair cash value, as determined by the court, with interest at such rate and from such date as the court considers equitable. Court costs, including costs of the appraisers, will be assessed or apportioned as the Court considers equitable. Section 1701.85 of the ORC does not specify whether the Court may assess or apportion attorneys' fees and other litigation expenses of the Dissenting Shareholder to Diamond in any proceeding brought under Section 1701.85 by a Dissenting Shareholder against Diamond. Neither Ultrak nor Diamond is aware of any judicial precedent under Ohio law that would permit the court in any proceeding brought under Section 1701.85 of the ORC to assess or apportion such attorneys' fees or other litigation expenses in a manner that varies from the generally applicable common law principle in the United States that each party must bear its own attorneys' fees and other litigation expenses. Diamond would take the position in any such proceeding that the Dissenting Shareholder would not be entitled to recover the Dissenting Shareholder's attorneys' fees or litigation expenses incurred in connection with the bringing of any such proceeding against Diamond.
         The procedure set forth in Section 1701.85 of the ORC should be complied with strictly. Failure to follow any of such procedures may result in the termination or waiver of dissenters' rights. The Diamond Shareholders should note that failure to execute and return a proxy does not perfect dissenters' rights. In addition, neither voting against the Merger Proposal nor abstaining from voting will constitute a demand for payment. However, voting in favor of the Merger Proposal will waive a Diamond Shareholder's dissenters' rights. If a Diamond Shareholder returns a signed proxy card but does not specify a vote, the proxy will be voted in favor of the Merger Proposal which will have the effect of waiving such Diamond Shareholder's dissenters' rights.

         A condition to the obligation of Diamond to consummate the Merger is that the shares held by the Diamond Shareholders who have dissented and demanded fair cash value of their shares pursuant to the ORC plus shares of Diamond Common Stock subject to the Cash Out will not represent more than five percent of the Diamond Common Stock.

         The Diamond Shareholders are advised to review Section 1701.85 of the ORC, which is reproduced as Annex B to this Prospectus/Proxy Statement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering whether to approve the Merger Agreement, the Diamond Shareholders should be aware that certain executive officers and directors of Diamond have certain interests that may present them with potential conflicts of interests with respect to the Merger.

         OWNERSHIP OF DIAMOND COMMON STOCK. As of the Record Date, executive officers and directors of Diamond beneficially owned an aggregate of 2,978,523 shares of Diamond Common Stock. Subject to subsequent adjustments, the executive officers and directors of Diamond would therefore be entitled to receive in the Merger an aggregate of 371,600 shares of Ultrak Common Stock having an aggregate market value of $3,019,250 (based on the closing price per share of Ultrak Common Stock reported on the Nasdaq on May 3, 1995). See "PRINCIPAL SHAREHOLDERS OF DIAMOND."

         BONUS AND EMPLOYMENT AGREEMENT. The Merger Agreement contemplates the execution by Ultrak of a new employment agreement with Diamond's President, Richard Tompkins. Diamond has paid Mr. Tompkins a bonus of $16,800 for several reasons, including the following: (i) to recognize his services in negotiating the terms of the Merger Agreement and (ii) to facilitate the exercise of his stock options for shares of Diamond Common Stock prior to the execution of the Merger Agreement.

REGULATORY APPROVALS REQUIRED

         Under the Merger Agreement, the obligations of both Ultrak and Diamond to consummate the Merger are conditioned upon receipt of all required regulatory approvals (with certain exceptions). Other than the approval of certain state securities commissions, Ultrak and Diamond believe that no such regulatory and other approvals are required by applicable law.

ACCOUNTING TREATMENT

         For financial reporting purposes, the Merger will be accounted for by the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, the purchase price will be allocated to the assets and liabilities of Diamond acquired based on their estimated fair values with the excess of cost over the net assets acquired being allocated to goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        GENERAL. The following is a summary of the intended material federal income tax consequences of the Merger to the Diamond Shareholders. This summary is supported by the opinion of Leagre & Barnes, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus/Proxy Statement is a part. The summary is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof, and on the accuracy of certain factual representations made to Leagre & Barnes by Ultrak, Ultrak Subsidiary, Diamond, and certain shareholders of Diamond. Such laws or interpretations may differ as of the Effective Date, and relevant facts may also differ.

         The tax treatment of the Merger with respect to each Diamond Shareholder will depend in part upon each such Diamond Shareholder's particular situation. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are legal entities formed under the laws of jurisdictions outside the United States, and the Diamond Shareholders who acquired their shares through the exercise of employee stock options or otherwise as compensation. All Diamond Shareholders should consult with their own tax advisors as to the particular tax consequences of the Merger to them, including the applicability and effect of any state, local, and foreign tax laws.

         OPINION OF LEAGRE & BARNES. Pursuant to the terms of the Merger Agreement, Diamond and Ultrak will receive the opinion of Leagre & Barnes, dated as of the Effective Date, to the effect that, subject to the assumptions, qualifications, and limitations set forth therein, the Merger will be treated as a tax-free reorganization for federal income tax purposes so that no gain or loss will be recognized by the Diamond Shareholders, except in respect of cash received in lieu of fractional shares, cash received pursuant to the Cash Out, or payments received by the Diamond Shareholders exercising dissenters' rights. However, although the obligations of Ultrak and Diamond to consummate the Merger are conditioned upon the receipt of the tax opinion of Leagre & Barnes regarding the intended federal income tax consequences of the Merger, that opinion is not binding upon the Internal Revenue Service and no ruling has been sought from the Internal Revenue Service regarding the tax-free nature of the Merger. If the Merger is consummated, and it is later determined that the Merger did not qualify as a tax-free reorganization under the Code, Diamond Shareholders would recognize taxable gain or loss in the Merger equal to the difference between the fair market value of the Ultrak Common Stock such Diamond Shareholder received and such Diamond Shareholder's basis in his or her Diamond Common Stock.

TAX CONSEQUENCES TO DIAMOND SHAREHOLDERS

         The following are the intended material federal income tax consequences of the Merger to the Diamond Shareholders.

         1. No gain or loss will be recognized by the Diamond Shareholders, except in respect of cash received as described in paragraph 4 below.

         2. The basis of the Ultrak Common Stock to be received by the Diamond Shareholder will be the same, in each instance, as the basis of Diamond Common Stock surrendered in exchange therefor.

         3. The holding period for the Ultrak Common Stock will include the holding period of Diamond Common Stock surrendered in exchange therefor, provided such Diamond Common Stock was held as a capital asset on the date of the Merger.

         4. Cash received in the Merger by a Diamond Shareholder in lieu of a fractional share of Ultrak Common Stock or pursuant to the Cash Out will be treated under Section 302 of the Code as having been received by the Diamond Shareholder in exchange for such fractional share or shares subject to the Cash Out, and the Diamond Shareholder generally will recognize capital gain or loss in such exchange equal to the difference between the cash received and the Diamond Shareholder's tax basis allocable to the fractional share or the shares subject to the Cash Out. A Diamond Shareholder who perfects his dissenters' rights under the ORC and who receives payment in cash for the "fair cash value" of his Diamond Common Stock will be treated as having received such payment in a redemption of the Diamond Common Stock subject to the provisions of Section 302 of the Code. In general, a dissenting Diamond Shareholder will recognize capital gain or loss measured by the difference between the amount received by such Diamond Shareholder in payment for his shares of Diamond Common Stock and the tax basis of such shares of Diamond Common Stock. Any gain or loss recognized will be capital gain or loss if the Diamond Common Stock or Ultrak share interest was a capital asset in the hands of the Diamond Shareholder, and will be long-term capital gain or loss if the Diamond Common Stock was held by such Diamond Shareholder for more than one year. In general, the federal income tax rates applicable to long-term capital gains and ordinary income (including short-term capital gains) of taxpayers that are individuals may differ, while for corporations capital gains and ordinary income are generally taxed at the same rate. The deductibility of capital losses is subject to limitations for both individuals and corporations.

         THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL, OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH DIAMOND SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH DIAMOND SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN TAX LAWS.

RESALE OF ULTRAK COMMON STOCK

         Shares of Ultrak Common Stock to be issued to the Diamond Shareholders in connection with the Merger will be freely transferrable under the Securities Act, except for shares issued to the Signing Shareholders or to any person who, as of the Effective Date, may be deemed to be an affiliate ("Affiliate") of Diamond within the meaning of Rule 145 under the Securities Act. In general, Affiliates of Diamond include certain of its executive officers, each member of its board of directors, and any other person or entity who controls, is controlled by, or is under control with, Diamond. Rule 145, among other things, imposes certain restrictions upon the resale of securities received by Affiliates in connection with certain reclassifications, mergers, consolidations, or asset transfers. Ultrak Common Stock received by Affiliates of Diamond in the Merger will be subject to the applicable resale limitations of Rule 145.

         In the Merger Agreement, Diamond has agreed that neither any Affiliate nor any Signing Shareholder shall (i) sell shares of Ultrak Common Stock for the forty-five (45) day period immediately prior to the First Adjustment Date and the Second Adjustment Date or (ii) sell, during the twelve (12) months immediately following the Effective Date, shares of Ultrak Common Stock constituting more than one-third of the shares of Ultrak Common Stock received by such affiliate or Signing Shareholder in the Merger. See "The Merger
- -Adjustments."

         Ultrak may place legends on certificates representing shares of Ultrak Common Stock which are issued to Affiliates of Diamond in the Merger to restrict transfers in accordance with the foregoing.

COMPARISON OF RIGHTS OF HOLDERS OF DIAMOND COMMON STOCK AND ULTRAK COMMON STOCK

         Ultrak is incorporated under the laws of the State of Colorado, and Diamond is incorporated under the laws of the State of Ohio. Diamond Shareholders' rights are currently governed by the ORC, Diamond's Articles of Incorporation, attached hereto as Annex C (the "Diamond Charter"), and Diamond's Code of Regulations (the "Diamond Regulations"), attached hereto as Annex D. Upon consummation of the Merger and to the extent they receive shares of Ultrak Common Stock, the Diamond Shareholders will become shareholders of Ultrak, and their rights from the Effective Date until December 29, 1995, will be governed by the Colorado Business Corporation Act (the "CBCA"), Ultrak's Articles of Incorporation, as amended, attached hereto as Annex E (the "Ultrak Charter"), and the Bylaws of Ultrak (the "Ultrak Bylaws"), attached hereto as Annex F.

         Effective as of December 29, 1995, Ultrak will reincorporate in Delaware by merging with a wholly-owned subsidiary incorporated in Delaware solely for that purpose, unless the Board of Directors of Ultrak determines that it is inadvisable to do so. See "ULTRAK'S REINCORPORATION IN DELAWARE - General." The Board of Directors chose to delay the effectiveness of the Reincorporation until that date in order to simplify the transition from Delaware to Colorado corporate law and particularly to correspond with Ultrak's fiscal year. See "ULTRAK'S REINCORPORATION IN DELAWARE - Effective Date of the Reincorporation." Upon Ultrak's reincorporation in Delaware, all persons owning Ultrak Common Stock will be subject to Delaware corporate law rather than Colorado corporate law. See "ULTRAK'S REINCORPORATION IN DELAWARE - General." Therefore, although certain significant differences between the rights of Ultrak's shareholders before and after the Merger are discussed below, Diamond Shareholders receiving Ultrak Common Stock in the Merger should note the differences in the charter documents and corporate laws that will govern them as a result of the Reincorporation discussed under the caption "ULTRAK'S REINCORPORATION IN DELAWARE - Significant Differences in Corporate Law of Colorado and Delaware."

         Management of Ultrak and Diamond are of the opinion that, except as described below, there are no substantial differences relating to the rights of the holders of Diamond Common Stock and the holders of Ultrak Common Stock.

         There are a number of significant differences between the applicable corporate laws of the State of Ohio and the States of Colorado and Delaware. Although no attempt has been made to summarize all differences in the corporate laws of such states, management of Ultrak and Diamond believe the following to be a fair summary of the significant differences in the corporate laws of those states which would affect the Diamond Shareholders. As a result of the Merger and the subsequent Reincorporation, Diamond Shareholders will be subject to different rights as holders of capital stock of Ultrak, which is governed by the laws of Colorado (and subsequently Delaware), than they have presently as holders of Diamond Common Stock. The most significant of such changes are outlined below and, along with several other less material changes, are discussed in greater detail in the narrative below and under the caption "ULTRAK'S REINCORPORATION IN DELAWARE."

                                        Ohio (Diamond)              Colorado (Ultrak)            Delaware (Ultrak-Delaware)
                                        --------------              -----------------            --------------------------
Dissenters' Rights                      Yes.                        Yes.                         Only in limited circumstances.

Special Requirements for                Yes (both statutory         No.                          Yes (statutory).
Business Combinations                   and under charter
                                        documents).

Amendment of Governing                  Affirmative vote of         Affirmative vote of a        Affirmative vote of a
Documents                               two-thirds of shares        majority of shares           majority of shares
                                        entitled to vote.           entitled to vote.            entitled to vote.

<R/>

         AUTHORIZED SHARES. Under the Ultrak Charter, Ultrak is authorized to issue 20 million shares of Ultrak Common Stock and 2,000,000 shares of preferred stock, $5.00 par value per share, of which 195,351 shares of Series A Preferred Stock are currently issued and outstanding. The powers, preferences, and rights of the Ultrak Common Stock and the Series A Preferred Stock are identical except that holders of the Series A Preferred Stock are entitled to quarterly preferential dividends and upon liquidation, dissolution, or winding up of Ultrak, and the holders of the Series A Preferred Stock are entitled to receive the original purchase price of $5.00 plus any unpaid dividends accruing to that date. See "DESCRIPTION OF ULTRAK'S CAPITAL STOCK - General."

         Under the Diamond Charter, Diamond is authorized to issue 5,000,000 shares of Diamond Common Stock and 100,000 shares of Preferred Stock, par value $100.00 per share. None of these shares of Preferred Stock of Diamond are presently issued and outstanding.

         PREEMPTIVE RIGHTS.   Under Colorado corporation law, shareholders of
Ultrak are permitted to have preemptive rights to purchase new shares unless prohibited in the Certificate of Incorporation; the Ultrak Charter does not prohibit such rights.

         Under the ORC and Diamond's corporate documents, Diamond Shareholders have no preemptive rights to purchase or subscribe for shares of any class of capital stock of Diamond.

         AMENDMENT OF GOVERNING DOCUMENTS. Under the CBCA, the affirmative vote of two-thirds of the outstanding shares entitled to vote is required to amend a corporation's bylaws or articles of incorporaiton, unless the charter or the bylaws of a corporation provide for a lower percentage. Under Ultrak's charter and bylaws, only a vote of a majority of the shares outstanding and entitled to vote is required to amend either its bylaws or its articles of incorporation.

        Under the ORC, a corporation's articles of incorporation may be amended by the Board of Directors and by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote or, if the corporation's articles of incorporation so provide, any other proportion not less than a majority. The Diamond Charter does not specify a lesser vote to amend the Diamond Charter, and a supermajority vote is required to amend the "fair price" provisions of the Diamond Charter. See "-- Anti-Takeover Legislation." The Diamond Regulations provide that they may be amended by the affirmative vote of a majority of the shares outstanding, except for amendments altering the shareholders' rights under the "fair price" provisions of the Diamond Charter.

         DISSOLUTION. Under the CBCA, the Board of Directors of a corporation such as Ultrak may adopt a resolution to dissolve the corporation, which must be approved by a majority of the corporation's shareholders to become effective. As a result of the Reincorporation, the shareholders, upon a unanimous vote, will be empowered to cause the corporation to dissolve without the support of the Board of Directors. See "ULTRAK'S REINCORPORATION IN DELAWARE - Votes of Shareholders."

         Under the ORC, a corporation may be dissolved by the vote of two-thirds of the shares outstanding, unless a lesser percentage is permitted under the charter documents. Diamond's charter does not provide for a lesser percentage to approve a dissolution.

         ANTI-TAKEOVER LEGISLATION. Colorado does not have an anti-takeover statute that attempts to prohibit a third party from effecting a takeover or a change in control of Ultrak without the consent of the management and shareholders of Ultrak. A significant change resulting from the Reincorporation is that shareholders of Ultrak-Delaware will be protected by Delaware's anti-takeover statute. See "ULTRAK'S REINCORPORATION IN DELAWARE - Significant Differences in Corporate Law of Colorado and Delaware -- Anti-Takeover Legislation."

         Article VII of the Diamond Charter has a "fair price" provision that restricts certain business combinations; however, such restrictions operate differently than those under Delaware law. Diamond's "fair price" provision is intended to provide reasonable assurances to shareholders that in the event any shareholder or group of shareholders acquired 10% or more of the Diamond Common Stock (an "Acquiror") and then seeks to acquire all or a part of the remaining common stock through a merger or other transaction that would force a change or termination of the other shareholders' ownership interests (a "Business Combination"), such transaction must be approved (i) by the affirmative vote of 80% of all the votes entitled to be cast by all holders of Diamond Common Stock and (ii) a majority of the votes entitled to be cast by all holders of Diamond Common Stock held by shareholders other than the Acquiror, unless (i) the Business Combination has been approved by two-thirds of Diamond's directors who are unrelated to the Acquiror, (ii) the Business Combination is solely between Diamond and a wholly-owned subsidiary, or (iii) the Acquiror complies with the conditions of the "fair price" section of Article VII. The "fair price" section of Article VII requires that, pursuant to a Business Combination, the shareholders other than the Acquiror receive consideration at least equal to
(i) the highest per share price paid for its shares of Diamond Common Stock or
(ii) the fair market value of such shares as determined by the Board of Directors in good faith. The Acquiror is also required to maintain a ratio of directors that are independent from the Acquiror to the total number of Directors on the Board of Directors, which is equal to or greater than the ratio of shares of Diamond Common Stock held by perons not affiliated with the Acquiror to the total number of shares of Diamond Common Stock outstanding.

         Article VII of Diamond's Articles of Incorporation, which contains the "fair price" provision, may be amended only by a vote of 80% of the votes entitled to be cast by all holders of voting stock and a majority of the shareholders not affiliated with the Acquiror.

         Chapter 1704 of the ORC (the "Ohio Business Combination Statute") is similar to the "fair price" provision contained in Diamond's Articles of Incorporation. The Ohio Business Combination Statute prohibits an "issuing public corporation" from engaging in a "Chapter 1704 Transaction" with an "interested shareholder" for a period of three years following the date on which the person becomes an interested shareholder unless, prior to such date, the directors of the issuing public corporation approve either the Chapter 1704 Transaction or the acquisition of shares pursuant to which such person became an interested shareholder. After the initial three-year moratorium has expired, an issuing public corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an interested shareholder received the prior approval of the board of directors of the issuing public corporation, (ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the issuing public corporation and by the holders of at least a majority of voting shares that are not beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders.

         For the purpose of the Ohio Business Combination Statute, an "issuing public corporation" is any Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio. Diamond currently is such an issuing public corporation. An "interested shareholder" is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the issuing public corporation. A "Chapter 1704 Transaction" includes any merger, consolidation, combination or majority share acquisition between or involving an issuing public corporation and an interested shareholder or an affiliate or associate of an interested shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an issuing public corporation or a subsidiary of an issuing public corporation to, with or for the benefit of an interested shareholder or an affiliate or associate of an interested shareholder unless such transaction is in the ordinary course of business of the issuing public corporation on terms no more favorable to the interested shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions which (i) increase the proportionate share ownership of an interested shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the issuing public corporation if such plan is proposed by or on behalf of the interested shareholder, or (iii) pledge or extend the credit or financial resources of the issuing public corporation to or for the benefit of the interested shareholder.

         SPECIAL MEETINGS OF SHAREHOLDERS. Under the Ultrak Bylaws, a special meeting of the shareholders of Ultrak may be called by the President, by order of the Board of Directors, upon the written request of the holders of at least 10% of the outstanding shares of Ultrak Common Stock entitled to vote at such meeting, or by legal counsel of Ultrak as last designated by resolution of the Board of Directors.

         Under the Diamond Regulations, special meetings of the Diamond Shareholders may be called by the Chairman of the Board or by the Board of Directors, the President, the Secretary, or by the holders of at least 25% of all shares outstanding and entitled to vote.

         SHAREHOLDER NOMINATIONS. The Ultrak Bylaws contain no restrictions on the ability of shareholders to nominate persons for election as a director of Ultrak. The Diamond Regulations contain no restrictions on the ability of shareholders to nominate persons for election as a director of Diamond.

         SHAREHOLDER PROPOSALS. The Ultrak Bylaws contain no restrictions on the ability of shareholders to make shareholder proposals. The Diamond Regulations contain no restrictions on the ability of shareholders to make shareholder proposals.

         BOARD OF DIRECTORS. Under the Ultrak Bylaws, the Board of Directors of Ultrak consists of such number of directors as determined from time to time by the Board of Directors, which cannot in any case be less than three. The Board of Directors of Ultrak currently consists of five members, all of whom are elected at each annual meeting of shareholders. Under the Ultrak Bylaws, directors may be removed with or without cause at any time by the holders of a majority of the outstanding Ultrak Common Stock entitled to vote. Under the Diamond Regulations, the Board of Directors of Diamond consists of five directors.

         Under the Ultrak Bylaws, the presence of a majority of the total number of directors currently comprising the Board of Directors is necessary to constitute a quorum. Under the Diamond Regulations, a majority of the total number of directors currently comprising the Board of Directors is necessary to constitute a quorum.


         LIMITATION ON PERSONAL LIABILITY OF DIRECTORS. Under Colorado law, there is no express standard of conduct which can protect a director from liability nor any express statute of limitations with respect to any illegal acts by a director, and directors are not liable for illegal acts of the corporation if they did not assent to or vote for such acts. Under the Ultrak Charter, no director of Ultrak will be personally liable to Ultrak or its shareholders for monetary damages for breach of fiduciary duty as a director, except in limited circumstances.

         The Diamond Charter does not address the personal responsibility of directors of Diamond for breaches of their fiduciary duties.

         INDEMNIFICATION OF DIRECTORS AND OFFICERS. Under the Ultrak Charter, Ultrak is required to indemnify, to the fullest extent permitted by the CBCA, any person who is involved in any action, suit, or proceeding by reason of the fact that the person is or was a director, officer, employee, or agent of Ultrak, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of Ultrak, and had no reason to believe his conduct was unlawful. Ultrak may advance the reasonable expenses to any such director, officer, employee, or agent of Ultrak provided that, in the case of a director or officer of Ultrak, he or she delivers the undertaking required by the CBCA. After the Reincorporation, Ultrak will have a much broader right to indemnify its directors under Delaware law than it presently has under Colorado law. See "ULTRAK'S REINCORPORATION IN DELAWARE - Significant Differences in Corporate Law of Colorado and Delaware -- Indemnification of Directors and Officers."

         The Diamond Regulations require that Diamond indemnify any officer or director of Diamond, to the fullest extent permitted by the ORC, who is involved in any action, suit, or proceeding by reason of the fact that the person is or was a director, officer, employee, or agent of Diamond (or of another corporation while serving at the request of Diamond). Diamond is required to reimburse the expenses of any officer or director of Diamond who has been successful on the merits or otherwise in defense of any action, suit, or proceeding.

         DISSENTERS RIGHTS. Shareholders of Ultrak are entitled under Colorado corporation law to receive payment for their shares if they dissent from certain corporate actions, such as a reincorporation, consolidation, merger, or sale of all or substantially all of Ultrak's assets. Any shareholder of Ultrak wishing to dissent from such a transaction and obtain cash payment for his shares must file with Ultrak, prior to the vote on such transaction, a written notice of his intention to demand that he be paid fair compensation for his shares if the transaction

         Subject to certain conditions contained in the ORC, holders of Diamond Common Stock who do not vote their shares in favor of a merger or consolidation are eligible to make a written demand on Diamond for payment of the fair cash value of such shares within ten days after the meeting at which the proposal for Diamond to engage in a merger or consolidation is considered. A shareholder seeking to assert appraisal rights under Ohio law must deliver a written demand for payment to him of the fair cash value of his shares of stock, stating in such notice the amount claimed by him as the fair cash value for such shares. Failure to execute and return a proxy does not perfect dissenters' rights. In addition, if a shareholder of an Ohio corporation votes in favor of such a proposal, then such shareholder will be deemed to have waived his dissenters' rights. Also, if a shareholder returns a signed proxy card but does not specify a vote, the proxy will be voted in favor of the proposal, which will have the effect of waiving the shareholder's dissenters' rights.

         After the Reincorporation, the shareholders of Ultrak, including Diamond Shareholders that receive Ultrak Common Stock pursuant to the Merger, will have more limited dissenters' rights than are presently available under either Colorado or Ohio corporate law. See "ULTRAK'S REINCORPORATION IN DELAWARE - Significant Differences in Corporate Law of Colorado and Delaware
- -- Rights of Dissenting Shareholders."

is effectuated and must refrain from voting his shares in approval of such transaction. A shareholder who fails to demand payment or fails to deposit his certificate for payment within 30 days of mailing of such notice by Ultrak will have no right to receive payment for his shares but will retain all other rights of a shareholder of Ultrak.

                      ULTRAK'S REINCORPORATION IN DELAWARE

GENERAL

     On March 10, 1995, the Board of Directors of Ultrak at a special meeting approved a proposal to change Ultrak's state of incorporation to Delaware effective as of December 29, 1995, and to submit such proposal to Ultrak's shareholders. At the Annual Meeting, the shareholders of Ultrak approved the proposal to change the state of incorporation of Ultrak from Colorado to Delaware. This change will be accomplished by merging Ultrak into Ultrak, Inc., a Delaware corporation (herein referred to as "Ultrak-Delaware" or the "Surviving Corporation"), which is a wholly-owned Delaware subsidiary of Ultrak formed solely for that purpose.

     The merger of Ultrak into Ultrak-Delaware (the "Reincorporation") will be effected pursuant to the Plan and Agreement of Merger (the "Reincorporation Agreement") between Ultrak and Ultrak-Delaware attached hereto as Annex G. The Reincorporation Agreement provides that, when the Reincorporation becomes effective, Ultrak-Delaware will continue as the Surviving Corporation under the name "Ultrak, Inc." The Reincorporation Agreement also provides that Ultrak and Ultrak Delaware may terminate the Reincorporation Agreement upon mutual written consent. Because Ultrak's Board of Directors is the same as Ultrak-Delaware's Board of Directors, the Board of Directors effectively has the right to terminate the Reincorporation Agreement and abandon the Reincorporation for any reason whatsoever notwithstanding shareholder approval.

     The summary of the Reincorporation contained herein accurately describes the material effect of the Reincorporation on shareholders of Ultrak. For a complete description of the terms of the Reorganization, shareholders of Ultrak should refer to the Reincorporation Agreement.


     Pursuant to the Reincorporation Agreement, the Board of Directors of Ultrak will become the Board of Directors of the Surviving Corporation. The management of Ultrak will continue as the management of the Surviving Corporation. The Reincorporation will not involve any change in the business or properties of Ultrak. The Surviving Corporation will succeed to all the assets and be responsible for all the liabilities of Ultrak, including obligations under Ultrak's 1988 Nonqualified Stock Option Plan. Although the purposes of the Surviving Corporation set forth in its Certificate of Incorporation will permit it in the future to enter into any lawful business activity, no change in the present business of Ultrak is now contemplated, except as new developments and opportunities may occur.

     There are certain differences between the Certificate of Incorporation and the By-Laws of Ultrak and the Surviving Corporation, as well as differences in the corporate law of the States of Colorado and Delaware, which will affect Ultrak and its shareholders. See "- Significant Differences in Corporate Law of Colorado and Delaware" and "- Certificate of Incorporation and By-Laws."

     The Surviving Corporation is authorized to issue 20,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of Preferred Stock, $5.00 par value, including 195,351 shares of Series A Preferred Stock. See "Certificate of Incorporation and By-Laws." Upon the Reincorporation becoming effective, Ultrak's shareholders will become shareholders of the Surviving Corporation, and each outstanding share of Ultrak Common Stock will become one share of Common Stock of the Surviving Corporation and each outstanding share of Series A Preferred Stock of Ultrak will become one share of Series A Preferred Stock of the Surviving Corporation. The Common Stock of the Surviving Corporation will have the same relative rights, preferences, privileges and restrictions as the Ultrak Common Stock. The Series A Preferred Stock of the Surviving Corporation will have the same relative rights, preferences, privileges and restrictions as Ultrak's Series A Preferred Stock. The Reincorporation will not cause any change in the qualification of Ultrak Common Stock on Nasdaq. It will not be necessary for holders of Ultrak Common Stock to exchange their existing certificates for new certificates representing Common Stock of the Surviving Corporation. It is anticipated that delivery of the present stock certificates of Ultrak will constitute "good delivery" for transactions in shares of Common Stock of the Surviving Corporation after the effective date of the Reincorporation.

     In connection with the Reincorporation, the authorized shares of Ultrak Common Stock will be converted into shares of the Surviving Corporation's authorized Common Stock, $0.01 par value.


     Ultrak has reserved the right to abandon the Reincorporation if circumstances arise which in the opinion of the Board of Directors make it inadvisable to proceed.

REASONS FOR REINCORPORATION

     The Board of Directors of Ultrak believes that the best interests of Ultrak and its shareholders will be served by reincorporating in Delaware in order to have the benefits afforded by a more flexible corporation law. Delaware has a well-established policy of continuously reviewing and updating its corporate laws. Consistent with this policy, the corporate laws of Delaware are frequently revised and Delaware currently has a flexible and modern statute governing the conduct of corporate affairs.

     Thousands of corporations, including a great many of the larger corporations in this country, are now incorporated in Delaware. The number of corporations maintaining their domicile in Delaware over the years has resulted in a judiciary particularly familiar with many phases of corporate matters and a substantial body of decisions construing its laws and establishing public policy affecting its corporations. Based on the well developed and predictable nature of the Delaware corporate law, management believes that the ongoing operations and business of Ultrak can be carried on to better advantage if Ultrak is incorporated under the laws of Delaware. See "Significant Differences in Corporate Law of Colorado and Delaware."

     Delaware has in effect an anti-takeover statute that would, following the Reincorporation, make it difficult for a potential acquirer to effect a takeover or change in control of Ultrak without management's consent and the consent of Ultrak's shareholders. Accordingly, the Reincorporation will have the effect of making it more difficult to remove the existing management of Ultrak. Colorado does not have a comparable statute. Management is unaware of any person accumulating Ultrak's voting securities or seeking to take control of Ultrak, but believes that reincorporation in Delaware is still desirable for the reasons described above, notwithstanding the anti-takeover effect of the Reincorporation. Since current management beneficially owns approximately 28% of the Ultrak Common Stock and 100% of the Series A Preferred Stock, representing approximately 52% of the votes in matters to be voted upon by the shareholders of Ultrak, the reincorporation will not have a practical effect on the likelihood of success of an unfriendly attempt to effect a takeover or change in control of Ultrak.

BOARD OF DIRECTORS

     The Reincorporation Agreement provides that upon the effective date of the Reincorporation, the Board of Directors of the Surviving Corporation shall be composed of those members of the Board of Directors of Ultrak who are elected at the meeting.

CERTIFICATE OF INCORPORATION AND BY-LAWS

     The Reincorporation Agreement provides that the Certificate of Incorporation and the By-Laws of Ultrak-Delaware will be the Certificate of Incorporation and the By-Laws of the Surviving Corporation. The Certificate of Incorporation and By-Laws of Ultrak and the Certificate of Incorporation and By-Laws of the Surviving Corporation are substantially similar; however, some differences do exist. Among other things, the By-Laws of the Surviving Corporation contain indemnification provisions, whereas the By-Laws of Ultrak do not address indemnification (although the Certificate of Incorporation of each addresses indemnification), and the By-Laws of the Surviving Corporation do not have certain provisions contained in the By-Laws of Ultrak restricting the officers of Ultrak from entering into certain contracts and incurring certain indebtedness without board of director approval. See "ULTRAK'S REINCORPORATION IN DELAWARE - Indemnification of Directors and Officers." The Certificate of Incorporation and By-Laws of the Surviving Corporation are attached hereto as Annexes H and I, respectively.

SIGNIFICANT DIFFERENCES IN CORPORATE LAW OF COLORADO AND DELAWARE

     Management is of the opinion that, except as described below (for example, written consents of shareholders, appraisal rights of dissenting shareholders, required vote of shareholders needed to take certain actions, anti-takeover legislation, etc.), there are no substantial differences relating to the rights of shareholders between the Certificate of Incorporation and By-Laws of Ultrak and those of the Surviving Corporation.

     There are a number of significant differences between the applicable corporate laws of the States of Colorado and Delaware. Although no attempt has been made to summarize all differences in the corporate laws of such states, management believes the following to be a fair summary of the significant differences in the corporate laws of the States of Colorado and Delaware which could affect Ultrak's shareholders:

     PREEMPTIVE RIGHTS. Under Colorado corporation law, shareholders of Ultrak are permitted to have preemptive rights to purchase new shares unless prohibited in the Certificate of Incorporation; the Ultrak Charter does prohibit such rights. Under Delaware corporation law, shareholders do not have such preemptive rights unless there is a specific provision granting such rights in the Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation will not contain such a provision. Accordingly, the Reincorporation will not have a practical impact on shareholders as regards preemptive rights. Management of Ultrak believes that not providing for mandatory preemptive rights in the Certificate of Incorporation of the Surviving Corporation is desirable to afford greater flexibility in possible future financings. Although the Board has no present plans for any financing which would give rise to preemptive rights, satisfaction of such rights would represent an undesirable impediment to the use of such financings.

     EXAMINATION OF BOOKS AND RECORDS. Under Colorado corporation law, a person must have been a shareholder for at least three months, or be the holder of record of at least five percent of all outstanding shares of any class of stock of a corporation in order to examine certain records of the corporation, including the minutes of meetings of the board of directors and board committees, accounting records, and shareholder records. Under Delaware corporation law, any shareholder with a proper purpose may demand inspection of the records of the corporation.

     DIVIDENDS. Under Delaware corporation law, a corporation may pay dividends to its shareholders either out of surplus (net assets in excess of stated capital), or in case there is no surplus, out of net profits for the then current fiscal year and the preceding fiscal year, with certain limitations. Under Colorado corporation law, dividends may be paid out of net assets available after providing for satisfaction of preferential rights of shareholders whose preferential rights are superior to those receiving the dividend.

     VOTES OF SHAREHOLDERS. Colorado corporation law provides that because Ultrak was in existence prior to June 30, 1994, unless the Certificate of Incorporation provides otherwise, the vote of two-thirds of all outstanding shares entitled to vote is required to amend the corporate charter, to dissolve a corporation, to effect a reincorporation or consolidation, or to sell, lease or exchange all or substantially all of the corporation's assets. The Ultrak Charter permits such actions to be taken upon vote of a majority of the outstanding shares entitled to vote. Under Delaware corporation law and the Certificate of Incorporation of Ultrak-Delaware, the vote of a majority of the outstanding stock entitled to vote is required to amend the corporate charter, to dissolve a corporation, to effect a reincorporation or consolidation, or to sell, lease, or exchange all or substantially all of the corporation's assets. Under both Colorado and Delaware law, action by the Board of Directors, as well as the shareholders, is required to amend the corporate charter, to effect a reincorporation or consolidation, or to sell, lease, or exchange of its assets. Accordingly, the Reincorporation will not have a practical impact on shareholders as regards the vote necessary to approve significant corporate transactions.

     CUMULATIVE VOTING. Delaware corporation law permits a corporation to provide cumulative voting by including a provision to that effect in its Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation will not have a provision permitting cumulative voting. Under Colorado corporation law, shareholders have cumulative voting unless prohibited in the Certificate of Incorporation. The Ultrak Charter currently so prohibits cumulative voting; accordingly, the Reincorporation will not have a practical impact on such rights of shareholders.

     ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Under Colorado corporation law, shareholders may take action without meetings by unanimous written consent of the shareholders entitled to vote. Under Delaware corporation law, shareholders may take action without meetings by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Since Mr. Broady will own in the aggregate more than a majority of the votes represented by the Surviving Corporation's Common Stock and Series A Preferred Stock, he will have the power to act by written consent to authorize any action which requires shareholder approval, without the vote of any other shareholders.

     ANTI-TAKEOVER LEGISLATION. Delaware has enacted a statute which prevents a "business combination" between an "interested shareholder" and a Delaware corporation for a period of three years after such shareholder became an interested shareholder, unless certain conditions are met. Colorado corporation law does not contain a parallel provision. The Delaware statute defines a business combination as any reincorporation or consolidation, any sale, lease, exchange, or other disposition of 10% or more of a corporation's assets, or any transaction (subject to certain exceptions) which results in the transfer of stock of a corporation to the interested shareholder, increases his proportionate ownership of a corporation's stock, or results in such interested shareholder receiving the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation. The Delaware statute defines an interested shareholder as (subject to certain exceptions) any person who is the owner of 15 percent or more of the outstanding voting stock of the corporation or a person who is an affiliate or associate of the corporation who became the owner of 15 percent or more of the outstanding voting stock of the corporation within the three-year period prior to the date on which it is sought to determine whether such shareholder is interested. A business combination is exempt from the effect of the statute if, among other things, either (i) prior to the date the shareholder became interested, the board of directors approved either the business combination or the transaction that resulted in the shareholder becoming interested, (ii) upon consummation of the transaction that resulted in the shareholder becoming interested, such shareholder owned at least 85 percent of the corporation's voting stock at the time the transaction commenced, or (iii) on or after the date the shareholder becomes interested, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

     The anti-takeover statute provides that the Certificate of Incorporation of a Delaware corporation may provide that the corporation expressly elects not to be governed by the statute. The Certificate of Incorporation of the Surviving Corporation does not include such a provision.

     The effect of the Reincorporation, and thereby subjecting Ultrak to the anti-takeover statute, will make it more difficult for a person who seeks to acquire control of Ultrak or to effect a business combination with Ultrak, such as a tender offer, to do so without management's approval, thereby making it more difficult to remove existing management of Ultrak. The Delaware statute could, therefore, potentially have an adverse impact on shareholders who wish to participate in any such tender offer or other transactions even where such transaction may be favorable to the interests of shareholders.

          The Reincorporation could have the effect of discouraging hostile tender offers, proxy contests, or other transactions by forcing potential acquirers to negotiate with incumbent management. The disadvantages to shareholders of the Reincorporation in Delaware include reducing the likelihood that a hostile tender offering a premium over market price for Ultrak's shares will be made. The Reincorporation will have a practical effect on shareholders by making it more difficult to remove existing management without such management's approval.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS. A significant effect of the Reincorporation will be to broaden the indemnification protection given to directors and officers. Delaware permits corporations to adopt much broader rights of indemnification for management than is available under the CBCA. In recent years, many corporations have found it increasingly difficult to attract and retain qualified directors and senior management, due to the increased risks of lawsuits and related liability. At the same time, it has become increasingly difficult, and expensive, to obtain insurance protecting directors and officers from such liabilities. As a result, many corporations are utilizing expanded rights of indemnification as a means to attract, retain and protect directors and senior management. In the past, Ultrak has encountered some difficulty in attracting and retaining qualified directors because of Colorado's indemnification law. One current director expressed his concern about Colorado's indemnification law before agreeing to serve as a director. The Surviving Corporation has no present intention of entering into separate indemnification agreements with management, but may do so in the future.

          Delaware law makes indemnification available to directors, officers, employees, and agents of a corporation, whereas Colorado law provides indemnification only to directors (and officers who are not directors, in certain cases) of a corporation, although a Colorado corporation may indemnify officers, employees, or agents of the corporation who are not directors if provided for by its articles of incorporation, by-laws, a resolution of its shareholders or directors, or in a contract. In addition, whereas Colorado's indemnification provisions limit indemnification rights contained in the articles of incorporation, by-laws, resolutions, or contracts to such rights as are consistent with Colorado law, Delaware permits a corporation to provide by agreement, by-law provision, vote of shareholders or disinterested directors or otherwise, for indemnification of directors and officers not otherwise provided by statute, which is a more permissive standard. Under Colorado law, expenses can be advanced to a director, officer, or employee only upon, among other things, a written affirmation of his good faith belief that he has met the applicable standard of conduct for indemnification. Delaware law contains no such requirements. Delaware law, unlike Colorado law, also expressly permits indemnification and advancement of expenses to former officers, employees, or agents of the corporation who were not directors. Colorado law requires that shareholders be given notice of the payment of indemnification if such payment arises out of a derivative suit. Delaware law contains no such requirement. Colorado law limits indemnification in derivative suits to expenses only, whereas the By-Laws of Ultrak-Delaware, as permitted by Delaware law, provide indemnification in derivative suits for fines, judgments, and amounts paid in settlement. Under Colorado law, a director who is adjudged liable to the corporation for deriving an improper personal benefit can only be reimbursed for expenses and only upon determination of a court that indemnification is proper in Delaware. Such a director would also be indemnified for fines, judgments, and amounts paid in settlement and a court determination is not necessary.

          The Certificate of Incorporation and By-Laws of Ultrak-Delaware, like the Ultrak Charter, contain broad indemnification provisions which (i) obligate Ultrak-Delaware to indemnify any of its officers, directors, employees, or agents for all expenses (including legal fees) and liabilities (including fines, judgments, and amounts paid in settlement) incurred in connection with any pending or completed suit, action, or proceeding, including derivative suits; provided, however, that such person is entitled to indemnification only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Ultrak-Delaware and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;
     (ii) provides for indemnification rights for as long as any such person shall be subject to any possible claim or threatened suit or proceeding by reason of the fact that such person was or is a director, officer, employee, or agent of Ultrak-Delaware; (iii) requires Ultrak-Delaware to advance expenses to any person entitled to indemnification provided that such person undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification; (iv) provides for the determination of whether indemnification is proper because the requisite standard of conduct has been met to be made by a majority vote of a quorum of directors who were not parties to such action, suit, or proceeding, or by independent legal counsel or by the shareholders of Ultrak-Delaware; and (v) provides that such charter and by-law provisions shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may legally be entitled. Differences include, the Ultrak Charter requires the unanimous vote of each class of shares entitled to vote to amend the indemnification provision of the Ultrak Charter, while the Certificate of Incorporation of Ultrak-Delaware provides that a written request for indemnification should be responded to within 60 days. No such provision exists in the Ultrak Charter.

     To the knowledge of management of Ultrak, no actions are pending or threatened which would affect in any way the rights of any person entitled to indemnification, whether under Colorado or Delaware law.

     DISSOLUTION. Under Colorado corporation law and the Ultrak Charter Ultrak can voluntarily dissolve upon its board of directors adopting a resolution setting forth a proposal to dissolve which proposal is approved by a majority of the shareholders entitled to vote thereon. Under Delaware law, a corporation can voluntarily dissolve if its board of directors and a majority of the shareholders entitled to vote thereon approve the dissolution, or without approval of the board of directors if all the shareholders entitled to vote approve the dissolution.

     LIABILITY OF DIRECTORS. Under Delaware law, directors are jointly and severally liable to a corporation for willful or negligent violations of statutory provisions relating to the purchase or redemption of a corporation's own shares or the payment of dividends, for a period of six years from the date of such unlawful act. A director who was either absent or dissented from the taking of such action may exonerate himself from liability by causing his dissent to be entered in the corporation's minutes. Under Colorado law, directors are jointly and severally liable to the corporation if they vote for or assent to acts which violate statutory provisions relating to the purchase of a corporation's own shares, the payment of dividends, the distribution of assets in liquidation, or any loans or guarantees made to a director, until the repayment thereof. Under Colorado law, there is no express standard of conduct which can protect a director from liability nor any express statute of limitations with respect to any such illegal acts by a director, as there are under Delaware law, and directors are not liable as long as they did not vote for or assent to any of the illegal acts. Colorado law, unlike Delaware law, allows a director who was present at a meeting which approved an illegal act to avoid liability, even if he does not register his dissent in the minutes of the meeting by voting against the illegal act.

     RIGHTS OF DISSENTING SHAREHOLDERS. Shareholders of Ultrak are presently entitled under Colorado corporation law to receive payment for their shares if they dissent from certain corporate actions, such as reincorporations, consolidations or sales of all or substantially all of Ultrak's assets. Under Delaware corporation law, there is no such right to receive payment in a sale of assets, and there is no such right to receive payment in a reincorporation or consolidation if the common stock of the surviving corporation in the reincorporation or consolidation is listed on a national securities exchange or is held of record by 2,000 or more persons and the only consideration received by the shareholders in the reincorporation or consolidation is stock of the corporation resulting from the reincorporation or consolidation or stock of a listed company with 2,000 or more shareholders, and cash in lieu of fractional shares.

EFFECTIVE DATE OF THE REINCORPORATION

     Subject to the satisfaction of the conditions of the Reincorporation, it is contemplated that the Reincorporation will be made effective as of December 29, 1995. The Board of Directors chose this date in order to simplify the transfer of Ultrak's books and records, and to correspond with the end of Ultrak's fiscal year.

FEDERAL INCOME TAX CONSEQUENCES

     Under current federal income tax law, Ultrak, Ultrak-Delaware, the shareholders of Ultrak who did not exercise their rights as shareholders dissenting from the Reincorporation pursuant to Section 7-113-102 of the CBCA, and the Diamond Shareholders who own Ultrak Common Stock after the Merger (since they are not entitled to such dissenters' rights) will not, by reason of the Reincorporation, realize any gain or loss which will be recognized for federal income tax purposes. With respect to each dissenting shareholders's shares of Ultrak Common Stock, immediately after the Reincorporation, (i) the tax basis of such shares will equal the tax basis of such shareholder's shares immediately before the Reincorporation and (ii) the holding period for such shares will include the shareholder's holding period for the shares before the Reincorporation. Any gain or loss realized by shareholders of Ultrak, who exercise their rights to appraisal, will be recognized for federal income tax purposes. Generally, such recognized gain or loss will be equal to the difference between a shareholder's tax basis in his shares and the amount he receives for his shares. However, if a dissenting shareholder continues to own an interest in Ultrak-Delaware, directly or indirectly, after the Reincorporation then the amount received upon exercise of appraisal rights might be taxed as a dividend.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements assume the Merger is accounted for as a purchase. See "MERGER-Terms of the Merger and Accounting Treatment." The unaudited pro forma condensed combined financial statements are based on the respective historical financial statements and the notes thereto of Ultrak and Diamond, included elsewhere herein. The unaudited pro forma condensed combined balance sheets combine Ultrak's December 31, 1994 consolidated balance sheet with Diamond's January 1, 1995 consolidated balance sheet and Ultrak's March 31, 1995 consolidated balance sheet with Diamond's March 31, 1995 consolidated balance sheet. The unaudited pro forma condensed combined statements of income combine Ultrak's consolidated statement of income for the fiscal year ended December 31, 1994 with the corresponding Diamond consolidated statements of operations for the fifty-two weeks ended January 1, 1995 and Ultrak's consolidated statement of income for the three months ended March 31, 1995 with Diamond's consolidated statement of operations for the three months ended March 31, 1995. The amounts included as Diamond historical amounts have been reclassified to conform to classifications used by Ultrak.

     The unaudited pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the business combination had been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

     These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and the related notes thereto of Ultrak and Diamond included elsewhere herein.

                               ULTRAK AND DIAMOND

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENTS OF INCOME

                     For the Year Ended December 31, 1994

                                                    Ultrak          Diamond          Pro Forma         Pro Forma
                                                   12/31/94          1/1/95         Adjustments        Combined
                                                   --------          ------         -----------        --------
 SALES                                            $ 78,793,711     $ 11,774,691     $        0        $ 90,568,402
 COST OF SALES                                      59,349,708        8,009,468              0          67,359,176
                                                  ------------     ------------     ----------        ------------
 GROSS PROFIT                                       19,444,003        3,765,223              0          23,209,226
                                                  ------------     ------------     ----------        ------------
 TOTAL OPERATING EXPENSES                           14,334,316        3,197,244         39,651(1)       17,571,211
                                                  ------------     ------------     ----------        ------------
 OPERATING INCOME                                    5,109,687          567,979        (39,651)          5,638,015
                                                  ------------     ------------     ----------        ------------
 TOTAL OTHER (INCOME) EXPENSE                          807,155           28,817              0             835,972
                                                  ------------     ------------     ----------        ------------
 NET INCOME before TAXES                             4,302,532          539,162        (39,651)          4,802,043
   FROM CONTINUING OPERATIONS
 INCOME TAXES                                        1,513,020          213,521        (15,464)(2)       1,711,077
                                                  ------------     ------------     ----------        ------------
 NET INCOME after TAXES
   FROM CONTINUING OPERATIONS                        2,789,512          325,641        (24,187)          3,090,966

 Dividend Requirements on Preferred Stock            (117,210)                0              0            (117,210)
                                                  ------------     ------------     ----------        ------------
 NET INCOME FROM CONTINUING OPERATIONS
 ALLOCABLE TO COMMON STOCKHOLDERS                 $  2,672,302     $    325,641     $  (24,187)       $  2,973,751
                                                  ============     ============     ===========       ============
 Primary Net Income per Share                     $        .39              -                0        $        .40
                                                  ============                                        ============
 Fully Diluted Net Income per Share               $        .39              -                0        $        .39
                                                  ============                                        ============
 Primary Weighted Average Shares Outstanding         6,818,999                0        600,000           7,418,999

 Fully Diluted Weighted Average Shares               7,236,985                0        600,000           7,836,985
 Outstanding

- ------------------------------

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(1) Adjustment to depreciate property and equipment written up to its fair value over 30 years ($8,133) and to amortize goodwill over 25 years ($31,518).
(2) The tax effect of pro forma adjustments to earnings before taxes is based on the estimated federal and state statutory tax rate.

                              ULTRAK AND DIAMOND

                    UNAUDITED PRO FORMA CONDENSED COMBINED

                             STATEMENTS OF INCOME

                  For the Three Months Ended March 31, 1995

                                                     Ultrak         Diamond        Pro Forma          Pro Forma
                                                    3/31/95         3/31/95       Adjustments          Combined
                                                    -------         -------       -----------        ------------
SALES                                              21,829,162       2,959,586                        $ 24,788,748
COST OF SALES                                      16,507,084       2,017,935                          18,525,019
                                                  -----------      ----------      ---------         ------------
GROSS PROFIT                                        5,322,078         941,651                           6,263,729
                                                  ----------       ----------      ---------         ------------
TOTAL OPERATING EXPENSES                            3,713,412         751,162          8,647  (1)       4,473,221
                                                  -----------      ----------      ---------         ------------
OPERATING INCOME                                    1,608,666         190,489         (8,647)           1,790,508
                                                  -----------      ----------      ---------         ------------
TOTAL OTHER (INCOME) EXPENSE                          377,274          51,386                             428,660
                                                  -----------      ----------      ---------         ------------
NET INCOME before TAXES
 FROM CONTINUING OPERATIONS                         1,231,392         139,103         (8,647)           1,361,848
INCOME TAXES                                          449,459          53,780         (3,372)(2)          499,867
                                                  -----------      ----------      ---------        ------------
NET INCOME after TAXES
 FROM CONTINUING OPERATIONS                           781,933          85,323         (5,275)             861,981
Dividend Requirements on Preferred Stock               29,302               0              0               29,302
                                                  -----------      ----------      ----------        ------------
NET INCOME FROM CONTINUING
OPERATIONS ALLOCABLE TO COMMON
STOCKHOLDERS                                          752,631          85,323         (5,275)             832,679
                                                  ===========      ==========      ==========        ============
Primary Net Income per Share                      $       .11              --                        $        .11
                                                  ===========                                        ============
Fully Diluted Net Income per Share                $       .11              --                        $        .11
                                                  ===========                                        ============
Primary Weighted Average Shares Outstanding         6,821,027              --        600,000            7,421,027
Fully Diluted Weighted Average Shares Outstanding   7,245,063              --        600,000            7,845,063

____________________


NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

(1) Adjustment to depreciate property and equipment written up to its fair value over 30 years ($2,033) and to amortize goodwill over 25 years ($6,614).

(2) The tax effect of pro forma adjustments to earnings before taxes is based on the estimated federal and state statutory tax rate.

                               ULTRAK AND DIAMOND

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                           As of December 31, 1994

                                                      Ultrak            Diamond        Pro forma        Pro forma
                     ASSETS                          12/31/94            1/1/95       Adjustments        Combined
                                                     --------            ------       -----------       ---------
 CURRENT ASSETS:
   Cash                                           $   642,241       $     30,549      $         0       $   672,790
   Accounts Receivable, net                        10,743,091          2,203,670                0        12,946,761
   Notes Receivable                                   253,771                  0                0           253,771
   Prepaids and Other Current Assets                  541,686            348,619                0           890,305
   Inventories, net                                14,396,438          2,370,557                0        16,766,995
   Advances for Inventory                           5,381,437                  0                0         5,381,437
                                                  -----------       ------------      -----------       -----------
      Total current assets                         31,958,664          4,953,395                0        36,912,059
                                                  -----------       ------------      -----------       -----------

 PROPERTY and EQUIPMENT, NET                        1,971,393          1,763,920          400,000 (1)     4,135,313
                                                  -----------       ------------      -----------       -----------

 NOTES RECEIVABLE, NONCURRENT                         984,208                  0                0           984,208
 OTHER ASSETS:
   Goodwill, net                                    1,259,969                  0          787,953 (2)     1,891,922
   Other Assets                                       178,456             49,373                0           227,829
                                                  -----------       ------------      -----------       -----------
      Total other assets                            1,438,425             49,373          787,953         2,275,751
                                                  -----------       ------------      -----------       -----------
                  TOTAL ASSETS                    $36,352,690       $  6,766,688      $ 1,187,953       $44,307,331
                                                  ===========       ============      ===========       ===========


      LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Trade Accounts Payable                         $ 6,531,779       $    875,852      $         0       $ 7,407,631
   Notes Payable                                   18,244,183          1,167,162                0        19,411,345
   Current Portion of Long Term Debt                        0            105,960                0           105,960
   Accrued Liabilities                                664,740            501,915                0         1,166,655
   Other Current Liabilities                          841,600             13,204                0           854,804
                                                  -----------       ------------      -----------       -----------
      Total current liabilities                    26,282,302          2,664,093                0        28,946,395
                                                  -----------       ------------      -----------       -----------

 LONG TERM LIABILITIES                                      0            884,548          156,000 (3)     1,040,548

 STOCKHOLDERS' EQUITY:
   Preferred Stock                                    976,755                  0                            976,755
   Common Stock                                        73,254          3,189,084       -3,189,084 (4)       115,254
                                                                                           42,000 (5)
   Additional Paid in Capital                       7,213,747            120,000         -120,000 (4)    11,421,747
                                                                                        4,208,000 (5)
   Retained Earnings                                1,806,632            -91,037           91,037 (4)     1,806,632
                                                  -----------       ------------      -----------       -----------
      Total stockholders' equity                   10,070,388          3,218,047        1,031,953 (4)    14,320,388
                                                  -----------       ------------      -----------       -----------

             TOTAL LIABILITIES AND                $36,352,690       $  6,766,688      $ 1,187,953       $44,307,331
              STOCKHOLDERS' EQUITY                ===========       ============      ===========       ===========


- --------------------------------------

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(1)  To reflect Diamond's building and land at appraised values.
(2)  To reflect the excess of cost over identifiable assets less liabilities.
(3) To reflect a deferred income tax liability for the increase in the carrying value of Diamond's building and land.
(4)  To eliminate the historical equity of Diamond.
(5)  To reflect the issuance of 600,000 shares of Ultrak Common Stock.

                               ULTRAK AND DIAMOND

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                             As of March 31, 1995

                                                    Ultrak            Diamond        Pro forma          Pro forma
                     ASSETS                         3/31/95           3/31/95       Adjustments          Combined
                                                    -------           -------       -----------         ---------
 CURRENT ASSETS:
   Cash                                                     0             33,791                             33,791
   Accounts Receivable, net                        11,157,231          1,687,672                         12,844,903
   Prepaids and Other Current Assets                1,039,010            300,518                          1,339,528
   Inventories, net                                15,545,294          2,714,360                         18,259,654
   Advances for Inventory                           3,784,540                --                           3,784,540
                                                  -----------       ------------      -----------       -----------
      Total current assets                         31,526,075          4,736,341                         36,262,416
                                                  -----------       ------------      -----------       -----------

 PROPERTY and EQUIPMENT, NET                        2,034,403          1,775,338          400,000 (1)     4,209,741
                                                  -----------       ------------      -----------       -----------

 NOTES RECEIVABLE, NONCURRENT                       1,054,205                --                           1,054,205
 OTHER ASSETS:
   Goodwill, net                                    1,339,819                --           661,428 (2)     2,001,247
   Other Assets                                       157,930             45,873                            203,803
                                                  -----------       ------------      -----------       -----------
      Total other assets                            1,497,749             45,873          661,428         2,205,050
                                                  -----------       ------------      -----------       -----------
                  TOTAL ASSETS                     36,112,432          6,557,552        1,061,428        43,731,412
                                                  ===========       ============      ===========       ===========


      LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
   Trade Accounts Payable                           5,946,711            952,786                          6,899,497
   Notes Payable                                   17,882,187            782,409                         18,664,596
   Current Portion of Long Term Debt                      --             105,960                            105,960
   Accrued Liabilities                                567,314            211,425                            778,739
   Other Current Liabilities                          893,201            284,206                          1,177,407
                                                  -----------       ------------      -----------       -----------
      Total current liabilities                    25,289,413          2,336,786                         27,626,199
                                                  -----------       ------------      -----------       -----------

 LONG TERM LIABILITIES                                    --             876,194          156,000 (3)     1,032,194

 STOCKHOLDERS' EQUITY:
   Preferred Stock                                    976,755                --                             976,755
   Common Stock                                        73,254          3,230,286       (3,230,286)(4)       115,254
                                                                                           42,000 (5)
   Additional Paid in Capital                       7,213,747            120,000         (120,000)(4)    11,421,747
                                                                                        4,208,000 (5)
   Retained Earnings                                2,559,263             (5,714)           5,714 (4)     2,559,263
                                                  -----------       ------------      -----------       -----------
      Total stockholders' equity                   10,823,019          3,344,572          905,428        15,073,019
                                                  -----------       ------------      -----------       -----------

             TOTAL LIABILITIES AND                 36,112,432          6,557,552        1,061,428        43,731,412
              STOCKHOLDERS' EQUITY                ===========       ============      ===========       ===========


- --------------------------------------

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS:

(1)  To reflect Diamond's building and land at appraised values.

(2)  To reflect the excess of cost over identifiable assets less liabilities.

(3) To reflect a deferred income tax liability for the increase in the carrying value of Diamond's building and land.

(4)  To eliminate the historical equity of Diamond.

(5)  To reflect the issuance of 600,000 shares of Ultrak Common Stock.

                               BUSINESS OF ULTRAK


GENERAL

     Ultrak designs, manufactures, markets, and services video closed circuit television products for use in security applications, general observation, medical and dental equipment and automated manufacturing systems. These products include a broad line of cameras, lenses, monitors, switchers, time lapse recorders, multiplexers, and wireless video transmission systems.

     Prior to July 1993, Ultrak's Exxis Technologies, Inc. subsidiary marketed, sold, and serviced personal computer products, including desktop and tower computers, disk drives, CD-ROM drives, printers and monitors sold under its private brand name [X] Smart Choice. Ultrak discontinued this business in July 1993. See "ULTRAK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and Note I of Notes to Ultrak's Consolidated Financial Statements.

     Ultrak is a Colorado corporation incorporated in 1980. Ultrak's headquarters are located at 1220 Champion Circle, Suite 100, Carrollton, Texas 75006. Ultrak conducts its principal business operations at five locations:
Carrollton (Dallas), Texas; Broomfield (Denver), Colorado; Annapolis, Maryland; southern California and Chicago, Illinois and has additional sales offices in New York, southern Florida, Boston, Atlanta, and Los Angeles.

RECENT DEVELOPMENTS

     Effective April 1, 1994, Ultrak acquired a 56% interest in JAK Pacific Video Warranty and Repair Services, Inc., a California corporation ("JAK"), for total cash consideration of $573,000. JAK is in the business of providing warranty and repair services for CCTV equipment for a line of products manufactured by a Korean based company. JAK also has exclusive marketing and sales rights for certain products in the United States. The operations of JAK were merged with the existing operations of Ultrak's facility in southern California. The transaction was accounted for as a purchase. Ultrak has an option to acquire the remaining 44% of JAK for cash consideration of $500,000, which will expire on December 31, 1995.

     In July 1994, Ultrak exercised its option, in accordance with the terms of an Option Agreement, to acquire an additional 2.2% of the outstanding stock of Dental Vision Direct, Inc. ("DVD") from the minority shareholders of DVD, thereby increasing Ultrak's ownership in DVD from 80% to 82.2%. DVD is in the business of manufacturing, marketing, and selling an intraoral video hand piece (sold under the Ultracam trade name) and related accessories used by dentists in their practices. Effective December 30, 1994, Ultrak acquired the remaining 17.8% interest in DVD from the minority owners for total cash consideration of $5,000.

     On October 31, 1994, Ultrak's revolving line of credit with NationsBank of Texas, N.A. was increased from $12.0 million to $13.2 million. The NationsBank revolving line of credit was further increased during February 1995 from $13.2 million to $15.0 million. On October 4, 1994, Petrus Fund, L.P., of which Perot Investments is the general partner, increased its revolving line of credit to Ultrak from $6.0 million to $7.0 million and agreed to further increase Ultrak's line of credit from $7.0 million to $8.0 million upon Ultrak's achievement of certain net income requirements. In conjunction with the amendments to both loan agreements, certain financial and operational covenants were modified. All other terms and conditions of the loan agreements were unchanged.

     On March 10, 1995, the Board of Directors of Ultrak approved a proposal to change Ultrak's state of incorporation from Colorado to Delaware effective December 29, 1995, and to submit such proposal to Ultrak's shareholders. At the Annual Meeting of Shareholders of Ultrak held on May 25, 1995 (the "Annual Meeting"), the shareholders of Ultrak approved the proposal to change the state of incorporation of Ultrak from Colorado to Delaware. The change will be accomplished by merging Ultrak into a wholly-owned subsidiary of Ultrak incorporated in Delaware that was formed solely for the purpose of merging with Ultrak. See "ULTRAK'S REINCORPORATION IN DELAWARE."

NONE OF THE DIAMOND SHAREHOLDERS RECEIVING SHARES OF ULTRAK COMMON STOCK PURSUANT TO THE MERGER WILL BE ELIGIBLE TO VOTE FOR OR AGAINST THE REINCORPORATION. For a summary of certain changes in the rights of the holders of shares of Ultrak Common Stock as a result of the reincorporation of Ultrak in Delaware, see "ULTRAK'S REINCORPORATION IN DELAWARE-Significant Differences in Corporate Law of Colorado and Delaware."

CCTV PRODUCTS; INDUSTRY

     Ultrak designs, manufactures, markets, and services video CCTV products for use in security applications, general observation, medical and dental equipment, and automated manufacturing systems. These products include a broad line of cameras, lenses, monitors, switchers, time lapse recorders, multiplexers, and wireless video transmission systems.

     Ultrak's target markets are wholesale distributors, installing dealers, large end-users, mass merchants (for resale), manufacturing companies, system integrators, and dentists. Each target market is reached through a dedicated group of telemarketing and regional sales professionals as well as through catalogs, magazine advertising, and industry trade shows.

     Approximately 70% of Ultrak's CCTV products sales carry its own brand names (Ultrak, Exxis, [X] Smart Choice, Beck, Mobile Video Products, and Ultracam), with the remainder having brands owned by others such as Mitsubishi, Sony, Dedicated Micros, Panasonic, and others. Ultrak's own branded products are manufactured to its design specifications by manufacturer suppliers located in Korea, Japan, England, Hong Kong, Taiwan, China, and the United States.

     According to a Smith Barney Shearson Electronic Security Industry Report, dated January 25, 1994, by the year 2000, the CCTV industry is expected to be a $755 million annual sales component of the expected $17 billion total U.S. security industry. The CCTV segment of the security industry has experienced rapid growth since the early 1980s. CCTV sales represent a significant portion of the total security industry, trailing only intrusion detection devices and fire detection apparatus in terms of sales. Included in the CCTV category are CCTV cameras, lenses, monitors, switchers, time lapse recorders, multiplexers, video transmission systems, and various types of peripheral equipment used for CCTV installations. Ultrak's business is not generally seasonal in nature, except that sales in December and January are typically 15-20% lower than other months.

     Ultrak believes that it is an important factor within the CCTV industry and that it is one of the three largest in terms of CCTV sales in the United States. However, many of its competitors are divisions of much larger companies.

     Ultrak has trademark registration on its Ultrak, [X] Smart Choice, Beck, Ultracam, the Witness, Video Butler, and BabyWatch trade names. In addition, Ultrak has been issued a patent on its Ultracam intraoral hand piece and has patents pending on a multiple operator dental system, the Witness, a security observation system that records activity upon activation of an alarming input signal, and several other devices.

SUPPLIERS AND DISTRIBUTION

     Ultrak's product development staff designs and then coordinates with its non-affiliated suppliers to manufacture certain of its private branded products as well as coordinates and supervises the assembly and packaging of certain products by its own employees. Ultrak has been and will continue to be substantially dependent upon its manufacturer suppliers. Ultrak has exclusive and non-exclusive sales and marketing rights for certain of the CCTV products it sells, including certain CCTV cameras and systems manufactured in Japan and Korea. Ultrak has in the past experienced, and may in the future experience, short-term difficulties in obtaining some products from some manufacturers. In general, Ultrak's suppliers are constantly developing new products that advance the state of technology in security products and offer improved value. Ultrak has in the past issued letters of credit or placed funds on deposit with its suppliers to attempt to insure itself a constant and consistent supply of products.

     Approximately 95% of Ultrak's purchases from its non-affiliated suppliers are made in US dollars with the remaining 5% purchased in Japanese yen. To date, Ultrak has not been materially adversely affected by fluctuations in the valuation of the Japanese yen. It is expected that the Company will continue to purchase the vast majority of its products in US dollars.

     Ultrak believes that it has close relationships with its suppliers. In some cases, Ultrak is the exclusive or semi-exclusive marketer of its suppliers' products in the United States. Ultrak's trading agreements with its suppliers are both written and oral. In most of these relationships, Ultrak believes that the relationship is as important to the supplier as it is to Ultrak. Thus, Ultrak believes that there is a strong, mutually advantageous basis for the trading relationship to exist and grow.

     Ultrak imports its private branded security products primarily from Korea, Japan, England, Hong Kong, and Taiwan. Because of foreign production lead times, Ultrak normally makes purchase commitments to these foreign suppliers three to six months in advance. Products ordered by Ultrak and manufactured by others in Asia are shipped to warehouses of Ultrak located in the United States for subsequent delivery to customers of Ultrak.

     Delivery times on these products to the United States vary from one week to two months, depending on the mode of transportation used. Therefore, it is necessary for Ultrak to commit to and carry larger levels of inventory than would be necessary if it used strictly domestic suppliers.

     The nature of Ultrak's business is to ship most orders within 24 hours of receipt of the order. As of December 31, 1994 and 1993, Ultrak had approximately $3,939,000 and $2,093,000, respectively, in backlog for its products which it considers to be firm.

     Ultrak can ship its CCTV products from one of five warehouse locations operated by it: Carrollton, Texas; Broomfield, Colorado; Annapolis, Maryland; southern California; or Chicago, Illinois. Currently over 90% of all shipments are made from the Carrollton, Texas, centralized warehouse. Inventory, accounts receivable, purchasing, payroll, and other corporate business functions are controlled on Ultrak's integrated computer system located in its Carrollton headquarters. All sales locations are linked real time through a nationwide network which allows for orders to be entered and shipped from multiple locations.

     Approximately 21% of Ultrak's 1994 sales were to Walmart Stores, Inc. and Sam's Wholesale Club, a division of Walmart Stores, Inc. No other single customer accounted for more than 10% of total sales in 1994.

PROPERTY

     Ultrak does not own any real property or own or operate any production facilities. Ultrak or its subsidiaries lease office/warehouse space in Carrollton, Texas; Broomfield, Colorado; Annapolis, Maryland; Boston, Massachusetts; southern Florida; Atlanta, Georgia; Chicago, Illinois; and southern California.

     In January, 1994, Ultrak amended its existing lease covering approximately 69,000 square feet of office and warehouse space at its headquarters in Carrollton, Texas. The amended lease extended the lease term until May 1999 and provided a build out allowance of up to $75,000 to be used for office expansion and compliance with the provisions of the Americans with Disabilities Act. Monthly lease payments are approximately $19,600 per month.

     Ultrak believes it has sufficient space to conduct its current and anticipated future operations. Although Ultrak believes it could obtain additional space if needed on short notice, there can be no assurance that such space will be available at prices which Ultrak currently pays or could pay.

LEGAL PROCEEDINGS

     Other than the following matter, Ultrak is not aware of any material pending or threatened legal proceedings to which Ultrak is or may be a party. Ultrak knows of no legal proceedings pending or threatened or judgments entered against any director or officer of Ultrak in their capacity as such.

     On July 9, 1993, a lawsuit against Ultrak, George K. Broady, and others, styled Brokerage Services of America, Inc., Peter N. Streit, Sibylle A. Streit, and Earnest Blank, Plaintiffs, v. James Crocco, George K. Broady, Mike DeBlock, Ultrak, Inc. and Exxis Technologies, Inc., Defendants (Cause No. 93-07167-C), was filed in the 68th Judicial District Court of Dallas County, Texas. The individual Plaintiffs in this case are the principal officers of Brokerage Services of America, Inc. ("BSA"). In 1992, these individuals held meetings with George K. Broady to discuss a possible transaction between Ultrak and BSA. After conducting a "due diligence" review of BSA, the officers of Ultrak decided not to engage in any transaction with BSA. The

Plaintiffs allege that the Defendants breached an oral agreement to merge or otherwise purchase assets of the Plaintiffs and further allege an action for civil conspiracy for negligent misrepresentation by and between the Defendants, and for breach of fiduciary duty. The parties to this proceeding have agreed to settle this matter, and upon payment of the full settlement amount, the Plaintiffs will cause the case against Defendants to be dismissed with prejudice.

EMPLOYEES

     As of December 31, 1994, Ultrak had 148 full-time employees employed at five primary locations and five field sales offices, of which 88 were sales and support personnel, 17 were warehouse/assembly personnel, 17 were technical/service personnel, and 26 were administrative and managerial personnel.

                              MANAGEMENT OF ULTRAK

The directors and executive officers of Ultrak are as follows:

       Name                                        Age                                 Position
- ------------------                                 ---                                 --------
George K. Broady                                   56                                Chairman of the
                                                                                     Board, Chief
                                                                                     Executive Officer,
                                                                                     and President

James D. Pritchett                                 48                                Director, Executive
                                                                                     Vice President and
                                                                                     Chief Operating
                                                                                     Officer

William C. Lee                                     55                                Director

Charles C. Neal                                    36                                Director

Robert F. Sexton                                   60                                Nominee for Director

Tim D. Torno                                       37                                Secretary-Treasurer
                                                                                     and Chief Financial
                                                                                     Officer


         George K. Broady, Chairman of the Board, Chief Executive Officer, and President. Mr. Broady became President and Chief Executive Officer of Ultrak on March 18, 1991. Prior to that date, Mr. Broady was actively involved as the owner and president of Geneva Merchant Bankers, Dallas, Texas. Until December 1987, he was chairman and chief executive officer of Network Security Corporation, a company that he founded in 1970. Network Security Corporation and the publicly held stock of its controlled subsidiary were sold to Inspectorate International, a Swiss company, in 1987 and 1988 for $165 million. During 1988, Network Security Corporation sold its majority ownership interest in Ultrak to Mr. Broady for $662,000 in cash. He received his BS (cum laude) from Iowa State University in 1960. Mr. Broady devotes substantially all of his executive time to the business and affairs of Ultrak.

         James D. Pritchett, Director, Executive Vice President, and Chief Operating Officer. Mr. Pritchett joined Ultrak in August 1988 as Chief Operating Officer. He was promoted to Executive Vice President in October 1991. Mr. Pritchett was appointed to the Board of Directors of Ultrak on August 14, 1989. From October 1, 1980 to September 1, 1988, Mr. Pritchett was executive vice president and chief operating officer of Booth, Inc., Carrollton, Texas, a manufacturer of electronic equipment. Mr. Pritchett received his Bachelor of Science Degree in Mechanical Engineering from the University of Texas at Arlington in 1969, and his Masters in Mechanical Engineering in 1972 from Southern Methodist University, Dallas, Texas. From 1969 to 1972, he was an engineer with LTV Aerospace and from 1972 to 1978, he was product manager for Thermalloy, Inc. He was a research and development engineer with Glitech, Inc. from 1978 to 1980.

         Tim D. Torno, Secretary-Treasurer and Chief Financial Officer. Mr. Torno has been the Secretary-Treasurer and Chief Financial Officer of Ultrak since August 1988. From May 1980 to August 1988, Mr. Torno was employed by KPMG Peat Marwick in Denver, New York, and Corpus Christi, Texas, in various capacities including senior manager. Mr. Torno received a BBA in Accounting (cum laude) from Texas A & M University, College Station, Texas, in 1979 and a Masters of Business Administration (with honors) in 1993 from the University of Phoenix, Denver, Colorado. Mr. Torno is a CPA in the States of Texas and Colorado, and is a member of the American Institute of CPAs and the Texas Society of CPAs. He currently serves on the Executive Board of the Distribution Resources Company Group.

         William C. Lee, Director. Mr. Lee has served as a Director of Ultrak since June 1994. Mr. Lee has been the Senior Vice President of the Annuity Board of the Southern Baptist Convention of Dallas, Texas, a $4.5 billion dollar pension and insurance management company, since July 1991. Mr. Lee served as Managing Director of Geneva Merchant Bankers of Dallas, Texas from 1989 until 1991 and as an executive officer of San Jacinto Savings from 1988 to 1989. Mr. Lee earned his BBA from Texas A & M University in 1962 and his MBA from Southern Methodist University in 1966. Mr. Lee is a CPA in the State of Texas and a member of the American Institute of CPAs, the Texas Society of CPAs, the Financial Executives Institute and the American Institute of Image Management.

         Charles C. Neal, Director. Mr. Neal has served as a Director of Ultrak since June 1994. Mr. Neal has been President of Chas. A. Neal & Company of Miami, Oklahoma, a company which owns interests in oil and gas properties and in various corporations in several industries, including banking, since 1989. From 1985 to 1989, Mr. Neal was with Merrill Lynch & Co. in New York City, performing investment banking, general corporate finance and mergers and acquisitions services for a variety of clients. Mr. Neal is also a director of several privately held companies. Mr. Neal received his BA in Economics in 1981 from the University of Oklahoma and a JD/MBA from the University of Chicago Law School and Graduate School of Business in 1985.

         Robert F. Sexton, Nominee for Director at the Annual Meeting. Mr. Sexton has been President of Bakery Associates, Inc. of Dallas, Texas, a company which brokers bakery packaging goods, since 1983. From 1973 to 1983, Mr. Sexton was Executive Vice President and a director of Campbell Taggart, Inc. of Dallas, Texas, one of the nation's largest baking companies. Campbell Taggart was listed on the New York Stock Exchange prior to its acquisition by Anheuser Busch in 1982. Mr. Sexton is also a director of Republic Gypsum Company, a corporation which manufactures and distributes paperboard. Mr. Sexton earned his BBA in industrial management in 1956 from the University of Texas.

All directors of Ultrak hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. The officers of Ultrak are elected by the Board of Directors at its first meeting after each annual meeting of Ultrak's shareholders and hold office until their successor is chosen and qualified or until their death or until they shall resign or have been removed from office.

                       BOARD OF DIRECTORS AND COMMITTEES

         In June 1994, Ultrak established the Audit Committee of the Board of Directors. The Audit Committee, composed of Messrs. Lee and Neal, is responsible for (i) reviewing the scope of, and the fees for, the annual audit of Ultrak, (ii) reviewing with the independent auditors Ultrak's corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, (iv) reviewing with independent auditors overall accounting and financial controls and (v) being available to the independent auditors during the year for consultation purposes. The Audit Committee met twice in 1994.

         In June 1994, Ultrak also established the Compensation Committee of the Board of Directors. The Compensation Committee, composed of Messrs. Lee, Neal, and Pritchett, is responsible for determining the nature and amount of compensation for the executive officers of Ultrak, and for granting stock options under Ultrak's stock option plan. The Compensation Committee met three times in 1994.

         During 1994, there were three regular meetings and one special meeting of the Board of Directors, and all directors of Ultrak attended at least 75% of all meetings of the Board of Directors and each of the committees on which they served.

                             EXECUTIVE COMPENSATION

         The following summary sets forth all annual and long-term compensation paid or accrued to Ultrak's Chief Executive Officer and each of Ultrak's executive officers earning in excess of $100,000 during 1994 for services rendered to Ultrak during the fiscal years ended December 31, 1994, 1993, and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                       ---------
                                   ANNUAL COMPENSATION                COMPENSATION
                                   -------------------                ------------

                                                                         AWARDS
                                                                         ------

                                                                              Securities
     Name and                                        Other       Restricted   Underlying
    Principal                                        Annual         Stock      Options/       All Other
     Position       Year    Salary      Bonus     Compensation     Awards      SARs (1)    Compensation(2)
     --------       ----    ------      -----     ------------     ------      --------    ---------------
 George K.          1994  $240,000     $ 54,750        -              -           -             $1,613
 Broady, Chief
 Executive          1993  $212,762        -            -              -           -             $1,104
 Officer and
 President          1992  $100,000        -            -              -           -               -




 James D.           1994  $164,000     $ 61,200        -              -            -            $2,737
 Pritchett,
 Executive Vice     1993  $154,078     $ 38,094        -              -            -            $1,799
 President
                    1992  $125,000     $ 48,202        -              -            -            $  792

 Tim D. Torno,      1994  $105,000     $ 36,000        -              -            -            $1,872
 Vice President-
 Finance,           1993  $ 86,400     $ 23,700        -              -          20,833         $1,322
 Secretary,
 Treasurer and      1992  $ 75,674       -             -              -            -            $  426
 Chief Financial

 Officer

- ----------------------------
(1)  SARs is defined as stock appreciation rights.
(2)  Ultrak's contribution to employee's 401(k).

OPTION/SAR GRANTS

        There were no individual grants of stock options (whether or not in tandem with SARs) and freestanding SARs made during 1994 to the named executive officers.

        Ultrak adopted a Nonqualified Stock Option Plan (the "Plan") on April 15, 1988. A total of 833,333 shares of Ultrak Common Stock are subject to the Plan (amended November 1, 1991 and December 28, 1993). Options to purchase such shares may be issued to full-time employees, including officers, chosen by Ultrak's Board of Directors (which has delegated such authority to the Compensation Committee). The options vest based upon full-time employment with Ultrak at the rate of 20% per year over a five-year period. The options expire ten years from the date of grant. The option exercise price is based upon the approximate current value of Ultrak Common Stock on the date of grant. Options which are vested may be exercised at any time thereafter and prior to the expiration of the option.

        The options may be exercised for the entire amount of optioned shares granted in the event (i) the optionee dies or becomes disabled, (ii) Ultrak is merged, consolidated, or reorganized, (iii) Ultrak is dissolved or liquidated,
(iv) substantially all property and assets of Ultrak are sold, (v) if more than 50% ownership of Ultrak is transferred, or (vi) if the employee is terminated for other than cause, and his written employment agreement so provides. Further, if an employee is dismissed for cause, unexercised options, to the extent vested, may be exercised for 30 days before automatically expiring.

        As of December 31, 1994, options relating to 532,959 shares were outstanding at exercise prices ranging from $1.20 per share to $7.50 per share. Of the total outstanding options, options to purchase 313,851 shares were held by the three executive officers of Ultrak. The option exercise price is set by the Board of Directors on the date of grant near or at the then verifiable market price of Ultrak Common Stock. During 1994, 47,500 options were granted to employees of Ultrak. During 1994, 600 options were exercised by two employees. In 1994, 14,167 options which had been granted to one former employee were cancelled.

OPTION/SAR GRANTS, EXERCISES AND HOLDINGS

        There were no exercises of stock options (or tandem SARs) and freestanding SARs during 1994 by each of the named executive officers. The unexercised options owned by the named executive officers as of December 31, 1994 are presented below:

                                                                     Number of Securities        Value of Unexercised
                                                    Value           Underlying Unexercised           In-the-Money
                            Shares Acquired        Realized        Options/SARs at 12/31/94    Options/SARs at 12/31/94
            Name             on Exercise #           ($)           Exercisable/Unexercisable   Exercisable/Unexercisable
    -------------------      -------------        ---------        -------------------------   -------------------------
 George K. Broady                  -                  -                 83,311/55,540            $413,639/275,756
 James D. Pritchett                -                  -                 110,000/6,666             $557,499/22,498
 Tim D. Torno                      -                  -                 39,167/16,166             $186,563/27,187

REPORT ON REPRICING OF OPTIONS/SARS

        There were no adjustments or amendments during 1994 to the exercise price of any stock options or SARs previously awarded to any of the named executive officers.

LONG-TERM INCENTIVE PLAN (LTIP) AWARDS

        There were no awards made to the named executive officers during 1994 under any LTIP. However, Ultrak has adopted a policy to compensate its executive officers and key employees with annual bonuses. Essentially the policy is to evaluate, on an annual basis, each officer's or key employee's entitlement, if any, to a bonus. The Compensation Committee, in its sole discretion, may award a bonus of up to 50% of an employee's base salary, based on achievement of certain operating goals, asset management, employee development, and improvement in other areas considered important and valuable to Ultrak. For 1994, an executive officer bonus pool was established based on the weighted average of the bonuses earned by all of Ultrak's sales managers. Once the executive officer bonus pool was designated, bonuses were awarded to officers based on subjecting informal criteria applied by the Compensation Committee.

EMPLOYEE BENEFIT PLANS

        Ultrak does not sponsor any defined benefit or actuarial plans. However, Ultrak does sponsor a 401(k) plan for all eligible employees whereby Ultrak matched 30% during 1994 of the employees's contribution up to a maximum matching contribution of 6% of the employee's base salary. In 1994, Messrs. Broady, Pritchett, and Torno received $1,613, $2,737, and $1,872, respectively, in matching 401(k) contributions under the program.

        During 1994, Ultrak provided a medical insurance program for its full-time employees of which it paid 50% of the premium. As of December 31, 1994, Ultrak did not have any life insurance or any defined benefit retirement or pension plans for its employees, officers, or directors other than a key-man life insurance policy on George K. Broady in the amount of $1.0 million.

        Ultrak has a policy that all loans from Ultrak or its subsidiaries to its officers, directors, and key employees or their affiliates must be approved by a majority of disinterested directors. There were no loans to officers, directors, and/or key employees or their affiliates during 1994.

COMPENSATION OF DIRECTORS

        Each director of Ultrak serves until the next annual meeting of Ultrak's shareholders or until his successor is elected and qualified. Each independent director receives a fee of $1,000 for each Board of Directors' meeting and $500 for each committee meeting attended, and officers and directors are generally reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

        Messrs. James D. Pritchett, Executive Vice President of Ultrak, and
Tim D. Torno, Secretary-Treasurer and Chief Financial Officer, have entered into written employment agreements with Ultrak with varying terms and provisions summarized below. Ultrak has no termination of employment or change-in-control arrangements, except as to the substantive effect of Mr. Broady's stock ownership and the fact that Mr. Pritchett may not be terminated without cause except as of January 1 of a year, upon 12 months' prior written notice, after January 1, 1997, and Mr. Torno may not be terminated without cause except as of January 1 of a year, upon three months' prior written notice, after January 1, 1996.

        Mr. Pritchett's employment agreement, dated May 25, 1995, provides for a two-year term beginning as of January 1, 1995, but automatically extends for one-year periods with Ultrak having the right to terminate Mr. Pritchett's employment agreement upon 12 months' written notice prior to the beginning of a year. Mr. Torno's employment agreement, also dated May 25, 1995 but effective as of January 1, 1995, is for a one-year term but automatically extends for one-year periods with Ultrak having the right to terminate Mr. Torno's employment agreement upon three months' written notice prior to the beginning of a year. The employment agreements set Mr. Pritchett's and Mr. Torno's base salaries at $198,000 and $138,000, respectively.

        The employment agreements also contain standard provisions relating to the employee being entitled to participation in Ultrak's 1988 Nonqualified Stock Option Plan and participation in a bonus program. The agreements provide that the employee is to be reimbursed for reasonable expenses incurred in connection with Ultrak's business. The employment agreements further provide for standard paid vacations, car allowances, other health and accident coverage, and insurance benefits.

        Ultrak may terminate the employment agreements if the employee commits a breach of the agreement, is convicted of a criminal offense, becomes bankrupt, grossly neglects the performance of his duties, or becomes chemically addicted to alcohol, drugs, or any controlled substance. If terminated by Ultrak for any of those reasons, it is considered cause, and upon termination for cause, all benefits, including all stock options previously granted to the employee (subject to the thirty-day permitted exercise period), are cancelled and rendered null and void. If the employee dies or Ultrak terminates the employee without cause or if the employee terminates as a result of a material breach by Ultrak, then all options become exercisable for the full amount of the optioned shares and the employee is entitled to receive within 15 days all compensation he would otherwise have been entitled to receive under the terms of the agreement for such year and all other benefits. If the employee terminates the agreement for any reason (other than as a result of a material breach by Ultrak), he is entitled to exercise only those options which have been fully vested at the time of termination and he must exercise them within 30 days of the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        In June 1994, the Board of Directors created a Compensation Committee of the Board of Directors. William C. Lee, Charles C. Neal, and James D. Pritchett are members of the Compensation Committee. Messrs. Lee and Neal are independent directors. Mr. Pritchett is the Executive Vice President and Chief Operating Officer of Ultrak. Prior to the creation of the Compensation Committee, the entire Board of Directors, then composed of George K. Broady and Mr. Pritchett, established executive salaries. Mr. Broady is the Chairman of the Board, Chief Executive Officer, and President of Ultrak.

        Since July 1993, Ultrak has provided Veravision, Inc. ("Veravision") with a working capital line of credit in return for interest on the borrowed funds and warrants to purchase Veravision's capital stock. On December 30, 1994, Mr. Broady, the Chairman of the Board, Chief Executive Officer, and President of Ultrak, guaranteed the repayment of certain indebtedness of Veravision to Ultrak. Prior to Ultrak making the line of credit available to Veravision, Mr. Broady had no relationship with Veravision. Prior to Mr. Broady's guarantee, Veravision had granted Ultrak warrants to purchase 59% of Veravision's capital stock on a fully-diluted basis. Mr. Broady guaranteed certain amounts due under notes made by Veravision to Ultrak. At December 31, 1994, the amount guaranteed by Mr. Broady was approximately $470,000 and the total amount of indebtedness of Veravision to Ultrak was $900,000. In consideration of his guaranty, Ultrak transferred warrants to purchase approximately 30% of Veravision's capital stock to Mr. Broady. Should the amount covered by Mr. Broady's guaranty increase, Ultrak would be obligated to transfer warrants to purchase additional shares of Veravision stock to Mr. Broady. Veravision is a supplier of certain dental camera products to Ultrak. Purchases by Ultrak of Veravision products totaled $875,000 during 1994 and were made on an arms-length, negotiated basis and allow a reasonable gross profit margin to Veravision. Other terms of the purchases from Veravision are similar to terms of similar transactions with other, non-affiliated entities. At present, Mr. Broady's only relationship with Veravision is in his capacity as a guarantor of certain debt owed to Ultrak by

Veravision (as described above) and as the holder of warrants to acquire approximately 30% of Veravision's stock. Mr. Broady is neither an officer nor director of Veravision.

        During 1994, Ultrak made purchases of approximately $265,000 from Ultrak Electronics Limited, a Hong Kong corporation of which Mr. Broady owns approximately 30% of the outstanding capital stock. Ultrak believes that the purchases were made at prices and on terms at least as favorable to Ultrak as those which could have been obtained in an arm's length transaction with an unaffiliated party.

        During 1994, Mr. Broady acted as guarantor in part on both of Ultrak's credit facilities as well as its trade line of credit with one of its principal domestic suppliers. As of March 31, 1995, Mr. Broady has guaranteed approximately $9.2 million in liabilities of Ultrak. Mr. Broady receives no consideration for his guarantees on behalf of Ultrak.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Prior to June 1994, Ultrak did not have a Compensation Committee. Consequently, the base salary and the bonus criteria for each of Ultrak's executive officers for 1994 were established by Ultrak's Board of Directors. At that time, Ultrak's Board of Directors consisted of George K. Broady and James
D. Pritchett. Compensation of the Chief Executive Officer was determined by Ultrak's Board of Directors using subjective, informal criteria which were loosely based on Ultrak's performance a comparison of the salary paid to chief executive officers of corporations with revenues and assets comparable to Ultrak based on a survey published by a big six accounting firm and limitations provided in Ultrak's Loan Agreement with Petrus Fund, L.P. Ultrak's loan agreement with Petrus Fund, L.P. restricts the maximum salary that may be paid to the Chief Executive Officer of Ultrak without breaching the loan agreement to $350,000 per annum in the aggregate, so long as there is no default under such Loan Agreement; the maximum aggregate compensation permitted to Mr. Broady in the event of such a default is $225,000 per annum. The increase in salaries and bonuses for the named executive officers from 1993 to 1994, was determined by arriving at an appropriate base salary for the Chief Executive Officer based on a survey published by a big six accounting firm and then determining the other officers' base salary based on a subjectively determined percentage of the Chief Executive Officer's salary.

        The Board of Directors created the Compensation Committee of the Board of Directors in June 1994 comprised of Charles C. Neal, William C. Lee, and James D. Pritchett. The Compensation Committee views executive compensation as consisting of three main components: base salary and benefits, annual incentives and long-term incentives. The Compensation Committee's objective is to attract, retain, and motivate executive officers through this combination to achieve strategic and financial objectives and to create value for the shareholders of Ultrak. The Compensation Committee is in the process of creating a total compensation package which will determine compensation primarily on performance-based, objective criteria, such as net income, net income per share, return on equity, and returns to shareholders through long-term appreciation of Ultrak's stock. The Compensation Committee would like to encourage ownership of Ultrak stock by the executive officers and to tie a large portion of the executive officers' compensation to the performance of Ultrak's stock and hence to align executive officers' interests more closely with shareholders' interests. The Compensation Committee also wants to have a discretionary component to reward exceptional individual achievement.

        Since June 1994, the Compensation Committee has undertaken a thorough review of Ultrak's current levels of executive compensation in light of the Compensation Committee's policy objectives. This review included a comprehensive survey of compensation in comparable companies, as well as analysis of specific Ultrak plans. In its review, the Compensation Committee relied heavily on information provided by Towers Perrin, a nationally recognized expert in compensation, and, to a lesser extent, on other publicly available surveys. Based on this review, the Compensation Committee concluded that the executive officers of Ultrak were undercompensated in 1994 by comparison with companies of similar size, industry, and performance (the companies analyzed have no relationship with the peer group used in the performance graph). To rectify this, the Compensation Committee has adjusted the base salaries of the executive officers for 1995 to bring such salaries closer to the median salaries for such positions in comparable companies. In addition, the Compensation Committee has, effective in 1995, revised the annual bonus program to make it more dependent on the achievement of the budgeted net income before taxes of Ultrak. For 1994, an executive officer bonus pool was established based on the weighted average of the bonuses earned by all of Ultrak's sales managers. Once the executive officer bonus pool was designated, bonuses were awarded to officers based on subjective, informal criteria applied by the Compensation Committee. The Compensation Committee has also requested the officers of Ultrak to recommend a long- term incentive program for Ultrak which is based on objective criteria and which encourages long-term ownership by executive officers of Ultrak stock.

                                Charles C. Neal
                                George K. Broady
                                 William C. Lee
                               James D. Pritchett

PERFORMANCE GRAPH

        The following chart compares the cumulative total shareholder return on Ultrak Common Stock during the five fiscal years ended December 31, 1994 with the cumulative total return on the NASDAQ market index and a peer group index. The peer group consists of all of the publicly-traded companies with the same two digit SIC code (wholesale trade - durable goods). A listing of the companies in the peer group can be obtained without charge by writing Ultrak, Inc., 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, Attention:
Investor Relations. Ultrak relied upon information provided by the University of Chicago Center for Research in Securities Prices with respect to the peer group stock performance. Ultrak did not attempt to validate the information supplied to it other than to review it for reasonableness. The comparison assumes $100 was invested on December 29, 1989 in Ultrak Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. Adjustments have been made to give retroactive effect to the December 1993 one-for-six reverse stock split.

        THE FOLLOWING TABLE REPLACES THE GRAPH PRESENTED IN THIS POSITION IN THE PAPER FILING OF THE PROXY STATEMENT AND HAS BEEN INSERTED SOLELY FOR THE PURPOSE OF ULTRAK'S ELECTRONIC FILING:


  CRSP TOTAL RETURNS INDEX
  FOR:                          12/29/89     12/31/90     12/31/91     12/31/92     12/31/93    12/31/94
  ------------------------      --------     --------     --------     --------     --------    --------
  Ultrak, Inc.                  100.0        34.8         160.9        143.5        165.2       165.2
  Nasdaq Stock Market (US       100.0        84.9         136.3        158.6        180.9       176.9
  Companies)
  NASDAQ Stocks (SIC 5000-      100.0        91.3         155.8        159.6        207.1       180.6
  5099 US Companies)

                        PRINCIPAL SHAREHOLDERS OF ULTRAK

        The following table sets forth certain information as to the number of shares of Ultrak Common Stock beneficially owned as of December 31, 1994, by
(i) each person who is known to Ultrak to own beneficially more than five percent of the outstanding shares of Ultrak Common Stock or the outstanding shares of Series A Preferred Stock of Ultrak and their address, (ii) each executive officer and director, and (iii) all officers and directors as a group.




                                              Beneficial Ownership               Beneficial Ownership
                                           of Ultrak Common Stock (1)       of Series A Preferred Stock (1)
                                           --------------------------       -------------------------------
                       Name                Shares          Percentage       Shares               Percentage
                       ----                ------          ----------       ------               ----------
              George K. Broady          2,368,769 (2)              32.55      193,351               100%
              Ultrak, Inc.
              1220 Champion Circle
              Suite 100
              Carrollton, TX  75006

              James D. Pritchett          136,396 (3)               1.87             -0-             -0-

              William C. Lee                  26,667                *                -0-             -0-
              Director

              Charles C. Neal             154,908 (4)               2.13             -0-             -0-
              Director

              Robert G. Sexton               103,066                1.42             -0-             -0-
              Nominee for Director

              Tim D. Torno                 35,290 (5)             *                  -0-             -0-

              All executive officers    2,825,096                  38.83      193,351 (7)           100%
              and directors as a
              group (five persons)(2)(4)(6)(7)


(1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares shown as beneficially owned.
(2) Includes 166,667 shares of Ultrak Common Stock held by a trust for the benefit of members of Mr. Broady's family, of which Mr. Broady serves as sole trustee, 138,851 shares of Ultrak Common Stock issuable upon exercise of stock options held by Mr. Broady and 406,981 shares of Ultrak Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by Mr. Broady. See "Description of Capital Stock." Mr. Broady disclaims beneficial ownership of the shares of Ultrak Common Stock owned by the trust.
(3) Includes 110,000 shares of Ultrak Common Stock issuable upon exercise of options held by Mr. Pritchett.
(4) Comprised of 9,650 shares of Ultrak Common Stock owned by Pantheon, Incorporated, a corporation owned by Mr. Neal and his wife, and 145,258 shares of Ultrak Common Stock owned by Chas. A. Neal & Company, a corporation of which Mr. Neal is President.
(5) Includes 35,000 shares of Ultrak Common Stock issuable upon exercise of options held by Mr. Torno.
(6) Includes options to purchase an aggregate of 145,000 shares of Ultrak Common Stock held by Messrs. Pritchett and Torno.

(7) The Series A Preferred Stock has 16.667 votes per share. Through ownership of Ultrak Common Stock and Series A Preferred Stock, Mr. Broady holds 53.7% of the voting power of all of the outstanding capital stock of Ultrak. All of the executive officers and directors of Ultrak as a group hold 58.4% of the power of all of the outstanding capital stock of Ultrak.

- ------------------------
* less than 1%

                     DESCRIPTION OF ULTRAK'S CAPITAL STOCK

GENERAL

        COMMON STOCK. The Ultrak Charter authorizes 50,000,000 shares of Common Stock with no par value. Effective as of December 28, 1993, the Ultrak Charter was amended to, among other things, eliminate the Class A Non-Voting Stock. None of these shares are issued and outstanding. Each record holder of shares of Ultrak Common Stock is entitled to one vote for each share held of record on all matters properly submitted to the shareholders of Ultrak for their vote. Cumulative voting is not authorized by the Articles of Incorporation. A quorum at any shareholders meeting consists of more than a majority of the stock outstanding and entitled to vote at such meeting.

        PREFERRED STOCK. The Ultrak Charter authorizes 2,000,000 shares of Preferred Stock, $5.00 par value. As of December 28, 1993, there was one series of Preferred Stock designated: Series A Preferred Stock. The
Series A Preferred Stock is entitled to 16.667 votes per share. As of December 31, 1994, there were 195,351 shares of Series A Preferred Stock issued and outstanding and all of such shares are owned by Mr. Broady. Holders of the Series A Preferred Stock are entitled to preferential dividends payable quarterly and accruing at a rate of 12% per annum on the original purchase price of $5.00 per share. Upon liquidation, dissolution, or winding up of Ultrak, holders of the Series A Preferred Stock are entitled to receive the original purchase price of $5.00 plus any unpaid dividends (the "Liquidation Value") accruing to that date in preference to holders of Ultrak Common Stock. Each share of Series A Preferred Stock is convertible into 2.083 shares of Ultrak Common Stock at the option of the holder. Ultrak's Preferred Stock may be issued in series from time to time with such designation, rights, preferences, and limitations as the Board of Directors of Ultrak may determine by resolution. The potential exists, therefore, that additional Preferred Stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over holders of Ultrak Common Stock. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue Preferred Stock without shareholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of Ultrak without any further action by shareholders.

DIVIDENDS

        Holders of Ultrak Common Stock are entitled to receive dividends when and as declared by Ultrak's Board of Directors out of legally available funds after all dividends to holders of Ultrak's Preferred Stock have been paid. Any such dividends may be paid in cash, property, or shares of Ultrak Common Stock.

MISCELLANEOUS RIGHTS AND PROVISIONS

        The shares of Ultrak Common Stock have no preemptive or conversion rights, no redemption or sinking fund provisions, and are not liable to further call or assessment. The outstanding shares of Ultrak Common Stock are, and any shares of Ultrak Common Stock issued pursuant to the Merger will be, fully paid and nonassessable. Each share of Ultrak Common Stock is entitled to share ratably in any asset available for distribution to holders of Ultrak Common Stock upon liquidation of Ultrak after holders of Ultrak's Preferred Stock have received the liquidation value of their shares.

REPORTS TO SHAREHOLDERS

        Ultrak is subject to the reporting requirements of the Exchange Act and therefore makes available annual reports to its shareholders containing audited financial statements reported upon by its independent auditors. In addition to Ultrak's reporting obligations under the Exchange Act, Ultrak intends to release unaudited quarterly or other interim reports to its shareholders as it deems appropriate.

TRANSFER AGENT AND REGISTRAR

        Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 is the transfer agent and registrar for Ultrak Common Stock.

                   MARKET FOR ULTRAK COMMON STOCK AND RELATED
                              SHAREHOLDER MATTERS

PRICE RANGE OF ULTRAK COMMON STOCK.

        Ultrak Common Stock became listed on the Nasdaq on January 18, 1994. Prior to that time, Ultrak Common Stock was traded in the over-the-counter market and price quotations for the two-year period shown below were reported on Nasdaq under the symbol "ULTK." The quotations shown below, which are the range of the high and low bid prices for 1993 and high and low closing prices thereafter, were compiled by Ultrak from Monthly Statistical Reports supplied by Nasdaq. All quotes for 1993 represent inter-dealer quotations, without retail markup, mark-down, or commission and may not necessarily represent actual transactions in the Ultrak Common Stock. All prices in 1993 have been retroactively restated to reflect the one-for-six reverse stock split, which was effected on December 28, 1993.

                                                                         High bid             Low bid
                                                                         --------             -------
         1993*
           First quarter                                                    $7.50               $4.31
           Second quarter                                                    9.75                5.64
           Third quarter                                                     9.00                5.25
           Fourth quarter                                                    7.62                5.63



                                                                         High Close           Low Close
                                                                         ----------           ---------
         1994
           First quarter                                                    $8.63               $5.75
           Second quarter                                                    7.13                4.50
           Third quarter                                                     7.63                6.13
           Fourth quarter                                                    8.00                6.75

         1995
           First quarter                                                    $7.13               $5.75

*Retroactively restated to reflect the one-for-six reverse stock split, which was effected on December 28, 1993.

The total number of holders of Ultrak Common Stock as of May 31, 1995, was approximately 3,200, comprised of approximately 1,500 shareholders of record and approximately 1,700 not of record.

ULTRAK'S DIVIDEND POLICY.

         Ultrak has never paid any dividends to its common shareholders. Currently, it is the intention of Ultrak not to pay any dividends to the holders of Ultrak Common Stock in the foreseeable future. Management of Ultrak intends to reinvest earnings available to common shareholders in the development and expansion of Ultrak's business. The declaration in the future of any cash dividends on Ultrak Common Stock will be at the discretion of the board of directors and will depend upon the earnings, capital requirements and financial position of Ultrak, general economic conditions, and other pertinent factors. Ultrak's loan and security agreements with its financial institutions require the lender's prior written consent to Ultrak's payment of cash dividends on Ultrak Common Stock. To the extent allowed by Ultrak's loan agreements, Ultrak does intend to pay dividends on its shares of Series A Stock all of which are owned by George K. Broady, the Chairman of the Board, Chief Executive Officer, and President of Ultrak. Annual preferred stock dividends in the amount of $117,210 were paid to Mr. Broady during each of 1994, 1993, and 1992.

                       SELECTED FINANCIAL DATA OF ULTRAK


         The following table sets forth for the periods and the dates indicated, selected financial and operating data for Ultrak. This information should be read in conjunction with the financial statements of Ultrak included elsewhere in this Prospectus/Proxy Statement and "ULTRAK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" which are included elsewhere herein.


                                  THREE MONTHS
                                      ENDED
                                     MARCH 31,                                   YEAR ENDED DECEMBER 31,
                             -------------------------       -----------------------------------------------------------------
                                 1995         1994               1994          1993          1992*       1991(1)        1990
                             -----------   -----------       -----------   -----------   -----------   ----------    ----------
STATEMENT OF
OPERATIONS DATA
- ---------------

Net sales                    $21,829,162   $17,764,973       $78,793,711   $52,411,971   $28,864,478   $18,003,952   $9,765,978
                             -----------   -----------       -----------   -----------   -----------   -----------   ----------

Gross profit                 $ 5,322,078   $ 4,172,044       $19,444,003   $12,858,457   $ 7,367,629   $ 4,613,904   $2,494,659
                             -----------   -----------       -----------   -----------   -----------   -----------   ----------

Operating income (loss)      $ 1,608,666   $ 1,122,619       $ 5,109,687   $ 3,655,020   $ 1,278,618   $   694,728   $ (318,905)
                             -----------   -----------       -----------   -----------   -----------   -----------   ----------

Income from continuing
  operations before income
  taxes                        1,231,392       922,631       $ 4,302,532   $ 3,020,403   $   569,843   $   470,942   $ (775,196)
Income taxes                     449,459       294,574         1,513,020       381,543        26,343           -            -
                             -----------   -----------       -----------   -----------   -----------   -----------   ----------

Income (loss) from
  continuing
  operations                     781,933       628,057         2,789,512     2,638,860       543,500       470,942     (775,196)

Discontinued operations              -             -            (190,000)   (1,834,370)      294,255           -            -
                             -----------   -----------       -----------   -----------   -----------   -----------   ----------




         Net income (loss)       781,933       628,057         2,599,512       804,490       837,755       470,942     (775,196)

Dividend requirements on
  preferred stock                 29,302        29,302           117,210       117,210       117,210       117,210          -
                             -----------   -----------       -----------   -----------   -----------   -----------   ----------

Net income (loss) allocated
  to common shareholders     $   752,631   $   598,755       $ 2,482,302   $   687,280   $   720,545   $   353,732   $ (775,196)
                             ===========   ===========       ===========   ===========   ===========   ===========   ==========

Income (loss) per common
  share from continuing
  operations                 $       .11   $       .09       $       .39   $       .37   $       .07   $       .06   $    (0.15)
                             ===========   ===========       ===========   ===========   ===========   ===========   ==========

Net income (loss) per common
  share                      $       .11   $       .09       $       .36   $       .10   $       .11   $       .06   $    (0.15)
                             ===========   ===========       ===========   ===========   ===========   ===========   ==========


                                     AS OF                                       AS OF DECEMBER 31,
                                   MARCH 31,                 -----------------------------------------------------------------
                                     1995                       1994          1993          1992         1991         1990
                                 -----------                 -----------   -----------   -----------   ----------    ----------
BALANCE SHEET DATA
- ------------------

Total assets                     $36,112,432                 $36,352,690   $25,384,794   $16,198,851   $ 8,054,270   $4,567,900
Short-term debt                   17,882,187                  18,244,183    12,875,039     7,134,701     2,218,599    1,140,000
Long-term debt                           -                           -             -         285,000       285,000          -
Shareholder's equity              10,823,019                  10,070,388     7,541,339     6,817,683     4,177,044    2,881,847
Cash dividends declared
  per common share                       -                           -             -             -             -            -

 * Reclassified to reflect discontinued operations; see Note I of Notes to Consolidated Financial Statements.

(1) Effective January 1, 1991, Ultrak acquired all of the outstanding common stock of CCTV Source, Inc. (CCTV). CCTV's sales and loss before income taxes for the year ended December 31, 1991 were $5,716,000 and $38,000, respectively.

            ULTRAK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1995 COMPARED TO THREE MONTHS ENDED MARCH 31, 1994

Results of Operations - Continuing Operations:

        For the three months ended March 31, 1995, net sales increased $4,064,189 (23%) over the comparable 1994 period. This growth was due primarily (90%) to increased volume of sales of existing closed circuit television (CCTV) products to all of the markets that Ultrak serves. New products introduced by Ultrak during the first quarter of 1995 contributed approximately 10% of the increase in net sales.

        In comparison, for the three months ended March 31, 1995, cost of goods sold increased $2,914,155 (21%) over the comparable 1994 period. This increase was in virtual direct relationship to the overall CCTV increase in net sales.

        The overall gross profit percentage increased to 24.38% in 1995 from 23.48% in 1994 for the comparable three month period ended March 31, primarily because of increased sales of Ultrak branded products that carry higher gross profit margins and the higher margins earned on new product sales. In general, gross profit margins on non Ultrak branded products have decreased during 1995 due to competition in the industry and a strategic decision by Ultrak to be the industry value leader.

        For the three months ended March 31, 1995, other operating expenses increased $663,987 (22%) from the comparable 1994 period. This increase was primarily due to increased sales and marketing costs including personnel, travel and other related costs commensurate with the overall increase in sales and the strategic plan to build the market for greater sales in the future. In addition, new product promotion costs were incurred during the first quarter including advertising, printing, product shows and other promotional activities.

        For the three months ended March 31, 1995, other (income) expenses increased $177,286 (89%) from the comparable 1994 period because of increased interest expense on borrowings due to higher prime interest rates offset by interest income on notes receivable and miscellaneous income.

Liquidity and Capital Resources:

        Ultrak's cash management policy is to directly apply all cash proceeds to offset bank debt. Ultrak had a net decrease in cash for the three month period ended March 31, 1995 of $642,241. Net cash provided by operating activities was $79,345, primarily because of net cash profits and reductions in advances for inventory partially offset by significant increases in accounts and notes receivable and inventory on hand related to higher sales during the period and reductions in trade accounts payable.

        Net cash used in investing activities for the three months ended March 31, 1995 was $330,288 primarily for capital expenditures for office and warehouse equipment, upgrades to Ultrak's computer system and leasehold improvements.

        Net cash used in financing activities for the three months ended March 31, 1995 was $391,298 from a net reduction during the quarter in borrowings on Ultrak's two lines of credit and payment of dividends on preferred stock.

        As of March 31, 1995, Ultrak had unused available lines of credit totaling approximately $4.1 million.

        On February 9, 1995, Ultrak's line of credit with NationsBank of Texas, N.A. was increased from $13.2 million to $15.0 million under the same terms and conditions.

        Ultrak will continue to be dependent upon its bank and other lender financing to fund its operations. Ultrak anticipates that its current operations and future growth will be financed through increased lines of credit and internally generated profits. Ultrak believes such sources of funds will be adequate for its projected needs for the next twelve (12) months. Ultrak may attempt to raise additional equity capital if sales increase faster than planned or if it is otherwise deemed advantageous to do so.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

Results of Operations - Continuing Operations:

         For the year ended December 31, 1994, sales from continuing operations were $78,793,711, an increase of $26,381,740 (50%) over 1993. This growth was due primarily (70%) to increased volume of sales of existing CCTV products to all of the markets that Ultrak serves. New products introduced by Ultrak during 1994 contributed approximately 30% of the increase in sales.

         In comparison, cost of sales were $59,349,708 for the year ended December 31, 1994, an increase of $19,796,194 (50%) over 1993. This increase was in a virtual direct relationship to the overall CCTV increase in sales. Gross margins on sales increased to 24.68% in 1994 from 24.53% in 1993, primarily because of new product sales at higher margins, offset by competition in the CCTV market and a strategic decision by Ultrak to be an industry value leader.

         Marketing and sales expenses were $11,201,460 for the year ended December 31, 1994, an increase of $4,175,946 (59%) over 1993. This increase was due to additional CCTV sales and sales support staff and related costs incurred to support the increased level of CCTV sales, travel, and related costs and increased marketing, advertising, and promotional costs.

         General and administrative expenses were $3,132,857 for the year ended December 31, 1994, an increase of $954,934 (44%) from 1993 due to additional administrative staff and related costs necessary to support the increase in sales.

         Other expenses were $807,155 for the year ended December 31, 1994, an increase of $172,538 (27%) over 1993. This increase was due primarily to increased interest costs on borrowings offset by interest income on notes receivable.

         Results of Operations - Discontinued Operations. On July 22, 1993, Ultrak announced that it would discontinue its personal computer ("PC") products business segment and concentrate its resources on the CCTV business segment. As a result of this decision, the operations and net assets of the PC business segment have been classified as discontinued operations for all periods presented.

         During the year ended December 31, 1994, Ultrak recorded an additional provision of $190,000, net of income tax benefit, to reflect costs of dissolution of the business as well as provision for expected settlement costs of the remaining lawsuit relating to the discontinued operations.

         Sales included in discontinued operations for the year ended December 31, 1994, 1993, and 1992 were $110,720, $19,232,836 and $9,677,585, respectively (not included in net sales reported from continuing operations above).

Liquidity and Capital Resources:

         Ultrak had a net increase in cash for the year ended December 31, 1994 of approximately $142,000. Cash used in operating activities during 1994 was approximately $3,517,000, primarily because of increases in accounts receivable, inventory, and advances for inventory required by the significantly higher sales volume. Cash used in investing activities was approximately $1,925,000 for capital expenditures for furniture, fixtures, tooling, leasehold improvements, and other fixed assets and acquisition of business. Cash provided by financing activities was approximately $5,584,000, consisting of net borrowings from Ultrak's bank and other lenders. It is expected that the Company should begin to generate positive annual operating cash flows when its growth slows to a more traditional level.


         During 1994, Ultrak advanced a net total of $699,000 on notes receivable to three parties. The largest advance ($500,000) was to Veravision, Inc., a California corporation, for a working capital line of credit in consideration of interest on the borrowed funds and warrants to purchase Veravision's capital stock. Veravision, formed in 1993, is a manufacturer of dental camera products for which Ultrak has exclusive United States marketing rights. All of the notes have varying repayment terms, interest rates and other terms. See Note H to Notes to Consolidated Financial Statements for the years ended December 31, 1994, 1993, and 1992.


         As of December 31, 1994, Ultrak had unused available lines of credit totaling approximately $1,956,000.

         On October 31, 1994, Ultrak's revolving line of credit with NationsBank of Texas, N.A. was increased from $12.0 million to $13.2 million. The NationsBank revolving line of credit was further increased during February 1995 from $13.2 million to $15.0 million. On October 4, 1994, Petrus Fund, L.P., of which Perot Investments is the general partner, increased its revolving line of credit to Ultrak from $6.0 million to $7.0 million and provided for the further increase of the line of credit from $7.0 million to $8.0 million upon Ultrak achieving certain net income requirements. In conjunction with the amendments to both loan agreements, certain financial and operational covenants were modified. All other terms and conditions of the loan agreements were unchanged.

         Concurrently with the amendment to the Petrus loan agreement, the warrant issued to Petrus to acquire Ultrak Common Stock was amended to reflect that the warrant exercise price was reduced from $9.00 per share to $8.00 per share, and the number of Shares of Ultrak Common Stock subject to the warrant was increased from 154,762 to 200,000.


         Both of Ultrak's amended credit facilities contain financial covenants, including leverage ratios, as defined, of not more than 2.75 to 1.0; current ratios, as defined, of at least 1.20 to 1.0, working capital requirements, limitations on capital expenditures and minimum net income requirements, among others. Operational covenants contained in the credit agreements include limitations on the sale of assets, prohibitions against liens on collateral, limitations on indebtedness and contingent liabilities, prohibitions against changes in management, payment of dividends and acquisitions of assets, among others.


         As of March 31, 1995, Ultrak was in compliance with all of its covenants with its lenders.

         Ultrak will continue to be dependent upon its bank and other lender financing to fund its operations. Ultrak anticipates that its current operations and future growth will be financed primarily through increased lines of credit and internally generated profits. Ultrak believes such sources of funds will be adequate for its projected needs for the next twelve (12) months. Ultrak may attempt to raise additional equity capital if sales increase faster than planned or if it is otherwise deemed advantageous to do so.

YEAR ENDED DECEMBER 31, 1993 COMPARED TO YEAR ENDED DECEMBER 31, 1992

Results of Operations - Continuing Operations:

         For the year ended December 31, 1993, sales from continuing operations were $52,411,971, an increase of $23,547,493 (82%) over 1992. This growth was due to increased sales of CCTV products to all of the markets that Ultrak serves.

         In comparison, cost of sales were $39,553,514 for the year ended December 31, 1993, an increase of $18,056,665 (84%) over 1992. This increase was due to overall CCTV sales increases, new product sales, and new mass retail outlet sales. Gross margins on sales decreased to 24.5% in 1993 from 25.5% in 1992, primarily because of competition in the CCTV market and a strategic decision by Ultrak to be an industry value leader.

         Marketing and sales expenses were $7,025,514 for the year ended December 31, 1993, an increase of $2,446,861 (53%) over 1992. This increase was due to additional CCTV sales and sales support staff and related costs incurred to support the increased level of CCTV sales, marketing costs to support sales, and increased advertising and promotional costs.

         General and administrative expenses were $2,177,923 for the year ended December 31, 1993, an increase of $667,565 (44%) from 1992 due to additional administrative staff and related costs necessary to support the increase in sales.

         Other expenses were $634,617 for the year ended December 31, 1993, a decrease of $74,158 (10%) over 1992. This decrease was due primarily to interest income on notes receivable offset by increased interest costs.

         During the fourth quarter of 1993, Ultrak determined it was more likely than not that a portion of its deferred tax valuation allowance was realizable. This determination was a result of the profits from continuing operations in 1993 and the forecasted profits for 1994. A deferred tax valuation allowance still remains for deferred tax assets related to net operating loss carryforwards, use of which are limited by Section 382 of the Code.

Liquidity and Capital Resources:

         Ultrak had a net decrease in cash for the year ended December 31, 1993 of approximately $323,000. Cash used in operating activities during 1993 was approximately $4,394,000, primarily because of increases in accounts receivable, inventory and advances for inventory required by the significantly higher sales volume. Cash used in investing activities was approximately $1,309,000, primarily for capital expenditures for furniture, fixtures and other fixed assets and funding of notes receivable. Cash provided by financing activities was approximately $5,380,000, consisting of net borrowings from Ultrak's bank and other lenders.

         As of December 31, 1993, Ultrak had unused available lines of credit totaling approximately $5,410,000.

                              BUSINESS OF DIAMOND

GENERAL

         Diamond manufactures and sells high-speed commercial security and surveillance systems used by large retailers, metropolitan surveillance systems for traffic control, and hazardous viewing systems used by industry. Diamond's commercial security and surveillance systems are utilized in monitoring indoor and outdoor areas of large retailers. Diamond's industrial viewing systems are utilized in observing furnace operation, gauge monitoring, smoke stack monitoring and tower plant inspection. Diamond's headquarters are housed in a 72,000 square foot building located 20 miles southeast of Columbus, Ohio in Carroll, Ohio. Diamond employs approximately 100 people.

         SURVEILLANCE SYSTEMS FOR LARGE RETAILERS

         Diamond's FastScan(TM) was the first high-speed remote-controlled pan (sideways movement), tilt (up/down movement), and zoom product of its kind. Their Intelli-vision(TM) System features a one-way mirrored dome housing that conceals a variable high-speed tracking device. This device is controlled by a joy stick and provides continuous 360 degree right and left pans, plus direct tilt down and a wide range of zooms. During the development of the Scan family of products, three major patents were awarded.

         SURVEILLANCE SYSTEMS FOR TRAFFIC CONTROL AND CRIME PREVENTION

         Diamond's high-speed camera domes are used for crime prevention in downtown areas and for traffic observation. This system permits police or emergency vehicles to be rapidly dispatched from a central control room monitoring the traffic. The taped recordings from these cameras are also used in traffic pattern studies and for risk managment.

         INDUSTRIAL VIEWING SYSTEMS

         Diamond's industrial viewing systems are utilized in observing furnace operation, gauge monitoring, smoke stack monitoring and power plant inspection. Typically industrial viewing systems are:

         - The Diamond furnace system provides an accurate and convenient means to accomplish visual monitoring of flame inside of a furnace to ensure proper combustion.

         - Guage Viewing Systems provide centrally located visual monitoring of the boiler drum water and steam level enabling the continuous check of boiler water levels to prevent tube damage in boilers.

         - The StackScan(TM) System provides complete visual monitoring of all flue gas emission stacks within the view of a single camera.

         - A complete line of radiation resistant cameras, lenses, camerahousings, plans and tilts are available for nuclear inspection applications requiring high radiation and contamination resistance.

         OPERATIONS

         Diamond's design/manufacturing operations are located in Carroll, Ohio. Production areas use such contemporary equipment as the latest Hollis wave-soldering equipment; ultrasonic vapor degreasers; axial and radial lead-preparation machines; complete wire-harness assembly jigs; and silkscreening equipment. Diamond's Materials Control organization ensures excellent quality from the pruchase of components to the delivery of complete systems. Diamond's computer design facilities include all hardware and software necessary to develop and test the computer systems and remote stations required for any DEI security or process monitoring system.

         DISTRIBUTION

         Diamond's surveillance products are sold to wholesale distributors (which supply dealers that sell to the end user), and installing dealers (which deal direct with the end user) and directly to the end user (typically large retail chains). Diamond's industrial viewing systems are nearly all sold to the end user (such as power plants, steel mills, and paper and pulp plants) through contracted manufacturers representatives or Diamond's sales managers.

         INTELECTUAL PROPERTY. Diamond relies upon the trademarks "FastScan," "SmartScan," "Intell-vision," and "StackScan" for its products. Diamond claims protection of key elements of its "Scan" family of products under three major patents developed or acquired by Diamond.

         GOVERNMENTAL REGULATIONS. Diamond's business is not materially affected by existing or probable government regulations on Diamond or its products.

         COMPARISON WITH ULTRAK'S PRODUCTS. Generally, Diamond's products are used in more technical applications than Ultrak's products and are more highly automated than Ultrak's products. As a result, the Diamond product line will expand Ultrak's product line. There is little overlap between Ultrak's products and Diamond's products.

EMERGENCE FROM BANKRUPTCY


         During 1991 Diamond began to experience significant declines in its revenue base ($12,861,108 - 1990, $8,554,592 - 1991, a $4,306,516 decline, or
33%) primarily as the result of weakness in the market for large-scale nuclear power plant security surveillance systems and process automation control systems. With virtually no reduction in operating expenses during 1991 Diamond incurred a catastrophic loss of $1,219,647 for the year. This loss adversely affected the ability of Diamond to restructure its subordinated debt and led to its insolvency and Chapter 11 filing in July 1991.

         Just prior to its Chapter 11 filing Diamond replaced its President and Chief Executive Officer with its current President, Richard Tompkins, who was experienced in business turnaround management.

         Diamond, under its new President, immediately began a vigorous program to eliminate unprofitable and technologically obsolete product lines and to replace executive management in the sales and marketing area. Nuclear security surveillance and process automation control segments were eliminated with accompanying cost and overhead reductions. Also at this time Diamond began to emphasize its pan-tilt-zoom (PTZ) FastScan/SmartScan product lines which accounts for a significant portion of total revenue. A new Vice President of Sales and Marketing was hired in May 1992 to increase Diamond's sales back to its pre-bankruptcy levels but only into profitable CCTV business segments. As a result of these changes, Diamond's net sales and operating expenses have changed since the year of the Chapter 11 filing as follows:


                                                            Three Months
                                                             Ended March
                                                          -----------------
$(000's)        1991      1992       1993      1994       1994         1995
                ----      ----       ----      ----       ----         ----
Net Sales      $8,555    $8,748     $9,368    $11,774     2,322        2,960
Operating
Expenses        3,361     2,254      2,418      3,197       685          751



         MARKET FOR DIAMOND COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         Diamond Common Stock is held of record by approximately 380 shareholders. Diamond presently has no outstanding options, warrants, or other rights to purchase shares of Diamond Common Stock. There is no established trading market for Diamond Common Stock. Diamond has not declared any cash dividends on its common stock since the time of acquisition of Diamond by an investor group in 1986, and it is expected by Diamond's Board of Directors that no dividends will be declared or paid in the foreseeable future.

                       PRINCIPAL SHAREHOLDERS OF DIAMOND

         The following table sets forth certain information as to the number of shares of Diamond Common Stock beneficially owned as of April 28, 1995, by (i) each person who is known to Diamond to own beneficially more than five percent of the outstanding shares of Diamond Common Stock and their address, (ii) each executive officer and Director of Diamond, and (iii) all executive officers and Directors of Diamond as a group.

 Name                                                  Shares                    Percentage
 ----                                                  ------                    ----------
 John W. Biddinger                                   1,018,003(1)                   21.2%
 Director
 7491 Albert Tillinghast Drive
 Sarasota, FL  34240

 Computer Products, Inc. (2)                          625,667                       13.0%
 7900 Glade Road
 Boca Raton, FL  33434

 Robert N. Davies                                     367,475                        7.6%
 Director
 3307 Bay Road North
 Indianapolis, IN  46240

 H. Charles Koehler                                   634,801                       13.2%
 Director
 4511 Briarwood Drive
 Indianapolis, IN 46250

 William Muirhead, III                                653,120                       13.6%
 Director
 304 Long Cove Drive
 Hilton Head, SC  29928

 Richard M. Tompkins                                  305,124                        6.3%
 Director and Executive Officer
 6171 Zachary Woods Lane
 Columbus, OH  43232

 All Directors and Executive                        2,978,523                       61.9%
 Officers as a Group (5 persons)

- ----------------------------

(1) Includes 637,637 shares of Diamond Common Stock owned by Mr. Biddinger's spouse, Margaret H. Biddinger, as to which Mr. Biddinger is deemed to be the beneficial owner under the rules and regulations of the Commission.

(2) Computer Products, Inc. is a publicly-held company which, to the best of Diamond's knowledge based upon publicly available information, has no single controlling person who would be in a position to direct the disposition or voting of the shares of Diamond Common Stock owned by Computer Products, Inc.

                       SELECTED FINANCIAL DATA OF DIAMOND

                                    THREE MONTHS
                                       ENDED
                                      MARCH 31,                                      FISCAL YEAR ENDED
                               -------------------------   --------------------------------------------------------------------
                                  1995           1994         01/01/95       01/02/94      01/03/93      12/29/91      12/30/90
                               -----------   -----------   ------------   -----------   -----------   -----------   -----------
                                                                                                      (Unaudited)   (Unaudited)
Statement of
Operations Date
- ---------------

Net Sales                      $ 2,959,586   $ 2,321,700   $11,774,691   $ 9,367,799   $ 8,747,964  $  8,554,592  $ 12,861,108
                               ===========   ===========   ===========   ===========   ===========  ============  ============

Gross Profit                   $   941,651   $   730,009   $ 3,765,223   $ 2,940,844   $ 2,539,546  $  2,389,684  $  3,871,562
                               ===========   ===========   ===========   ===========   ===========  ============  ============

Operating Income (loss)        $   190,489   $    44,542    $  761,371   $   523,319   $   285,679  ($   971,207) $    341,348
                               ===========   ===========    ==========   ===========   ===========  ============  ============

Income (loss) from continuing
  operations before income
   taxes                       $   139,103   $     4,454    $  539,162   $   384,145    ($  29,664)  ($1,219,647)  ($  266,357)


Income taxes                        53,780         1,693       213,521       154,276        72,011             0             0
                               -----------   -----------    ----------   -----------   -----------  ------------  ------------

         Income (loss) from
           continuing operations    85,323         2,761       325,641       229,869   (   101,675)  ( 1,219,647)  (   266,357)

Extraordinary items                      0             0             0             0     1,272,480             0             0

Cumulative effect adjustment             0             0             0       610,100             0             0             0
                               -----------   -----------   -----------   -----------   -----------  ------------  ------------

         Net Income (loss)     $    85,323   $     2,761   $   325,641   $   839,969   $ 1,170,805  $( 1,219,647) (    266,357)
                               ===========   ===========   ===========   ===========   ===========  ============  ============

Income (loss) per common share
  from continuing operations   $       .02   $       .00   $      0.07   $      0.05   $(     0.03) $(      0.90) $(      0.20)
                               ===========   ===========   ===========   ===========   ===========  ============  ============

Income (loss) per common
  share                        $       .02   $       .00   $      0.07   $      0.19   $      0.41  $(      0.90) $(      0.20)
                               ===========   ===========   ===========   ===========   ===========  ============  ============




                                      AS OF                                       AS OF FISCAL YEAR END
                                     MARCH 31,             --------------------------------------------------------------------
                                      1995                     1994          1993          1992         1991          1990
                                   ------------            ------------   -----------   -----------   -----------   -----------

Balance Sheet Data
- ------------------

Total assets                       $ 6,557,552             $ 6,766,688   $ 5,648,036   $ 5,131,878  $  5,627,012  $  7,492,489
Short-term debt                        888,369               1,273,122     1,238,216     1,432,567     2,064,051     2,556,566
Long-term debt                         859,596                 884,548       592,033       774,660     1,699,948     1,842,430
Stockholders' equity (deficit)       3,344,572               3,218,047     3,013,410     2,150,965    (  578,662)      640,985
Cash dividends declared
  per common share                           0                       0             0             0             0             0


DIAMOND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Three months ended March 31, 1995 compared to three months ended March 31, 1994

Results of Operations - Continuing Operations:

For the three months ended March 31, 1995, sales from continuing operations were $2,959,586, an increase of $637,886 (27%) over the comparable period of 1994. The growth was mostly due to increased volume of sales to existing CCTV markets.

Cost of goods sold for the three months ended March 31, 1995 was $2,017,935, an increase of $426,244 (27%) over that of the same period in 1994. This increase was almost directly proportional to the increase in sales. Gross margin on sales increased to 31.8% in 1995 versus 31.4% in 1994. Manufacturing efficiency improvements, better overhead absorption, and reduced warranty costs almost directly offset cost increases due to inflation.

Sales and marketing expenses were $431,826 for the three months ended March 31, 1995, an increase of $1,309 (.3%) over that of 1994. Cost reductions related to Diamond's termination of an unprofitable distribution channel offset increased costs due to inflation.

General and administrative expenses were $260,791 for the three months ended March 31, 1995, an increase of $42,960 (20%) over that of 1994. Increased costs due to inflation and increased legal and professional fees all contributed to the increase.

Research and development expenses were $58,545 for the three months ended March 31, 1995, an increase of $21,426 (58%) over that of 1994. Research and development increased on a planned basis to support future strategic product improvement plans.

Interest expense was $43,180 for the three months ended March 31, 1995, an increase of $3,954 (10%) over that of 1994. Increased rates of interest on the revolving line of credit and increased borrowings on the term loan did not quite offset reduced borrowings on the revolving line of credit.

Other (Income) Expense was $8,206 for the three months ended March 31, 1995, an increase of $7,344 over that of 1994.

Liquidity and Capital Resources:

Diamond had a net increase in cash for the three months ended March 31, 1995 of approximately $3,000. Cash provided by operating activities during the three months ended March 31, 1995, was approximately $431,000 consisting of a net cash inflow from net income before depreciation, amortization, and deferred taxes of approximately $191,000 plus a cash inflow of approximately $240,000 for decreased net working capital mostly due to an account receivable reduction and accounts payable increase offset by higher inventory levels.

Cash used by investing activities was approximately $59,000 for capital expenditures for machinery and equipment.

Cash used by financing activities was approximately $369,000 consisting of net repayments to Diamond's bank and other lenders of approximately $410,000 offset by an equity issuance of approximately $41,000.

As of March 31, 1995, Diamond had an unused available line of credit on its revolving credit facility of approximately $1,354,000 and an unused capital expenditure note facility of $100,000. Diamond will continue to be dependent on its bank to fund its working capital needs and to maintain the existing term loan facility. Diamond's current operations and future sales volume expansion will be funded by its lender and by profits. Diamond believes its sources of financing for the next 12 months will be adequate.

                      DIAMOND MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Emergence From Bankruptcy:

         During 1991 Diamond began to experience significant declines in its revenue base ($12,861,108 - 1990, $8,554,592 - 1991, a $4,306,516 decline, or
33%) primarily as the result of weakness in the market for large-scale nuclear power plant security surveillance systems and process automation control systems. With virtually no reduction in operating expenses during 1991 Diamond incurred a catastrophic loss of $1,219,647 for the year. This loss adversely affected the ability of Diamond to restructure its subordinated debt and lead(led) to its insolvency and Chapter 11 filing in July 1991.

         Just prior to its Chapter 11 filing Diamond replaced its President and Chief Executive Officer with its current President, Richard Tompkins, who was experienced in business turnaround management.

         Diamond, under its new President, immediately began a vigorous program to eliminate unprofitable and technologically obsolete product lines and to replace executive management in the sales and marketing area. Nuclear security surveillance and process automation control segments were eliminated with accompanying cost and overhead reductions. Also at this time Diamond began to emphasize its pan-tilt-zoom (PTZ) FastScan/SmartScan product lines which accounts for a significant portion of total revenue. A new Vice President of Sales and Marketing was hired in May 1992 to increase Diamond's sales back to its pre-bankruptcy levels but only into profitable CCTV business segments. As a result of these changes, Diamond's net sales and operating expenses have changed since the year of the Chapter 11 filing as follows:


                                                                  Three Months
                                                                  Ended March
                                                             -----------------------
$(000's)           1991        1992       1993      1994        1994        1995
                   ----        ----       ----      ----     ----------   ----------
Net Sales         $8,555      $8,748     $9,368    $11,774      $2,322       $2,960
Operating
Expenses           3,361       2,254      2,418      3,197         685          751



YEAR ENDED JANUARY 1, 1995 (1994) COMPARED TO YEAR ENDED JANUARY 2, 1994 (1993)

Results of Operations - Continuing Operations:

         For the year ended January 1, 1995, sales from continuing operations were $11,774,691, an increase of $2,406,892 (26%) over 1993. The growth was mostly (75%) due to increased volume of sales to existing CCTV markets. The remainder of the increase (25%) related to Diamond's penetration into new markets.

         Cost of goods sold for the year ended January 1, 1995, was $8,009,468, an increase of $1,582,513 (24.6%) over 1993. This increase was almost directly proportional to the increase in sales. Gross margin on sales increased to 32.0% in 1994 versus 31.4% in 1993. Higher material, labor, and certain overhead costs due to inflation were offset by efficiency and overhead absorption improvements due to increased sales volume. Sales and marketing expenses were $1,882,860 for the year ended January 1, 1995 (1994), an increase of $489,020 (35%) over 1993. This increase was due to increased personnel, travel, advertising, and promotional activities required to support the sales volume increase.

         General and administrative expenses were $936,488 for the year ended January 1, 1995 (1994), an increase of $52,265 (6%) over 1993. Administrative controls and systems in place allowed significant sales volume growth without a corresponding increase in expenses.

         To enable Diamond to supply competitive products to an ever more sophisticated marketplace, research and development expenses were $184,504 for the year ended January 1, 1995 (1994), an increase of $45,042 (32%) over 1993. Research and development were increased on a planned basis.

         Interest expense was $193,392 for the year ended January 1, 1995
(1994), a decrease of $6,124 (3%) over 1993. Increased rates of interest on the revolving line of credit were offset by reduced borrowings during 1994 versus 1993. Increased borrowings on the term loan were offset by reduced interest rates obtained on refinancing.

         Other expenses were $28,817 for the year ended January 1, 1995 (1994), an increase of $89,159 over 1993.

Liquidity and Capital Resources:

         Diamond had a net decrease in cash for the year ended January 1, 1995 of approximately $8,000. Cash provided by operating activities during 1994 was approximately $138,000, consisting of a net cash flow from net income before depreciation and amortization of approximately $517,000 offset by a cash outflow of approximately $379,000 for increased net working capital to support higher sales volume. Cash used by investing activities was approximately $202,000 for capital expenditures for machinery and equipment and other assets. Cash provided by financing activities was approximately $56,000, consisting of net borrowings from the Diamond's bank and other lenders of approximately $327,000 offset by a net equity redemption of approximately $271,000.

         As of January 1, 1995, Diamond had an unused available line of credit on its revolving credit facility of approximately $1,270,000 and an unused capital expenditure note facility of $100,000. Diamond will continue to be dependent on its bank to fund its working capital needs and to maintain the existing term loan facility. Diamond's current operations and future sales volume expansion will be funded by its lender and by its operating profits. Diamond believes its sources of financing for the next twelve (12) months will be adequate.

YEAR ENDED JANUARY 2, 1994 (1993) COMPARED TO YEAR ENDED JANUARY 3, 1993 (1992)

    Results of Operations -- Continuing Operations:

         For the year ended January 2, 1994, sales from continuing operations were $9,367,799, an increase of $619,835 (7%) over that of 1992. The growth was mostly due to increased volume of sales to existing CCTV markets.


         Cost of goods sold for the year ended January 2, 1994, was $6,426,955, an increase of $218,537 (3.5%) over that of 1992. This increase was less than the increase in sales. Gross margin on sales increased to 31.4% in 1993 versus 29.4% in 1992. Manufacturing efficiency improvements, better overhead absorption, and reduced warranty costs more than offset cost increases due to inflation.

         Sales and marketing expenses were $1,393,840 for the year ended January 2, 1994 (1993), an increase of $64,826 (5%) over 1992. This increase was due primarily to increased costs due to inflation.

         General and administrative expenses were $884,223 for the year ended January 2, 1994 (1993), an increase of $108,238 (14%) over 1992. Increased cost due to inflation, management performance bonuses, and personnel staff increases all contributed to the increase.

         Research and development expenses were $139,462 for the year ended January 2, 1994 (1993), a decrease of $9,406 (6%) over that of 1992. Research and development decreased on a planned basis due to austerity reasons.

         Interest expense was $199,516 for the year ended January 2, 1994
(1993), a decrease of $27,890 (12%) over that of 1992. Increased rates of interest on the revolving line of credit offset reduced borrowings during 1993 versus 1992.

         Other Income was $60,342 for the year ended January 2, 1994 (1993), a decrease of $5,651 over that of 1992.

         Reorganization Item expense was $0 for this year ended January 2, 1994
(1993), a decrease of $153,930 over that of 1992. The absence of Chapter 11 legal and professional fees in 1993 caused the change.

         Extraordinary Item income was $0 for the year ended January 2, 1994
(1993), a decrease of $1,272,480 over that of 1992. This resulted from the absence of both a $947,143 gain on Chapter 11 debt restructuring and a $325,337 tax operating loss carryforward in 1993 that was present in 1992.

         Cumulative Effect Adjustment income was $610,100 for the year ended January 2, 1994 (1993), an increase of $610,100 over that of 1992. Diamond adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109) in 1993 requiring the first time recognition of deferred tax assets.

    Liquidity and Capital Resources:

         Diamond had a net decrease in cash for the year ended January 2, 1994 of approximately $294,000. Cash provided by operating activities was approximately $120,000 consisting of a net cash inflow from net income before depreciation, amortization and deferred taxes of approximately $553,000 offset by a net cash outflow of approximately $433,000 for increased net working capital primarily due to increased inventories.

         Cash used by investing activities was approximately $60,000 for capital expenditures for tooling, machinery and equipment and furniture and fixtures.

         Cash used by financing activities was approximately $354,000, consisting of net repayments to Diamond's bank and other lenders of approximately $377,000 offset by an equity issuance of approximately $23,000.

         As of January 2, 1994, Diamond had an unused available line of credit on its revolving credit facility of approximately $777,000. Diamond will continue to be dependent on its bank to fund its working capital needs and to maintain the existing term loan facility. Diamond's current operations and future sales volume expansion will be funded by its lender and by its operating profits. Diamond believes its sources of financing for the next twelve (12) months will be adequate.

                                 LEGAL MATTERS

         The validity of the shares of Ultrak Common Stock offered hereby has been passed upon for Ultrak by Gardere & Wynne, L.L.P., Dallas, Texas.


                                    EXPERTS

         The consolidated financial statements and schedules of Ultrak as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, included herein and elsewhere in the Registration Statement, have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their reports appearing elsewhere herein, and are included upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Diamond as of January 1, 1995, and January 2, 1994, and for each of the years in the two years ended January 1, 1995, included herein and elsewhere in the Registration Statement, have been included in reliance upon the reports of Norman, Jones, Enlow & Co., independent certified public accountants, appearing elsewhere herein, and given on the authority of that firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


ULTRAK, INC. AND SUBSIDIARIES                                                                                        PAGE
                                                                                                                     ----
For the Years ended December 31, 1994, 1993 and 1992:
- -----------------------------------------------------

         Report of Independent Certified Public Accountants                                                           F-2

         Consolidated Balance Sheets at December 31, 1994 and 1993                                                    F-3

         Consolidated Statements of Income for the years
         ended December 31, 1994, 1993, and 1992                                                                      F-5

         Consolidated Statements of Shareholders' Equity
         for the years ended December 31, 1994, 1993, and 1992                                                        F-6

         Consolidated Statements of Cash Flows for the years
         ended December 31, 1994, 1993, and 1992                                                                      F-7

         Notes to Consolidated Financial Statements                                                                   F-8

For the Three Months Ended March 31, 1995 and 1994:
- ---------------------------------------------------

         Consolidated Balance Sheets at March 31, 1995
         and December 31, 1994                                                                                       F-18

         Consolidated Statements of Income for the
         three months ended March 31, 1995 and 1994                                                                  F-19

         Consolidated Statements of Cash Flows for
         the three months ended March 31, 1995
         and 1994                                                                                                    F-20

         Notes to Consolidated Financial Statements                                                                  F-21

DIAMOND ELECTRONICS, INC. AND SUBSIDIARY

For the 52 Weeks ended January 1, 1995 and January 2, 1994:
- -----------------------------------------------------------

         Independent Auditors' Report                                                                                F-23

         Consolidated Balance Sheets                                                                                 F-24
         At January 1, 1995 and January 2, 1994

         Consolidated Statements of Income
         for the 52 weeks ended January 1, 1995
         and the 52 weeks ended January 2, 1994                                                                      F-25

         Consolidated Statements of Changes in
         Shareholders' Equity
         for the 52 weeks ended January 1, 1995
         and the 52 weeks ended January 2, 1994                                                                      F-26

         Consolidated Statements of Cash Flows
         for the 52 weeks ended January 1, 1995
         and the 52 weeks ended January 2, 1994                                                                      F-27

         Notes to Consolidated Financial Statements                                                                  F-28

For the Three Months ended March 31, 1995 and 1994:
- ---------------------------------------------------

         Consolidated Balance Sheets as of March 31, 1995
         and December 31, 1994                                                                                       F-37

         Consolidated Statements of Income for the
         three months ended March 31, 1995 and 1994                                                                  F-38

         Consolidated Statements of Cash Flows for the
         three months ended March 31, 1995 and 1994                                                                  F-39

         Notes to Consolidated Financial Statements                                                                  F-40

               Report of Independent Certified Public Accountants




We have audited the accompanying consolidated balance sheets of Ultrak, Inc. and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ultrak, Inc. and Subsidiaries as of December 31, 1994 and 1993, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.




GRANT THORNTON LLP

Dallas, Texas
February 17, 1995

                         Ultrak, Inc. and Subsidiaries

                          CONSOLIDATED BALANCE SHEETS

                                  December 31,




                         ASSETS                                                     1994          1993
                                                                                -----------   -----------
CURRENT ASSETS
   Cash                                                                         $   642,241  $   500,106
   Trade accounts receivable, less allowance for
      doubtful accounts of $323,772 and $213,607
      at December 31, 1994 and 1993,
      respectively (Note C)                                                      10,743,091    7,804,844
   Notes receivable (Note C)                                                        253,771       18,619
   Inventories (Note C)                                                          14,396,438   11,088,019
   Advances for inventory purchases (Note C)                                      5,381,437    2,510,096
   Prepaid expenses and other current assets (Note C)                               178,698      256,895
   Deferred income taxes (Note G)                                                   362,988      434,000
   Net assets of discontinued operations (Note I)                                       -        197,125
                                                                                -----------  -----------

      Total current assets                                                       31,958,664   22,809,704

FURNITURE AND EQUIPMENT, at cost (Note C)                                         2,966,619    1,620,250
   Less accumulated depreciation                                                   (995,226)    (591,675)
                                                                                -----------  -----------
                                                                                  1,971,393    1,028,575

GOODWILL, net of accumulated amortization
   of $135,467 and $91,738 at December 31, 1994
   and 1993, respectively (Note B)                                                1,259,969      669,503

DEFERRED INCOME TAXES (Note G)                                                          -        156,000

NOTES RECEIVABLE (Note H)                                                           984,208      520,000

OTHER ASSETS                                                                        178,456      201,012
                                                                                -----------  -----------

                                                                                $36,352,690  $25,384,794
                                                                                ===========  ===========

                         Ultrak, Inc. and Subsidiaries

                                  December 31,




      LIABILITIES AND STOCKHOLDERS' EQUITY                                          1994            1993
                                                                                -----------      -----------
CURRENT LIABILITIES
   Accounts payable - trade                                                     $ 6,531,779     $ 4,407,294
   Notes payable (Note C)                                                        18,244,183      12,590,039
   Current maturities of long-term debt (Note C)                                        -           285,000
   Accrued liabilities                                                              664,740         341,504
   Other current liabilities                                                        841,600         219,618
                                                                                -----------     -----------

               Total current liabilities                                         26,282,302      17,843,455

COMMITMENTS AND CONTINGENCIES (Note F)                                                  -               -

STOCKHOLDERS' EQUITY (Note D)
   Preferred stock, $5 par value, issuable in
      series; 2,000,000 shares authorized
         Series A, 12% cumulative convertible;
            195,351 shares authorized, issued
            and outstanding                                                         976,755         976,755
   Common stock
      20,000,000 shares authorized; 6,555,619
         and 6,538,352 shares issued and
         outstanding at December 31, 1994 and
         1993, respectively, at stated value                                         73,254          72,489
   Additional paid-in capital                                                     7,213,747       7,167,765
   Retained earnings (accumulated deficit)                                        1,806,632        (675,670)
                                                                                -----------     -----------

               Total stockholders' equity                                        10,070,388       7,541,339
                                                                                -----------     -----------

                                                                                $36,352,690     $25,384,794
                                                                                ===========     ===========





       The accompanying notes are an integral part of these statements.

                         Ultrak, Inc. and Subsidiaries

                       CONSOLIDATED STATEMENTS OF INCOME

                            Years ended December 31,



                                                                1994                1993              1992
                                                            -----------          -----------      -----------
Net sales (Note E)                                          $78,793,711         $52,411,971       $28,864,478
Cost of sales                                                59,349,708          39,553,514        21,496,849
                                                            -----------         -----------       -----------

            Gross profit                                     19,444,003          12,858,457         7,367,629

Other operating costs
   Marketing and sales                                       11,201,460           7,025,514         4,578,653
   General and administrative                                 3,132,857           2,177,923         1,510,358
                                                            -----------         -----------       -----------
                                                             14,334,316           9,203,437         6,089,011
                                                            -----------         -----------       -----------

            Operating profit                                  5,109,687           3,655,020         1,278,618

Other expense (income)
   Interest expense, net                                      1,091,400             693,655           449,523
   Other, net                                                  (284,245)            (59,038)          259,252
                                                            -----------         -----------       -----------
                                                                807,155             634,617           708,775
                                                            -----------         -----------       -----------

Income from continuing operations
      before income taxes                                     4,302,532           3,020,403           569,843

Income taxes (Note G)                                         1,513,020             381,543            26,343
                                                            -----------         -----------       -----------

Income from continuing operations                             2,789,512           2,638,860           543,500

Discontinued operations, net of tax
   effects (Note I)
      Income (loss) from operations                                 -              (289,489)          294,255
      Provision for loss on disposal                           (190,000)         (1,544,881)              -
                                                            -----------         -----------       -----------
                                                               (190,000)         (1,834,370)          294,255
                                                            -----------         -----------       -----------

            NET INCOME                                        2,599,512             804,490           837,755

Dividend requirements on preferred
   stock (Note D)                                              (117,210)           (117,210)         (117,210)
                                                            -----------         -----------       -----------

Net income allocable to common
   stockholders                                             $ 2,482,302         $   687,280       $   720,545
                                                            ===========         ===========       ===========

Income per common share
   Continuing operations                                    $       .39         $       .37       $       .07
                                                            ===========         ===========       ===========

   Net income                                               $       .36         $       .10       $       .11
                                                            ===========         ===========       ===========

Number of weighted average common and
   common equivalent shares outstanding                       6,818,999           6,789,872         6,845,550
                                                            ===========         ===========       ===========





       The accompanying notes are an integral part of these statements.

                         Ultrak, Inc. and Subsidiaries

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                            Years ended December 31,

                                                                         1994              1993           1992
                                                                     -----------       -----------    -----------
COMMON STOCK (Note D)
  Beginning of year                                                   $   72,489       $    70,968   $     40,654
  Issuance of common stock in private
        placement offering                                                   -                 -           30,000
  Exercise of stock options and warrants                                     765             1,521            314
                                                                      ----------       -----------   ------------

  End of year                                                         $   73,254       $    72,489   $     70,968
                                                                      ==========       ===========   ============

ADDITIONAL PAID-IN CAPITAL (Note D)
  Beginning of year                                                   $7,167,765       $ 7,132,910   $  4,357,915
  Issuance of common stock in private
        placement offering, net of costs                                     -                 -        2,743,872
  Exercise of stock options and warrants,
        net of costs                                                      45,982            34,855         31,123
                                                                      ----------       -----------   ------------

  End of year                                                         $7,213,747       $ 7,167,765   $  7,132,910
                                                                      ==========       ===========   ============

COMMON STOCK SUBSCRIBED (Note D)
  Beginning of year                                                   $      -         $       -     $    885,215
  Net proceeds of common stock subscribed                                    -                 -        1,888,657
  Issuance of common stock in private
        placement offering, net of costs                                     -                 -       (2,773,872)
                                                                      ----------       -----------   ------------

  End of year                                                         $      -         $       -     $         -
                                                                      ==========       ===========   ============

RETAINED EARNINGS (ACCUMULATED DEFICIT) (Note D)
  Beginning of year                                                   $ (675,670)      $(1,362,950)  $ (2,083,495)
  Preferred stock dividends                                             (117,210)         (117,210)      (117,210)
  Net income                                                           2,599,512           804,490        837,755
                                                                      ----------       -----------   ------------

  End of year                                                         $1,806,632       $  (675,670)  $ (1,362,950)
                                                                      ==========       ===========   ============

COMMON SHARES
  Beginning of year                                                    6,538,352         6,495,848      5,800,014
  Issuance of common shares in private
        placement offering                                                   -                 -          666,667
  Exercise of stock options and warrants                                  17,267            42,504         29,167
                                                                      ----------       -----------   ------------

                                                                       6,555,619         6,538,352      6,495,848
                                                                      ==========       ===========   ============

PREFERRED SHARES
  Beginning and end of year                                              195,351           195,351        195,351
                                                                      ==========       ===========   ============





       The accompanying notes are an integral part of these statements.

                         Ultrak, Inc. and Subsidiaries

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           Years ended December 31,

                                                                             1994           1993             1992
                                                                         -----------     -----------     -----------
Cash flows from operating activities
   Net income                                                           $ 2,599,512     $   804,490      $   837,755
   Adjustments to reconcile net income to net
     cash used in operating activities
        Depreciation and amortization                                       447,280         252,275          155,966
        Provision for losses on accounts receivable                         532,344         368,814          287,669
        Provision (reduction) for inventory obsolescence                     52,408         102,295           (6,252)
        Deferred income taxes                                                   -          (590,000)             -
        Changes in operating assets and liabilities
          Increase in accounts and notes receivable                      (3,705,743)     (3,753,654)      (1,454,061)
          Increase in inventories                                        (3,360,827)     (5,216,355)      (4,001,847)
          Increase in advances for inventory purchases                   (2,871,341)       (182,169)      (1,447,845)
          Decrease in prepaid expenses and
            other current assets                                            149,209          21,132          170,497
          Increase in noncurrent notes and other assets                    (341,532)       (617,489)         (27,420)
          Increase in accounts payable                                    2,124,485       3,019,574          219,295
          Decrease in other notes payable                                  (285,000)         (5,543)         (24,356)
          Increase (decrease) in accrued liabilities
            and other current liabilities                                   945,218         (12,625)         368,545
          Decrease (increase) in net assets of
            discontinued operations                                         197,125         642,103         (839,228)
                                                                        -----------     -----------      -----------

                 Net cash used in operating activities                   (3,516,862)     (5,167,152)      (5,761,282)

Cash flows from investing activities
   Purchases of furniture and equipment                                  (1,346,369)       (699,311)        (254,747)
   Acquisitions of businesses                                                 (578,315)            -                -
   (Increase) decrease in net assets of
     discontinued operations                                                    -           163,563         (163,563)
                                                                        -----------     -----------      -----------

                Net cash used in investing activities                    (1,924,684)       (535,748)        (418,310)

Cash flows from financing activities
   Net borrowings on note payable to bank                                 5,654,144       5,460,881        4,940,458
   Net proceeds from sale or subscription of common stock                    46,747          36,376        1,920,094
   Payment of preferred stock dividends                                    (117,210)       (117,210)        (117,210)
                                                                        -----------     -----------      -----------

                Net cash provided by financing
                  activities                                              5,583,681       5,380,047        6,743,342
                                                                        -----------     -----------      -----------

Net increase (decrease) in cash                                             142,135        (322,853)         563,750

Cash at beginning of year                                                   500,106         822,959          259,209
                                                                        -----------     -----------      -----------

Cash at end of year                                                     $   642,241     $   500,106      $   822,959
                                                                        ===========     ===========      ===========

Supplemental cash flow information:

     Cash paid during the year for:
        Interest                                                        $ 1,109,361     $   684,933      $   450,541
                                                                        ===========     ===========      ===========
        Income taxes                                                    $   804,158     $    91,269      $    25,605
                                                                        ===========     ===========      ===========




       The accompanying notes are an integral part of these statements.

                         Ultrak, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1994, 1993 and 1992




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization and Consolidation

   The accompanying consolidated financial statements include the accounts of Ultrak, Inc. and its subsidiaries (the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

   Inventories

   Inventories are comprised of goods held for resale, which are valued at the lower of cost (first-in, first-out) or market.

   Advances for Inventory

   Advances for inventory represents payments in advance for goods purchased primarily from the Far East. Upon receipt, the advances are classified as inventories.

   Furniture and Equipment and Depreciation

   Furniture and equipment are carried at cost. The provision for depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years.

   Goodwill and Amortization

   Goodwill resulting from acquisitions is being amortized using the straight-line method over periods ranging from twenty to forty years. On an ongoing basis, management reviews the valuation and amortization of goodwill to determine possible impairment by comparing the carrying value to the undiscounted future cash flows of the related business unit.

   Income Taxes

   Deferred income taxes are determined using the liability method, under which deferred tax assets and liabilities are determined based on differences between financial accounting and tax bases of assets and liabilities.

                         Ultrak, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1994, 1993 and 1992

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

  Statement of Cash Flows

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. As of December 31, 1994 and 1993, there were no cash equivalents.

  Income Per Common Share

  Income per common share is computed by dividing net income by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed issuance of shares under the Company's incentive stock option plan, warrants and convertible preferred stock, if dilutive.

  Reclassifications

  Certain reclassifications have been made to prior years to conform with the 1994 presentation.


NOTE B - ACQUISITION OF JAK PACIFIC VIDEO WARRANTY AND REPAIR SERVICES, INC.

  Effective April 1, 1994, the Company acquired 56% of the outstanding common stock of JAK Pacific Video Warranty and Repair Services, Inc. (JAK), a California corporation, for total cash consideration of $573,000. At the time of the acquisition, JAK's assets approximated $44,000 and liabilities approximated $97,000. The transaction was accounted for as a purchase.
  The operations of JAK have been included in the Company's statements of income beginning April 1, 1994. JAK is engaged in sales, service and warranty repairs of closed circuit television products.

  The purchase price was allocated to the acquired assets and assumed liabilities based upon their respective fair values. The excess of cost over the net tangible assets acquired of approximately $626,000 is included in the accompanying balance sheet as goodwill and is being amortized over twenty years.

  The Company has an option to acquire the remaining 44% of the common stock of JAK in increments of a minimum of 4% per month over the period from January 17, 1995 to December 31, 1995.

  The cash consideration for each 4% incremental interest is $45,455 (total aggregate of $500,000). Amounts paid after January 17, 1995 increase at a rate of 8% per annum.

  During February, 1995, the Company exercised its option to acquire an additional 4% of the common stock of JAK.

                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE C - NOTES PAYABLE AND LONG-TERM DEBT

  Notes payable consist of the following notes:

                                                                                          December 31,
                                                                                    ------------------------
                                                                                        1994         1993
                                                                                    -----------   ----------
      $13.2 million revolving line of credit, due
         upon demand or September 27, 1995; interest
         at floating prime (8.25% at December 31,
         1994) plus 1/2% payable monthly;
         collateralized by substantially all assets                                 $11,735,392   $ 8,649,820

      $7.0 million revolving line of credit, due
         upon demand or April 4, 1996; interest at
         the greater of 8.5% or floating prime
         plus 2.0% per annum payable monthly;
         collateralized by inventory                                                  6,508,791     3,940,219
                                                                                    -----------   -----------

                                                                                    $18,244,183   $12,590,039
                                                                                    ===========   ===========

   All of the credit facilities are guaranteed in part by the principal stockholder of the Company. The credit agreements contain certain restrictive covenants and conditions, including debt to tangible net worth ratios, current ratios and working capital ratios. At December 31, 1994, the Company did not meet certain of these covenants and has obtained waivers of the violations.

   As of December 31, 1994, the Company had unused available lines of credit totaling approximately $1,956,000.

   Current maturities of long-term debt at December 31, 1993 consisted of a promissory note due to the former majority stockholder of CCTV Source, Inc. for repayment of cash advances subsequent to the effective date of the Company's acquisition of CCTV Source, Inc. The note was paid in full during 1994.

   Subsequent to December 31, 1994, the $13.2 million revolving line of credit was increased to $15.0 million under essentially the same terms and conditions.

   The weighted average interest rate for notes payable for the years ended December 31, 1994 and 1993 was 8.16% and 6.19%, respectively.

                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE D - STOCKHOLDERS' EQUITY

   The stockholders of Ultrak, Inc., voting at a special meeting of stockholders held December 17, 1993, approved, effective December 28, 1993, an amendment to the Company's Articles of Incorporation and a concurrent one-for-six reverse stock split of shares of the Company's common stock. Accordingly, all share and per share amounts have been restated to reflect the reverse stock split.

   The amendment to the Company's Articles of Incorporation changed the number of authorized shares of the Company's common stock from 50,000,000 shares (before the reverse stock split) to 20,000,000 shares (after the reverse stock split); eliminated the authorization of the Company's Class A Non-Voting Common Stock, $.01 par value, Series A 8% Cumulative Convertible Preferred Stock and Senior Series B 8% Cumulative Convertible Preferred Stock (none of which was outstanding); amended the rights and preferences of the outstanding Series A Preferred Stock to, among other things, increase the relative voting rights of holders of that Series, and made other changes in the rights and preferences of that Series to give effect to the reverse stock split.

   Preferred Stock

   The Company's Amended Articles of Incorporation authorize issuance in series of up to 2,000,000 shares of $5 par value preferred stock, of which 195,351 shares have been designated as Series A, 12% cumulative convertible preferred stock.

   The Series A Preferred Stock earns dividends at the rate of 12% per annum, beginning January 1, 1991, payable quarterly. All dividends accrue whether or not such dividends have been declared and whether or not there are profits, surplus, or other funds of the Company legally available for payment.

   The Company may at any time redeem all or any portion of the Series A Preferred Stock then outstanding at the liquidation value of $5 plus unpaid dividends. A holder of Series A Preferred Stock may convert all or any of the shares into shares of the Company's Common Stock at any time at a conversion rate equal to the original purchase price of $5.00 plus any unpaid dividends divided by $2.40.

   Holders of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of stockholders. Each Series A Preferred Share is entitled to voting rights equal to 16.667 shares of common stock.

                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE D - STOCKHOLDERS' EQUITY - Continued

   Nonqualified Stock Option Plan

   The 1988 Nonqualified Stock Option Plan provides for options to be granted covering 833,334 shares of common stock. Shares under grant generally become exercisable in five equal annual installments beginning one year after the date of grant, and expire after ten years.

   Option exercise prices are set by the Board of Directors on the date of grant at the market price of the Company's common stock.

   Details of stock options are as follows:

                                                                             Number of          Option
                                                                              shares             price
                                                                            ---------         ------------
      Options outstanding - December 31, 1992                                 498,560         $ .60 -$7.50

         Granted                                                              108,333                 6.00
         Forfeited                                                            (93,334)         2.40 - 7.50
         Exercised                                                            (13,333)          .60 - 7.50
                                                                              -------         ------------

      Options outstanding - December 31, 1993                                 500,226          1.20 - 7.50

         Granted                                                               47,500          4.50 - 6.88
         Forfeited                                                            (14,167)         3.75 - 6.00
         Exercised                                                               (600)                2.40
                                                                              -------         ------------

      Options outstanding - December 31, 1994                                 532,959         $1.20 - 7.50
                                                                              =======         ============

      Options exercisable - December 31, 1994                                 334,109         $1.20 - 7.50
                                                                              =======         ============

   Stock Warrants

   In connection with the $7.0 million line of credit (Note C), the Company granted to the lender warrants to purchase a total of 200,000 shares of restricted common stock at a price of $8 per share, subject to certain adjustments. The warrant agreement expires in April 1996 and no warrants have been exercised to date.

                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE E - MAJOR CUSTOMERS AND SUPPLIERS

   Revenue in excess of 10% of total sales was received from one customer in each of the three years ended December 31, 1994 as follows:

            1994                                                          $16,279,000
            1993                                                            9,596,000
            1992                                                            5,633,000

   The Company's purchases from one vendor in Korea represented approximately 45% of total cost of goods sold in 1994.


NOTE F - COMMITMENTS AND CONTINGENCIES

   The Company and its subsidiaries have entered into operating leases for office and warehouse space and data processing equipment.

   Minimum future rental payments for all long-term, noncancelable operating leases is presented below:

         Year ending
         December 31,
         ------------
              1995                                                                                 $  472,000
              1996                                                                                    431,000
              1997                                                                                    338,000
              1998                                                                                    258,000
              1999                                                                                     98,000
                                                                                                   ----------

                                                                                                   $1,597,000
                                                                                                   ==========

   Total rent expense charged to operations is as follows:

                                                                  Year ended December 31,
                                                           --------------------------------------
                                                             1994            1993          1992
                                                           --------        --------      --------
                                                            $473,502      $266,717      $235,501
                                                            ========      ========      ========

   The Company is a defendant in one lawsuit arising out of the ordinary course of business. In the opinion of management, the lawsuit will not have a material adverse effect upon the Company's business or financial position.

                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE G - INCOME TAXES

   The provisions for taxes on income from continuing operations consists of the following:

                                                                                     Year ended
                                                                                    December 31,
                                                                      ---------------------------------------
                                                                         1994           1993          1992
                                                                      ---------       --------      --------
      Federal
         Current                                                      $1,081,435      $ 613,105      $ 11,979
         Deferred                                                        227,012      (266,892)           -
      State                                                              204,573         35,330        14,364
                                                                      ----------      ---------      --------

                                                                      $1,513,020      $ 381,543      $ 26,343
                                                                      ==========      =========      ========

   The Company's effective income tax rate from continuing operations differed from the Federal statutory rate as follows:

                                                                                           Year ended
                                                                                           December 31,
                                                                                     ------------------------
                                                                                     1994      1993      1992
                                                                                     -----     -----     ----

      U.S. Federal statutory rate                                                     34.0%     34.0%   34.0%
      Reduction in deferred tax asset
         valuation allowance                                                         (1.4)     (4.5)     -
      Net operating loss carryforward                                                 -       (18.4)   (33.5)
      Other, net                                                                      2.6       1.6      4.1
                                                                                    -----     -----    -----

                                                                                     35.2%     12.7%     4.6%
                                                                                    =====     =====    =====

   Deferred tax assets and liabilities are comprised of the following:

                                                                                          December 31,
                                                                                    ------------------------
                                                                                      1994           1993
                                                                                    ---------      ---------
      Deferred tax assets
         Inventory                                                                  $ 156,854      $ 181,835
         Bad debts                                                                    156,416        160,671
         Accrual for estimated expenses                                                98,489        103,869
         Net operating loss carryforward                                              177,026        398,123
                                                                                    ---------      ---------
                                                                                      588,785        844,498
      Deferred tax liabilities
         Depreciation                                                                 (78,331)       (47,664)
         Other                                                                        (13,662)       (12,240)
                                                                                    ---------      ---------
                                                                                      496,792         59,904
      Valuation allowance                                                            (133,804)      (194,594)
                                                                                    ---------      ---------

                                                                                    $ 362,988      $ 590,000
                                                                                    =========      =========


                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE G - INCOME TAXES - Continued

   As of December 31, 1994, the Company has available net operating loss carryforwards of approximately $520,000 which are available to reduce future taxable income by approximately $60,000 per year through 2002. A valuation allowance of $133,804 has been recognized to offset a portion of the deferred tax assets related to those carryforwards.

NOTE H - NOTES RECEIVABLE

   Notes receivable - noncurrent consists of the following:

                                                                                            December 31,
                                                                                      -----------------------
                                                                                        1994           1993
                                                                                      --------       --------
      $750,000 notes receivable, principal payments
         due and payable annually as follows:
         July 1995, $300,000; July 1996, $100,000;
         July 1997, $100,000; upon maturity
         July 1998, $200,000; interest payable monthly
         at 10% per annum, collateralized by
         substantially all assets of the maker                                       $700,000        $420,000

      $116,000 note receivable, due and payable
         on April 21, 1996; interest payable quarterly
         at prime plus 4%, collateralized by certain
         assets of the maker                                                          116,000         100,000

      $200,000 note receivable, principal payments
         due and payable on January 14, 1997, interest
         payable annually at 8%, partially collateralized
         by certain assets of the maker                                               168,208            -
                                                                                     --------        --------

                                                                                     $984,208        $520,000
                                                                                     ========        ========

   In connection with the $750,000 notes receivable, the Company has received warrants to purchase up to 59% of the common stock of the maker. The Chairman of the Board of the Company has guaranteed approximately $470,000 of the notes and has received approximately 50% of the Company's warrants.

NOTE I - DISCONTINUED OPERATIONS

   On July 22, 1993, the Company announced that it would discontinue its personal computers products (PC) business segment and concentrate its resources on the CCTV business segment. As a result of this decision, the operations and net assets of the PC business segment are classified as discontinued operations for all periods presented.

                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE I - DISCONTINUED OPERATIONS - Continued

   Sales included in discontinued operations for the years ended December 31, 1994, 1993 and 1992 were $110,720, $19,232,836 and $9,677,585, respectively.
   The loss (income) from discontinued operations is net of tax benefits of $145,106 in 1993 and tax expense of $14,262 in 1992, and the provision for loss on disposal in 1994 and 1993 is net of tax benefits of $98,000 and $774,368, respectively.

   Net assets of discontinued operations is comprised of the following:

                                                                                           December 31,
                                                                                    -------------------------
                                                                                      1994             1993
                                                                                    --------        ---------
      Accounts receivable, net                                                       $30,000        $ 241,038
      Inventories, net                                                                    -           117,293
      Accounts payable                                                                    -            (5,306)
      Other liabilities and reserves, net                                            (30,000)        (155,900)
                                                                                     -------        ---------

         Net assets of discontinued operations                                       $    -         $ 197,125
                                                                                     =======        =========


NOTE J - UNAUDITED QUARTERLY OPERATING RESULTS AND UNUSUAL ITEMS

   Unaudited quarterly operating results for the years ended December 31, 1994 and 1993 are as follows:

                                                   First            Second            Third          Fourth
                                                   Quarter          Quarter          Quarter        Quarter
                                                 -----------      -----------      -----------    -----------
   1994
      Sales                                        $17,808,683     $19,032,217     $21,524,735    $20,428,076
      Gross profit                                   4,164,245       4,928,373       5,278,902      5,072,483
      Income (loss) from
         Continuing operations                         628,057         825,511         999,428        336,516
         Discontinued operations                           -               -          (190,000)            -
                                                   -----------     -----------     -----------    -----------

      Net income                                       628,057         825,511         809,428        336,516
                                                   ===========     ===========     ===========    ===========

      Net income per share                         $       .09     $       .12     $       .11    $       .04
                                                   ===========     ===========     ===========    ===========

   1993 (1)
      Sales                                        $10,472,526     $12,242,154     $15,670,925    $14,217,644
      Gross profit                                   2,605,022       3,120,365       3,882,816      3,192,797
      Income (loss) from
         Continuing operations                         764,848         939,503       1,113,862      (179,353)
         Discontinued operations                       (26,920)       (707,674)     (1,758,593)      658,817
                                                   -----------     -----------     -----------    ----------

      Net income (loss)                                737,928         231,829        (644,731)      479,464
                                                   ===========     ===========     ===========    ==========

      Net income (loss) per share                  $       .10     $       .03     $      (.10)   $      .07
                                                   ===========     ===========     ===========    ==========

  (1) Reclassified to reflect discontinued operations; see Note I of Notes to Consolidated Financial Statements.

                         Ultrak, Inc. and Subsidiaries

                        December 31, 1994, 1993 and 1992





NOTE J - UNAUDITED QUARTERLY OPERATING RESULTS AND UNUSUAL ITEMS - Continued

   During the second, third and fourth quarters of 1993, the Company made provisions for expected losses on liquidation of its PC business segment and incurred operating losses in the amount of $2,464,000. Net assets of discontinued operations as of December 31, 1993 were $197,125, consisting primarily of collectible accounts receivable and saleable inventory.

   During the fourth quarter of 1993, the Company reduced its deferred tax valuation allowance by $590,000 and recorded a tax benefit in the amount of $329,000 related to its discontinued PC business segment and additional tax expense related to its continuing operations of $290,000. The Company incurred a loss during the fourth quarter of 1993 in its continuing operations primarily because of approximately $577,000 in losses associated with delays in production of its new dental product and advance marketing and promotion costs associated with the new dental product.


NOTE K - SUBSEQUENT EVENT

   On February 9, 1995, the Company signed a letter of intent with Diamond Electronics, Inc. (Diamond), a Ohio corporation, to purchase 100% of the outstanding common stock of Diamond for consideration of 600,000 shares of registered Ultrak common stock. Diamond had unaudited revenues of $11,775,000 and unaudited net income of approximately $328,000 in 1994. The letter of intent specifies certain conditions under which up to 100,000 additional shares of Ultrak stock could be issued. Diamond is a manufacturer of commercial video CCTV security and surveillance systems used by large retailers and hazardous viewing systems used by industry and municipalities. Diamond's products include a patented high speed dome which permits manipulation of the camera and lense from a remote location either automatically or with a joy stick. The transaction will be accounted for as a purchase.

                        ULTRAK, INC. and SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                                                      March 31,                Dec. 31,
                                                                        1995                     1994
                                                                     (Unaudited)
                                                                     ----------------------------------
                             Assets

Current Assets:
  Cash and cash deposits                                             $         0                642,241
  Accounts receivable, net                                            11,157,231             10,743,091
  Inventories, net                                                    15,545,294             14,396,438
  Advances for inventory purchases                                     3,784,540              5,381,437
  Prepaid expenses and other current assets                              676,022                432,469
  Deferred income taxes                                                  362,988                362,988
                                                                     -----------             ----------
     Total Current Assets                                             31,526,075             31,958,664
                                                                     -----------             ----------
Furniture and Equipment, net                                           2,034,403              1,971,393

Goodwill, net                                                          1,339,819              1,259,969

Notes Receivable, Noncurrent (Note 2)                                  1,054,205                984,208

Other Assets                                                             157,930                178,456
                                                                     -----------             ----------
     Total Assets                                                    $36,112,432             36,352,690
                                                                     ===========             ==========

              Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable-trade                                             $ 5,946,711              6,531,779
  Notes payable (Note 3)                                              17,882,187             18,244,183
  Accrued liabilities                                                    567,314                664,740
  Other current liabilities                                              893,201                841,600
                                                                     -----------             ----------
     Total Current Liabilities                                        25,289,413             26,282,302
                                                                     -----------             ----------
Stockholders' Equity:
  Preferred Stock, $5.00 par value, issuable in series;
    2,000,000 shares authorized; Series A 12% cumulative
    convertible; 195,351 shares authorized, issued and
    outstanding                                                          976,755                976,755
  Common Stock, 20,000,000 shares authorized; 6,555,619
    issued and outstanding at March 31, 1995 and December
    31, 1994, respectively, at stated value                               73,254                 73,254
  Additional Paid-in Capital                                           7,213,747              7,213,747
  Retained Earnings                                                    2,559,263              1,806,632
                                                                     -----------             ----------
     Total Stockholders' Equity                                       10,823,019             10,070,388
                                                                     -----------             ----------
     Total Liabilities and Stockholders' Equity                      $36,112,432             36,352,690
                                                                     ===========             ==========


The accompanying notes are an integral part of the consolidated financial statements.

                        ULTRAK, INC. and SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME

                                 (Unaudited)


                                Three Months    Three Months
                                   Ended            Ended
                                  March 31,       March 31,
                                -----------------------------
                                    1995            1994
                                -----------------------------
Net Sales                        $21,829,162      17,764,973
Cost of Sales                     16,507,084      13,592,929
                                -----------------------------

     Gross Profit                  5,322,078       4,172,044
                                -----------------------------

Other Operating Expenses           3,713,412       3,049,425
                                -----------------------------

     Operating Income              1,608,666       1,122,619
                                -----------------------------

Other (Income) Expense:
  Other (Income) Expense             (19,555)        (19,918)
  Interest Expense                   396,829         219,906
                                -----------------------------
     Other Expenses, net             377,274         199,988
                                -----------------------------

Net Income before Income Taxes     1,231,392         922,631
                                -----------------------------

     Income Taxes                    449,459         294,574
                                -----------------------------

Net Income                           781,933         628,057

Dividend Requirements on
     Preferred Stock                  29,302          29,302
                                -----------------------------

Net Income Allocable to
     Common Stockholders            $752,631         598,755
                                   =========       =========

Net Income per Common Share             $.11             .09
                                   =========       =========

Number of Common Shares Used
     in Computation                6,821,027       6,816,955
                                   =========       =========

The accompanying notes are an integral part of the consolidated financial statements.

                         ULTRAK, INC. and SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)

                                                       Three  Months    Three Months
                                                           Ended            Ended
                                                         March 31,        March 31,
                                                       -----------------------------
                                                           1995             1994
                                                       -----------------------------
Cash Flows from Operating Activities:
  Net Income                                              $781,933          628,057
  Adjustments to reconcile net income to net cash
    used in operating activities:
  Depreciation and amortization                            137,957           81,439
  Changes in current assets and liabilities:
    (Increase), decrease in accounts receivable           (414,140)      (2,803,980)
    (Increase), decrease in inventory                   (1,148,856)       3,872,254
    (Increase), decrease in advances for inventory       1,596,897       (1,113,094)
    (Increase), decrease in prepaid expenses ,            (243,553)        (167,076)
     Increase, (decrease) in trade accounts payable       (585,068)         (25,350)
     Increase, (decrease) in accrued liabilities           (45,825)         245,315
    (Increase), decrease in discontinued operations              0          140,692

                                                       -----------------------------
  Net cash provided by operating activities                 79,345          858,257
                                                       -----------------------------

Cash Flows from Investing Activities:
  Capital expenditures for furniture and equipment        (200,967)        (372,644)
  Investment in other assets                              (129,321)         (78,285)

                                                       -----------------------------
  Net cash used in investing activities                   (330,288)        (450,929)
                                                       -----------------------------

Cash Flows from Financing Activities:
  Issuance  of common stock, net                                 0          (29,693)
  Changes in notes payable                                (361,996)         (89,103)
  Payment of dividends on preferred stock                  (29,302)         (29,302)

                                                       -----------------------------
Net cash used in financing activities                     (391,298)        (148,098)
                                                       -----------------------------
                                                       -----------------------------
Net increase (decrease) in cash                           (642,241)         259,230
                                                       -----------------------------

Cash and Cash Equivalents at Begin. of the Period          642,241          500,106
                                                       -----------------------------
Cash and Cash Equivalents at End of the Period                  $0          759,336
                                                       ===========       ===========

The accompanying notes are an integral part of the consolidated financial statements.

                         ULTRAK, INC. and SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 (Unaudited)

1. Basis of Presentation:

The accompanying unaudited interim consolidated financial statements include the accounts of Ultrak, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The interim financial statements are prepared on an unaudited basis and do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. For further information, refer to the notes to the consolidated financial statements for the year ended December 31, 1994 included in the Ultrak, Inc. Annual Report on Form 10-K.

2. Notes Receivable-Noncurrent:

Notes receivable-noncurrent consists of the following as of March 31, 1995:

$750,000 notes receivable, principal payments
due and payable annually beginning in July 1995
until July 1998; interest payable monthly at 10%
per annum, collateralized by substantially all assets
of the maker                                            $738,205

$116,000 note receivable, due and payable on April
21, 1996; interest payable quarterly at prime plus
4%, collateralized by certain assets of the maker        116,000

$200,000 note receivable, principal payments due and
payable on January 14, 1997, interest payable annually
at 8%, partially collateralized by certain assets
of the maker                                             200,000
                                                      ----------

                                                      $1,054,205
                                                      ==========

In connection with the $750,000 notes receivable, the Company has received warrants to purchase up to 59% of the common stock of the maker. The Chairman of the Board of the Company has guaranteed approximately $470,000 of the notes and has received approximately 50% of the warrants.

                        ULTRAK, INC. and SUBSIDIARIES

                                  (Unaudited)

3. Notes Payable:

Notes payable consists of the following as of March 31, 1995:

$15.0 million revolving line of credit, due upon
demand or September 27, 1995; interest at floating
prime plus 1/2% payable monthly; collateralized by
substantially all assets                            $11,893,796

$7.0 million revolving line of credit, due upon
demand or April 4, 1996; interest at the greater
of 8.5% or floating prime plus 2.0% per annum
payable monthly; collateralized by inventory          5,988,391
                                                    -----------
                                                    $17,882,187
                                                    ===========

All of the credit facilities are guaranteed in part by the principal stockholder of the Company. The credit agreements contain certain restrictive covenants and conditions, including debt to tangible net worth ratios, current ratios and working capital ratios. At March 31, 1995, the Company was in compliance with all of its covenants with its lenders.

At March 31, 1995, the Company had unused available lines of credit totalling approximately $4.1 million.

4. Acquisition of Diamond Electronics, Inc.

On April 28, 1995, the Company signed an Agreement and Plan of Reorganization (the Agreement) with Diamond Electronics, Inc. (Diamond), an Ohio corporation, and certain significant Diamond stockholders to acquire through the merger of a wholly-owned subsidiary of the Company all of the outstanding common stock of Diamond in exchange for 600,000 shares of registered Ultrak common stock. Diamond had unaudited revenues of $2,959,000 and unaudited net income of approximately $85,000 for the quarter ended March 31, 1995. The Agreement specifies certain conditions under which up to 100,000 additional shares of Ultrak stock could be issued. Diamond is a manufacturer of commercial video CCTV security and surveillance systems used by large retailers and hazardous viewing systems used by industry and municipalities. Subject to compliance with various closing conditions, the transaction is scheduled to close before June 30, 1995. The transaction will be accounted for as a purchase.

(Norman Jones Enlow & Co. LETTERHEAD)







                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders
Diamond Electronics, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheets of Diamond Electronics, Inc. and Subsidiary as of January 1, 1995 and January 2, 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diamond Electronics, Inc. and Subsidiary as of January 1, 1995 and January 2, 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/  NORMAN, JONES, ENLOW & CO.

Columbus, Ohio
March 17, 1995






(LETTERHEAD Addresses)

                   DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                     JANUARY 1, 1995 AND JANUARY 2, 1994



                                                                 1995                        1994
                                                             ------------                ------------
ASSETS

CURRENT ASSETS
   Cash                                                      $     30,549                $     38,291
   Trade accounts receivable - net                              2,203,670                   1,349,055
   Inventories                                                  2,370,557                   1,910,908
   Prepaid expenses and other                                      32,529                      63,492
   Deferred income tax benefit                                    316,090                     482,100
                                                             ------------                ------------
                              TOTAL CURRENT ASSETS              4,953,395                   3,843,846

PROPERTY, PLANT AND EQUIPMENT - net                             1,763,920                   1,795,405

OTHER ASSETS                                                       49,373                       8,785
                                                             ------------                ------------
                                      TOTAL ASSETS           $  6,766,688                $  5,648,036
                                                             ============                ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable                                             $  1,167,162                $  1,122,217
   Current portion of long-term debt                              105,960                     115,999
   Accounts payable                                               875,852                     485,659
   Accrued payroll and taxes                                      148,952                     125,320
   Accrued commissions                                            130,891                      90,075
   Accrued expenses                                               222,072                      83,023
                                                             ------------                ------------
                         TOTAL CURRENT LIABILITIES              2,650,889                   2,022,293

LONG-TERM DEBT, less current portion                              884,548                     592,033

DEFERRED INCOME TAXES                                              13,204                      20,300
                                                             ------------                ------------
                                 TOTAL LIABILITIES              3,548,641                   2,634,626

SHAREHOLDERS' EQUITY
   Convertible preferred stock, par value $100
      per share; authorized - 4,000 shares, issued
      and outstanding - 0- and 4,000 shares                           --                      400,000
   Common stock, no par value; authorized - 11,996,000
      shares, issued and outstanding - 4,706,326 and
      4,476,267 shares                                          3,189,084                   3,010,088
   Paid-in capital                                                120,000                      20,000
   Retained earnings (deficit)                                    (91,037)                   (416,678)
                                                             ------------                ------------
                        TOTAL SHAREHOLDERS' EQUITY              3,218,047                   3,013,410
                                                             ------------                ------------

                           TOTAL LIABILITIES AND
                            SHAREHOLDERS' EQUITY             $  6,766,688                $  5,648,036
                                                             ============                ============

Book value per common share                                  $        .68                $        .58
                                                             ============                ============


                       See notes to financial statements

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME
                   For the 52 Weeks Ended January 1, 1995 and
                       the 52 Weeks Ended January 2, 1994

                                                                         1995         1994
                                                                      ----------    ---------
NET SALES                                                            $11,774,691   $9,367,799
COST OF GOODS SOLD                                                     8,009,468    6,426,955
                                                                     -----------    ---------
                                                    GROSS PROFIT       3,765,223    2,940,844
OPERATING EXPENSES
  Selling                                                              1,882,860    1,393,840
  General and administrative                                             936,488      884,223
  Research and development                                               184,504      139,462
  Interest                                                               193,392      199,516
                                                                     -----------    ---------
                                                                       3,197,244    2,617,041
                                                                     -----------    ---------
                                          INCOME FROM OPERATIONS         567,979      323,803
OTHER INCOME (EXPENSES)                                                  (28,817)      60,342
                                                                     -----------    ---------
    INCOME BEFORE INCOME TAXES, AND CUMULATIVE EFFECT ADJUSTMENT         539,162      384,145
INCOME TAXES
  Currently payable                                                       54,622        5,976
  Deferred                                                               158,899      148,300
                                                                     -----------    ---------
                                                                         213,521      154,276
                                                                     -----------    ---------
                      INCOME BEFORE CUMULATIVE EFFECT ADJUSTMENT         325,641      229,869
CUMULATIVE EFFECT ADJUSTMENT, for the change in income tax
  accounting                                                                  --      610,100
                                                                     -----------    ---------
                                                      NET INCOME     $   325,641    $ 839,969
                                                                     ===========    =========
Earnings per common share:
  Income (loss) before cumulative effect adjustment                  $       .07    $     .05
  Cumulative effect adjustment                                                --          .14
                                                                     -----------    ---------
     Net income                                                      $       .07    $     .19
                                                                     ===========    =========

                       See notes to financial statements

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   For the 52 Weeks Ended January 1, 1995 and
                       the 52 Weeks Ended January 2, 1994

                                                                         Common Stock                               Shareholders'
                                               Preferred     Common        Purchase      Paid-in     Accumulated       Equity
                                                 Stock        Stock        Warrants      Capital       Deficit        (Deficit)
                                               ---------    ---------    ------------    --------    -----------    -------------
BALANCE, DECEMBER 29, 1991                     $  44,450   $1,784,340     $  20,000      $     --    $(2,427,452)    $ (578,662)
  Common stock warrants expired 12/31/92                                    (20,000)        20,000                          --
  Existing preferred stock canceled in
    Chapter 11 reorganization plan               (44,450)                                                               (44,450)
  New convertible preferred stock issued in
    Chapter 11 reorganization plan               400,000                                                                400,000
  New common stock issued in Chapter 11
    reorganization plan                                     1,203,272                                                 1,203,272
  Net income for the year                                                                              1,170,805      1,170,805
                                               ---------   ----------     ---------       --------    ----------     ----------
BALANCE JANUARY 3, 1993                          400,000    2,987,612           --          20,000    (1,256,647)     2,150,965
  Issuance of common stock                                     22,476                                                    22,476
  Net income for the year                                                                                839,969        839,969
                                               ---------   ----------     ---------       --------    ----------     ----------
BALANCE JANUARY 2, 1994                          400,000    3,010,088           --          20,000      (416,678)     3,013,410
  Redemption of convertible preferred stock     (400,000)                                  100,000                     (300,000)
  Issuance of common stock for stock grants                    29,000                                                    29,000
  Issuance of common stock                                    149,996                                                   149,996
  Net income for the year                                                                                325,641        325,641
                                               ---------   ----------     ---------       --------    ----------     ----------
BALANCE JANUARY 2, 1995                        $     --    $3,189,084     $     --        $120,000    $  (91,037)    $3,218,047
                                               =========   ==========     =========       ========    ==========     ==========

                       See notes to financial statements.

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the 52 Weeks Ended January 1, 1995 and
                       the 52 Weeks Ended January 2, 1994

                                                                                    1995         1994
                                                                                  --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Income less extraordinary items                                                 $325,641     $839,969
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                                  174,433      174,899
     Amortization                                                                   17,000           --
     Loss on sale of equipment                                                       1,936           --
  (Increase) decrease in:
     Trade accounts receivable                                                    (854,615)      88,909
     Inventories                                                                  (459,649)    (562,974)
     Other current assets                                                           30,963       30,569
     Deferred income tax benefit                                                   166,010     (482,100)
  Increase (decrease) in:
     Accounts payable                                                              390,193       86,213
     Accrued payroll and taxes                                                      23,632       53,128
     Accrued commissions                                                            40,816       (7,276)
     Other current liabilities                                                     289,045     (121,674)
     Deferred income taxes                                                          (7,096)      20,300
                                                                                  --------     --------
                               NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES    138,309      119,963
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                            (146,539)     (59,769)
  Acquisition of other assets                                                      (57,587)          --
  Proceeds from sale of equipment                                                    1,655           --
                                                                                  --------     --------
                                        NET CASH (USED) BY INVESTING ACTIVITIES   (202,471)     (59,769)
CASH FLOWS FROM FINANCING ACTIVITIES
  Additional borrowings (repayments) under short-term revolving line of credit
     (post-petition)                                                              $ 44,945     $(146,767)
  Principal payments on bank term loan                                             (93,184)    (169,052)
  Principal payments on other notes payable                                        (32,429)     (61,159)
  Increase term loan on bank refinancing                                           408,088           --
  Issuance of common stock options and grants                                       29,000           --
  Redemption of convertible preferred stock                                       (300,000)          --
                                                                                  --------     --------
                                        NET CASH (USED) BY FINANCING ACTIVITIES     56,420     (354,502)
                                                                                  --------     --------
                                                NET INCREASE (DECREASE) IN CASH     (7,742)    (294,308)
                                                      CASH AT BEGINNING OF YEAR     38,291      332,599
                                                                                  --------     --------
                                                            CASH AT END OF YEAR   $ 30,549     $ 38,291
                                                                                  ========     ========
SUPPLEMENTAL DISCLOSURES
  Interest paid                                                                   $190,239     $193,989
                                                                                  ========     ========
  Income taxes paid                                                               $ 17,664     $ 10,756
                                                                                  ========     ========

                       See notes to financial statements

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business

     Diamond Electronics, Inc. and Subsidiary (the Company) manufactures, sells and installs closed circuit television (CCTV) systems. The CCTV systems are used primarily for surveillance in retail and environmental settings.

     Basis of Accounting

     The Company's policy is to prepare its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

     Depreciation

     The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting purposes and on the Modified Accelerated Cost Recovery System for income tax purposes.

     Accounting Year

     The Company determines its fiscal year on a 52-53 week basis. The fiscal year ends on the Sunday closest to December 31.

     Goodwill

     Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at dates of acquisition and is being amortized on the straight-line method over periods of five to seven years. Amortization expense charged to operations for the years ended January 1, 1995 and January 2, 1994 was $-0- and $-0-, respectively.

     Components of goodwill are as follows:

                                                               January 1,     January 2,
                                                                  1995           1994
                                                               ----------     ----------
        Goodwill -- Diamond                                    $  103,751     $  103,751
        Goodwill -- Polymatrix                                    240,394        240,394
                                                               ----------     ----------
                                                                  344,145        344,145
        Accumulated amortization                                 (344,145)      (344,145)
                                                               ----------     ----------
                                                               $       --     $       --
                                                                =========      =========

     Non-Compete Agreement

     This agreement represents the amount paid for non-competition by the sellers of Alpha Electronics, Inc. The company wrote off the original amount of $10,000 during the period ended January 1, 1995, due to no future benefit.

     Warranty Cost

     The Company accrues product warranty costs based upon sales levels, warranty terms and actual experience. Product warranty expense was $156,299 and $29,816 for the years ended January 1, 1995 and January 2, 1994, respectively. The accrued product warranty liability was $77,000 and $27,000 at January 1, 1995 and January 2, 1994, respectively.

     Research and Development

     The costs associated with new product research and development are expensed as incurred. Research and development expense was $184,504 and $139,462 for the years ended January 1, 1995 and January 2, 1994, respectively.

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED:

     Revenue Recognition
     The Company recognizes revenues on contracts as shipments are made.

     Basis of Consolidation
     The accompanying consolidated statements include the accounts of Diamond Electronics, Inc. and its wholly owned subsidiary, Alpha CCTV, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

     Inventories
     Inventories are stated at the lower of cost (determined by first-in, first-out method) or market.

     Book Value and Earnings Per Share
     Book value per share is based upon the number of common shares outstanding at January 1, 1995 and January 2, 1994. Earnings per share are based upon the weighted average number of common shares outstanding during the year.

2.   ACCOUNTS RECEIVABLE

     The following is a summary of receivables:

                                                                  January 1,     January 2,
                                                                     1995           1994
                                                                  ----------     ----------
    Trade accounts                                                $2,337,785     $1,588,055
    Allowance for doubtful accounts                                 (134,115)      (239,000)
                                                                  ----------     ----------
                                                                  $2,203,670     $1,349,055
                                                                  ==========     ==========

     At January 1, 1995 and January 2, 1994, all accounts receivable were pledged as collateral in connection with bank loans.

3.   INVENTORIES

     Inventories consist of:

                                                                  January 1,     January 2,
                                                                     1995           1994
                                                                  ----------     ----------
    Raw materials and component parts                             $1,213,785     $  688,633
    Work in process                                                1,156,772      1,222,275
                                                                  ----------     ----------
                                                                  $2,370,557     $1,910,908
                                                                  ==========     ==========

     At January 1, 1995 and January 2, 1994, all inventories were pledged as collateral in connection with bank loans.

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

4.   PROPERTY, PLANT AND EQUIPMENT

     The following is a summary of property, plant and equipment:

                                                                  January 1,    January 2,
                                                                     1995          1994
                                                                  -----------   -----------
    Land                                                          $    58,600   $    58,600
    Buildings                                                       2,138,654     2,138,654
    Machinery and equipment                                         1,434,672     1,292,935
    Furniture and fixtures                                             32,354        32,354
                                                                  -----------   -----------
                                                                    3,664,280     3,522,543
    Accumulated depreciation                                       (1,900,360)   (1,727,138)
                                                                  -----------   -----------
                                                                  $ 1,763,920   $ 1,795,405
                                                                  ===========   ===========

     Depreciation expense charged to operations was $174,433 and $174,899 in 1994 and 1993, respectively.

     All property, plant and equipment is pledged as collateral for bank loans.

     The useful lives of property, plant and equipment for purposes of computing depreciation are:

      Buildings                  10 - 30 years
      Machinery and equipment     3 -  7 years
      Furniture and fixtures      3 -  7 years

 5.  NOTES PAYABLE

     Short-term notes payable consist of the following:

                                                                    January 1,   January 2,
                                                                       1995         1994
                                                                    ----------   ----------
    Revolving credit agreement                                      $1,167,162   $1,122,217
                                                                    ==========   ==========

     The revolving credit agreement and note payable are with a bank, have the same collateral pledged, and are subject to the same loan covenants as the note payable to the bank as further described in note 6 with a balance of $966,667 at January 1, 1995. The revolving credit agreement bears interest at 1/4% above the prime rate with interest payable monthly, with the outstanding balance due June 30, 1997. The revolving credit agreement provides for borrowings up to $2,500,000 limited to a borrowing base. At January 1, 1995, the borrowing base of $2,437,102 was computed as the sum of 85% of eligible receivables, plus the lesser of $1,000,000 or a percent of inventory ranging from 25%-55%.

     At January 1, 1995, the Company had $1,269,940 of unused line of credit with a bank to be drawn upon as needed with interest at 1/4% above the prime rate.

                     DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

6.   LONG-TERM DEBT

     The following is a summary of long-term debt:

                                                                     January 2,     January 3,
                                                                        1994           1993
                                                                     ----------     ----------
    Note payable to bank in monthly installments of $8,550,
      including interest at 10.5% through June 1, 1994. On June 15,
      1994 the unpaid balance of the note plus accrued interest is
      due.                                                            $      --      $ 651,762
    Note payable to taxing agencies due at various dates (six years from assessment date) in equal quarterly installments with
      interest at the statutory rate.                                    23,841         56,270
    Note payable to bank in monthly installments of $8,333,
      including interest at prime plus 1/2% through August 1,
      2001. At January 1, 1995, the prime rate was 8.5%.                966,667             --
                                                                      ---------      ---------
                                                                        990,508        708,032
    Current maturities included in current liabilities                 (105,960)      (115,999)
                                                                      ---------      ---------
                                                                      $ 884,548      $ 592,033
                                                                      =========      =========

     The revolving credit agreement, the note payable to bank above, and the note payable to bank described in note 5, have the first mortgage on real estate and substantially all other assets of the Company pledged as collateral.

     Following are maturities of long-term debt for each of the next five years:

                             Year                          Amount
                             ---                           ------
                            1995                          $105,960
                            1996                           105,960
                            1997                           105,960
                            1998                           105,961
                            1999                            99,996
                          Thereafter                       466,671
                                                          --------
                                                          $990,508
                                                          ========

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

7.   INCOME TAXES

     In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting for
     Income Taxes (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Previously, the Company used the Accounting Principles Board Opinion No. 11 "Accounting For Income Taxes" (APB 11) income statement approach that focused on calculating deferred tax expense. Under APB 11, recognition of deferred tax assets was not permitted. Effective January 4, 1993, the Company adopted SFAS 109. The cumulative effect of the change in accounting principle is included in determining net income for the year ended January 2, 1994. Financial statements for prior years have not been restated.

     Deferred tax liabilities (assets) are comprised of the following:

                                                                   January 1,     January 2,
                                                                      1995           1994
                                                                   ----------     ----------
    Inventory                                                      $ (214,746)    $ (252,800)
    Bad debts                                                         (51,902)       (97,000)
    Warranties                                                        (39,474)       (10,400)
    Loss carryforwards                                                     --       (121,600)
    Other                                                              (9,968)          (300)
                                                                   ----------     ----------
                                          Net current deferred
                                                    tax assets       (316,090)      (482,100)
                                                                   ----------     ----------
    Capital lease                                                          --        (14,700)
    Depreciation                                                       13,204         35,000
                                                                   ----------     ----------
                                        Net long-term deferred
                                               tax liabilities         13,204         20,300
                                                                   ----------     ----------
                                                                   $ (302,886)    $ (461,800)
                                                                   ==========     ==========

     The information above is presented to show the composition of the deferred tax liabilities (assets) for the years ended January 1, 1995 and January 2, 1994.

     The Company's income tax expense differs from the amount computed if the federal statutory rate were applied to income from continuing operations primarily because of expenses deductible for financial reporting purposes that are not deductible for tax purposes.

     At January 1, 1995, the Company has available unused operating loss carryforwards of $-0-.

8.   CONVERTIBLE PREFERRED STOCK

     The convertible preferred stock is noncumulative, nonparticipating and is convertible into shares of common stock at the option of the holder. There were 4,000 shares authorized, -0- and 4,000, issued and outstanding at January 1, 1995 and January 2, 1994, respectively. The shares were redeemed during the year by the Company.

                   DIAMOND ELECTRONCIS, INC. AND SUBSIDIARY

9.   COMMITMENTS AND CONTINGENCIES



     Under the terms of a loan agreement with a bank, the Company is required to:



      -  Maintain minimum net worth of $2,050,000, cash flow coverage ratio of
         1.3 to 1 and a maximum financial leverage ratio of 1.9 to 1.



      -  Pay commitment fees of 1/4% each month on unused portions of debt.



     In addition, the agreement provides that the Company will not, without prior written consent from the bank:



      -  pay cash dividends or incur stock redemptions.



      -  pay loans, advances or investments of any kind greater than $20,000.



      -  merge or consolidate or be merged or consolidated.



      -  Encumber, mortgage or grant a security interest in any asset.



      -  Sell or dispose of any assets outside the normal course of business.



      -  Incur capital expenditures in excess of $150,000 per year.



      -  Enter into any sale and lease back transactions.



     At January 1, 1995, the Company was in compliance with all covenants.



10.  EMPLOYEE BENEFIT PLAN



     The Company sponsors a 401(k) salary savings plan (Plan), covering all employees meeting certain eligiblity requirements. Under the Plan, the Company is required to contribute to the Plan amounts equal to 10% of the employee's first 4% of voluntary contributions. The Company's contributions to the Plan were $8,429 and $7,481 during 1994 and 1993, respectively.



11.  PLAN OF REORGANIZATION



     On July 30, 1991, the Company filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Southern District of Ohio - Eastern Division.



     On December 15, 1992, the Bankruptcy Court confirmed the Company's plan of reorganization. The confirmed plan provided for the following:



     Secured Debt



     The holder of approximately $2,630,000 of secured debt (secured by a perfected, first priority security interest in substantially all of the Company's assets) received the following instruments in exchange for their notes: (a) $49,691 secured note payable in monthly installments of $5,521 commencing February 1, 1993, through September 1, 1993, with interest at prime plus 2% per annum, secured by first liens on property, plant and equipment with the balance due on September 15, 1993, (b) $820,814 secured note payable in monthly installments of $8,550 commencing on February 1, 1993, through June 1, 1994, with interest at 10.5% per annum, secured by same assets as above with the balance due on June 15, 1994, (c) $1,900,000 line of credit with interest payable monthly at prime plus 2% per annum commencing on December 1, 1992 through June 1, 1994 with the balance due June 15, 1994.

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

11.  PLAN OF REORGANIZATION -- CONTINUED

     Priority Tax Claims
     Payroll, withholding and real and personal property taxes of $67,738 are payable in equal quarterly installments commencing March 15, 1993, through December 15, 1998 with interest at the statutory rate.

     Unsecured Promissory Note
     The holder of $1,000,000 unsecured promissory note received 4,000 shares of $100 par noncumulative, nonparticipating, preferred stock, convertible into 19% of the new outstanding stock.

     General Unsecured
     The holders of approximately $1,511,000 of general unsecured claims received the following for their claims: (a) cash in the amount of $0.10 for each dollar of their claim; or (b) shares of common stock in the amount of 1/3 share for each dollar of their claim. Total cash payable and shares issued for these claims were $77,607 and 245,042 shares, respectively.

     Post-petition Financing
     The pledgers of $199,000 of post-petition financing received 1,990,000 shares of the new issue outstanding common stock.

     Common Stock
     The holders of approximately 1,350,000 outstanding shares of the Company's existing common stock retain their shares and receive a right to buy one new share of common stock for every share owned for $.25 per share. Each share purchased will carry two warrants which expire December 15, 2002. The exercise price of the warrants shall be $.50 and $.75 callable by the Company within 90 days notice at $.05 per warrant.

     Preferred Stock
     The holder of 2,100 outstanding shares of the Company's existing preferred stock received 500,000 shares of the new issue outstanding common stock.

     Board of Directors
     The six members of the Board of Directors of the Company who have provided services to the Company relating to the Chapter 11 case received 300,000 shares of the new outstanding common stock and 300,000 options to buy shares of common stock. There were no options exercised in 1993 or 1992.

     Unsecured Wages and Benefits
     The holders of the $48,738 unsecured wages and benefits received the following for their claims: (a) $11,574 cash payment on December 15, 1992;
     (b) $37,164 cash payment in August of 1991.

     The Company did not meet the criteria for fresh start accounting. Therefore, the Company accounted for the reorganization as follows:

     - All liabilities are stated at the post-petition amount as allowed by the Court, if applicable.

     - Income, expense, realized gains and losses directly associated with the reorganization were segregated and presented as reorganization items or extraordinary items in the statement of operations.

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

12.  LEASES

     The Company leases office equipment, manufacturing equipment and delivery vehicles under operating leases expiring in various years through 1996.

     Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of January 1, 1995, for each of the next five years and in the aggregate are:

                                                                         Amount
                                                                         -------
                      1995                                               $22,332
                      1996                                                 4,934
                                                                         -------
            Total minimum future rental payments                         $27,266
                                                                         =======

     Rental expense under all operating leases was $55,795 and $45,364 for 1994 and 1993, respectively.

     Certain operating leases provide for renewal options for periods of one year at their fair rental value at the time of renewal in the normal course of business, operating leases are generally renewed or replaced by other leases.

13.  RELATED PARTY TRANSACTIONS

     A certain shareholder has guaranteed bank obligations under a standby letter of credit as follows:

                                                                             Period
                                                                             -------
        December 16, 1992 through June 15, 1993                              $40,000
        June 16, 1993 through December 15, 1993                              $25,000
        Thereafter                                                           $    --

     A corporation which provides the Company with management services is owned by a member of the board of directors. The Company paid management fees of approximately $44,557 and $31,000 during 1994 and 1993, respectively.

14.  SUBSEQUENT EVENT

     On February 9, 1995, NASDAQ-Listed Ultrak, Inc. and Diamond Electronics, Inc. signed a letter of intent whereby Ultrak, Inc. would acquire all the outstanding common stock of Diamond Electronics, Inc. The purchase price would be 600,000 shares of newly issued registered Ultrak, Inc. common stock, plus additional shares if certain future Ultrak, Inc. closing stock prices are met. It is intended that the stock of Diamond Electronics, Inc. be exchanged on a tax-free basis pursuant to a reorganization described in
     Section 368 of the Internal Revenue Code.

     Diamond Electronics, Inc.'s Board of Directors and Shareholders are expected to approve the transaction in order to allow both Ultrak, Inc. and Diamond Electronics, Inc. to have executed a definitive merger agreement by April 15, 1995.

15.  STOCK WARRANTS

     In connection with a rights offering in March 1993, stockholders received two warrants for each share purchased. There are warrants to purchase 48,893 shares with an exercise price of $.50 and warrants to purchase another 48,893 shares with an exercise price of $.75. The warrant agreement expires December 2002 and no warrants have been exercised. The warrants are callable at $.05 per warrant on a 90 day notice.

                    DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

16.  STOCK OPTIONS

     Under the terms of its stock option plan, options to purchase shares of the company's common stock are granted at a price equal to the market price of the stock at the date of the grant. Following is a summary of transactions:

        Options outstanding -- January 3, 1993
        Granted during the year                                               71,000
        Forfeited during the year                                                 --
        Exercised during the year (at a price of $.25 per share)             (41,000)
                                                                            --------
             Options outstanding -- January 2, 1994                           30,000
        Granted during the year                                               50,000
        Forfeited during the year                                                 --
        Exercised during the year (at a price of $.58 per share)             (50,000)
                                                                            --------
             Options outstanding -- January 1, 1995                           30,000
                                                                            ========
             Options exercisable -- January 1, 1995                           30,000
                                                                            ========

17.  CASH FLOWS

     Cash flows from operations for the year ended January 1, 1995 not disclosed on the face of the cash flow statement were as follows:

        Customer deposits converted to common stock                         $149,996
                                                                            ========
        Cost of equipment                                                   $  4,801
        Less: accumulated depreciation                                        (1,210)
                                                                            --------
        Net book value                                                         3,591
        Proceeds from sale of equipment                                        1,655
                                                                            --------
        Loss on sale of equipment                                           $  1,936
                                                                            ========

                   DIAMOND ELECTRONICS, INC. AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS


                                                                    March 31,
                                                                      1995               Dec 31,
                                                                   (Unaudited)            1994
                                                                   -----------       ------------
        Assets
Current Assets:
   Cash                                                            $    33,791       $    30,549
   Accounts receivable, net                                          1,687,672         2,203,670
   Inventories, net                                                  2,714,360         2,370,557
   Prepaid expenses and other                                           35,678            32,529
   Deferred income tax benefit                                         264,840           316,090
                                                                   -----------       -----------
        Total Current Assets                                         4,736,341         4,953,395

Property, plant and equipment, net                                   1,775,338         1,763,920

Other assets                                                            45,873            49,373
                                                                   -----------       -----------
        Total Assets                                                 6,557,552         6,766,688
                                                                   ===========       ===========
  Liabilities and Stockholders' Equity

Current Liabilities:
   Notes payable                                                       782,409         1,167,162
   Current portion of long-term debt                                   105,960           105,960
   Accounts payable                                                    952,786           875,852
   Accrued liabilities                                                 211,425           279,843
   Other current liabilities                                           284,206           222,072
                                                                   -----------       -----------
        Total Current Liabilities                                    2,336,786         2,650,889

Long-term Debt                                                         859,596           884,548

Deferred Income Taxes                                                   16,598            13,204

Stockholders' Equity:
   Common stock, no par value; authorized
   11,996,000 shares; issued and out-
   standing - 4,762,326 and 4,706,326 shares                         3,230,286         3,189,084
   Paid-in Capital                                                     120,000           120,000
   Accumulated deficit                                                  (5,714)          (91,037)
                                                                   -----------       -----------
        Total Stockholders' Equity                                   3,344,572         3,218,047
                                                                   -----------       -----------
        Total Liabilities and Stockholders'  Equity                $ 6,557,552       $ 6,766,688
                                                                   ===========       ===========

                   DIAMOND ELECTRONICS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF INCOME

                                 (Unaudited)

                                    Three Months            Three Months
                                        Ended                   Ended
                                      March 31,               March 31,
                                        1995                    1994
                                      ---------               ---------
Net Sales                             2,959,586               2,321,700
Cost of Sales                         2,017,935               1,591,691
                                      ---------               ---------
    Gross Profit                        941,651                 730,009

Operating Expenses                      751,162                 685,467
                                      ---------               ---------
    Operating Income                    190,489                  44,542
                                      ---------               ---------
Other (Income) Expense:
    Other (Income) Expense                8,206                     862
    Interest Expense                     43,180                  39,226
                                      ---------               ---------
    Other Expenses, net                  51,386                  40,088
                                      ---------               ---------
Income before Income Taxes              139,103                   4,454
    Income Taxes                         53,780                   1,693
                                      ---------               ---------
Net Income                               85,323                   2,761

Dividend Requirement on
    Preferred Stock                           0                       0
                                      ---------               ---------
Net Income Allocable to
    Common Stockholders                  85,323                   2,761
                                      =========               =========
Net Income per Common Share               $0.02                   $0.00
                                      =========               =========
Number of Common Shares Used
    in Computation                    4,734,326               4,476,267
                                      =========               =========


                   DIAMOND ELECTRONICS, INC. AND SUBSIDIARY

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (Unaudited)

                                                                  Three Months            Three Months
                                                                      Ended                   Ended
                                                                    March 31,               March 31,
                                                                      1995                    1994
                                                                    ---------               ---------
Cash Flows From Operating Activities:
    Net Income                                                         85,323                   2,761
       Adjustments to reconcile net income to net cash
           provided by operating activities:
           Depreciation and amortization                               51,300                  43,725
       (Increase) decrease in:
           Accounts receivable                                        515,998                 (40,043)
           Inventories                                               (343,803)               (712,412)
           Prepaid expenses and other current assets                   (3,149)                  3,554
           Deferred income tax benefit                                 51,250                       0
       Increase (decrease) in:
           Accounts payable                                            76,934                  67,016
           Accrued liabilities                                        (68,418)                (28,871)
           Other current liabilities                                   62,134                 532,033
           Deferred income taxes                                        3,394                       0
                                                                    ---------               ---------
            NET CASH PROVIDED (USED) BY
                OPERATING ACTIVITIES                                  430,963                (132,237)
                                                                    ---------               ---------
Cash Flows From Investing Activities:
    Acquisition of property and equipment                             (59,218)                (39,921)
    Acquisition of other assets                                             0                 (11,409)
                                                                    ---------               ---------
            NET CASH (USED) BY
                INVESTING ACTIVITIES                                  (59,218)                (51,330)
                                                                    ---------               ---------
Cash Flows From Financing Activities:
    Net increase (decrease) in borrowings under
        revolving line of credit                                     (384,753)                362,343
    Principal payments on bank term loan                              (24,952)                (34,200)
    Principal payments on other notes payable                               0                       0
    Issuance of common stock                                           41,202                       0
                                                                    ---------               ---------
            NET CASH PROVIDED (USED) BY
                FINANCING ACTIVITIES                                 (368,503)                328,143
                                                                    ---------               ---------

            NET INCREASE (DECREASE) IN CASH                             3,242                 144,576

CASH AND CASH EQUIVALENTS AT BEGIN. OF PERIOD                          30,549                  38,291
                                                                    ---------               ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                             33,791                 182,867
                                                                    =========               =========


                   DIAMOND ELECTRONICS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)

1. Basis of Presentation:



The accompanying unaudited interim consolidated financial statements include the accounts of Diamond Electronics, Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.



The interim financial statements are prepared on an unaudited basis and do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. For further information, refer to the Notes to the Consolidated Financial Statements for the 52 weeks ended January 1, 1995 and January 2, 1994 included elsewhere herein.

ANNEXES
ANNEX A - Merger Agreement and Exhibits 1.01(a) and (b) thereto ANNEX B - Section 1701.85 of the Ohio Revised Code
ANNEX C - Articles of Incorporation of Diamond
ANNEX D - Code of Regulations of Diamond
ANNEX E - Articles of Incorporation of Ultrak, as amended
ANNEX F - Bylaws of Ultrak
ANNEX G - Reincorporation Agreement
ANNEX H - Certificate of Incorporation of Ultrak - Delaware ANNEX I - Bylaws of Ultrak - Delaware
ANNEX J - Article 113 of Colorado Business Corporation Act

                                                                        ANNEX A



                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of April 28, 1995 (the "Signing Date"), is among Diamond Electronics, Inc., an Ohio corporation ("Diamond"), the shareholders of Diamond signing this Agreement (the "Signing Shareholders"), Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Purchasing Corp., a Texas corporation and wholly-owned subsidiary of Ultrak ("Newco").

                              W I T N E S S E T H:

         Recitals. The Boards of Directors of Diamond, Ultrak, and Newco deem it advisable and in the best interests of their respective shareholders that a merger (the "Merger") is consummated whereby Newco is merged with and into Diamond pursuant to a reorganization hereafter provided for. Diamond, the Signing Shareholders, Ultrak, and Newco desire to set forth the terms and conditions upon which they are willing to consummate the Merger. Ultrak, as the sole shareholder of Newco, has approved the terms of the Merger and the execution, delivery, and performance of this Agreement. The Signing Shareholders constitute the Board of Directors of Diamond.

         NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions, and covenants in this Agreement, and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:


                             ARTICLE I:  THE MERGER

         1.01. The Merger. Upon the performance of all covenants and obligations of the parties contained herein and upon the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, on the Effective Date (as hereinafter defined) and pursuant to the provisions of the Texas Business Corporation Act (the "Texas Act") and the Ohio General Corporation Law (the "Ohio Act"), Newco will be merged with and into Diamond, which will be the surviving corporation (the "Surviving Corporation"), in accordance with Articles of Merger to be filed in Texas and the Certificate of Merger to be filed in Ohio in the forms attached hereto as Exhibits 1.01(a) and 1.01(b), respectively (collectively, the "Certificates of Merger"). As used in this Agreement, the "Effective Date" shall mean such date as agreed upon by Diamond, Newco, and Ultrak, on which the Certificates of Merger shall be filed in accordance with the Texas Act and the Ohio Act, and the date the Merger will become effective in accordance with the terms of the Certificates of Merger.

         1.02. Effect on Stock. As a result of the Merger, on the Effective Date and without any action on the part of Diamond, Ultrak, or Newco, or any holder of any of the following securities, the following will occur:

                 (a) Except as provided in Sections 1.04 and 1.10 hereof, each share of Common Stock, no par value per share, of Diamond ("Diamond Common Stock" ) issued and outstanding immediately prior to the Effective Date will cease to be outstanding and will be converted into the right to receive such number of fully paid and nonassessable shares of Common Stock, no par value per share, of Ultrak (the "Ultrak Common Stock") as is equal to the quotient of (i) 600,000 divided by
         (ii) the total number of issued and outstanding shares of Diamond Common Stock as of the Effective Date. If all shares of Diamond Common Stock issued and outstanding on the Effective Date are converted into shares of Ultrak Common Stock, then the maximum number of shares of Ultrak Common Stock that will be issued under this Subsection 1.02(a) will be 600,000.

                 (b) Any shares of Diamond Common Stock held in the treasury of Diamond will be cancelled and retired and cease to exist. No cash, securities, or other consideration will be paid or delivered in exchange for such treasury shares, under this Agreement.

                 (c) Each share of Common Stock, no par value, of Newco ("Newco Common Stock") issued and outstanding immediately prior to the Effective Date will cease to be outstanding and will be converted into the right to receive one share of Common Stock, no par value, of the Surviving Corporation.

         1.03.  Adjustments.

                 (a) If the average closing price of Ultrak Common Stock as reported for the National Association of Securities Dealers Automated Quotations System ("NASDAQ") in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the first trading day (the "First Adjustment Date") that is six (6) months from the Effective Date is less than $7.00, then Ultrak shall issue an additional 50,000 shares of Ultrak Common Stock to the shareholders of Diamond as of the Effective Date (the "Effective Date Shareholders"), and each of the Effective Date Shareholders will receive one share of Ultrak Common Stock for every twelve (12) shares of Ultrak Common Stock received pursuant to Subsection 1.02(a).

                 (b) If the average closing price of Ultrak Common Stock as reported for NASDAQ in the Wall Street Journal, Southwest Edition, for each of the ten (10) trading days ending on the first trading day (the "Second Adjustment Date") (the First Adjustment Date and the Second Adjustment Date are sometimes collectively referred to herein as the "Adjustment Dates") that is twelve (12) months from the Effective Date is less than $8.00, then Ultrak shall issue an additional 50,000 shares of Ultrak Common Stock to the Effective Date Shareholders, and each of the Effective Date Shareholders will receive one share of Ultrak Common Stock for every twelve (12) shares of Ultrak Common Stock received pursuant to Subsection 1.02(a).

                 (c) In the event of any change in the outstanding Ultrak Common Stock by reason of stock dividends, stock splits, share combinations, mergers, recapitalizations, exchanges of shares or the like, between the Signing Date and an Adjustment Date, then the type of shares subject to issuance on such Adjustment Date and the price of the Ultrak Common Stock that determines whether any additional shares are issued on such Adjustment Date, shall be adjusted appropriately.

                 (d) The right to receive any additional shares of Ultrak Common Stock pursuant to this Section 1.03 is a personal right of the Effective Date Shareholders and they may not transfer or assign all or any portion of their right to receive additional shares of Ultrak Common Stock. No person or entity, other than the Effective Date Shareholders, shall have the right to receive any additional shares of Ultrak Common Stock pursuant to this Section 1.03.

         1.04. Diamond Common Stock Subject to Cash Out. Notwithstanding anything to the contrary contained in this Agreement, any Shareholder (as hereinafter defined) who would otherwise receive ten (10) or fewer shares of Ultrak Common Stock shall receive the Diamond Price (as defined in the following sentence) per share of Diamond Common Stock and shall not have the right to receive shares of Ultrak Common Stock. The Diamond Price shall equal the product of (i) the average closing price of Ultrak Common Stock as reported for NASDAQ in the Wall Street Journal, Southwest Edition, for each of the ten
(10) trading days ending on the trading day which is five (5) days prior to the Effective Date multiplied by the (ii) Conversion Factor.

         1.05.  Exchange and Cancellation of Certificates.

         (a) Ultrak shall authorize Securities Transfer Corp. to serve as exchange agent hereunder (the "Exchange Agent"). Promptly after the Effective Date, Ultrak shall deposit or shall cause to be deposited in trust with the Exchange Agent certificates representing the number of whole shares of Ultrak Common Stock to which the holders of Diamond Common Stock (other than holders of Dissenting Shares and the holders of shares subject to Section 1.04) are entitled pursuant to this Article I, together with cash sufficient to pay for
(i) fractional shares then known to Ultrak and (ii) shares subject to Section
1.04 (such cash amounts and certificates being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions received from Ultrak, deliver the number of shares of Ultrak Common Stock and pay the amounts of cash provided for in this Article I out of the Exchange Fund. Additional amounts of cash, if any, needed from time to time by the Exchange Agent to make payments for fractional shares and/or shares subject to
Section 1.04 shall be provided by Ultrak and shall become part of the Exchange Fund. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement, or as otherwise agreed to by Ultrak, Newco, and Diamond prior to the Effective Date.

         (b) As soon as practicable after the Effective Date, the Exchange Agent shall mail and otherwise make available to each record holder (other than holders of Dissenting Shares) who, as of the Effective Date, was a holder of an outstanding certificate or certificates which immediately prior to the Effective Date represented shares of Diamond Common Stock (the "Certificates"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment therefor and conversion thereof, which letter of transmittal shall comply with all applicable rules of the NASDAQ. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and the form of letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) one or more certificates as requested by the holder (properly issued, executed, and countersigned, as appropriate) representing that number of whole shares of Ultrak Common Stock to which such holder of Diamond Common Stock shall have become entitled pursuant to the provisions of this Article I, (ii) as to any fractional share, a check representing the cash consideration to which such holder shall have become entitled pursuant to Section 1.08, and the Certificates so surrendered shall forthwith be cancelled, and (iii) as to any shares to be cashed out pursuant to Section 1.04, a check representing the cash consideration to which such holder shall have become entitled pursuant to
Section 1.04, and the Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable upon surrender of the Certificates. Ultrak shall pay any transfer or other taxes required by reason of the issuance of a certificate representing shares of Ultrak Common Stock; provided, however that such certificate is issued in the name of the person in whose name the Certificate surrendered in exchange therefor is registered; provided further, however, that Ultrak shall not pay any transfer or other taxes if the obligation to pay such tax under applicable law is solely that of the Shareholder or if payment of any such tax by Ultrak otherwise would cause the Merger to fail to qualify as a tax free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"). If any portion of the consideration to be received pursuant to this Article I upon exchange of a Certificate (whether a certificate representing shares of Ultrak Common Stock or a check representing payment for a fractional share or for shares subject to
Section 1.04) is to be issued or paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such issuance and payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Ultrak Common Stock or a check representing payment for a fractional share or for shares subject to Section 1.04 to such other person, or establish to the satisfaction of the Exchange Agent that such tax has been paid or that no such tax is applicable. From the Effective Date until surrender in accordance with the provisions of this Section 1.05, each Certificate (other than Certificates representing treasury shares of Diamond, Certificates representing Dissenting Shares, and Certificates representing shares subject to
Section 1.04) shall represent for all purposes only the right to receive the consideration provided in this Article I. No dividends that are otherwise payable on Ultrak Common Stock will be paid to persons entitled to receive Ultrak Common Stock until such persons properly surrender their Certificates and a duly executed letter of transmittal. After such surrender, there shall be paid to the person in whose name the Ultrak Common Stock shall be issued any dividends on such Ultrak Common Stock that shall have a record date on or after the Effective Date and prior to such surrender. If the payment date for any such dividend is after the date of such surrender, such payment shall be made on such payment date. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. All payments in respect of shares of Diamond Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

         (c) In the case of any lost, mislaid, stolen, or destroyed Certificates, the holder thereof may be required, as a condition precedent to the delivery to such holder of the consideration described in this Article I, to deliver to the Exchange Agent a bond in such reasonable sum as Ultrak or the Exchange Agent may direct as indemnity against any claim that may be made against Ultrak or the Exchange Agent with respect to the Certificate alleged to have been lost, mislaid, stolen, or destroyed.

         (d) After the Effective Date, there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of Diamond Common Stock that were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for the consideration described in this Article I.

         (e) Any portion of the Exchange Fund that remains unclaimed by the Shareholders for six (6) months after the Effective Date shall be returned to Ultrak, upon demand by Ultrak, and any holder of Diamond Common Stock who has not theretofore complied with this Section 1.05 shall thereafter look only to Ultrak for issuance of the number of shares of Ultrak Common Stock and other consideration to which such holder has become entitled pursuant to this Article I; provided, however, that neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Diamond Common Stock for any amount required to be paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         1.06. S-4 Registration Statement; Proxy Statement; Blue Sky Laws. Ultrak and Diamond acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). Diamond, Ultrak, and their respective affiliates will (a) cooperate in the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement" ), which will include a proxy statement/prospectus to be delivered to Diamond's shareholders (the "Proxy Statement") with respect to the transactions contemplated by this Agreement, and (b) use all their reasonable efforts to have the Registration Statement declared effective by the Securities and Exchange Commission (the "SEC") and the Proxy Statement therein cleared by the SEC as promptly as possible.
Diamond and Ultrak will each use all their reasonable efforts to obtain and respond to any comments of the SEC or its staff on the Registration Statement. Each of Diamond, Ultrak, and Newco agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the other party or its counsel, may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Registration Statement. Diamond and Ultrak agree to take all reasonable actions as may be required to be taken by them under state blue sky or securities laws in connection with the transactions contemplated by this Agreement. Each of the affiliates of Diamond ("Affiliates"), as the term "affiliates" is defined pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be, as the case may be, restricted by Rule 145(d) promulgated pursuant to the Securities Act in connection with the resale of the shares of Ultrak Common Stock acquired pursuant to the Merger. Notwithstanding anything to the contrary contained herein, neither any Affiliate nor any Signing Shareholder shall (i) sell shares of Ultrak Common Stock for the forty-five
(45) day period immediately prior to the First Adjustment Date and the Second Adjustment Date and/or (ii) sell, during the twelve (12) months immediately following the Effective Date, shares of Ultrak Common Stock constituting more than one-third of the shares of Ultrak Common Stock received in the Merger.

         1.07. Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section

368(a)(2)(E) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

         1.08. Fractional Shares. No scrip or fractional shares of Ultrak Common Stock shall be issued in the Merger. All fractional shares of Ultrak Common Stock to which a holder of Diamond Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation, such shareholder shall be entitled, after the Effective Date, the First Adjustment Date, and the Second Adjustment Date, as the case may be, to receive from Ultrak an amount in cash in lieu of such fractional share, based on the Determination Price (as defined in Section 1.09). Ultrak will make available to the Exchange Agent the cash necessary for the purpose of paying cash for fractional shares.

         1.09. Determination Price.

                 (i) The Determination Price on the Effective Date shall be the closing price, as reported for NASDAQ in theWall Street Journal, Southwest Edition, on the last trading day immediately prior to the Effective Date;

                 (ii) The Determination Price on the First Adjustment Date shall be the closing price, as reported for NASDAQ in theWall Street Journal, Southwest Edition, on the last trading day immediately prior to the First Adjustment Date;

                 (iii) The Determination Price on the Second Adjustment Date shall be the closing price, as reported for NASDAQ in theWall Street Journal, Southwest Edition, on the last trading day immediately prior to the Second Adjustment Date.

         1.10. Dissenting Shares. To the extent that appraisal rights are available under the Ohio Act, shares of Diamond Common Stock that are issued and outstanding immediately prior to the Effective Date and that have not been voted for adoption of the Merger and with respect of which appraisal rights have been properly demanded in accordance with the applicable provisions of the Ohio Act ("Dissenting Shares") shall not be converted into the right to receive the consideration provided for in this Article I at or after the Effective Date unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the Ohio Act) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the Ohio Act) or becomes ineligible for such appraisal, then, as of the Effective Date or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the consideration provided for in this Article I. If any holder of Diamond Common Stock shall assert the right to be paid for the fair value of such Diamond Common Stock as described above, Diamond shall give Ultrak notice thereof and Ultrak shall have the right to participate in all negotiations and proceedings with respect to any such demands. Diamond shall not, except with the prior written consent of Ultrak, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. After the Effective Date, Ultrak will cause the Surviving Corporation to pay its statutory obligations to holders of Dissenting Shares.

         1.11. Signing Shareholders' Approval. The Signing Shareholders agree to the terms of the Merger and agree to vote all of their shares of Diamond Common Stock in favor of the Merger.


                                  ARTICLE II:
                   REPRESENTATIONS AND WARRANTIES OF DIAMOND

         Diamond represents and warrants to each of Ultrak and Newco that the following are true and correct as of the Signing Date and will be true and correct as of the Effective Date as if made on that date:

         2.01. Organization, Qualification, and Good Standing. Diamond is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification. A list of all jurisdictions where Diamond is qualified as a foreign corporation is attached as Schedule 2.01.

         2.02. Investments or Subsidiaries. Except as set forth on Schedule 2.02, Diamond does not own (nor has it ever owned) the capital stock of any corporation, nor does it have (nor has it ever had) an equity, profit sharing, participation, or other interest in any partnership, joint venture or other entity. No such corporation, partnership, joint venture or other entity has any liabilities and Diamond does not have any liabilities, contingent or otherwise, relating to any such corporation, partnership, joint venture or other entity. No representation set forth in this Agreement relating to Diamond would be untrue if it related to any such corporation, partnership, joint venture or other entity.

         2.03. Corporate Records. Copies of the Articles of Incorporation and all amendments thereto and the Bylaws of Diamond have been delivered to Ultrak and Newco and such copies are true, correct, and complete. The minute books of Diamond, copies of which have been delivered to Ultrak and Newco, contain accurate and complete minutes of all meetings of and accurate and complete consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of Diamond since the formation of Diamond.

         2.04. Corporate Authority Relative to This Agreement; No Violation. Diamond has the corporate power to enter into this Agreement and the Certificates of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Certificates of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Diamond's Board of Directors and, except for the approval of the Shareholders, no other corporate proceedings on the part of Diamond are necessary to authorize this Agreement or the Certificates of Merger or the transactions contemplated hereby and thereby. This Agreement has been, and the Certificates of Merger will be, duly and validly executed and delivered by Diamond and, assuming this Agreement and the Certificates of Merger constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Certificates of Merger constitute valid and binding agreements of Diamond, enforceable against Diamond in accordance with their terms except that (a) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights,
(b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of indemnification and contribution provisions may be limited by the United States federal or state securities laws or the public policies underlying such laws. Neither the execution and delivery of this Agreement and the Certificates of Merger nor the consummation of the transactions contemplated hereby or thereby (including without limitation the Merger) will: (x) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Diamond, (y) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Diamond is a party or by which Diamond is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Diamond pursuant to the terms of any such contract, license, instrument or commitment, or (z) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Diamond or its assets. Other than in connection with or in compliance with the provisions of the Ohio Act, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no authorization, consent, or approval of, or filing with, any governmental body or authority is necessary for the consummation by Diamond of the transactions contemplated herein.

         2.05.  Capitalization.

         (a) The authorized capital stock of Diamond consist of 11,996,000 shares of Diamond Common Stock, 4,809,219 shares of which are issued and outstanding.

         (b) All outstanding shares of Diamond Common Stock are duly authorized, validly issued, fully paid and nonassessable and have been offered, issued, sold, and delivered by Diamond in compliance with applicable federal and state securities laws. There are no preemptive rights in respect of the capital stock of Diamond.

         (c) Except as set forth on Schedule 2.05(c) hereto, there are no outstanding subscriptions, options, warrants, rights, or other arrangements or commitments, whether express or implied, obligating Diamond to issue any shares of its capital stock or securities exchangeable for or convertible into its capital stock.

         (d) Schedule 2.05(d) is a list of all of the Shareholders, the address of each Shareholder as shown in Diamond's books and records, and the number of shares of Diamond Common Stock owned by each Shareholder.

         2.06.  Diamond Financial Statements.

         (a) Diamond has previously furnished to Ultrak and Newco true and complete copies of audited balance sheets of Diamond as of January 1, 1995 and January 2, 1994, and the statements of income, shareholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of Norman Jones & Company (collectively, the "Financial Statements") fairly presented the financial position of Diamond as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, all in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein).

         2.07. Compliance with Applicable Laws. Diamond has complied with all judicial, governmental, and regulatory laws applicable to it or to the operation of its business, the non-compliance with which would have a material adverse effect on Diamond, and Diamond has received no notice of any alleged violation of any such applicable laws.

         2.08. Taxes. Except as set forth on Schedule 2.08, Diamond has duly filed when due all income, excise, corporate, franchise, property, sales, payroll, withholding, and other tax returns and reports required to be filed by it as of the date hereof by the United States of America or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due for the tax periods covered by such returns, and any assessments which have been received by it. All such tax returns or reports which are income tax returns or reports fairly reflect the taxable income generated by Diamond and the taxes of Diamond for the periods covered thereby. Diamond is not delinquent in the payment of any tax, assessment, or governmental charge, there is no tax deficiency or delinquency asserted against the Diamond and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Diamond that could be asserted by any taxing authority, nor of any violation of any tax law. There are no waivers or agreements by Diamond for the extension of time for the assessment of any tax as shown on such returns or reports with respect to Diamond. No audit of Diamond by any governmental agency having jurisdiction with respect to taxes imposed on Diamond or on its income, properties, sales, franchises, or operations is pending or threatened. All monies required to be withheld or collected by Diamond from employees or customers for income taxes, social security and unemployment insurance taxes and sales, excise, and use taxes, and the portion of any such taxes to be paid by Diamond to governmental agencies, have been collected or withheld and either paid to the respective governmental agencies or set aside for such purpose in the manner required by applicable law and are properly reflected in the Financial Statements or on the books and records of Diamond.

         2.09. Liabilities and Obligations. The Financial Statements reflect all material liabilities or obligations of Diamond, accrued, contingent, or otherwise (asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Signing Date, other than liabilities and obligations incurred in the ordinary course of business of Diamond since January 1, 1995, which liabilities and obligations are not either individually or in the aggregate, material to the condition (financial or otherwise), business or operations of Diamond and as set forth on Schedule 2.09. All reserves shown in the Financial Statements are appropriate, reasonable, and sufficient to provide for the losses thereby contemplated. Except as set forth in the Financial Statements, Diamond is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation, or liability of any person, corporation, association, partnership, joint venture, trust, or other entity, and Diamond knows of no basis for the assertion of any other claims, liabilities, or obligations of any nature or in any amount that would be material to the condition (financial or otherwise), business, or operations of Diamond.

         2.10.   Employee Benefit Plans and Arrangements; ERISA.

                 (a) Except for the 401(k) salary savings plan and the stock option plan described on Schedule 2.10 hereto, and except for those other plans, agreements, policies, or understandings that are described in Diamond's employee handbook or have been disclosed to Ultrak in writing in connection with Ultrak's due diligence review of Diamond, Diamond does not currently sponsor or maintain and Diamond is not otherwise a party to, nor has it been in default under, any accrued obligations under any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (such plans being hereinafter referred to collectively as the "ERISA Plans"), or any other pension, profit sharing, or other retirement plan, fringe benefit plan, health, group insurance or other welfare benefit plan, or other similar plan, agreement, policy or understanding ("Other Plans" and, together with ERISA Plans, the "Plans"), whether formal or informal and whether legally binding or not. Diamond does not have any commitment to create any such Plan. Since the time of sale by Arvin Industries, Inc. of Columbus, Indiana ("Arvin Industries, Inc.") of Diamond, Diamond is not now, nor has it been, a part of a controlled group of corporations within the meaning of Section 414(b) of the Code or a group of trades or businesses under common control within the meaning of Section 414(c) of the Code.

                 (b) Since the time of sale by Arvin Industries, Inc. of Diamond, Diamond has never sponsored, adopted, maintained or been obligated to contribute to a single employer, multiple employer or multiemployer defined benefit pension plan which is, or ever was, subject to the provisions of Title IV of ERISA. Since the time of sale by Arvin Industries, Inc. of Diamond, Diamond is not now, nor has it sponsored, adopted, maintained, or been obligated to contribute to a Plan which is or ever was subject to the minimum funding standards of Section 302 of ERISA and Section 412 of the Code. Diamond does not have any obligation in connection with any Plan pursuant to the terms of a collective bargaining agreement.

                 (c) To the best of Diamond's knowledge, no Plan previously sponsored or maintained by Diamond, or to which Diamond has otherwise been a party, has resulted in any material liability or obligation for Diamond other than as reflected on the Diamond Financial Statements.

         2.11. Absence of Certain Changes. Except as otherwise contemplated by or provided for or permitted in this Agreement or as set forth on Schedule
2.11 hereto, and except for the hiring of legal counsel as authorized by
Section 11.01, since January 1, 1995, Diamond has not: (a) suffered any material adverse change in its condition (financial or otherwise), business,
or  operations;     (b) contracted for or paid any single capital expenditure
in excess of $10,000 or total capital expenditures in excess of $30,000; (c) mortgaged, pledged, or subjected to any lien, lease, security interest, or other charge or encumbrance any of its properties or assets; (d) formed or acquired or disposed of any interest in any corporation, partnership, joint venture, or other entity; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) or lost or terminated employees or suppliers that could or does adversely affect its condition (financial or otherwise), business, or operations; (f) except for the disposal of inventory, machinery, vehicles, and equipment consistent with past practices, acquired or disposed of any assets or incurred, assumed, or guaranteed any indebtedness for borrowed money or other liabilities or obligations to pay money other than trade payables in the ordinary course of business; (g) forgiven, compromised, cancelled, released, permitted to lapse, or waived any rights or claims that are material to the condition (financial or otherwise), business or operations of Diamond; (h) entered into, terminated or agreed to any modifications or amendments to any material agreements, leases, or commitments; (i) paid any bonus, granted any benefit, made any payments, or loaned any money to its shareholders, employees, or other affiliates; (j) entered into any employment, compensation, consulting, or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement or entered into, adopted, or amended any Plan; or (k) entered into or terminated any other commitment or transaction or experienced any other event that is material to the condition (financial or otherwise), business, or operations of Diamond.

         2.12. Title and Related Matters. Diamond has good and marketable title to all assets reflected in the Financial Statements as owned by Diamond and to those other assets reflected in Diamond's books and records as being owned (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices), and Diamond owns such assets free and clear of all mortgages, liens, pledges, charges, or encumbrances of any kind or character, except (a) statutory liens for property taxes that are not yet delinquent and (b) as expressly stated in the Financial Statements or on Diamond's books and records (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices).

         2.13. Insurance. Diamond is a beneficiary of policies of insurance, issued by insurers of recognized responsibility, providing adequate coverage to insure the properties and businesses thereof against such risks and in such amounts as are prudent and customary in Diamond's industry. All of such policies are, and will be maintained through the Effective Date, in full force and effect. All premiums due thereon have been paid and no notice of cancellation has been received with respect thereto.

         2.14.   Patents, Trademarks, Copyrights, Etc.

                 (a) Except as set forth on Schedule 2.14, Diamond owns all patents, technology, know-how, processes, trademarks, and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others (the "Proprietary Rights").

                 (b) Diamond has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties is required for the use thereof by Diamond, and no claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and Diamond does not know of any basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned, or otherwise terminated and, if applicable, has been duly issued or filed.

                 (c) There is no claim that, or inquiry as to whether, any product, activity or operation of Diamond infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of Diamond with respect thereto.

         2.15. Consents. Diamond possesses all necessary licenses, franchises, permits, and governmental authorizations material to the conduct of its business, and no authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Diamond, and the execution, delivery, and performance of this Agreement will not with the giving of notice, the lapse of time, or both, terminate such licenses, franchises, permits, and governmental authorizations.

         2.16.   Labor Relations.

                 (a) Diamond is not a party to any collective bargaining agreements with any union and no collective bargaining agreement is currently being negotiated by Diamond.

                 (b) There are no unfair labor practice charges, complaints, or proceedings against Diamond pending or threatened before the National Labor Relations Board.

                 (c) Other than as set forth on Schedule 2.16(c), there are no discrimination charges (relating to sex, age, race, national origin, handicap, or veteran status) pending before any federal or state agency or authority.

                 (d) There is no pending representation question involving an attempt to organize a bargaining unit including any employees of Diamond and no labor grievance has been filed.

         2.17. Litigation and Claims. Except as set forth on Schedule 2.17, Diamond is not a party to, and the business and assets of Diamond are not the subject of or affected by, any pending or threatened suit, claim, action or litigation by or with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry. Diamond is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Diamond or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Diamond does not know of any basis for any such action, proceeding, or investigation.

         2.18. Employees and Consultants. Diamond has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of Diamond, or to pay any termination or severance payments to any consultant, agent, or other person or entity.

         2.19. Books of Account. The books of account of Diamond have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets, and liabilities of Diamond have been properly recorded in such books in accordance with accepted accounting practices.

         2.20. Distributions. Except as set forth on Schedule 2.20, since January 1, 1995, no distribution, payment or dividend of any kind has been declared, paid or distributed by Diamond on or with respect to any of its capital stock at any time.

         2.21. Corporate Name. There are no actions, suits, or proceedings pending or threatened against or affecting Diamond which may result in any impairment of the right of Diamond to use its corporate name. The use of the corporate name of Diamond does not infringe the rights of any third party nor is it confusingly similar with the corporate name of any third party. Except as set forth on Schedule 2.21, no person or business entity other than Diamond is authorized, directly or indirectly, to use the corporate name of Diamond, or any name confusingly similar thereto.

         2.22. Compliance with Environmental Laws. Diamond has provided Ultrak and Newco with all environmental studies, records, and reports in Diamond's possession or control conducted by independent contractors or Diamond and all correspondence with any governmental entities concerning environmental conditions of the

Real Property, or which identify underground storage tanks, or otherwise relate to contamination of the soil or groundwater of the Real Property. Except as disclosed in the August Mack reports dated June 9, 1994, August 3, 1994, and April 27, 1995:

                 (a) Diamond has not obtained and has not been required to have obtained any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures or equipment forming a part of any of the real property currently or heretofore owned or leased by Diamond ("Real Property") by reason of any applicable federal or state environmental laws, rules or regulations.

                 (b) Diamond has no knowledge that any underground storage tanks were placed on the Real Property by any person or entity.

                 (c) Diamond has not placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property, and Diamond has no knowledge that any owner, prior lessee or user has placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property.

                 (d) Diamond has not ever been refused, nor do they have any knowledge of any owner, prior lessee or user ever being refused, insurance coverage, and no insurance coverage has ever been cancelled, as a result of the presence of hazardous waste, solid waste or hazardous substances on the Real Property.

                 (e) Diamond has not installed or maintained any active or inactive hazardous waste receptacles on the Real Property, and Diamond does not have any knowledge that any active or inactive hazardous waste receptacles have been installed or maintained on the Real Property by any owner, prior lessee or user.

                 (f) There have been no spills, discharges or other releases of hydrocarbons or hazardous or toxic substances onto or from the Real Property and Diamond does not have any knowledge of any spills, discharges, or releases by any owner, prior lessee, or user of the Real Property.

                 (g) There are no plans or documents, whether or not government approved, including, but not limited to, contingency plans, closure and post-closure plans, which impose environmental obligations specifically on Diamond or against the Real Property, and Diamond does not have any knowledge of any such documents prepared by any owner, prior lessee, or user of the Real Property.

                 (h) There are no environmental liens or security interests against the Real Property nor are there any environmental liens or actions pending or threatened which would result in the creation of any lien relating to environmental conditions of the Real Property.


         2.23. Condition of Fixed Assets. Except as set forth on Schedule 2.23, all of the fixed assets owned or leased by Diamond are in good condition and repair for the intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

         2.24. Registration Statement; Other Information. None of the information with respect to Diamond or the Merger supplied by Diamond to be included in the Registration Statement or any amendments thereof or supplements thereto, at the time of effectiveness, at the time of the filing of the Registration Statement and any amendments thereof or supplements thereto, at the time of the meeting of Shareholders to be held in connection with the transactions contemplated herein and on the Effective Date, will contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Diamond with respect to any forward looking information which may have been supplied to Ultrak. Notwithstanding anything to the contrary herein, Richard Tompkins ("Tompkins") will be allowed to review the Registration Statement or any amendments thereof or supplements thereto, prior to the filing of the Registration Statement or any amendments thereof or supplements thereto.

         2.25. Brokers and Finders. Neither Diamond nor any of its officers, directors, and employees has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

                                  ARTICLE III:
                     SPECIAL REPRESENTATIONS AND WARRANTIES
                            OF SIGNING SHAREHOLDERS

         Each Signing Shareholder severally represents and warrants to each of Ultrak and Newco that the following are true and correct as of the Signing Date and true and correct as of the Effective Date as if made on that date:

         3.01. Miscellaneous Representations. Such Signing Shareholder does not have any actual knowledge of (i) any material error in the Financial Statements, (ii) any material liability or obligation of Diamond that is not disclosed in the Financial Statements or in a Schedule to this Agreement, (iii) any trend, demand, commitment, event, or uncertainty that will materially adversely impact, or that is reasonably likely to materially adversely impact, Diamond's liquidity, capital resources, and/or results of operations, (iv) any pending or threatened suit, claim, action, proceeding, investigation, or inquiry against Diamond that is reasonably likely to be material to the condition (financial or otherwise), business, or operations of Diamond, and/or (v) any customer or supplier material to the condition (financial or otherwise), business, or operations of Diamond that has indicated it will no longer purchase from or sell to Diamond. None of the Signing Shareholders, other than Tompkins, shall have any duty independently to investigate or verify the accuracy or adequacy of disclosures provided to Ultrak by Diamond pursuant to the Disclosure Schedule or this Agreement; provided, however, Tompkins' duty to investigate shall not include a duty to investigate matters or events occurring prior to May 15, 1991, and shall not include Schedule 2.05(d). Notwithstanding anything to the contrary herein, Tompkins shall be the only Signing Shareholder with any responsibility under this Section 3.01 for responsibility with respect to Section 2.22 and Tompkins' responsibility with respect to Section 2.22 shall only be with respect to events or occurrences after May 15, 1991. Tompkins' duty to investigate shall only require him to conduct a reasonable inquiry, based on his actual knowledge, of material matters or events.

         3.02. Stock Ownership. As of the date hereof, such Signing Shareholder is the lawful record and beneficial owner of the shares of Diamond Common Stock set forth by his name on Schedule 3.02 hereto, free and clear of all proxies, claims, voting agreements, options, and rights of first refusal of any kind.

         The representations and warranties of the Signing Shareholders will survive for one year from the Effective Date.



                                  ARTICLE IV:
                       REPRESENTATIONS AND WARRANTIES OF
                                ULTRAK AND NEWCO

         Each of Ultrak and Newco jointly and severally represents and warrants to Diamond that the following are true and correct as of the Signing Date and will be true and correct as of the Effective Date as if made on that date:

         4.01. Organization, Qualification, and Good Standing. Ultrak is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and each of Ultrak and Newco has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

         4.02. Corporate Records. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of both Ultrak and Newco that have been delivered to Diamond are true, correct, and complete copies thereof. The minute books of Ultrak and Newco, copies of which have been delivered to Diamond, contain accurate and complete minutes of all meetings of and accurate and complete consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of Ultrak and Newco since the formation of both Ultrak and Newco.

         4.03.   Capitalization of Ultrak.

         (a) The authorized capital stock of Ultrak consists of 20,000,000 shares of Ultrak Common Stock and 2,000,000 shares of Preferred Stock, $5.00 par value per share, of which 195,351 shares have been designated as Series A 12% Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). As of December 31, 1994, there were issued and outstanding 6,555,619 shares of Ultrak Common Stock and 195,351 shares of Series A Preferred Stock.

         (b) All outstanding shares of Ultrak Common Stock are duly authorized, validly issued, fully paid and nonassessable and have been offered, issued, sold, and delivered by Ultrak in compliance with applicable federal and state securities laws. There are no preemptive rights in respect of the capital stock of Ultrak.

         (c) All outstanding shares of capital stock of Newco are validly issued, fully paid and nonassessable and are owned by Ultrak directly, free and clear of all liens, claims, charges, or encumbrances.

         (d) As of December 31, 1994, there were options and warrants outstanding (the "Outstanding Options") entitling the holders thereof to acquire 732,959 shares of Ultrak Common Stock. The Outstanding Options are set forth in the Annual Report (as hereinafter defined).

         (e) Except for the Outstanding Options, there are no outstanding subscriptions, options, warrants, rights, or other arrangements or commitments, whether express or implied, obligating Ultrak to issue any shares of its capital stock or securities exchangeable for or convertible into its capital
stock.   There are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments whether express or implied, obligating Newco to issue any shares of its capital stock or securities exchangeable for or convertible into its capital stock.

         4.04. Corporate Authority Relative to This Agreement; No Violation. Ultrak and Newco have the corporate power to enter into this Agreement and the Certificates of Merger and to carry out their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Certificates of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Ultrak's and Newco's Boards of Directors and no other corporate proceedings on the part of Ultrak or Newco are necessary to authorize this Agreement or the Certificates of Merger or the transactions contemplated hereby and thereby. This Agreement and the Certificates of Merger have been duly and validly executed and delivered by Ultrak and Newco and, assuming this Agreement and the Certificates of Merger constitute valid and binding agreements of the other parties hereto and thereto, this Agreement and the Certificates of Merger constitute valid and binding agreements of Ultrak and Newco, enforceable against Ultrak in accordance with their terms except that (a) such enforcement may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of indemnification and contribution provisions may be limited by the United States federal or state securities laws or the public policies underlying such laws. Neither the execution and delivery of this Agreement nor of the Certificates of Merger nor the consummation of the transactions contemplated hereby or thereby (including without limitation the Merger) will: (x) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Ultrak or the Articles of Incorporation or Bylaws of Newco, (y) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Ultrak or Newco is a party or by which Ultrak or Newco is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Ultrak or Newco pursuant to the terms of any such contract, license, instrument or commitment, or (z) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Ultrak or Newco or their assets. Other than in connection with or in compliance with the provisions of the Texas Act, the Ohio Act, the Securities Act, the Exchange Act, and the securities or blue sky laws of the various states, no authorization, consent, or approval of, or filing with, any governmental body or authority is necessary for the consummation by Ultrak and Newco of the transactions contemplated herein.

         4.05. Ultrak Reports and Financial Statements. Ultrak has previously furnished to Diamond true and complete copies of the following (the "SEC Filings"):

              (i) Ultrak's annual report on Form 10-K filed with the SEC for the year ended December 31, 1993;

             (ii) Ultrak's quarterly reports on Form 10-Q filed with the SEC for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994;

            (iii) Ultrak's definitive proxy statement filed with the SEC with respect to the Annual Meeting of Ultrak's stockholders on June 3, 1994; and

             (iv) Ultrak's annual report on Form 10-K filed with the SEC for the year ended December 31, 1994 (the "Annual Report).

The audited consolidated financial statements and unaudited consolidated interim financial statements (collectively referred to herein as the "Ultrak Financials") included in the SEC Filings (including any related notes and schedules) fairly presented the financial position of Ultrak as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, all in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein). Ultrak has timely filed all reports, registration statements and other filings required to be filed with the SEC under the rules and regulations of the SEC.

         4.06.   Compliance with Applicable Laws.  Each of Ultrak and
Newco, to its knowledge, has complied with all judicial, governmental, and regulatory laws applicable to it or to the operation of its business, the non-compliance with which would have a material adverse effect on Ultrak or Newco, as the case may be, and neither Ultrak nor Newco has received notice of any alleged violation of any such applicable laws.

         4.07. Liabilities and Obligations. The Ultrak Financials reflect all material liabilities or obligations of Ultrak, accrued, contingent or otherwise (asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof, other than liabilities and obligations incurred in the ordinary course of business of Ultrak since December 31, 1994, which liabilities and obligations are not either individually or in the aggregate, material to the condition (financial or otherwise), business or operations of Ultrak. All reserves shown in the Ultrak Financials are appropriate, reasonable, and sufficient to provide for the losses thereby contemplated. Except as set forth in the Ultrak Financials, Ultrak is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or liability of any person, corporation, association, partnership, joint venture, trust or other entity, and Ultrak knows of no basis for the assertion of any other claims, liabilities or obligations of any nature or in any amount that would be material to the condition (financial or otherwise), business or operations of Ultrak.

         4.08. Absence of Certain Changes. Except as otherwise contemplated by or provided for or permitted in this Agreement or as set forth on Schedule
4.08 hereto, since December 31, 1994, Ultrak has not: (a) suffered any material adverse change in its condition (financial or otherwise), business, or operations; (b) contracted for or paid any single capital expenditure in excess of $50,000 or total capital expenditures in excess of $150,000; (c) mortgaged, pledged, or subjected to any material lien, lease, security interest, or other charge or encumbrance any of its properties or assets; (d) formed or acquired or disposed of any interest in any corporation, partnership, joint venture, or other entity; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) or lost or terminated employees or suppliers that could or does materially adversely affect its condition (financial or otherwise), business, or operations; (f) except for the disposal of inventory, machinery, vehicles, and equipment consistent with past practices, acquired or disposed of any material assets or incurred, assumed, or guaranteed any indebtedness for borrowed money or other liabilities or obligations to pay money other than trade payables in the ordinary course of business; (g) forgiven, compromised, cancelled, released, permitted to lapse or waived any rights or claims that are material to the condition (financial or otherwise), business, or operations of Ultrak; (h) entered into, terminated or agreed to any modifications or amendments to any agreements, leases or commitments material to the conditions (financial or otherwise), business, or operations of Ultrak; (i) paid any bonus, granted any benefit, made any payments or loaned any money to its shareholders, employees or other affiliates; (j) entered into any employment, compensation, consulting, or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement or entered into, adopted, or amended any employee benefit plan; or (k) entered into or terminated any other commitment or transaction or experienced any other event that is material to the condition (financial or otherwise), business or operations of Ultrak.

         4.09. Title and Related Matters. Ultrak has good and marketable title to all assets reflected in the Ultrak Financial as owned by Ultrak and to those other assets reflected in Ultrak's books and records as being owned, (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices), and Ultrak owns such assets free and clear of all mortgages, liens, pledges, charges, or encumbrances of any kind or character, except (a) statutory liens for property taxes that are not yet delinquent; and (b) as expressly stated in the Ultrak Financials.

         4.10. Consents. Ultrak possesses all necessary licenses, franchises, permits, and governmental authorizations material to the conduct of its business, and no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Ultrak or Newco.

         4.11. Registration Statement; Other Information. None of the information with respect to Ultrak, Newco or the Merger to be included in the Registration Statement or any amendments thereof or supplements thereto, at the time of effectiveness, at the time of the filing of the Registration Statement and any amendments thereof or supplements thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Ultrak with respect to information supplied by Diamond. No representation is made by Ultrak with respect to any forward looking information which may have been supplied to Diamond.

         4.12. Brokers and Finders. Neither of Ultrak, Newco nor any officer or director of Ultrak has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.


               ARTICLE V:  JOINT COVENANTS OF ULTRAK AND DIAMOND

         5.01. Access. Each of Ultrak and Diamond will afford to one another and to one another's officers, employees, accountants, counsel, and other authorized representatives, full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Date or the Termination Date (as hereinafter defined), to its and, in the case of Ultrak also Newco's, properties, personnel, contracts, commitments, books, records (including but not limited to tax returns) and reports, schedules or other documents (including but not limited to reports, schedules and documents relating to environmental matters and employee medical examinations and condition and those filed or received by it pursuant to the requirements of the federal or state securities laws) and will use all its reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information as to its and, in the case of Ultrak, also Newco's, respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request.

         5.02. Notice of any Material Change. Each of Ultrak and Diamond, promptly after the first notice or occurrence thereof, but not later than the Effective Date, shall disclose to the other in writing the occurrence of any event or the existence of any state of facts that: (a) had such event occurred or such facts existed or been known at the date hereof, would have been required to have been set forth in this Agreement; (b) would make any of its representations and warranties in this Agreement untrue in any material respect; or (c) would otherwise constitute a material adverse change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Ultrak (or Newco) or Diamond, as the case may be. No notice hereunder will have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

         5.03. Cooperation. Ultrak and Diamond will: (a) cooperate with one another in determining whether any filings are required to be made with or consents, authorizations, clearances and approvals required to be obtained from, any governmental or regulatory authorities in any jurisdiction or any third party prior to the Effective Date in connection with the consummation of the transactions contemplated in this Agreement and cooperate in making any such filings promptly and in seeking timely to obtain any such consents; (b) keep each other informed in connection with the transactions contemplated by this Agreement; (c) cooperate with one another and expend reasonable amounts in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and (d) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use all its reasonable efforts to satisfy all conditions precedent to the obligations to close such transactions.

         5.04. Confidentiality. Each party to this Agreement will take all reasonable precautions to maintain the confidentiality of any information concerning any other party or any affiliate of any other party provided to or discovered by it or its representatives and will not disclose such information to anyone other than those people directly involved in the investigation and negotiations pertaining to the transactions contemplated hereby. Each party further agrees that in the event the transactions contemplated by this Agreement are not consummated, it will return or destroy all documents and records obtained from any other party during the course of its investigation or negotiations pertaining to the transactions contemplated hereby and will use all its reasonable efforts to cause all information with respect to such other party and its businesses which it obtained pursuant to this Agreement to be kept confidential.
Notwithstanding the foregoing, the obligation of any party to maintain confidentiality with respect to information received by it will not apply to any disclosure of information required to be disclosed in the Registration Statement or that is required to be disclosed by applicable state blue sky statutes or other applicable law in connection with the transactions described in the Registration Statement.

         5.05. No Solicitation. Until the Termination Date, Diamond covenants that neither it nor its officers, directors, agents, or affiliates, will, except as required by law or by this Agreement, or by the fiduciary duties of the Board of Directors of Diamond: (a) directly or indirectly, encourage, solicit or initiate discussion or negotiations with any corporation, partnership, person or other entity or group concerning any merger, sale of all or substantially all of the assets, business combination, sale of shares of capital stock or similar transactions involving Diamond, whether by providing nonpublic information or otherwise; or (b) disclose, directly or indirectly, any information not customarily disclosed to any person concerning its business and properties, afford to any other person access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing. In the event Diamond receives any offer or inquiry for a transaction of the type referred to in (a) above, such party will promptly inform Ultrak and Newco as to any such offer.

         5.06. Public Announcements. Other than the Press Releases dated on or about February 10, 1995, on or about February 22, 1995, and on or about April 21, 1995, Ultrak and Diamond will consult with each other before issuing any press release, public announcement, or make any public filing regarding this Agreement and the Merger, and will not, unless otherwise required by law, issue any such press release prior to such consultation.

         5.07. Issuance of Stock or Rights Below Market. Between the date hereof and the Effective Date, Ultrak shall not, without the prior written consent of Diamond, issue (or commit to issue) (i) warrants, options, or other rights to acquire Ultrak Common Stock by purchase, exchange, conversion, or otherwise (collectively, "Convertible Securities") or (ii) shares of Ultrak Common Stock at a price per share of Ultrak Common Stock that is less than the market price of Ultrak Common Stock on the date of issue of such Convertible Securities or Ultrak Common Stock or the date of entering into the commitment to issue such Convertible Securities or Ultrak Common Stock. Notwithstanding the preceding sentence, Ultrak may issue shares of Ultrak Common Stock without Diamond's consent upon conversion or exercise of Convertible Securities outstanding on the date hereof and/or issue Convertible Securities representing the unexercised or unconverted balance of Convertible Securities outstanding on the date hereof that are converted or exercised.


                                 ARTICLE VI:
                              COVENANTS OF DIAMOND

         6.01 Conduct of Business by Diamond. Prior to the Effective Date or, if earlier, the Termination Date, and except as may be permitted, required or contemplated pursuant to this Agreement or as specifically or as may be consented to in writing by Ultrak, Diamond:

                 (a) will conduct its operations in the ordinary and usual course of business consistent with past and current practices, and will use all its reasonable efforts to maintain and preserve intact its business organization and goodwill, to retain the service of its key officers and employees, and to maintain satisfactory relationships with customers and those having business relationships with it;

                 (b) will not declare or pay any dividends on its outstanding shares of capital stock;

                 (c) will not propose or adopt any amendments to its Articles of Incorporation or Bylaws;

                 (d) will not issue any shares of its capital stock or effect any stock split or otherwise change its current capitalization except pursuant to existing stock options described on Schedule 2.05(c);

                 (e) will not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                 (f) will not purchase or redeem any shares of its capital stock; and/or

                 (g) unless otherwise required by law, will not agree to take any action that would make any representation or warranty in
         Article II hereof untrue or incorrect.


                                  ARTICLE VII:
               JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         Except as may be waived by all parties, the obligations of Ultrak, Newco, and Diamond to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

         7.01. Shareholder Approval. The stockholders of Diamond shall have duly approved the Merger and the Certificates of Merger, in accordance with the applicable provisions of the Texas Act or the Ohio Act, as the case may be.

         7.02. Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains or prohibits the same or, in the sole judgment of Ultrak, otherwise would materially interfere with the operation of the assets and business of Newco and Ultrak after the Merger.

         7.03. Effectiveness of Registration Statement; Distribution of Proxy Statement; No Stop Order. The Registration Statement shall have been declared effective and the Proxy Statement contained therein will have been distributed to the Diamond stockholders in accordance with the Ohio Act and the rules and regulations promulgated under the Exchange Act and no stop order shall have been issued with respect thereto.

         7.04 Shares Exchanged. There will be Ultrak Common Stock exchanged for at least ninety-five percent (95%) of the Diamond Common Stock on the Effective Date (after giving effect to Sections 1.05, 1.09, and 1.11).

                                ARTICLE VIII:
                         CONDITIONS PRECEDENT TO THE
                        OBLIGATIONS OF ULTRAK AND NEWCO

         The obligations of Ultrak and Newco to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Effective Date of each of the following conditions:

         8.01. Representations and Warranties; Compliance. The representations and warranties of Diamond and the Signing Shareholders in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Effective Date as though made on and as of the Effective Date, and the covenants and agreements of Diamond in this Agreement shall have been complied with in all material respects. On the Effective Date, Diamond will provide Ultrak with a Certificate of Compliance in the form of Exhibit 8.01-A and a certificate of the Signing Shareholders to such effect in the form of Exhibit 8.01-B.

         8.02. No Material Adverse Change. There shall have been no material adverse change in Diamond's business, properties, assets, liabilities, results of operations or condition, financial or otherwise.

         8.03. Opinion. Ultrak shall have received the opinion of Dagger, Johnston, Miller, Ogilvie & Hampson, counsel for Diamond, dated as of the Effective Date, in substantially the form attached hereto as Exhibit 8.03.

         8.04. Environmental Permit Filing. Ultrak shall have received written evidence that an application for a permit on behalf of Diamond for wastewater and for the paintbooth shall have been properly filed with the Ohio Environmental Protection Agency.

         8.05. Employment Agreement. Richard Tompkins shall have executed an Employment Agreement with Ultrak in the form attached as Exhibit 8.05.

         8.06. Resignations. Each of the officers and directors of Diamond shall have tendered to Ultrak a resignation letter in form and substance reasonably satisfactory to Ultrak; provided, however, John Biddinger shall not be required to resign as a director of Diamond and Tompkins shall not be required to resign as President and as a director of Diamond.


                                  ARTICLE IX:
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DIAMOND

         The obligations of Diamond to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Effective Date of each of the following conditions:

         9.01. Representations and Warranties; Compliance. The representations and warranties of Ultrak in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Effective Date as though made on and as of the Effective Date, and the covenants and agreements of Ultrak in this Agreement shall have been complied with in all material respects. On the Effective Date, Ultrak will provide Diamond with a Certificate of Compliance to such effect in a form reasonably satisfactory to Diamond.

         9.02. No Material Adverse Change. There shall have been no material adverse change in Ultrak's assets, liabilities, results of operations or condition, financial or otherwise.

         9.03. Opinion. Diamond shall have received the opinion of Gardere & Wynne, L.L.P., dated as of the Effective Date, in substantially the form attached hereto as Exhibit 9.03.

         9.04. Tax Opinion. Diamond shall have received the opinion of Leagre & Barnes, dated as of the Effective Date, to the effect that, if the Merger is consummated in accordance with the terms set forth in this Agreement,
(a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (b) no gain or loss will be recognized to the holders of shares of Diamond Common Stock upon receipt of the Merger consideration (except for cash received in lieu of fractional shares or pursuant to the cash out of
Section 1.04); (c) the basis of the Ultrak Common Stock received by the Shareholders will be the same as the basis of Diamond Common exchanged therefor; and (d) the holding period of the shares of Ultrak Common Stock received by the Shareholders will include the holding period of the shares of Diamond Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date.

         9.05. Diamond Options and Warrants. To the extent rights to acquire stock of Diamond are not exercised within two (2) business days prior to the Effective Date, Diamond shall deliver to Ultrak evidence that such options, warrants, or other rights to acquire stock of Diamond have been cancelled or terminated.


                                   ARTICLE X:
                       TERMINATION, WAIVER, AND AMENDMENT

        10.01. Termination or Abandonment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and abandoned at any time before the Effective Date, whether before or after approval of this Agreement by the respective stockholders of Diamond:

                 (a)      by the written consent of Ultrak and Diamond;

                 (b) by Ultrak or Diamond if the Effective Date has not occurred on or before June 30, 1995, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it on or before the Effective Date; or

                 (c) by either Ultrak or Diamond if the conditions precedent to its obligations to consummate its obligations under this Agreement have not been satisfied or waived by it on or before the Effective Date.

The date on which occurs any termination pursuant to this Section 10.1 is herein referred to as the "Termination Date."

         10.02.  Modification, Amendment and Waiver.        No change,
modification, or amendment of this Agreement shall be valid or binding upon the parties hereto unless such change, modification or amendment shall be in writing and signed by all the parties hereto. No waiver of any term or condition of this Agreement shall be enforceable unless it shall be in writing signed by the party against which it is sought to be changed. The waiver by any party of a breach of any provision of this Agreement by any other shall not operate or be construed as a waiver of any subsequent breach by such other party.


                                  ARTICLE XI:
                                 MISCELLANEOUS

         11.01. Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, Diamond's legal fees and expenses in connection with this Agreement and the transactions contemplated hereby shall not exceed $35,000. To the extent legal fees and expenses of Diamond exceed $35,000, then such excess shall be paid by the Signing Shareholders.

         11.02. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

         11.03. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

         11.04. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement.

         11.05. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         11.06. Assignments. This Agreement shall not be assignable by operation of law or otherwise. Any attempted assignment of this Agreement shall be void.

         11.07. Entire Agreement. This Agreement, the Schedules attached hereto, and the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. All Schedules, Exhibits, and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein.

         11.08. Headings. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement. Use of "herein," "hereof" or similar terms refer to this Agreement as a whole.


                       [Signatures on the following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                           ULTRAK, INC.


1220 Champion Circle                       By: /s/ GEORGE K. BROADY
Suite 100                                     ---------------------------
Carrollton, Texas  75006                      George K. Broady, President
Attn:  George K. Broady                       and CEO



                                           DIAMOND ELECTRONICS, INC.


4465 Coonpath Road                         By: /s/ JOHN W. BIDDINGER
Carroll, Ohio  43112                          ---------------------------
Attn:  John W. Biddinger                      John W. Biddinger, Chairman
                                              of the Board


                                           DIAMOND PURCHASING CORP.


1220 Champion Circle                       By: /s/ GEORGE K. BROADY
Suite 100                                     ---------------------------
Carrollton, Texas  75006                      George K. Broady, President
Attn:  George K. Broady

Address for each Signing
Shareholder:
                                           /s/ RICHARD M. TOMPKINS
2124 Creekview Court                       ------------------------------
Reynoldsburg, Ohio  43068                  RICHARD M. TOMPKINS




                                           /s/ ROBERT N. DAVIES
c/o Servaas, Inc.                          ------------------------------
1000 Waterway Boulevard                    ROBERT N. DAVIES
Indianapolis, Indiana 46202

                                           /s/ JOHN W. BIDDINGER
7491 Albert Tillinghast Drive              ------------------------------
Sarasota, Florida  34240                   JOHN W. BIDDINGER

                                           /s/ H. CHARLES KOEHLER
9102 N. Meridian, Suite 500                ----------------------------
Indianapolis, Indiana  46260               H. CHARLES KOEHLER



                                           /s/ WILLIAM MUIRHEAD, III
304 Long Cove Drive                        ----------------------------
Hilton Head Island,                        WILLIAM MUIRHEAD, III
South Carolina  29928



         I hereby agree to the terms of the Merger and agree to vote all of my shares of Diamond Common Stock in favor of the Merger.


                                           /s/ MARGARET BIDDINGER
                                           ----------------------------
                                           MARGARET BIDDINGER

                                EXHIBIT 1.01(a)

                           ARTICLES OF MERGER (TEXAS)

                     CERTIFICATE AND ARTICLES OF MERGER OF
                             BUSINESS CORPORATIONS


         Pursuant to Article 5.04 of the Texas Business Corporation Act, as amended, the undersigned corporations hereby adopt the following Certificate and Articles of Merger for the purpose of merging them into one of such corporation:

         1.      The names of the undersigned corporations are as follows:


                 Name of Corporation

                 Diamond Electronics, Inc. ("Diamond")

                 Diamond Purchasing Corp. ("Newco")


         2. The name of the surviving corporation after the merger shall be Diamond Electronics, Inc., an Ohio corporation, and it shall be governed by the laws of the State of Ohio. The registered agent of the surviving corporation after the merger shall be _________________, and the registered office of the surviving corporation after the merger shall be
_________________________________________________________________.

         3. The Agreement and Plan of Reorganization dated as of April 28, 1995 (the "Plan"), a copy of which is attached as Exhibit A hereto, was approved by the shareholders of Newco in the manner prescribed by the Texas Business Corporation Act, as amended and was approved by the shareholders of Diamond in the manner prescribed by the Ohio General Corporation Law, as amended.

         4. As to each of the undersigned corporations, the numbers of shares outstanding and entitled to vote on the Plan are:

Corporation               No. of Shares                        Entitled
Name                      Outstanding                          to Vote
- ----                      -----------                          ----------
Diamond                   4,809,219                            ______

Newco                     1,000                                1,000


Each of the undersigned corporations has only one class of capital stock outstanding.

         5. As to each of the undersigned corporations, the numbers of shares voted for and against the Plan, respectively, are:

Corporation
Name             Voted For                                    Voted Against
- ----             ---------                                    -------------
Diamond          ______                                        ______

Newco            1,000                                         0


No shares of either of the undersigned corporations were entitled to vote as a class or a series with respects to the Plan.


         IN WITNESS WHEREOF, each of the undersigned corporations has caused these Certificate and Articles of Merger to be executed by and on its behalf and in its corporate name as of ________ ___, 1995.


                                        DIAMOND ELECTRONICS, INC.,
                                        an Ohio corporation


                                        By:______________________________
                                           John W. Biddinger, Chairman
                                           of the Board


                                        DIAMOND PURCHASING CORP.,
                                        a Texas corporation


                                        By:______________________________
                                           George K. Broady, President

                                EXHIBIT 1.01(b)

                          CERTIFICATE OF MERGER (OHIO)

Prescribed by                                                    Approved ______
Bob Taft, Secretary of State                                     Date __________
30 East Broad Street, 14th Floor                                 Fee ___________
Columbus, Ohio 43266-0418
From MER (July 1994)

                             CERTIFICATE OF MERGER

         In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I.       SURVIVING ENTITY

         A.      The name of the entity surviving the merger is:

         _______________________________________________________________________

         _______________________________________________________________________
         (IF THE SURVIVING ENTITY IS AN OHIO LIMITED PARTNERSHIP OR QUALIFIED FOREIGN LIMITED PARTNERSHIP, ITS REGISTRATION NUMBER MUST BE PROVIDED)

         B. Name change: As a result of this merger, the name of the surviving entity has been changed to the following:____________

                 _____________________________________________________ (COMPLETE
                 ONLY IF THE NAME OF SURVIVING ENTITY IS CHANGING THROUGH THE MERGER)

         C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

         [ ]     Domestic (Ohio) corporation

         [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _______________________ and licensed to transact business in the state of Ohio.

         [ ] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of _____________________, and NOT licensed to transact business in the state of Ohio.

         [ ]     Domestic (Ohio) limited liability company

         [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _____________________, and registered to do business in the state of Ohio.

         [ ] Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of ___________________, and NOT registered to do business in the state of Ohio.

         [ ]     Domestic (Ohio) limited partnership, registration number
                 _______________

         [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of _____________________, and registered to do business in the state of Ohio, under registration number ______________________

         [ ] Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of _______________________, and NOT registered to do business in the state of Ohio.

II.      MERGING ENTITIES

         The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows: (IF INSUFFICIENT SPACE TO COVER THIS ITEM, PLEASE ATTACH A SEPARATE SHEET LISTING THE MERGING ENTITIES; OHIO REGISTERED OR FOREIGN QUALIFIED LIMITED PARTNERSHIPS MUST INCLUDE REGISTRATION NUMBER)

Name               State/Country of Organization           Type of Entity

________________________    ____________________      _________________________

________________________    ____________________      _________________________

________________________    ____________________      _________________________

________________________    ____________________      _________________________

________________________    ____________________      _________________________

III.     MERGER AGREEMENT ON FILE

         The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

     Name                                Address

___________________           __________________________________________
                              (street and number)

                              __________________________________________
                              (city, village or township)  (state)    (zip code)

IV.      EFFECTIVE DATE OF MERGER

         This merger is to be effective:

         On _____________________ (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).

V.       MERGER AUTHORIZED

         The laws of the state or country under which each constituent entity exists, permits this merger.

         This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

VI.      STATUTORY AGENT

         The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

       Name                              Address
___________________     ________________________________________________________
                              (complete street address)

                        ________________________________________________________
                            (city, village or township)               (zip code)



(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in that State of Ohio)

         Acceptance of Agent

         The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.
                                       ______________________________________
                                       Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State's records.)

VII.     STATEMENT OF MERGER

         Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity.

VIII.    AMENDMENTS

         The articles of incorporation, articles of organization or certificate of limited partnership (strike the inapplicable terms) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A"

         (Please note that any amendments to articles of incorporation, articles of organization or to a certificate of limited partnership MUST be attached if the surviving entity is a DOMESTIC corporation, limited liability company, or limited partnership.)

IX.      QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

         A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the State of Ohio. The name and complete address of the statutory agent is:

____________________________     __________________________________
(name)                                (street and number)

_______________________________________, Ohio ___________________
(city, village or township)                 (zip code)

         The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is canceled.

         B. The qualifying entity also states as follows: (complete only if applicable)

             1.       Foreign Qualifying Limited Liability Company
                      (If the qualifying entity is a foreign limited liability company, the following information must be completed)

                      a. The name of the limited liability company in its state of organization/registration is ____________
                              __________________________________________________

                      b.      The name under which the limited liability
                              company desires to transact business in Ohio is
                              __________________________________________________

                      c. The limited liability company was organized or registered on ________________________ under the
                                            month     day      year
                              laws of the state/country of ____________________.


                      d. The address to which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is: _______

                              __________________________________________________

                 2.       FOREIGN QUALIFYING LIMITED PARTNERSHIP
                          (If the qualifying entity is a foreign limited partnership, the following information must be completed)

                          a.      The name of limited partnership is ___________
                                  ______________________________________________

                          b. The limited partnership was formed on ______________________________ under the laws
                                    month     day       year
                                  of the state/country of ______________________

                          c. The address of the office of the limited partnership in its state/country of organization is ______________________________

                                  ______________________________________________

                          d. The limited partnership's principal office address is ___________________________________
                                  ______________________________________________

                          e. The names and business or residence addresses of the GENERAL partners of the partnership are as follows:

                                  Name                  Address

                                  _____________________________________________

                                  _____________________________________________

                                  _____________________________________________

                                  (If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

                           f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

                                  _____________________________________________

                                  _____________________________________________

                                  The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.

         The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________


___________________________________          ___________________________________
exact name of entity                         exact name of entity

By:________________________________          By:________________________________
Its:_______________________________          Its:_______________________________

Date:______________________________          Date:______________________________

(Please note that the chairman of the board, the president, vice president, secretary or an assistant secretary must sign on behalf of each constituent corporation, and at least on general partner must sign on behalf of each constituent limited partnership; If insufficient space for signature, a separate sheet should be attached continuing such signatures)

                                                                         ANNEX B

                       OHIO REVISED CODE Section 1.701.85

Dissenting shareholder's demand for fair cash value of shares.


         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in Sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.



         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.



         (3)    The dissenting shareholder entitled to relief under division
(C) of Section 1701.84 of the Revised Code in the case of a merger pursuant to
Section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of Section 1701.84 of the Revised Code in the case of a merger pursuant to Section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in Section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.



         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity whether served before, on, or after the effective date of the merger or consolidation.



         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.



         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months of the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located, or was located at the time when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs, or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share, and shall render judgment against the corporation for payment of it, with interest at such rate and from such dated as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding, and final orders in it may be vacated, modified, or reversed on appeal pursuant to the rules of appellate procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.



         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to Section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to the shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell, would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.



         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:



                (a) The shareholder has not complied with this section, unless the corporation by its directors waives such failure;



                (b) The corporation abandons the action involved, or is finally enjoined or prevented from carrying out, or the shareholders rescind their adoption of the action involved;

                (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;



                (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that Division.



         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.



         (E) From the time of the dissenting shareholders giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting or dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.



History: 133 v Section 158 (Eff 7-17-70); 135 v Section 158 (Eff 9-30-74); 140
v H 250 (Eff 7-30-84); 140 v Section 283 (Eff 9-20-84); 141 v H 902 (Eff
11-22-86); 141 v H 412 (Eff 3-17-87); 141 v H 428 (Eff 12-23-86); 142 v H 708
(eff 4-19-68); 145 v S 74. Eff 7-1-94.



         Analogous to former RC Section 1701.85 (126 v; 412; 130 v Section 121), repealed 133 v Section 158, eff 7-17-70.



         Analogous to former RC Section 1701.85 (126 v 432; 130 v Section 121), repealed 133 v Section 158, eff 7-17-70.



NOTES:



                            1986 COMMITTEE COMMENT



         Division (A)(3) and Division (C) are amended to include shareholders entitled to dissenters' rights under new Sec. 1701.84(E) in connection with margers under new Sec. 1701.801.



                            1970 COMMITTEE REPORT



         Finally, the committee proposes a rather extensively amended section 1701.85, revising the procedures for perfecting the rights of dissenting shareholders. The time limitations for perfecting the rights have been altered somewhat (compare old (A)(1) and (2) with new (A)(2) and (3)); the requirement in division (3) that the court appoint three appraisers has been optional; the present provision (division (B)) requiring that in certain circumstances the corporation is bound to pay the amount demanded by the dissenting shareholder has been omitted; and the procedure to be followed when no agreement has been reached and neither party has filed suit has been changed (new (D)(4)). The definition of fair cash value has not been basically changed.

                                                                         ANNEX C


                           ARTICLES OF INCORPORATION
                                       OF
                           DIAMOND ELECTRONICS, INC.

                                   ARTICLE I

                                      Name

         The name of the Corporation is Diamond Electronics, Inc.

                                   ARTICLE II

                                Principal Office

         The place in Ohio where its principal office is to be located is 1465 Coon Path Road, Carroll, Fairfield County, Ohio 43112.

                                  ARTICLE III

                                    Purposes

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

                                   ARTICLE IV

                                     Shares

         The authorized number of shares of the Corporation shall be 5,100,000, of which 5,000,000 shall be common shares, each without par value, and 100,000 shall be preferred shares, each with par value of $100 per share.

         Dividends may be declared by the Board of Directors and paid in preferred shares to the holders of common shares without the approval of the holders of the preferred shares or any series thereof in which payment is to be made.

         Preferred shares shall be issuable in series having distinctive designations. The Board of Directors of the Corporation shall determine whether preferred shares shall be issued as a part of a preexisting series or as a part of a new series. Subject to the limitations set forth in the General Corporation Law of Ohio, the Board of Directors of the Corporation shall, by resolution adopted prior to the issuance of any shares thereof, determine the relative rights, preferences, limitations and restrictions of each such series of preferred shares, including without limitation the authority to (a) determine the dividend rate, if any, for the shares of such series, (b) provide terms for the redemption of the shares of such series, including the redemption price and date of a sinking fund, if any, and (c) provide terms, conditions and a ratio of exchange upon which the shares of such series may be converted into shares of any other class of shares of the Corporation. Each share of each series of preferred shares shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series.

         No dividends shall be declared or paid at any time upon any common shares of the Corporation unless and until all dividends upon the preferred shares then accrued and unpaid have been paid in full.

         Outstanding preferred shares may be subject to redemption at the option of the Corporation by resolution of its Board of Directors at such redemption price as shall have been fixed by the Board of Directors with regard to each such series at or before the time of issue of any shares thereof, together with all dividends accumulated or accrued and unpaid to the date of redemption. Not less than thirty (30) days' notice of a call and redemption pursuant to this paragraph shall be given by mail to each holder of record at his post office address appearing upon the books of the Corporation, but any failure on the part of any holder of such shares to receive such notice shall not render any such redemption invalid or ineffectual. Upon the date fixed for redemption, payment for the shares redeemed shall be made to the holders of record at the principal office of the Corporation and in such other place as may be determined by the Board of Directors and specified in the notice, upon presentation and surrender of their share certificates, duly endorsed for transfer.

         In any application of the funds and assets of the Corporation to the repayment of its outstanding capital shares in liquidation (other than by redemption or purchase as otherwise provided in this Article) whether voluntary of involuntary, holders of preferred shares shall be entitled to be paid in full the par value of their shares and accrued and unpaid dividends thereon before any payment shall be made to the holders of the common shares, and thereafter the remaining assets of the Corporation shall be distributed pro rata among the holders of the common shares.

         When payment of the consideration for which a capital share was authorized to be issued shall have been received by the Corporation, said share shall be deemed to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments.

         Except as otherwise provided in the General Corporation Law of Ohio, preferred shares shall not confer any voting rights or powers upon the holders thereof.

                                   ARTICLE V

                                   Directors

         The Directors of the Corporation shall have the power to cause the Corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (A) shares of any class or series issued by it, (B) any security or other obligation of the Corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles of the Corporation and (C) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of the Corporation. The Corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the Corporation. The authority granted in this
Article V of these Articles shall not limit the plenary authority of the Directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities, or other obligations issued by the Corporation or authorized by its Articles.

                                   ARTICLE VI

                               Preemptive Rights

         No shareholder of the Corporation shall have, as a matter of right, the preemptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrant or otherwise entitle the holders thereof to subscribe for or purchase any such share.

                                  ARTICLE VII

                       Approval of Business Combinations

         Section 1. Supermajority Vote. Except as provided in Sections 2 and 3 of this Article VII, neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation's shareholders;

                 (a) By the holders of not less than 80% of the outstanding shares of all classes of the Corporation considered for purposes of this Article VII as a single class, and

                 (b)      By an Independent Majority of Shareholders.

         Such favorable votes shall be in addition to any shareholder vote that would be required without reference to this Section 1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in other Articles of these Articles of Incorporation or the Regulations of the Corporation or otherwise.

         Section 2. Fair Price Exception. The provisions of Section 1 shall not apply to a Business Combination if all of the conditions set forth in subsections (a) through (d) are satisfied.

                 (a) The fair market value of the property, securities or other consideration to be received per share by holders of each class or series of capital shares of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the "Consummation Date") than the higher of the following: (i) the highest per share price (with appropriate adjustments for recapitalizations and for share splits, share dividends and like distributions) including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings of such class or series of capital shares within the two year period immediately prior to the first public announcement of the proposed Business Combination ("Announcement Date") plus interest compounded annually, from the date that the Related Person became a Related Person (the "Determination Date"), or if later from a date two years before the Consummation Date, through the Consummation Date, at the rate publicly announced as the "prime rate" of interest of Citibank, N.A. (or of such other major bank headquartered in New York as may be selected by a majority of the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid in other than cash on each share from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share; OR (ii) the fair market value per share of such class or series on the Announcement Date as determined by the highest closing sale price during the 30-day period immediately preceding the Announcement Date if such share is listed on a securities exchange registered under the Securities Exchange Act of 1934 or, if such share is not listed on any such exchange, the highest closing bid quotation with respect to such share during the 30-day period preceding the Announcement Date on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value of such share immediately prior to the first public announcement of the proposed Business Combination as determined by the Board of Directors in good faith. In the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) common shares and/or the share of any other class of shares retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination;

                 (b) The consideration to be received in such Business Combination by holders of each class or series of capital shares other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the capital shares of such class or series already Beneficially Owned by it;

                 (c) After such Related Person became a Related Person and prior to the consummation of such Business Combination: (i) such Related Person shall have taken steps to insure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of Voting Shares of the Corporation from time to time owned by shareholders who are not Related Persons bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors); (ii) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata share dividend, share split or division of shares or in a transaction which satisfied all applicable requirements of this Article VII); (iii) such Related Person shall not have acquired any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person's becoming a Related Person; and (iv) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or made any major change in the Corporation's business or equity capital structure entered into any contract, arrangement or understanding with the Corporation except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the Continuing Directors of the Corporation; and

                 (d) A proxy statement complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act), shall have been mailed to all holders of capital shares of the Corporation entitled to vote with respect to such Business Combination. Such proxy statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

         Section 3. Director Approval Exception. The provisions of Sections 3 shall not apply to a Business Combination if:

                 (a) The Continuing Directors of the Corporation by a two-thirds vote (i) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time that the Related Person became a Related Person and the Business Combination is effected by substantially the same terms and conditions as are provided by the memorandum of understanding, or (ii) have otherwise approved the Business Combination (this provision is incapable of satisfaction unless there is at least one Continuing Director); or

                 (b) The Business Combination is solely between the Corporation and another corporation, one hundred percent of the Voting Shares of which is owned directly or indirectly by the Corporation.

         Section 4.       Definitions.  For the purpose of this Article VII:

                 (a)      A "Business Combination" mean:

                          (i) the sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, any securities issued by a Subsidiary);

                          (ii) The purchase, exchange, lease or other
                 acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

                          (iii) Any merger or consolidation of the Corporation
                 or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

                          (iv)    Any reclassification of securities,
                 recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff or splitup of the Corporation or any Subsidiary thereof; provided, however, that this Section 4(a)(iv) shall not relate to any transaction that has been approved by a majority of the Continuing Directors; or

                          (v) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing voting Shares or voting securities of a Subsidiary.

                 (b) A "Series of Related Transactions" shall be deemed to include not only a series of transactions with the same

         Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

                 (c) A "Person" shall mean any individual, firm, corporation or other entity and any partnership, syndicate or other group.

                 (d) "Related Person" shall mean any Person (other than the Corporation or any of the Corporation's Subsidiaries or the Continuing Directors, singly or as a group) who or that at any time described in the last sentence of this subsection (d):

                          (i)     is the Beneficial Owner, directly or
                 indirectly, of more than ten percent (10%) of the voting power of the outstanding Voting Shares and who has not been the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding Voting Shares for a continuous period of two years prior to the date in question; or

                          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question (but not continuously during such two-year period) was the Beneficial Owner, directly, of ten percent (10%) or more of the voting power of the then outstanding Voting Shares; or

                          (iii) is an assignee of or has otherwise succeeded to
                 any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of ten percent or more of the voting power of the then outstanding Voting Shares, the outstanding Voting Shares shall be deemed to include any Voting Shares that may be issuable to such Person Pursuant to a right to acquire such Voting Shares and that is therefore deemed to be Beneficially owned by such Person pursuant to Section 4(e)(ii)(a). A Person who is a Related Person at (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of shareholders entitled to notice of and to vote on a

Business Combination, or (iii) the time immediately prior to the consummation of a Business Combination, shall be deemed a Related Person.

                 (e)      A Person shall be a "Beneficial Owner" of any Voting
         Shares:

                          (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                          (ii) which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to andy agreement, arrangement or understanding; or

                          (iii) which are beneficially owned, directly or
                 indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

                 (f) An "Affiliate" of, or a person Affiliated with, a specific person, means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

                 (g) The term "Associate" used to indicate a relationship with any Person, means (i) any corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such person, or (iv) any investment company registered under the Investment Company Act of 1940, for which such Person or any Affiliate of such Person serves as investment advisor.

                 (h) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in paragraph
         (d) of this Section 4, the term

         "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                 (i) "Continuing Director" means any member of the Board of directors of the Corporation (the "Board") who is not associated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related person, and any successor of a Continuing Director who is not associated with the Related person and is recommended to succeed the Continuing Director by not less than two-thirds of the Continuing Directors then on the Board.

                 (j) "Independent Majority of Shareholders" shall mean the holders of a majority of the outstanding Voting shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related person.

                 (k) "Voting Share" shall mean all outstanding capital shares of the Corporation or another corporation entitled to vote generally in the election of directors, and each reference to a proportion of Voting Shares shall refer to such proportion of Voting Shares shall refer to such proportion of the votes entitled to be cast by such shares.

                 (l) "Substantial Part" means properties and assets involved in any single transaction or a Series of Related Transactions having an aggregate fair market value of more than ten percent of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of related Transactions.

         Section 5. Director Determinations. A majority of the Continuing Directors shall have the power to determine for the purposes of this
Article VII, on the basis of information known to them: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner," (iv) whether the assets subject to any Business Combination constitute a Substantial part, (v) whether two or more transactions constitute a Series of Related Transactions, and (vi) such other matters with respect to which a determination is required under this Article VII.

         Section 6. Amendment of Article VII. Any amendment, change or repeal of this Article VII or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of this Article VII, shall require the affirmative vote, at a meeting of shareholders of the Corporation, as to all shares held:

                 (a) By the holders of at least 80% of the outstanding Voting Shares of all classes of the Corporation considered for purposes of this Article VII as a single class; and

                 (b)      By an Independent Majority of Shareholders;

         Provided, however, that this Section 6 shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to shareholders by the favorable vote of not less than two-thirds of the Directors who then qualify as Continuing Directors with respect to all Related Persons and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the law.

         Section 7.       Fiduciary Obligations Unaffected.  Nothing in this
Article VII shall be construed to relieve any Related Person from any fiduciary duty imposed by law.

                                  ARTICLE VIII

                               Cumulative Voting

         No shareholder shall have the right to cumulate such voting power as he possesses in the election of any Director of the Corporation unless cumulative voting is required by law.

                                                                         ANNEX D

                                  REGULATIONS
                                       OF
                           DIAMOND ELECTRONICS, INC.

                                     INDEX

SECTION                                      CAPTION                                    PAGE NO.
- -------     --------------------------------------------------------------------------  --------
            ARTICLE ONE
            MEETINGS OF SHAREHOLDERS
1.01        Annual Meetings...........................................................      1
1.02        Call of Meetings..........................................................      1
1.03        Place of Meetings.........................................................      1
1.04        Notice of Meetings........................................................      2
1.05        Waiver of Notice..........................................................      3
1.06        Quorum....................................................................      3
1.07        Votes Required............................................................      4
1.08        Order of Business.........................................................      4
1.09        Shareholders Entitled to Vote.............................................      4
1.10        Cumulative Voting.........................................................      5
1.11        Proxies...................................................................      5
1.12        Inspectors of Election....................................................      6
            ARTICLE TWO
            DIRECTORS
2.01        Authority and Qualifications..............................................      6
2.02        Number of Directors and Term of Office....................................      6
2.03        Election..................................................................      7
2.04        Removal...................................................................      8
2.05        Vacancies.................................................................      8
2.06        Meetings..................................................................      9
2.07        Notice of Meetings........................................................      9
2.08        Waiver of Notice..........................................................     10
2.09        Quorum....................................................................     10
2.10        Executive Committee.......................................................     11
2.11        Compensation..............................................................     12
2.12        Bylaws....................................................................     12
            ARTICLE THREE
            OFFICERS
3.01        Officers..................................................................     12
3.02        Tenure of Office..........................................................     13
3.03        Duties of the Chairman of the Board.......................................     13
3.04        Duties of the Vice Chairman of the Board..................................     13
3.05        Duties of the President...................................................     14
3.06        Duties of the Vice Presidents.............................................     14
3.07        Duties of the Secretary...................................................     14
3.08        Duties of the Treasurer...................................................     15

                                   EXHIBIT B

SECTION                                      CAPTION                                    PAGE NO.
- -------     --------------------------------------------------------------------------  --------
            ARTICLE FOUR
            SHARES
4.01        Certificates..............................................................     15
4.02        Transfers.................................................................     16
4.03        Transfer Agents and Registrars............................................     17
4.04        Lost, Wrongfully Taken or Destroyed Certificates..........................     17
            ARTICLE FIVE
            INDEMNIFICATION AND INSURANCE
5.01        Mandatory Indemnification.................................................     18
5.02        Court-Approved Indemnification............................................     19
5.03        Indemnification for Expenses..............................................     20
5.04        Determination Required....................................................     20
5.05        Advances for Expenses.....................................................     22
5.06        Article Five Not Exclusive................................................     23
5.07        Insurance.................................................................     23
5.08        Certain Definitions.......................................................     24
5.09        Venue.....................................................................     25
            ARTICLE SIX
            MISCELLANEOUS
6.01        Amendments................................................................     25
6.02        Action by Shareholders or Directors Without a Meeting.....................     27

                              CODE OF REGULATIONS
                                       OF
                           DIAMOND ELECTRONICS, INC.

                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.01. Annual Meetings. The annual meetings of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on the third Thursday in April in each year or on such other date as may be fixed from time to time by the directors.

     Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, or, in the case of the chairman's absence, death, or disability, the vice chairman of the board, the president, or, in the case of the president's absence, death, or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least 25 percent of all shares outstanding and entitled to vote on any proposal to be submitted thereat.

     Section 1.03. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

Section 1.04. Notice of Meetings.

     (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven nor more than 60 days before the date of the meeting, (1) to each shareholder of record entitled to notice of the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

     (B) The board of directors shall no later than 45 days following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered or certified mail, return receipt

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
requested, to such officer by any persons entitled to call a meeting of shareholders, set the date, time and place of such meeting and fix a record date for determining the shareholders entitled to vote at the meeting and to receive notice thereof. The secretary shall thereafter cause to be given to the shareholders entitled thereto notice of such meeting in the manner provided by the law no later than the sixtieth day after the corporation's receipt of such notice. Such meeting shall be held not less than fifteen nor more than ninety days after the receipt of such request.

     Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholders, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

     Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting, except as otherwise provided by law, the Articles or Regulations. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of

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

the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

     Section 1.07. Votes Required. Any matter submitted to the shareholders for their vote shall be decided by the vote of a majority of those present at the meeting or such greater proportion of the shares, or of any class of shares, or of each class, as is otherwise required by law, the Articles or the Regulations.

     Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

     Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum

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

of sixty days preceding the date of the meeting of shareholders.

     Section 1.10. Cumulative Voting. If notice in writing shall be given by a shareholder to the president, a vice president or the secretary of the corporation, not less than forty-eight hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors if notice of such meeting shall have been given at least ten days prior thereto, and otherwise not less than twenty-four hours before such time, that such shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses and to give one candidate as many votes as is determined by multiplying the number of directors to be elected by the number of votes to which such shareholder is entitled, or to distribute such number of votes on the same principle among two or more candidates, as he sees fit.

     Section 1.11. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the

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

shareholder executing it shall have specified therein the length of time it is to continue in force.

     Section 1.12. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

                                   ARTICLE II

                                   Directors

     Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

     Section 2.02.  Number of Directors and Term of Office.

          (A) Until changed in accordance with the provisions of the Regulations, the number of directors of the corporation shall be five. Each director shall be elected to serve until the next annual meeting of shareholders and

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

     until his successor is duly elected and qualified or until his earlier resignation, removal from office, or death.

          (B) The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, only by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal, unless otherwise provided by law, the Articles or the Regulations.

          (C) The directors may fix or change the number of directors, unless otherwise provided by law, the Articles or the Regulations, and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not increase the number of directors to more than fifteen nor reduce the number of directors to less than three.

          (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

     Section 2.03. Election. At each annual meeting of shareholders for the election of directors, the successors to the directors whose term shall expire in that year shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

     Section 2.04. Removal. A director or directors may be removed from office, for good cause, only by the vote of the holders of shares entitling them to exercise not less than 80 percent of the voting power of the corporation to elect directors in place of those to be removed, unless otherwise provided by law, the Articles or the Regulations. Provided that unless all the directors, or all the directors of a particular class (if the directors of the corporation are divided into classes), are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In the case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

     Section 2.05. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

     Section 2.06. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the president, or any two directors. All meetings of directors shall be held at the principal office of the corporation or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

     Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the Bylaws shall be given to each of the directors by at least one of the following methods:

          A. In writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

          B. By telegraph, cable, radio, wireless or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

          C. Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

     Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

     Section 2.10. Executive Committee. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

     Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

     Section 2.11. Compensation. Directors shall be entitled to receive a compensation for services rendered and expenses incurred as directors in such amounts as the directors may determine.

     Section 2.12. Bylaws. The directors may adopt, and amend from time to time, Bylaws for their own government, which Bylaws shall not be inconsistent with the law, the Articles or the Regulations.

                                 ARTICLE THREE

                                    OFFICERS

     Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a chairman of the board and a vice chairman of the board, who must be directors, a president, a secretary, a treasurer, and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more officers may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the Bylaws to be executed, acknowledged or verified by two or more officers.

     Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 3.03. Duties of the Chairman of the Board. The chairman of the board shall be the chief executive officer and shall preside at all meetings of the directors. He shall have such other powers and duties as the directors shall from time to time assign to him.

     Section 3.04. Duties of the Vice Chairman of the Board. In the absence of the chairman of the board or in the event of his inability or refusal to act, the vice chairman of the board, if any, shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all restrictions upon the chairman of the board. The vice chairman of the board shall perform such other duties and have such other powers as the directors may from time to time prescribe.

     Section 3.05. Duties of the President. The president shall be the chief operating officer of the corporation and shall exercise supervision over the business of the corporation and shall have, among such additional powers and duties as the directors may from time to time assign to him, the power and authority to sign all certificates evidencing shares of the corporation and all deeds, mortgages, bonds, contracts, notes and other instruments requiring the signature of the president of the corporation.

     Section 3.06. Duties of the Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the directors may from time to time prescribe.

     Section 3.07. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors or

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

the president; and to deliver all books, papers and property of the corporation in his possession to his successor, or to the president.

     Section 3.08. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the president or the directors; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.

                                  ARTICLE FOUR

                                     SHARES

     Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those

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

entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary or an assistant secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

     Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

     (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

     (2) Reasonable assurance is given that the indorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by a commercial bank or trust company having an office or a correspondent in the City of New York or by a firm having membership in the New York Stock Exchange; and

     (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

     (4) The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

     Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

     Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

     (1) So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

     (2) Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

     (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

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

                                  ARTICLE FIVE

                         INDEMNIFICATION AND INSURANCE

     Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a

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

manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

     Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

     (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

     (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

     Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

     Section 5.04. Determination Required. Any indemnification required under
Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Fairfield County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division
(A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division
(C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this
Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Fairfield, County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

     Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in
Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

     (A) unless it shall ultimately be determined as provided in Section 5.04 that he is entitled to be indemnified by the corporation as provided under
Section 5.01; or

     (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Fairfield County, Ohio or the court in which such action was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

     Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 5.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five.

     Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:

     (A) A person claiming indemnification under this Article 5 shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

     (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

     Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Fairfield County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Fairfield County, Ohio in any such action, suit or proceeding.

                                  ARTICLE SIX

                                 MISCELLANEOUS

     Section 6.01. Amendments. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, unless otherwise provided by law, the Articles or the Regulations, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, unless otherwise provided by law, the Articles or the Regulations.

     Provided that, any amendment, change or repeal of the Regulations which would have the effect of modifying or permitting circumvention of Article VII of the Articles of Incorporation of the Company, shall require the affirmative vote, at a meeting of shareholders of the corporation or without a meeting, by written consent of the shareholders, as to all shares held:

          (a) By the holders of at least 80 percent of the outstanding Voting Shares of all classes of the corporation considered for purposes of Article VII as a single class; and

          (b) By an Independent Majority of Shareholders (as defined in Article VII, Section 4(j) of the Articles of Incorporation);

Provided, however, that this paragraph shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to shareholders by the favorable vote of not less than two-thirds of the Directors who then qualify as Continuing Directors (as defined by Article VII Section 4(i) of the Articles of Incorporation) with respect to all Related Persons and any such amendment, change or repeal so recommended shall require only the vote, if any, required under paragraph 1 of this Section 6.01.

     Section 6.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, except as provided in Section 6.01, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.

                                                                         ANNEX E
                           ARTICLES OF INCORPORATION
                                       OF
                                 ULTRACOM INC.


         KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to forma body corporate under the laws of the State of Colorado does hereby adopt and deliver in duplicate to the Secretary of State of the State of Colorado, these Articles of Incorporation.

                                   ARTICLE I

                                      Name

         The name of the corporation shall be:  ULTRACOM INC.

                                   ARTICLE II

                               Period of Duration

         The corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado unless dissolved according to law.

                                  ARTICLE III

                              Purposes and Powers

         1. Purposes. Except as restricted by the Articles of Incorporation, the corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

         2. General Powers. Except as restricted by the Articles of Incorporation, the corporation may exercise all powers which a corporation may exercise legally pursuant to the Colorado Corporation Code including the following:

         (a) To buy, sell, trade, manufacture, deal in and deal with goods, wares and merchandise of every kind and nature, and to carry on such business as wholesalers, retailers, importers and exporters; to acquire all such merchandise, supplies, materials and other articles as shall be necessary or incidental to such business; and to have any and all powers above set forth as fully as natural persons, whether as principals, agents or otherwise.

         (b) To take, hold and acquire by purchase, lease, exchange, merger, or otherwise, and to sell, lease, mortgage, pledge, exchange or otherwise deal in, real property and personal property of every kind, nature, and description and any and all interest therein and wherever situated.

         (c) To construct buildings or other improvements upon its land or upon the lands of others, and to furnish, manage or operate the same.

         (d) To act as agent, nominee, contractor or otherwise, either alone or in company with others, as fully and to the same extent as natural persons might or could do.

         (e) To impose restriction upon the transfer of its own shares in the manner permitted and upon compliance with limitations imposed by law, and upon such terms as its board of directors may direct.

         (f) In general to carry on any lawful business or activity and to have and exercise all of the powers and rights conferred by the laws of the State of Colorado upon corporations formed under such laws.

         The foregoing clauses shall be construed as objects, purposes and powers, and the matters expressed in each clause shall be in no wise limited by reference or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the general powers and rights of the corporation as provided by law, nor shall the expression of one object, purpose or power be determined to exclude another, although it be of like nature but not expressed.

         3. Partial Liquidations. The board of directors of the corporation may distribute, from time to time, to its shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets in cash or property.

         4. Issuance of Shares. The board of directors of the corporation may divide and issue any class of stock of the corporation in series pursuant to a resolution properly filed with the Secretary of State of Colorado.

                                   ARTICLE IV

                                 Capital Stock

         The aggregate number of shares which this corporation shall authority to issue is thirty million (30,000,000) shares of no par value ($0.00) each, which shares shall be designated "Common Stock".

         This corporation shall also have authority to issue ten million (10,000,000) shares of one cent par value ($0.01) each, which shares shall be designated as "Class "A" Non-Voting Common Stock".

         1. Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

         2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

         3. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation.

         4. Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

         5. "Class "A" Non-Voting Common Stock" shall be identical, in all rights and privileges to and subject to the same restrictions as, the corporation's Common Stock except such "Class "A" Non-Voting Common Stock shall not have voting rights.

                                   ARTICLE V

                Right of Directors to Contract with Corporation

         No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

                 (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                 (b) The fact of such relationship or interests disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

                 (c) The contract or transaction is fair and reasonable to the corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorities, approves, or ratifies such contract or transaction.

                                   ARTICLE VI

                             Corporate Opportunity

         The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors as evidenced by resolutions appearing in the corporation' minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.

                                  ARTICLE VII

                                Indemnification

                              Directors and Others

         1. The corporation shall indemnify any person who was or is a party o is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         3. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in this article or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         4. Any indemnification under paragraph 1 or 2 of this article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs 1 or 2. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in paragraph 4 of this article upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this article.

         6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

         7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, o agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

         8. A unanimous vote of each class of shares entitled to vote shall be required to amend this article.

                                  ARTICLE VIII

                               Shareholder Voting

         A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

         When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

                                   ARTICLE IX

                        Adoption and Amendment of Bylaws

         The initial Bylaws of the corporation shall be adopted by its board of directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors, but the holders of common stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE X

                     Registered Office and Registered Agent

         The address of the initial registered office of the corporation is 890 South Coors Drive, Lakewood, Colorado 80228, and the name of the initial registered agent at such address is Theodore A. Waibel, Jr. Either the registered office or the registered agent may be changed in the manner permitted by law.

                                   ARTICLE XI

                           Initial Board of Directors

         The number of directors of the corporation shall be fixed by the Bylaws of the corporation, except the initial board of directors of the corporation shall consist of five directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

                 NAME                              ADDRESS
                 ----                              -------

         Theodore A. Waibel, Jr.           890 South Coors Drive
                                           Lakewood, Colorado 80229

         Kenneth R. Hackett                2782 Bella Vista Lane
                                           Denver, Colorado 80302

         Ronald J. Gustas                  7533 East Bates Drive
                                           Denver, Colorado 80232

         Lessing E. Gold                   8500 Wilshire Boulevard
                                           Beverly Hills, California 90211

         Vincent J. Stefanich              459 South Figway
                                           Lakewood, Colorado 80228


                                  ARTICLE XII

                                  Incorporator



         The name and address of the incorporator is as follows:



                 NAME                              ADDRESS
                 ----                              -------

         Paul H. Metzinger                 2600 Energy Center
                                           717 Seventeenth Street
                                           Denver, Colorado 80202

         IN WITNESS WHEREOF, the above-named incorporator has signed these Articles of Incorporation this 8th day of April, 1980.



                                                /s/ Paul H. Metzinger
                                                Paul H. Metzinger

STATE OF COLORADO                 )
                                  )
CITY AND COUNTY OF DENVER         )

         I, the undersigned, a Notary Public, hereby certify that on the 8th day of April, 1980, personally appeared before me, Paul H. Metzinger who being by me first duly swore, declared that he is the person who signed the foregoing document as incorporator, that it was his free and voluntary act and deed, and that the statements therein contained are true.

         WITNESS my hand and official seal.

         My Commission expires:   My commission expires March 8, 1987

                                  /s/
                                  Notary Public

                             ARTICLES OF AMENDMENT

                                    TO THE

                          ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Ultracom Inc.

         SECOND: The following amendment to Article I of the Articles of Incorporation was adopted by the shareholders of the corporation in the manner prescribed by the Colorado Corporation Act on July 3, 1980:

                 The name of the Corporation shall be: Ultrak, Inc.

         THIRD: The number of outstanding shares of the corporation at the time of such adoption was 10,500,000 and the number of shares entitled to vote thereon was 10,500,000.

         FOURTH: The number of shares voted for such amendment was 10,500,000 and the number of shares voted against such amendment was 0.

         Dated: July 7, 1980

                                        ULTRACOM, INC.

                                        By  /s/ Theodore A. Waibel, Jr.
                                                President

                                        By   /s/ Assistant Secretary
                                                 Assistant Secretary

                                  VERIFICATION

STATE OF COLORADO         )
 CITY AND                 )       ss.
COUNTY OF DENVER          )

         I, the undersigned, a Notary Public, hereby certify that on the 7th day of July, 1980, personally appeared before me, Theodore A. Waibel, Jr., who being by me first duly sworn, declared that he is the President of Ultracom, Inc., that he signed the foregoing Articles of Amendment to the Articles of Incorporation, that it was his free and voluntary act and deed, and that the statements therein contained are true.

         WITNESS my hand and official seal.

         My Commission expires:   9-17-83

                                 /s/ LEWIS R. TAYLOR
                                 Notary Public

(NOTARIAL SEAL)

                                  [STATE SEAL]

                               STATE OF COLORADO
                                 DEPARTMENT OF
                                     STATE


         I hereby certify that this is a true and complete copy of the document as filed in this office and admitted to record in File No 06885.

                                                      DATED: 10/7/1982

                                                      [illegible]
                                                      Secretary of State
                                                      BY  Murry Sears

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                                  ULTRAK, INC.

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is Ultrak, Inc.

         SECOND: The following amendment to Article IV of the Articles of Incorporation was adopted by the shareholders of the corporation in the manner prescribed by the Colorado Corporation Code on the 30th day of September, 1982.

         The Articles of Incorporation shall be amended by changing Article IV in its entirety to read as follows:

                                   ARTICLE IV

                                 Capital Stock

         The aggregate number of voting common shares which this corporation shall have authority to issue is thirty million (30,000,000) shares of no par value ($0.00) each, which shares shall be designated "Common Stock".

         This corporation also shall have authority to issue ten million (10,000,000) shares of one cent par value ($O.01) each, which shares shall be designated as "Class "A" Non-Voting Common Stock".

         This corporation also shall have the authority to issue two million (2,000,000) shares with a par value of Five Dollars ($5.00) each, which shares shall be designated "Preferred Stock".

                 1. Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Colorado as required by law.

                 2.        Each series of Preferred Stock

                              (a)      may have such number of shares;

                              (b) may have such voting powers, full or limited, or may be without voting powers;

                              (c) may be subject to redemption at such time or times and at such prices;

                              (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                              (e)      may have such rights upon the
                 dissolution of, or upon any distribution of the assets of, the Corporation;

                              (f)      may be made convertible into, or
                 exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments;

                              (g)      may be entitled to the benefit of a
                 sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                              (h)      may be entitled to the benefit of
                 conditions and restrictions upon the creation of indebtedness of this corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this corporation or any subsidiary of any outstanding stock of this corporation; and

                              (i)      may have such other relative,
                 participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

         all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

                 3. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

                 4. If the corporation declares or pays a dividend upon any class of Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied), except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the corporation will pay to the holders of Preferred Stock convertible into shares of such class of Common Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the Common Stock had the Preferred Stock been converted immediately prior to the date on which a record is taken, or, if no such record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                 5. If at any time the corporation grants, issues or sells any Option, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock convertible into shares of such class of Common Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate

         Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                 6. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year, plus any required dividends accumulated from prior years.

                 7. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, first pro rata to the holders of Preferred Stock until the required amount to be distributed to the Preferred Stock has been distributed, and the remainder pro rata to the holders of the Common Stock.

                 8. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. "Class "A" Non-Voting Common Stock" shall be identical in all rights and privileges to and subject to the same restrictions as, the corporation's Common Stock except such "Class "A" Non-Voting Common Stock" shall not have voting rights, except as required by law, in which case each share of "Class "A" Non-Voting Common Stock" shall be entitled to one vote. Shares of Preferred stock shall not be entitled to any vote, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote, or except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock.

                 7. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

                             ARTICLES OF AMENDMENT

                                     TO THE

                       AMENDED ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended Articles of Incorporation:

         FIRST:  The name of the corporation is Ultrak, Inc.

         SECOND: The following amendment was adopted by the shareholders of the corporation in the manner prescribed by the Colorado Corporation Act on December 22, 1986.

         The Articles of Incorporation shall be amended by amending the first paragraph of Article IV to read as follows:

         The aggregate number of voting common shares which this Corporation shall have authority to issue is fifty million (50,000,000) shares of no par value ($0.00) each, which shares shall be designated "Common Stock.")

         THIRD: The number of outstanding shares of the corporation at the time of such adoption was 20,370,937 and the number of shares entitled to vote thereon was 20,370,937.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

         CLASS                    NUMBER OF SHARES
         -----                    ----------------
         Common                   -0-

         FIFTH: The number of shares voted for such amendment was 15,620,000 and the number of shares voted against such amendment was -0-.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was zero.

         SEVENTH: The manner, if not set forth in such amendment, in which the issued shares provided for in the amendment, shall be effected, is as follows:

         The 20,370,937 common no par value shares issued and outstanding are hereby reversed split 5 for 1 to reduce issued and outstanding common shares to 4,074,187.

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

         No Change

         The undersigned officers hereby verify that these Articles of Amendment have been properly adopted by the undersigned corporation; that the statements contained herein are true; that they signed these Articles of Amendment for and on behalf of the corporation as President and Secretary of the corporation, respectively; and they hereby acknowledge that it was their free and voluntary act and deed.

         DATED:  December 22, 1986


                                            ULTRAK, INC.


                                        By: /s/ THEODORE A WAIBEL, JR.
                                            Theodore A. Waibel, Jr., President

                                        By: /s/ DANIEL P. MURPHY
                                            Daniel P. Murphy, Secretary

STATE OF COLORADO                 )
                                  )  ss.
CITY AND COUNTY OF DENVER         )

         I, a Notary Public in and for the said County and State, hereby certify that on the 22nd day of December, 1986, personally appeared before me Theodore A. Waibel, Jr. and Daniel P. Murphy, who being by me first duly sworn, declared that they are the persons who signed the foregoing document as President and Secretary, respectively, that the statements therein contained are true, and they acknowledged that it was their free and voluntary act and deed.

         WITNESS my hand and official seal.

         My commission expires: Nov 20, 1989


                                                   /s/ PAUL H. METZINGER
                                                   Notary Public

                                  Address:         2410S
                                                   600-17th Street
                                                   Denver, Colorado 80202

(SEAL)

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                  ULTRAK, INC.

         Effective as of December 28, 1993 (the "Effective Date"), pursuant to the provisions of Section 7-2-109 of the Colorado Corporation Code, Ultrak, Inc. (the "corporation"), hereby adopts the following Articles of Amendment to its Articles of Incorporation to (i) change the number of authorized shares of its Common Stock, no par value ("Common Stock"), (ii) eliminate the authorization of its Class A Non-Voting Common Stock, $.O1 par value, the authorization of its Series A 8% Cumulative Convertible Preferred Stock and the authorization of its Senior, Series B 8% Cumulative Convertible Preferred Stock, (iii) amend the rights and preferences of the outstanding Series A 12% Cumulative Convertible Preferred Stock to, among other things, increase the voting rights of holders of such Series A Preferred Stock and make other changes to give effect to the reverse stock split referred to in clause (iv) below and paragraph FOURTH of these Articles of Amendment; and (iv) accomplish a reverse stock split of the corporation's Common Stock in the form of a reclassification of the outstanding Common Stock as provided in paragraph FOURTH of these Articles of Amendment.

         FIRST.  The name of the corporation is Ultrak, Inc.

         SECOND. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 17, 1993 to be effective as of the Effective Date:

                 Article IV of the Articles of Incorporation and all Statements of Rights and Designations heretofore filed with the Secretary of State, designating series of shares of

         Preferred Stock thereunder, shall be amended and restated to read as an entirety as follows:


                                   ARTICLE IV

                                 Capital Stock

         1.      Common Stock.

                 The aggregate number of common shares which this corporation shall have authority to issue is Twenty Million (20,000,000) shares of no par value each, which shares shall be designated "Common Stock".

         2.      Preferred Stock.

                 The aggregate number of preferred shares which this corporation shall have authority to issue is Two Million (2,000,000) shares with a par value of Five Dollars ($5.00) each, which shares shall be designated "Preferred Stock". Included in such number of shares of Preferred Stock are 195,351 shares which have been designated as "Series "A" 12% Cumulative Convertible Preferred Stock," the rights and preferences of which are set forth in full or referred to in paragraph 8 of this Article IV.

                 Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations (other than a designation containing the term "Series A") as shall after December 28, 1993 be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Colorado as required by law.

                 Each series of Preferred Stock as shall after December 28, 1993 be established by the Board of Directors

                 (a)       may have such number of shares;

                 (b) may have such voting powers, full or limited, or may be without voting powers;

                 (c) may be subject to redemption at such time or times and at such prices;

                 (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                 (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

                 (f) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments;

                 (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                 (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this corporation or any subsidiary of any outstanding stock of this corporation; and

                 (i) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof;

         all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock.

         3.      Treasury Shares.

                 Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

         4.      Dividends.

                 Dividends in cash, property or shares of the corporation may be paid upon the Common Stock as and when declared by the Board of Directors, out of funds of the corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year applicable to each respective series, plus any required dividends accumulated from prior years.

         5.      Distribution Upon Liquidation.

                 Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, first pro rata to the holders of Preferred Stock until the required amount to be distributed to the Preferred Stock has been distributed, and the remainder pro rata to the holders of the Common Stock.

         6. Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation. Except as provided in paragraph 8 of this Article IV with respect to Series A Cumulative Convertible Preferred Stock, shares of Preferred Stock shall not be entitled to any vote, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote, or except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock.

         7. Preemptive Rights. Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

         8.      Series A 12% Cumulative Convertible Preferred Stock.

                 One Hundred Ninety-five Thousand Three Hundred Fifty-one (195,351) shares of the corporation's Preferred Stock shall be designated as "Series "A" 12% Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and shall have the rights and preferences set forth or referred to in this paragraph 8. Certain other capitalized terms used in this paragraph 8 are defined in subparagraph g of this paragraph 8.

                 a.       Dividends.

                          (i) When and as declared by the Board of Directors of the corporation and to the extent permitted under the Colorado Corporation Code, the corporation will pay preferential dividends to the holders of Series A Preferred Stock. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock will accrue, from and after January 1, 1991, cumulatively at the rate of $0.15 per fiscal quarter to and including the earlier of (A) the date on which the Redemption Price of such share is paid if such share is redeemed, or (B) the date on which such share is converted or
                 (C) the date upon which any dissolution, liquidation or winding up of the corporation is effected. Dividends will be payable commencing March 31, 1991, and on each subsequent March 31, June 30, September 30 and December 31. All dividends will accrue whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends. The date on which the corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times a transfer of such share is made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share.

                          (ii) To the extent not paid on each March 31, June 30, September 30 and December 31, beginning January 1, 1991, all dividends which have accrued on each share of Series A Preferred Stock then outstanding during the three-month period ending upon such date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid.

                          (iii) If at any time the corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock so that an equal amount will be paid with respect to each outstanding share of Series A Preferred Stock.

                 b.       Liquidation.

                          Upon any liquidation, dissolution or winding up of
                 the corporation, the holders of Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the corporation, an amount in cash equal to the sum of the aggregate Liquidation Value of all shares of Series A Preferred Stock outstanding, and the holders of Series A Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up, the assets of the corporation to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by such holder. The corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the corporation into or with any other corporation or corporations, nor the sale or transfer by the corporation of all or any part of its assets, nor the reduction of the capital stock of the corporation, will be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this subparagraph b.

                 c.       Redemptions.

                          (i) Upon resolution of the Board of Directors, the corporation may redeem shares of Series A Preferred Stock. For each such share which may be redeemed, if any, the corporation will be obligated to pay to the holder thereof the Redemption Price.

                          (ii) In the event of redemption the corporation will mail, unless waived by the holders, written notice (the "Notice of Redemption") of each such redemption to each record holder not less than 10 days prior to the date on which such redemption is to be made. Upon mailing any Notice of Redemption, the corporation will become obligated (A) to redeem from each holder the number of shares of Series A Preferred Stock, as stated in the Notice of Redemption, to be redeemed from such holder, and (B) to send each record holder a cashier's or certified check in an amount equal to the Redemption Price of such number of shares of Series A Preferred Stock at least five business days prior to the date specified for redemption in the notice. Upon receipt of such check, the record holder of the shares of Series A Preferred Stock to be redeemed will become obligated to surrender the certificates representing such number of shares on or before the date specified for redemption in the Notice of Redemption. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the record holder thereof in such holder's or such holder's nominee's name, without cost to such holder.

                          (iii) No share of Series A Preferred Stock is entitled to any dividends accruing after redemption. On redemption all rights of the holder of such share will cease, and such share will not be deemed to be outstanding.

                          (iv) Any shares of Series A Preferred Stock which are redeemed or otherwise acquired by the corporation will be cancelled and will not be reissued, sold or transferred.

                          (v) Neither the corporation nor any Subsidiary will redeem or otherwise acquire any Series A Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred Stock on the basis of the number of shares of such class owned by each such holder.

                 d.       Conversion.

                          (i) Any holder of Series A Preferred Stock may convert all or any of such shares held by such holder into shares of Common Stock: (A) at any time subsequent to January 1, 1991, or (B) at any time prior to redemption as referred to in subparagraph c(i) hereof, after receipt of Notice of Redemption. The number of shares of Common Stock which any such holder will receive in return for the shares converted by such holder will be 2.083.

                          (ii) Each conversion of Series A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series A Preferred Stock to be converted have been surrendered at the principal office of the corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                          (iii) As soon as possible after a conversion has been effected, the corporation will deliver to the converting holder:

                                  (A)       a certificate or certificates
                          representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                                  (B)      payment in an amount equal to all
                          accrued dividends with respect to such shares of Series A Preferred Stock converted, which have not been paid prior thereto; and

                                  (C)       a certificate representing any
                          shares of Series A Preferred Stock which were represented by the certificate or certificates delivered to the corporation in connection with such conversion but which were not converted.

                          (iv) If for any reason the corporation is unable to pay any accrued dividends on the Series A Preferred Stock being converted, the corporation will pay such dividends to the converting holder as soon thereafter as funds of the corporation are legally available for such payment and such obligation will be evidenced by the corporation's promissory note payable to such holder and bearing interest at the prime rate of interest at the United Bank of Denver, N.A. as in effect during the time such note is outstanding.

                          (v) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of shares of Common Stock.

                          (vi) The corporation will not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

                          (vii) The conversion Price for the Common Stock will be $2.40 per share of Common Stock and will not be subject to adjustment except as otherwise specifically set forth herein.

                          (viii) Prior to the consummation of any Organic Change, the corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series A Preferred Stock immediately prior to such Organic Change. In any such case appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) will be made to insure that the provisions of this subparagraph d(viii) will thereafter be applicable to Series A Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series A Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                          (ix) if the corporation at any time after December 28, 1993 subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the corporation at any time after December 28, 1993 combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                          (x) The corporation will send written notice to all holders of Series A Preferred Stock at least 20 days prior to the date on which the corporation closes its books or takes a record for determining rights to vote with respect to any Organic change, dissolution or liquidation. The corporation will also give to the holders of shares of Series A Preferred Stock at least 30 days prior written notice of the date on which any Organic Change, dissolution or liquidation will take place.

                 e.       Voting Rights.

                          Holders of shares of Series A Preferred Stock will be
                 entitled to vote on all matters which are or may be submitted to a vote of shareholders of the corporation permitted under the laws of the State of Colorado. Each share, until redeemed or converted, shall have voting rights equal to 16.667 shares of Common Stock. Holders of the shares of Series A Preferred Stock shall further have the same rights accorded to holders of Common Stock on all matters relating to the voting of such Common Stock provided by the laws of the State of Colorado.

                 f.       Purchase Rights.

                          If at any time the corporation grants, issues or
                 sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken,, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of Purchase Rights.

                 g.       Definitions.

                          "Conversion Price" means $2.40, subject to adjustment
                 as provided in subparagraph d(ix) of this paragraph 8.

                          "Liquidation Value" of any share of Series A
                 Preferred Stock as of any particular date will be equal to $5.00 plus any unpaid dividends on such share of Series A Preferred Stock; and, in the event of any liquidation, dissolution or winding up of the corporation or the redemption of such share of Series A Preferred Stock, unpaid dividends on such share of Series A Preferred Stock, regardless of whether they have become payable, will be added to the Liquidation Value of such share of Series A Preferred Stock, on the payment date in any liquidation, dissolution or winding up, or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.

                          "Organic Change" means any capital reorganization,
                 reclassification, consolidation, merger or any sale of all or substantially all of the corporations assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                          "Redemption Date" as to any share of Series A
                 Preferred Stock means the date specified in the Notice of any Redemption provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on or before such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price is fully paid. If, however, the full Redemption Price is not paid on the Redemption Date solely because a holder has not surrendered his certificate(s) at the corporation's principal office as provided in subparagraph c(ii) hereof, then as to such holder the date specified herein for the scheduled redemption shall be the Redemption Date.

                          "Person" means an individual, a partnership, a joint
                 venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                          "Redemption Price" means an amount equal to the
                 Liquidation Value.

                          "Subsidiary" means any corporation of which shares of
                 stock having at least a majority of the ordinary voting power in electing the board of directors, is, at the time as of which any determination is being made, owned by the corporation either directly or indirectly through one or more Subsidiaries.

                 h.       Miscellaneous

                          (i) The corporation will keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the corporation will, at the request of the record holder of such certificate, execute and deliver (at the corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

                          (ii) Upon receipt of evidence and an agreement to indemnify reasonably satisfactory to the corporation (an affidavit of the registered holder, without bond, will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock the corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares of

                 Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                          (iii) Amendments, modifications or waivers of any of the terms hereof will be binding and effective if the prior written consent of holders of at least 75% of the Series A Preferred Stock outstanding at the time such action is taken is obtained; provided that no such action will change (A) the rate of which or the manner in which dividends on the Series A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred Stock are to occur, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained, (B) except as set forth in subparagraph d(ix) of this paragraph 8, the Conversion Price of the Series A Preferred Stock or the number of shares or class of stock into which the Series A Preferred Stock is convertible, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained or (C) the percentage required to approve any change described in clauses (A) and (B) above, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained; and provided further that no such change in the terms hereof may be accomplished by merger or consolidation of the corporation with another corporation unless the corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock.

                          (iv) All notices referred to herein, except as otherwise expressly provided, will be hand delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so hand delivered or mailed.

                          (v) The Board of Directors shall not have any authority to increase the number of authorized shares of Series A Preferred Stock.

                          (vii) Except as expressly authorized in this paragraph 8, the shares of Series A Preferred Stock, and the holders thereof, shall be subject to the provisions of paragraphs 3, 4, 5, 6, and 7 of this Article IV.

         THIRD. The number of shares of Common Stock and the number of shares of Preferred Stock, voting as a class, voted for this amendment were sufficient for approval.

         FOURTH. Effective as of the Effective Date, each share of the corporation's Common Stock issued before the Effective Date will be reclassified, changed and converted so that, from and after the Effective Date, each one share of the outstanding Common Stock shall be deemed to represent
0.1667 of a share of Common Stock, such reclassification to be effected without change in the par value of the Common Stock or in the stated capital of the corporation. Holders of shares of Common Stock issued before the Effective Date will be asked to surrender the certificates representing such shares for new certificates representing the number of shares held by them after the Effective Date. No holders will be issued a fractional share of Common Stock, instead, any fraction of a share shall be rounded to the next highest whole share, based upon shares owned of record as reflected on the stock records of the corporation.

         DATED as of the 17th day of December, 1993.



                                           /s/ GEORGE K. BROADY
                                           George K. Broady, President


                                           /s/ TIM D. TORNO
                                           Tim D. Torno, Secretary





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
                                                                         ANNEX F

                                     BYLAWS

                                       OF

                                  ULTRAK, INC.


                                   ARTICLE I

                      Principal Office and Corporate Seal

         Section 1. The principal office and place of business of the Corporation in the State of Colorado shall be 660 Compton Street, Broomfield, Colorado 80020. Other offices and places of business may be established from time to time by resolution of the board of directors or as the business of the corporation may require.

         Section 2. The seal of the corporation shall have inscribed thereon the name of the corporation and shall be in such form as may be approved by the board of directors, which shall have power to alter the same at pleasure. The corporation may use the seal by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE II

                          Shares and Transfer Thereof

         Section 1 - Certificates. The shares of this corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assis-tant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         Section 2 - New Certificates. No new certificates evidencing shares shall be issued unless and until the old certificate or certificates, in lieu of which the new certificate is issued, shall be surrendered for cancellation, except as provided in Section 3 of this Article II.

         Section 3 - Loss or Destruction. In case of loss or destruction of any certificate of shares, another certificate may be issued in its place upon satisfactory proof of such loss or destruction and, at the discretion of the corporation, upon giving to the corporation a satisfactory bond of indemnity issued by a corporate surety in an amount and for a period satisfactory to the board of directors.

         Section 4 - Transfer Agent. Unless otherwise specified by the board of directors by resolution, the secretary of





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
the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 5, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

         Section 5 - Close of Transfer Book and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the board of directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be thirty days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

                                  ARTICLE III

                       Shareholders and Meetings Thereof

         Section 1 - Shareholders of Record. Only shareholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

         Section 2 - Meetings. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place as specified from time to time by the board of directors. If the board of directors shall specify another location such change shall be recorded on the notice calling such meeting.

         Section 3 - Annual Meeting. In the absence of a resolution of the board of directors providing otherwise, the annual meeting of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the first day of the fifth month in each fiscal year, if the same be not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 o'clock a.m.

         Section 4 - Special Meetings. Special meetings of the shareholders may be called by the president, the board of directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting, or legal counsel of the corporation as last designated by resolution of the board of directors.

         Section 5 - Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty days' notice shall be given.

         Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the corporation.

         Section 6 - Shareholder Record. The officer or agent having charge of the stock transfer books for shares of this corporation shall make, at least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of ten days before such meeting, shall be kept on file at the principal office of the corporation, whether within or outside colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders.

         Section 7 - Quorum and Adjournment. At any meeting of the shareholders the presence, in person or by proxy of the holders of more than a majority of the shares outstanding and entitled to vote shall constitute a quorum. In the absence of a quorum, the meeting may be adjourned by any officer entitled to preside at, or act as secretary of such meeting, or by a majority in interest of those shareholders present in person or by proxy.

         Section 8 - Voting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         At all meetings of the shareholders, a quorum being present, all matters shall be decided by a simple majority vote of the then eligible shares, except as otherwise provided by statute, by the Articles of Incorporation of the corporation, or by these Bylaws. The vote on any matter need not be by ballot unless required by statute or requested by a shareholder, in person or by proxy, who is entitled to vote at the meeting.

         Section 9 - Conduct of Meetings. Each meeting of the shareholders shall be presided over by the president, or if the president shall not be present, by the vice president. If both the president and vice president are absent, a chairman shall be chosen by a majority in voting interest of those shareholders present or represented by proxy. The secretary of the corporation shall act as secretary of each meeting of the shareholders. If he shall not be present the chairman of the meeting shall appoint a secretary.

                                   ARTICLE IV

                         Directors, Powers and Meetings

         Section 1 - Board of Directors. The business and affairs of the corporation shall be managed by a board of three directors who need not be shareholders of the corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and shall qualify. The board of directors may increase or decrease, to not less than three, the number of directors by resolution.

         Section 2 - Regular Meetings. The annual meeting of the board of directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the board of directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. Regular meetings of the board of directors may be held without notice as determined by resolution adopted by the board.

         Section 3 - Special Meetings. Special meetings of the board of directors or any committee designated by said board may be called at any time by the president or by any director, and may be held within or outside the State of Colorado at such time and place as the notice or waiver thereof may specify. Notice of such meetings shall be mailed or telegraphed to the last known address of each director at least five days, or shall be given to a director in person or by telephone at least forty-eight hours, prior to the date or time fixed for the meeting. special meetings of the board of directors may be held at any time that all directors are present in person, and presence of any director at a meeting shall constitute waiver of notice of such meeting except as otherwise provided by law. Unless specifically required by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors or any committee designated by said board need be specified in the notice or waiver of notice of such meeting.

         Section 4 - Special Attendance. Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the board of directors of any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

         Section 5 - Quorum and Voting. A quorum at all meetings of the board of directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the laws of the State of Colorado or by the Articles of Incorporation or these Bylaws.

         Section 6 - Organization. The president of the corporation, or in his absence, the vice president, shall preside at each meeting of the board of directors. The secretary, or in his absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         Section 7 - Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action or any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 8 - Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of direc-tors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and shall qualify.

         Section 9 - Compensation. Directors may receive such compensation and reimbursement for expenses as may be established by appropriate resolution of the board of directors and in addition thereto, shall receive reasonable traveling expense, if any is required, or attendance at such meetings. A director may serve the corporation in a capacity other than that of a director and receive compensation for the services rendered in that capacity.

         Section 10 - Executive Committees. The board of directors, by resolution adopted by a majority of the number of directors may designate from among its members an executive committee, and one or more other committees each of which, to the extent provided in the resolution shall have all of the authority of the board of directors; but no such committee shall have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a planof merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation. the designation of such committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

         Section 11 - Removal of Directors. The shareholders may, at a meeting called for the express purpose of removing directors, by a majority vote of the shares entitled to vote at an election of directors, remove the entire board of directors or any lesser number, with or without cause.

         Section 12 - Resignations. A director of the corporation may resign at any time by giving written notice to the board of directors, president or secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.

         Section 13 - General Powers. The business and affairs of the corporation shall be managed by the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

                                   ARTICLE V
                                Waiver of Notice

         Notwithstanding any notices required by law or these Bylaws to be given to any shareholder or director of the corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein shall be the equivalent to the giving of such notice.

                                   ARTICLE VI

                            Action Without a Meeting

         Any action required to be taken at a meeting of the directors, executive committee, or other committee of the directors, or shareholders of this corporation, or any action which may be taken at a meeting of directors, executive committee, or other committee of the directors, or shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors, executive or other committee members or shareholders entitled to vote with respect to the subject matter thereof.

         Such consent shall have the same force and effect as a unanimous vote of the directors, executive committee or other committee members or shareholders, as the case may be and may be stated as such in any articles or document filed with the Secretary of State of Colorado.

                                  ARTICLE VII

                                    Officers

         Section 1 - Term and Compensation. The elective officers of the corporation shall consist of at least a president, a secretary and a treasurer each of whom shall be eighteen years or older and who shall be elected by the board of directors at its annual meeting. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the board of directors and until their respective successors are elected and shall qualify. Any two offices, but not more than two, may be held by the same person at the same time, except that one person may not simultaneously hold the offices of president and secretary. The board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the board.
All officers shall be paid such compensation as may be directed by the board.

         Section 2 - Powers. The officers of the corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the board of directors.

                 (a) The president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. The president or a vice president, unless some other person is specifically authorized by the board of directors, shall sign all stock certificates, bonds, deeds, mortgages, leases and contracts of the corporation. The president shall perform all the duties commonly incident to his office and such other duties as the board of directors shall designate.

                 (b) In the absence or disability of the president, the vice president or vice president, if any, in order of their rank as fixed by the board of directors, and if not ranked, the vice presidents in the order designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on the president. Each vice president shall have such other powers and preform such other duties as may from time to time be assigned to him by the president.

                 (c) The secretary shall keep accurate minutes of all meetings of the shareholders and the board of directors. He shall keep, or cause to be kept a record of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders or the board of directors. The secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the corporation when so authorized. The secretary or assistant secretary shall sign all stock certificates. The secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president.

                 (d) An assistant secretary may, at the request of the secretary, or in the absence or disability of the secretary, perform all of the duties of the secretary. He shall perform such other duties as may be assigned to him by the president or by the secretary.

                 (e) The treasurer, subject to the order of the board of directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He shall keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the board of directors or president. The treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the president. In the absence or disability of the president and vice president or vice presidents, the treasurer shall perform the duties of the president.

                 (f) An assistant treasurer may, at the request of the treasurer, or in the absence or disability of the treasurer, perform all of the duties of the treasurer. He shall perform such other duties as may be assigned to him by the president or by the treasurer.

         Section 3 - Compensation. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the board of directors. The board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the board may deem advisable.

         Section 4 - Delegation of Duties. In the event of absence or inability of any officer to act, the board of directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

         Section 5 - Removal. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

                                  ARTICLE VIII

                                    Finance

         Section 1 - Reserve Funds. The board of directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

         Section 2 - Banking. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the board of directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the board of directors by appropriate resolution may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

         Section 3 - Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the board of directors.

                                   ARTICLE IX

                                   Dividends

         Subject to the provisions of the Articles of Incorporation and the laws of the State of Colorado, the board of directors may declare dividends whenever, and in such amounts, as in the board's opinion the condition of the affairs of the corporation shall render such advisable.

                                   ARTICLE X

                          Contracts, Loans and Checks

         Section 1 - Execution of Contracts. Except as otherwise provided by statute or by these Bylaws, the board of directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.

         Section 2 - Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name unless authorized by the board of directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm, corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the board of directors discretion, may be general or confined to specific instances.

         Section 3 - Checks. Checks, notes, drafts and demands for money issued in the name of the corporation shall be signed by such person or persons as designated by the board of directors and in the manner the board of directors prescribes.

                                   ARTICLE XI

                                   Amendments

         Subject to repeal or change by action of the shareholders, these Bylaws may be altered, amended or repealed at the annual meeting of the board of directors or at any special meeting of the board called for that purpose.

                                  ARTICLE XII

                                     Gender

         Whenever in these Bylaws the masculine gender is used, it shall be deemed to include the feminine gender.

         The above Bylaws approved and adopted by the Board of Directors on April 21, 1980.


                                              /s/ Vincent J. Shanovich
                                                     Secretary

                                                                         ANNEX G

                          AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger is executed as of ____________________, 1995, by and between Ultrak, Inc., a Colorado corporation ("Parent"), and Ultrak, Inc., a Delaware corporation ("Subsidiary").


                                  WITNESSETH:

         WHEREAS, the authorized capital stock of Subsidiary consists of 20,000,000 shares of Common Stock, $0.01 par value ("Subsidiary Common Stock"), and 2,000,000 shares of Preferred Stock, $5.00 par value ("Subsidiary Preferred Stock"), 195,351 shares of which have been designated Series A 12% Cumulative Convertible Preferred Stock ("Subsidiary Series A Preferred Stock"), of which 1,000 shares of Subsidiary Common Stock are issued and outstanding and owned by Parent; and

         WHEREAS, the authorized capital stock of Parent consists of 20,000,000 shares of Common Stock, no par value ("Parent Common Stock") and 2,000,000 shares of Preferred Stock, $5.00 par value ("Parent Preferred Stock"), 195,351 shares of which have been designated Series A 12% Cumulative Convertible Preferred Stock ("Parent Series A Preferred Stock"), of which approximately 6,560,000 shares of Parent Common Stock and 195,351 shares of Parent Series A Preferred Stock are issued and outstanding; and

         WHEREAS, the respective boards of directors and shareholders of Parent and Subsidiary deem it to be desirable and in the best interest of the respective corporations that the two corporations merge into a single corporation (the "Merger"), and, pursuant to resolutions duly adopted, such boards of directors and shareholders have approved and adopted this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

         Section 1.1. In accordance with the provisions of the Colorado Business Corporation Act and the Delaware General Corporation Law at the Effective Time (defined below) of the Merger, Parent shall be merged into Subsidiary, which shall be the surviving corporation (in its capacity as such surviving corporation Subsidiary is hereinafter sometimes referred to as the "Surviving Corporation", and Parent and Subsidiary are hereinafter sometimes referred to collectively as the "Constituent Corporations"), and as such Subsidiary shall continue to be governed by the laws of the State of Delaware.

         Section 1.2. The Merger shall become effective on December 29, 1995 or such later date as the Articles of Merger, executed, adopted and approved in accordance with the Delaware General Corporation Law, shall have been filed with the Secretary of State of Delaware. The time when the Merger shall become effective is herein called the "Effective Time." The actions described above shall be conclusive evidence, for all purposes of this Agreement, of compliance with all conditions precedent.

         Section 1.3. Except as may otherwise be set forth herein, at the Effective Time, the corporate existence and identity of Subsidiary, with all its purposes, powers, franchises, privileges, rights and immunities shall continue under the laws of the State of Delaware, unaffected and unimpaired by the Merger, and the corporate existence and identity of Parent, with all its purposes, powers, franchises, privileges, rights and immunities, shall be merged with and into Subsidiary and the Surviving Corporation shall be vested fully therewith, and the separate corporate existence and identity of Parent shall thereafter cease, except to the extent continued by applicable law. At the Effective Time, the Surviving Corporation shall have the following rights and obligations:

                 (a) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the laws of the State of Delaware.

                 (b) The Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all of the rights, privileges, immunities, powers, purposes and franchises, of both a public and private nature, of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account and all other choses in action, and every other interest of or belonging to either of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and shall thereafter be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

                 (c) The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, obligations and duties of either of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either Constituent Corporation may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

         Section 1.4. If at any time the Surviving Corporation shall deem or be advised that any further transfers, assignments, conveyances, assurances in law or other acts or things are necessary or desirable to vest or confirm in the Surviving Corporation the title to any property or assets of either of the Constituent Corporations, each Constituent Corporation and its proper officers and directors shall execute and deliver any and all such proper transfers, assignments, conveyances and assurances in law, and shall do all other acts and things as are necessary or proper to vest or confirm title to such property and assets in the Surviving Corporation and to otherwise carry out the purposes and intent of this Agreement.


                                   ARTICLE II

         Section 2.1. The Certificate of Incorporation of Subsidiary in effect at the Effective Time shall constitute the Articles of Incorporation of the Surviving Corporation until amended, altered or repealed in the manner provided by law.

         Section 2.2. The By-Laws of Subsidiary in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until amended, altered or repealed.

         Section 2.3. The directors of Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and shall hold office in accordance with the By-Laws of the Surviving Corporation until the next annual meeting of shareholders of the Surviving Corporation or until their respective successors are elected and qualified.

         Section 2.4. The officers of Subsidiary at the Effective Time shall be the officers of the Surviving Corporation and shall hold office subject to the Bylaws of the Surviving Corporation.


                                  ARTICLE III

         Section 3.1. At the Effective Time, the manner of exchanging the outstanding Common Stock of the Constituent Corporations shall be as follows:

                 (a) Each share of Parent Common Stock outstanding immediately prior to the Effective Time, except all shares of Parent Common Stock held by Parent in its treasury, which shall be cancelled and no shares issued in respect thereof, shall, at the Effective Time, by virtue of the Merger and without action on the part of the holder thereof, be converted into one share of the Subsidiary Common Stock.


                 (b) Each share of Parent Series A Preferred Stock outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without action on the part of the holder thereof, be converted into one share of the Subsidiary Series A Preferred Stock, which is identical in all respects, including rights, preferences and designations, to the Parent Series A Preferred Stock.

                 (c) Each share of Subsidiary Common Stock outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and returned to the status of authorized but unissued stock of the Surviving Corporation.

                 (d) No fractional shares of Subsidiary Common Stock or Subsidiary Series A Preferred Stock and no certificates or scrip certificates therefor shall be issued.

                 (e) All of the shares of Subsidiary Common Stock and Subsidiary Series A Preferred Stock, when delivered pursuant to the provisions of this Agreement, shall be validly issued, fully paid and nonassessable.

                 (f) If any stock certificate evidencing shares of Subsidiary Common Stock and/or Subsidiary Series A Preferred Stock is requested to be issued in a name other than that in which the surrendered Parent stock certificate is registered, it shall be a condition of such issuance that the surrendered stock certificate shall be properly endorsed in blank or otherwise in proper form for transfer and that the person requesting such exchange pay to the Surviving Corporation any applicable transfer or other taxes or establish to the satisfaction of the Surviving Corporation that any such tax has been paid or is not payable.

                                   ARTICLE IV

         Section 4.1. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one instrument.

         Section 4.2. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent and Subsidiary at any time prior to the Effective Time.

         Section 4.3. This Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the parties hereto.


         IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be executed on its behalf by its respective officers hereunto duly authorized as of the date first above written.



                                     ULTRAK, INC.
                                     a Colorado corporation


                                     By: ___________________________
                                         George K. Broady, President


                                     ULTRAK, INC.,
                                     a Delaware corporation


                                     By: ___________________________
                                         George K. Broady, President

                                                                         ANNEX H

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ULTRAK, INC.


1.       The name of the Corporation is Ultrak, Inc.

2. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.       Capital Stock

         A.      Common Stock.

                 The aggregate number of common shares which this Corporation shall have authority to issue is Twenty Million (20,000,000) shares with a par value of One Cent ($0.01) each, which shares shall be designated "Common Stock".

         B.      Preferred Stock.

                 The aggregate number of preferred shares which this Corporation shall have authority to issue is Two Million (2,000,000) shares with a par value of Five Dollars ($5.00) each, which shares shall be designated "Preferred Stock". Included in such number of shares of Preferred Stock are 195,351 shares which have been designated as "Series "A" 12% Cumulative Convertible Preferred Stock," the rights and preferences of which are set forth in full or referred to in paragraph H of this Article 4.

                 Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations (other than a designation containing the term "Series A") as shall be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors, which resolutions shall be filed with the Secretary of State of the State of Delaware as required by law.

                 Each series of Preferred Stock as shall be established by the Board of Directors

                 (a)  may have such number of shares;

                 (b) may have such voting powers, full or limited, or may be without voting powers;

                 (c) may be subject to redemption at such time or times and at such prices;

                 (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

                 (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

                 (f) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                 (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                 (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of this Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of this Corporation; and

                 (i) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof;

         all as shall be stated in said resolution or resolutions providing for the issue of such Preferred Stock.

         C.      Treasury Shares.

                 Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

         D.      Dividends.

                 Dividends in cash, property or shares of the Corporation may be paid upon the Common Stock as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year applicable to each respective series, plus any required dividends accumulated from prior years.

         E.      Distribution Upon Liquidation.

                 Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of Preferred Stock until the required amount to be distributed to the Preferred Stock has been distributed, and the remainder pro rata to the holders of the Common Stock.

         F.      Voting.

                 Each outstanding share of Common Stock shall be entitled to one vote. Cumulative voting shall not be allowed in the election of directors of the Corporation. Except as provided in paragraph H of this Article 4 with respect to Series A Cumulative Convertible Preferred Stock, shares of Preferred Stock shall not be entitled to any vote, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote, or except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock.

         G.      Preemptive Rights.

                 Except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

         H.      Series A 12% Cumulative Convertible Preferred Stock.

                 One Hundred Ninety-five Thousand Three Hundred Fifty-one (195,351) shares of the Corporation's Preferred Stock shall be designated as "Series "A" 12% Cumulative Convertible Preferred Stock" (the "Series A Preferred Stock") and shall have the rights and preferences set forth or referred to in this paragraph H. Certain other capitalized terms used in this paragraph H are defined in subparagraph 7 of this paragraph H.

                 1.       Dividends.

                          (a) When and as declared by the Board of Directors of the Corporation and to the extent permitted under the General Corporation Law of Delaware, the Corporation will pay preferential dividends to the holders of Series A Preferred Stock. Except as otherwise provided herein, dividends on each share of Series A Preferred Stock will accrue cumulatively at the rate of $0.15 per fiscal quarter to and including the earlier of (i) the date on which the Redemption Price of such share is paid if such share is redeemed, or (ii) the date on which such share is converted or (iii) the date upon which any dissolution, liquidation or winding up of the Corporation is effected. Dividends will be payable on each March 31, June 30, September 30 and December 31. All dividends will accrue whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times a transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

                          (b) To the extent not paid on each March 31, June 30, September 30 and December 31, all dividends which have accrued on each share of Series A Preferred Stock then outstanding during the three-month period ending upon such date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid.

                          (c) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed among the holders of the Series A Preferred Stock so that an equal amount will be paid with respect to each outstanding share of Series A Preferred Stock.

                 2.       Liquidation.

                          Upon any liquidation, dissolution or winding up of
                 the Corporation, the holders of Series A Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the Corporation, an amount in cash equal to the sum of the aggregate Liquidation Value of all shares of Series A Preferred Stock outstanding, and the holders of Series A Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series A Preferred Stock held by such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of

                 Series A Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other Corporation or Corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this subparagraph b.

                 3.       Redemptions.

                          (a) Upon resolution of the Board of Directors, the Corporation may redeem shares of Series A Preferred Stock.
                 For each such share which may be redeemed, if any, the Corporation will be obligated to pay to the holder thereof the Redemption Price.

                          (b) In the event of redemption the Corporation will mail, unless waived by the holders, written notice (the "Notice of Redemption") of each such redemption to each record holder not less than 10 days prior to the date on which such redemption is to be made. Upon mailing any Notice of Redemption, the Corporation will become obligated (i) to redeem from each holder the number of shares of Series A Preferred Stock, as stated in the Notice of Redemption, to be redeemed from such holder, and (ii) to send each record holder a cashier's or certified check in an amount equal to the Redemption Price of such number of shares of Series A Preferred Stock at least five business days prior to the date specified for redemption in the notice. Upon receipt of such check, the record holder of the shares of Series A Preferred Stock to be redeemed will become obligated to surrender the certificates representing such number of shares on or before the date specified for redemption in the Notice of Redemption. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the record holder thereof in such holder's or such holder's nominee's name, without cost to such holder.

                          (c) No share of Series A Preferred Stock is entitled to any dividends accruing after redemption. On redemption all rights of the holder of such share will cease, and such share will not be deemed to be outstanding.

                          (d) Any shares of Series A Preferred Stock which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

                          (e) Neither the Corporation nor any Subsidiary will redeem or otherwise acquire any Series A Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred Stock on the basis of the number of shares of such class owned by each such holder.

                 4.       Conversion.

                          (a) Any holder of Series A Preferred Stock may convert all or any of such shares held by such holder into shares of Common Stock at any time prior to redemption as referred to in subparagraph 3(a) of this paragraph 6, after receipt of Notice of Redemption. The number of shares of Common Stock which any such holder will receive in return for the shares converted by such holder will be 2.083.

                          (b) Each conversion of Series A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the shares of Series A Preferred Stock to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Series A Preferred Stock as such holder will cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                          (c) As soon as possible after a conversion has been effected, the Corporation will deliver to the converting holder:

                                  (i)         a certificate or certificates
                          representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                                  (ii)  payment in an amount equal to all
                          accrued dividends with respect to such shares of Series A Preferred Stock converted, which have not been paid prior thereto; and

                                  (iii)  a certificate representing any shares
                          of Series A Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                          (d) If for any reason the Corporation is unable to pay any accrued dividends on the Series A Preferred Stock being converted, the Corporation will pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment and such obligation will be evidenced by the Corporation's promissory note payable to such holder and bearing interest at the prime rate of interest at the United Bank of Denver, N.A., or a successor thereto, as in effect during the time such note is outstanding.

                          (e) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock will be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock.

                          (f) The Corporation will not close its books against the transfer of Series A Preferred Stock or of Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock.

                          (g) The Conversion Price for the Common Stock will be $2.40 per share of Common Stock and will not be subject to adjustment except as otherwise specifically set forth herein.

                          (h) Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series A Preferred Stock immediately prior to such Organic Change. In any such case appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) will be made to insure that the provisions of this subparagraph 4(h) will thereafter be applicable to Series A Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor Corporation or purchasing Corporation is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series A Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                          (i) If the Corporation subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the

                 Conversion Price in effect immediately prior to such combination will be proportionately increased.

                          (j) The Corporation will send written notice to all holders of Series A Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Corporation will also give to the holders of shares of Series A Preferred Stock at least 30 days prior written notice of the date on which any Organic Change, dissolution or liquidation will take place.

                 5.       Voting Rights.

                          Holders of shares of Series A Preferred Stock will be
                 entitled to vote on all matters which are or may be submitted to a vote of shareholders of the Corporation permitted under the laws of the State of Delaware. Each share, until redeemed or converted, shall have voting rights equal to 16.667 shares of Common Stock. Holders of the shares of Series A Preferred Stock shall further have the same rights accorded to holders of Common Stock on all matters relating to the voting of such Common Stock provided by the laws of the State of Delaware.

                 6.       Purchase Rights.

                          If at any time the Corporation grants, issues or
                 sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of Purchase Rights.

                 7.       Definitions.

                          "Conversion Price" means $2.40, subject to adjustment
                 as provided in subparagraph 4(i) of this paragraph H.

                          "Liquidation Value" of any share of Series A
                 Preferred Stock as of any particular date will be equal to $5.00 plus any unpaid dividends on such share of Series A Preferred Stock; and, in the event of any liquidation, dissolution or winding up of the Corporation or the redemption of such share of Series A Preferred Stock, unpaid dividends on such share of Series A Preferred Stock, regardless of whether they have become payable, will be added to the Liquidation Value of such share of Series A Preferred Stock, on the payment date in any liquidation, dissolution or winding up, or on the

                 Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.

                          "Organic Change" means any capital reorganization,
                 reclassification, consolidation, merger or any sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

                          "Redemption Date" as to any share of Series A
                 Preferred Stock means the date specified in the Notice of any Redemption provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on or before such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption Price is fully paid. If, however, the full Redemption Price is not paid on the Redemption Date solely because a holder has not surrendered his certificate(s) at the Corporation's principal office as provided in subparagraph 3(b) of this paragraph H, then as to such holder the date specified herein for the scheduled redemption shall be the Redemption Date.

                          "Person" means an individual, a partnership, a joint
                 venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                          "Redemption Price" means an amount equal to the
                 Liquidation Value.

                          "Subsidiary" means any corporation of which shares of
                 stock having at least a majority of the ordinary voting power in electing the board of directors, is, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

                 8.       Miscellaneous

                          (a) The Corporation will keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

                          (b) Upon receipt of evidence and an agreement to indemnify reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares of Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                          (c) Amendments, modifications or waivers of any of the terms hereof will be binding and effective if the prior written consent of holders of at least 75% of the Series A Preferred Stock outstanding at the time such action is taken is obtained; provided that no such action will change (i) the rate of or the manner in which dividends on the Series A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred Stock, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained, (ii) except as set forth in subparagraph 4(i) of this paragraph 8, the Conversion Price of the Series A Preferred Stock or the number of shares or class of stock into which the Series A Preferred Stock is convertible, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained or (iii) the percentage required to approve any change described in clauses (i) and (ii) above, unless the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding is obtained; and provided further that no such change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock.

                          (d) All notices referred to herein, except as otherwise expressly provided, will be hand delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so hand delivered or mailed.

                          (e) The Board of Directors shall not have any authority to increase the number of authorized shares of Series A Preferred Stock.

                          (f) Except as expressly authorized in this paragraph H, the shares of Series A Preferred Stock, and the holders thereof, shall be subject to the provisions of paragraphs C, D, E, F, and G of this Article 4.

5.       The name and mailing address of the incorporator is:

                          Timothy K. Skipworth
                          Gardere & Wynne, L.L.P.
                          Suite 3000
                          1601 Elm Street
                          Dallas, Texas 75201.

6. The number of directors of the Corporation shall be fixed in the manner provided in the Bylaws of the Corporation, and until changed in the manner provided in the Bylaws shall be five (5). The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

                  Name              Address
                  ----              -------

         George K. Broady         1220 Champion Circle, Suite 100
                                  Carrollton, Texas 75006

         William C. Lee           1220 Champion Circle, Suite 100
                                  Carrollton, Texas 75006

         Charles C. Neal          1220 Champion Circle, Suite 100
                                  Carrollton, Texas 75006

         James D. Pritchett       1220 Champion Circle, Suite 100
                                  Carrollton, Texas 75006

         Robert F. Sexton         1220 Champion Circle, Suite 100
                                  Carrollton, Texas 75006

7.       Indemnification

         A.      Actions Other Than by or in the Right of the Corporation

                 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all of such persons being hereafter referred to in this Article as a "Corporate Functionary"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea ofnolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         B.      Actions by or in the Right of the Corporation.

                 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         C.      Determination of Right to Indemnification.

                 Any indemnification under paragraphs A or B of this Article 7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A or B of this Article 7. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the shareholders.

         D.      Right to Indemnification.

                 Notwithstanding the other provisions of this Article 7, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A or B of this Article 7 (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         E.      Prepaid Expenses.

                 Expenses incurred by a Corporate Functionary in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article 7.

         F.      Right to Indemnification upon Application; Procedure upon
         Application.

                 Any indemnification of a Corporate Functionary under paragraphs B, C or D, or any advance of expenses under paragraph E, of this Article 7 shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under paragraphs B, C, or D of this
         Article 7, a determination is reasonably and promptly made by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, that such Corporate Functionary acted in a manner set forth in such paragraphs as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If there are no such directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such paragraphs as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article 7 shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         G.      Other Rights and Remedies.

                 The indemnification and advancement of expenses provided by or granted pursuant to this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification and/or advancement of expenses may be entitled under any other provision of this Certificate of Incorporation, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Certificate of Incorporation or relevant provisions of the General Corporation Law of Delaware and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

         H.      Insurance.

                 Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 7 or the General Corporation Law of Delaware.

         I.      Mergers.

                 For purposes of this Article 7, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         J.      Savings Provision.

                 If this Article 7 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated.

8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

9. A director of the Corporation shall not, to the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, be liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty to the Corporation or its shareholders.

10. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

                          (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                          (c)  The contract or transaction is fair and
                 reasonable to the Corporation.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         The undersigned, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this ____ day of _______, 19__.


                                           _________________________
                                           Timothy K. Skipworth

                                                                         ANNEX I





                                    BY-LAWS

                                       OF

                                  ULTRAK, INC.

                            (A DELAWARE CORPORATION)

                               TABLE OF CONTENTS

                                                           ARTICLE I

OFFICES

         Section 1.            Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.            Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                           ARTICLE II

MEETINGS OF SHAREHOLDERS

         Section 1.            Time and Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.            Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 3.            Notice of Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 4.            Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 5.            Notice of Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 6.            Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 7.            Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 8.            Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 9.            List of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 10.           Inspectors of Votes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 11.           Actions Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                          ARTICLE III

BOARD OF DIRECTORS

         Section 1.            Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.            Number, Qualification, and Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 3.            Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 4.            Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 5.            Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

MEETINGS OF THE BOARD OF DIRECTORS

         Section 6.            Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 7.            Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 8.            Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 9.            Special Meetings; Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 10.           Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 11.           Remuneration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

COMMITTEES OF DIRECTORS

         Section 12.           Executive Committee; How Constituted and Powers . . . . . . . . . . . . . . . . . . . . . . . .   5

         Section 13.           Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 14.           Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 15.           Quorum and Manner of Acting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 16.           Other Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 17.           Alternate Members of Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 18.           Minutes of Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

GENERAL

         Section 19.           Actions Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 20.           Presence at Meetings by Means of Communications Equipment . . . . . . . . . . . . . . . . . . .   7

                                                           ARTICLE IV

NOTICES

         Section 1.            Type of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.            Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.            When Notice Unnecessary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                           ARTICLE V

OFFICERS

         Section 1.            General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.            Election or Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.            Salaries of Elected Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 4.            Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 5.            Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 6.            President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 7.            Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 8.            Assistant Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 9.            Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 10.           Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 11.           Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 12.           Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 13.           Controller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 14.           Assistant Controllers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                           ARTICLE VI

INDEMNIFICATION

         Section 1.            Actions Other Than by or in the Right of the Corporation  . . . . . . . . . . . . . . . . . . .  11
         Section 2.            Actions by or in the Right of the Corporation . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.            Determination of Right to Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.            Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.            Prepaid Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         Section 6.            Right to Indemnification upon Application; Procedure upon Application . . . . . . . . . . . . .  12
         Section 7.            Other Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 8.            Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 9.            Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 10.           Savings Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                          ARTICLE VII

CERTIFICATES REPRESENTING STOCK

         Section 1.            Right to Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.            Facsimile Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.            New Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 4.            Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.            Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 6.            Registered Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                          ARTICLE VIII

GENERAL PROVISIONS

         Section 1.            Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.            Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.            Annual Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.            Checks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.            Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 6.            Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                           ARTICLE IX
         AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                   ARTICLE I

                                    OFFICES

         Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 50 days before the date of the meeting.

         Section 4. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the President, the Board of Directors or at the request in writing of the holders of not less than ten percent (10%) of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting, unless the Certificate of Incorporation provides for a different percentage, in which event such provision of the Certificate of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         Section 5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 50 days before the date of the meeting, except that if the authorized shares are to be increased, at least 30 days notice shall be given.

         Section 6. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders.
If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 7. Organization. At each meeting of the shareholders, the Chairman of the Board or the President, determined as provided in Article V of these By-Laws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a shareholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at each meeting of the shareholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 5 of
Article VII of these By-Laws as the record date for the determination of shareholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the shareholders by the shareholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such shareholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the shareholders all matters, except where other provision is made by law, the Certificate of Incorporation, or these By-Laws, shall be decided by the vote of a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a shareholder of the Corporation present in person or by proxy at any meeting of the shareholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such shareholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any shareholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         Section 10. Inspectors of Votes. At each meeting of the shareholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a shareholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

         Section 11. Actions Without a Meeting. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these By-Laws directed or required to be exercised or done by the shareholders.

         Section 2. Number, Qualification, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than two (2). Within the limits above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors. Directors need not be shareholders. The directors shall be elected at the annual meeting of the shareholders, except as provided in Sections 4 and 5 of this Article III, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of shareholders. Such election shall be by written ballot.

         Section 3. Resignations. Any director may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote by written ballot of a majority in voting interest of the shareholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the shareholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the shareholders at such meeting or, if not so filled, by the Board of Directors as provided in
Section 5 of this Article III.

         Section 5. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 6. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 9. Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on 48 hours' notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the President or on the written request of any director. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting.

         Section 10. Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation after such adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 11. Remuneration. The Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. Further, the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 11 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                            COMMITTEES OF DIRECTORS

         Section 12. Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of
Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these By-Laws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

         Section 13. Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive

Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

         Section 14. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or by any member of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

         Section 15. Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

         Section 16. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the Delaware General Corporation Law, and the Certificate of Incorporation and these By-Laws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

         Section 17. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 18. Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

                                    GENERAL

         Section 19. Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

         Section 20. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 20 shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

         Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or shareholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.

         Section 3. When Notice Unnecessary. Whenever, under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws, any notice is required to be given to any shareholder, such notice need not be given to the shareholder if:

         (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

         (b) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period, have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                                   ARTICLE V

                                    OFFICERS

         Section 1. General. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect or appoint a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers and agents as may be deemed necessary or advisable from time to time, all of whom shall also be officers. Two offices may be held by the same person.

         Section 2. Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

         Section 3. Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

         Section 4. Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

         Section 5. Chairman of the Board. The Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation and shall preside when present at all meetings of the Board of Directors and, with the approval of the President, may preside at meetings of the shareholders. He shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

         Section 6. President. In the absence of a Chairman of the Board, the President shall be the ranking and chief executive officer of the Corporation and shall have the duties and responsibilities, and the authority and power, of the Chairman of the Board. The President shall be the chief operating officer of the Corporation and, subject to the provisions of these By-Laws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of shareholders, except when the Chairman of the Board presides with the approval of the President and as may otherwise be provided by statute, and, in the absence of any other person designated thereto by these By-Laws, at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of





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Directors and the shareholders are carried into effect.  He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief operating officer of a corporation, except as otherwise provided in these By-Laws.

         Section 7. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

         Section 8. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

         Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

         Section 10. Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.





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         Section 11.      Treasurer.  The Treasurer shall have the custody of
the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.
If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

         Section 12. Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

         Section 13. Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

         Section 14. Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.





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
                                   ARTICLE VI

                                INDEMNIFICATION

         Section 1. Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all of such persons being hereafter referred to in this Article as a "Corporate Functionary"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


         Section 3. Determination of Right to Indemnification. Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made
(i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the shareholders.

         Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI (including the dismissal of a proceeding without prejudice or the settlement of a proceeding without admission of liability), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 5. Prepaid Expenses. Expenses incurred by a Corporate Functionary in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the





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Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 6. Right to Indemnification upon Application; Procedure upon Application. Any indemnification of a Corporate Functionary under Sections 2, 3 or 4, or any advance of expenses under Section 5, of this Article VI shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under Sections 2, 3 or 5 of this Article VI, a determination is reasonably and promptly made by the Board of Directors by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, that such Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If there are no such directors, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article VI shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         Section 7. Other Rights and Remedies. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification and/or advancement of expenses may be entitled under any other provision of these By-Laws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these By-Laws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a Corporate Functionary to indemnification or advancement of expenses.

         Section 8. Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or the Delaware General Corporation Law.

         Section 9. Mergers. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent





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
corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 10. Savings Provision. If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

                                  ARTICLE VII

                        CERTIFICATES REPRESENTING STOCK

         Section 1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in
Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

         Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.
When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim





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that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

         Section 4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         Section 5. Record Date. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted, and

              (i) not more than 50 days nor less than 10 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,

             (ii) not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the shareholders in writing to corporate action without a meeting, or

            (iii) not more than 50 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the shareholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or other lawful action of the corporation, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If the Board of Directors does not order the stock transfer books closed, or fix in advance a record date, as above provided, then the record date for the determination of shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or for the determination of shareholders for any proper purpose shall be 30 days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.





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                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

         Section 4. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

         These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-Laws be contained in the notice of such special meeting.





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
                                 CERTIFICATION



         I, Tim D. Torno, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the By-Laws of Ultrak, Inc. adopted by its Board of Directors as of _____________, 1995.



                                                   _________________________
                                                   Tim D. Torno, Secretary





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                                                                         ANNEX J

                                  ARTICLE 113

                               DISSENTERS' RIGHTS

                                     PART I

                      RIGHT OF DISSENT--PAYMENT FOR SHARES

         7-113-101        DEFINITIONS.--For purposes of this article:

         (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

         (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

         (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

         7-113-102        RIGHT TO DISSENT.--(1)   A shareholder, whether or
not entitled to vote, is entitled to dissent and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

         (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

         (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired.

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

         (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of:

         (a) An amendment to the articles of incorporation that materially and adversely affects rights in respect of the shares because it:

         (I)     Alters or abolishes a preferential right of the shares; or

         (II) Creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

         (b) An amendment to the articles of incorporation that affects rights in respect of the shares because it:

         (I) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (II) Reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         7-113-103        DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1)  A
record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if;

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         7-113-201        NOTICE OF DISSENTERS' RIGHTS.--(1)  If a proposed
corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

         7-113-202        NOTICE OF INTENT TO DEMAND PAYMENT.--(1)  If a
proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

         (b)     Not vote the shares in favor of the proposed corporate action.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

         7-113-203        DISSENTERS' NOTICE.--(1) If a proposed corporate
action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

         (g)     Be accompanied by a copy of this article.

         7-113-204        PROCEDURE TO DEMAND PAYMENT.--(1)  A shareholder who
is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-102(2)(d), duly completed, or may be stated in another writing; and

         (b)     Deposit the shareholder's certificates for certificated shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the Shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

         7-113-205        UNCERTIFICATED SHARES.-- (1)  Upon receipt of a
demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

         7-113-206        PAYMENT.--(1)  Except as provided in section
7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c)     An explanation of how the interest was calculated;

         (d)     A statement of the dissenter's right to demand payment under section 7-113-209; and

         (e)     A copy of this article.

         7-113-207        FAILURE TO TAKE ACTION.--(1)  If the effective date
of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

         7-113-208        SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.--(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

         7-113-209        PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT
OR OFFER.--(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3

                          JUDICIAL APPRAISAL OF SHARES

         7-113-301        COURT ACTION.--(1)  If a demand for payment under
section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

         7-113-302        COURT COSTS AND COUNSEL FEES.-- (1)  The court in an
appraisal proceeding commenced under section 7-311-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

         (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                      ___________________________________

                                     PROXY

         The undersigned hereby (1) acknowledges receipt of the Notice of the Special Meeting of Shareholders of Diamond Electronics, Inc. (herein sometimes called the "Company") to be held on May ___, 1995 at __________________________, Indianapolis, Indiana, at _______ a.m., local time;
and (2) appoints H. Charles Koehler and William Muirhead, III, and each of them, with power of substitution, as his proxies to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Special Meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:

         a. A proposal to approve and adopt that certain Agreement and Plan of Reorganization, dated April 28, 1995, by and among Diamond, Ultrak, Inc., a Colorado corporation ("Ultrak"), Diamond Purchasing Corp., a Texas corporation and wholly-owned subsidiary of Ultrak ("Ultrak Subsidiary"), and the following shareholders of Diamond: Richard M. Tompkins, John W. Biddinger, Robert N. Davies, H. Charles Koehler, and William Muirhead, III, pursuant to which (i) Ultrak Subsidiary would merge (the "Merger") with and into Diamond,
(ii) Diamond would become a wholly-owned subsidiary of Ultrak, and (iii) each outstanding share of common stock, no par value, of Diamond would be converted into the right to receive shares of common stock, no par value, of Ultrak (or cash for small amounts of stock) pursuant to the formula described therein.

             [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

         b. In the discretion of the proxies, as to any other business that may properly come before the Special Meeting or any adjournment thereof.

              THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO
            SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                     MATTERS SPECIFICALLY REFERRED TO ABOVE

         The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF THE COMPANY.


Dated: May ____, 1995              __________________________________________

                                   __________________________________________
                                   (Print Name and Title, if applicable)

                                   Please date this Proxy and sign your name exactly as it appears on your stock certificate. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer.

                                   Please date, sign, and mail this Proxy in the enclosed envelope.

                                    PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS/PROXY STATEMENT

ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Article 3-101.5 of the Colorado Corporation Code provides that any director, officer, employee or agent of a Colorado corporation may be indemnified against judgments, settlements, penalties, fines and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that such conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, he may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory. The Registrant's Articles of Incorporation provide for indemnification of its present and former directors, employees and agents to the fullest extent provided by Article 3-101.5.

       Colorado corporations are also authorized to obtain insurance to protect a person who is or was a director, officer, employee, fiduciary, or agent of a Colorado corporation from certain liabilities, including liabilities against which the corporation cannot indemnify its directors, officers, employees, or agents.


ITEM 21.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a)     EXHIBITS


Exhibit No.    Item
- -----------    ----
**2.1          Agreement and Plan of Reorganization dated April 28, 1995 (the
               "Agreement"), among Ultrak, Inc. ("Ultrak"), Diamond
               Electronics, Inc.  ("Diamond"), Diamond Purchasing Corp., and
               certain shareholders of Diamond  (the Agreement and Exhibits
               1.01(a) and (b) thereto are included as Annex A to the
               Prospectus/Proxy Statement)

**3.1          Articles of Incorporation of Ultrak, as amended through December
               17, 1993 (included as Annex E to the Prospectus/Proxy Statement)

**3.2          Bylaws of Ultrak, as amended through March 10, 1995 (included as
               Annex F to the Prospectus/ Proxy Statement)

**5.1          Legal opinion of Gardere & Wynne, L.L.P.

**8.1          Legal opinion of Leagre & Barnes

**10.1         Loan Agreement, dated as of July 20, 1992, between Ultrak, CCTV
               Source International, Inc. and Loss Prevention Electronics
               Corporation and Petrus Fund, L.P.

**10.2         Financing and Security Agreement, dated as of September 24,
               1993, by and among NationsBank of Texas, N.A., Ultrak, Loss
               Prevention Electronics Corporation, CCTV Source International,
               Inc., and Dental Vision Direct, Inc. (with Guaranty by
               Individual executed by George K. Broady, for the benefit of NationsBank of Texas, N.A.)

**10.3 First Amendment to Loan Agreement, dated as of October 4, 1993, between Ultrak, CCTV Source International, Inc. and Loss
               Prevention Electronics Corporation, and Petrus Fund, L.P. (with related Restated Revolving Credit Note)

**10.4         Second Amendment to Warrant Purchase Agreement, dated as of
               October 4, 1993, between Ultrak, George K. Broady, and Petrus
               Fund, L.P.



**10.5         Security Agreement, dated as of October 4, 1993, between Exxis
               Technologies, Inc. and Petrus Fund, L.P.

**10.6         Security Agreement, dated as of October 4, 1993, between Dental
               Vision Direct, Inc. and Petrus Fund, L.P.

**10.7         Ultrak 1988 Non-Qualified Stock Option Agreement

**10.8         Amendment No. 2 to Ultrak, Inc. 1988 Non-Qualified Stock Option
               Plan

**10.9         Warrant Purchase Agreement, dated as of July 20, 1992, between
               Ultrak, George K. Broady and Petrus Fund, L.P.

**10.10        Warrant to Purchase Ultrak Common Stock issued to Judith A.
               Schindler

**10.11 First Amendment to Financing and Security Agreement, dated effective October 31, 1994, by and among NationsBank of Texas, N.A., Ultrak, Loss Prevention Electronics Corporation, CCTV
               Source International, Inc. and Dental Vision Direct, Inc.

**10.12 Second Amendment to Loan Agreement, executed November 11, 1994, to be effective as of October 4, 1994, by and between Ultrak and Petrus Fund, L.P.

**10.13        Third Amendment to Warrant Purchase Agreement, executed November
               11, 1994 to be effective as of October 4, 1994, by and among Ultrak, George K. Broady and Petrus Fund, L.P.

**10.14        Letter Agreement among Ultrak, Risheq and JAK Pacific Video
               Warranty and Repair Services, Inc. ("JAK") regarding Ultrak's purchase and option to purchase JAK's common stock, dated as of April 5, 1994

**10.15        Employment Agreement between Ultrak and James D. Pritchett

**10.16        Employment Agreement between Ultrak and Tim D. Torno

**11           Computation of Per Share Data

**21           List of Ultrak's Subsidiaries

 *23.1         Consent of Grant Thornton, LLP, dated June 21, 1995

 *23.2         Consent of Norman, Jones, Enlow & Co., dated June 21, 1995

**23.3         Consent of Gardere & Wynne, L.L.P. (to be included in Exhibit
               5.1)

**23.4         Consent of Leagre & Barnes


_______________

*  Filed herewith
** Filed previously

        (b)    FINANCIAL STATEMENT SCHEDULES

               The following financial statement schedules of Ultrak are included in Part II of this Registration Statement:

               Report of Independent Accountants to Financial Statement
Schedules

               Schedule II - Valuation and Qualifying Accounts

               All other schedules are omitted because they are inapplicable or the information is included in Ultrak's Consolidated Financial Statements or Notes thereto.

ITEM 22.       UNDERTAKINGS.


         (a)   The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in
Item 20 of the Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 21st day of June, 1995.


                                  ULTRAK, INC.



                                  By:   /s/ George K. Broady George K.
                                        Broady, Chief Executive Officer
                                        and President




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons and in the capacities indicated on June 21, 1995.


 /s/ George K. Broady                                       Chairman of the Board, Chief Executive
George K. Broady                                            Officer, President, and Director (Principal
                                                            Executive Officer)

       *                                                    Executive Vice President, Chief Operating
James D. Pritchett                                          Officer, and Director

       *                                                    Secretary-Treasurer and Chief Financial
Tim D. Torno                                                Officer (Principal Financial Officer and
                                                            Principal Accounting Officer)

       *                                                    Director
William C. Lee


_______________________                                     Director
Charles C. Neal


_______________________                                     Director
Robert F. Sexton

*By: /s/ GEORGE K. BROADY
         George K. Broady
         Attorney-In-Fact

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                 ON SCHEDULES


Board of Directors
Ultrak, Inc.

        In connection with our audits of the consolidated financial statements of Ultrak, Inc. and Subsidiaries referred to in our report dated February 17, 1995, we have also audited Schedule II for the three years in the period ended December 31, 1994. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.


GRANT THORNTON LLP

Dallas, Texas
February 17, 1995

                                                                    SCHEDULE II

                        ULTRAK, INC. AND SUBSIDIARIES

                      VALUATION AND QUALIFYING ACCOUNTS
                Years ended December 31, 1994, 1993, and 1992

                                                                       Balance at                                        Balance at
                                                                       beginning       Charge to                           end
           Description                                                 of period       operations      Deductions(1)     of period
           -----------                                                 ----------      ----------      -------------     ---------
Year ended December 31, 1994
  Allowance for doubtful accounts . . . . . . . . . . . . . . . . . .    $213,607        $532,344        $(422,179)       $323,772
                                                                         ========        ========        =========        ========
Year ended December 31, 1993
  Allowance for doubtful accounts . . . . . . . . . . . . . . . . . .    $135,105        $228,814        $(150,312)       $213,607
                                                                         ========        ========        =========        ========

Year ended December 31, 1992
  Allowance for doubtful accounts . . . . . . . . . . . . . . . . . .    $ 61,976        $287,669        $(214,540)       $135,105
                                                                         ========        ========        =========        ========

Notes
- -----
(1) Accounts written off.

                              INDEX TO EXHIBITS


Exhibit No.    Item
- -----------    ----
**2.1          Agreement and Plan of Reorganization dated April 28, 1995 (the
               "Agreement"), among Ultrak, Inc. ("Ultrak"), Diamond
               Electronics, Inc.  ("Diamond"), Diamond Purchasing Corp., and
               certain shareholders of Diamond  (the Agreement and Exhibits
               1.01(a) and (b) thereto are included as Annex A to the
               Prospectus/Proxy Statement)

**3.1          Articles of Incorporation of Ultrak, as amended through December
               17, 1993 (included as Annex E to the Prospectus/Proxy Statement)

**3.2          Bylaws of Ultrak, as amended through March 10, 1995 (included as
               Annex F to the Prospectus/ Proxy Statement)

**5.1          Legal opinion of Gardere & Wynne, L.L.P.

**8.1          Legal opinion of Leagre & Barnes

**10.1         Loan Agreement, dated as of July 20, 1992, between Ultrak, CCTV
               Source International, Inc. and Loss Prevention Electronics
               Corporation and Petrus Fund, L.P.

**10.2         Financing and Security Agreement, dated as of September 24,
               1993, by and among NationsBank of Texas, N.A., Ultrak, Loss
               Prevention Electronics Corporation, CCTV Source International,
               Inc., and Dental Vision Direct, Inc. (with Guaranty by
               Individual executed by George K. Broady, for the benefit of NationsBank of Texas, N.A.)

**10.3 First Amendment to Loan Agreement, dated as of October 4, 1993, between Ultrak, CCTV Source International, Inc. and Loss
               Prevention Electronics Corporation, and Petrus Fund, L.P. (with related Restated Revolving Credit Note)

**10.4         Second Amendment to Warrant Purchase Agreement, dated as of
               October 4, 1993, between Ultrak, George K. Broady, and Petrus
               Fund, L.P.

**10.5         Security Agreement, dated as of October 4, 1993, between Exxis
               Technologies, Inc. and Petrus Fund, L.P.

**10.6         Security Agreement, dated as of October 4, 1993, between Dental
               Vision Direct, Inc. and Petrus Fund, L.P.

**10.7         Ultrak 1988 Non-Qualified Stock Option Agreement

**10.8         Amendment No. 2 to Ultrak, Inc. 1988 Non-Qualified Stock Option
               Plan

**10.9         Warrant Purchase Agreement, dated as of July 20, 1992, between
               Ultrak, George K. Broady and Petrus Fund, L.P.

**10.10        Warrant to Purchase Ultrak Common Stock issued to Judith A.
               Schindler

**10.11 First Amendment to Financing and Security Agreement, dated effective October 31, 1994, by and among NationsBank of Texas, N.A., Ultrak, Loss Prevention Electronics Corporation, CCTV
               Source International, Inc. and Dental Vision Direct, Inc.

**10.12 Second Amendment to Loan Agreement, executed November 11, 1994, to be effective as of October 4, 1994, by and between Ultrak and Petrus Fund, L.P.

**10.13        Third Amendment to Warrant Purchase Agreement, executed November
               11, 1994 to be effective as of October 4, 1994, by and among Ultrak, George K. Broady and Petrus Fund, L.P.

**10.14        Letter Agreement among Ultrak, Risheq and JAK Pacific Video
               Warranty and Repair Services, Inc. ("JAK") regarding Ultrak's purchase and option to purchase JAK's common stock, dated as of April 5, 1994

**10.15        Employment Agreement between Ultrak and James D. Pritchett

**10.16        Employment Agreement between Ultrak and Tim D. Torno

**11           Computation of Per Share Data

**21           List of Ultrak's Subsidiaries

 *23.1         Consent of Grant Thornton, LLP, dated June 21, 1995

 *23.2         Consent of Norman, Jones, Enlow & Co., dated June 21, 1995

**23.3         Consent of Gardere & Wynne, L.L.P. (to be included in Exhibit
               5.1)

**23.4         Consent of Leagre & Barnes

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______________
 * Filed herewith
** Filed previously